As filed with the Securities and Exchange Commission on October 14, 2014

File Nos. 811-05028

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 353	☒

PIMCO Funds

(Exact name of Registrant as Specified in Charter)

650 Newport Center Drive

Newport Beach, California 92660

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code:

(866) 746-2606

Robert W. Helm, Esq. Brendan C. Fox, Esq. Dechert LLP 1900 K Street, N.W. Washington, D.C. 20006	Brent R. Harris Pacific Investment Management Company LLC 650 Newport Center Drive Newport Beach, California 92660

(Name and Address of Agent for Service)

It is intended that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPLANATORY NOTE

This Amendment No. 353 to the Registration Statement of PIMCO Funds (the “Trust” or the “Registrant”) on Form N-1A (File No. 811-05028) (the “Registration Statement”) is being filed to make changes to the Trust’s Amendment No. 344 under the Investment Company Act of 1940, as amended, as filed on July 25, 2014, as pertaining to the PIMCO Asset-Backed Securities Portfolio, PIMCO High Yield Portfolio, PIMCO International Portfolio, PIMCO Investment Grade Corporate Portfolio, PIMCO Long Duration Corporate Bond Portfolio, PIMCO Low Duration Portfolio, PIMCO Moderate Duration Portfolio, PIMCO Real Return Portfolio, PIMCO Senior Floating Rate Portfolio, PIMCO Short-Term Portfolio and PIMCO Short-Term Floating NAV Portfolio III, each a series of the Trust’s Private Account Portfolio Series. This filing amends, and is not intended to otherwise supersede or affect, the Offering Memoranda and Offering Memorandum Supplements of the Trust’s Private Account Portfolio Series, as filed on July 25, 2014, as they relate to other series of the Trust’s Private Account Portfolio Series, which are incorporated herein by reference.

The shares of beneficial interest in the Private Account Portfolio Series are not registered under the Securities Act of 1933, as amended (the “1933 Act”), because such shares will be issued by the Registrant solely in private placement transactions that do not involve any “public offering” within the meaning of the 1933 Act. Shares of the Private Account Portfolio Series may be purchased only by clients of Pacific Investment Management Company LLC (“PIMCO”), including separately managed private accounts and investment companies registered under the Investment Company Act of 1940 (the “1940 Act”) and other funds, who are “accredited investors,” as defined in Regulation D under the 1933 Act, and either (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) under the 1933 Act. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the 1933 Act.

Offering Memorandum

Private Account Portfolio Series

This cover is not part of the Offering Memorandum. The Portfolio issues shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the "Securities Act''). The enclosed Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act. This Offering Memorandum is intended for use only by the person to whom it has been issued. Reproduction of this Offering Memorandum is prohibited. Neither the Securities and Exchange Commission nor the U.S. Commodity Futures Trading Commission has approved or disapproved these securities, or determined if this Offering Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

July 31, 2014 (as amended October 14, 2014)

SHORT TERM PORTFOLIOS
PIMCO Low Duration Portfolio
PIMCO Short-Term Portfolio
PIMCO Short-Term Floating NAV Portfolio II
PIMCO Moderate Duration Portfolio
US GOVERNMENT PORTFOLIO
PIMCO U.S. Government Sector Portfolio
MORTGAGE PORTFOLIO
PIMCO Mortgage Portfolio
ASSET-BACKED PORTFOLIO
PIMCO Asset-Backed Securities Portfolio
CORPORATE PORTFOLIOS
PIMCO Investment Grade Corporate Portfolio
PIMCO High Yield Portfolio
PIMCO Long Duration Corporate Bond Portfolio
MUNICIPAL PORTFOLIO
PIMCO Municipal Sector Portfolio
INTERNATIONAL PORTFOLIOS
PIMCO International Portfolio
PIMCO Emerging Markets Portfolio
PIMCO Developing Local Markets Portfolio
SPECIALTY PORTFOLIOS
PIMCO Real Return Portfolio
PIMCO FX Strategy Portfolio
PIMCO Senior Floating Rate Portfolio

Portfolio Summaries
PIMCO Asset-Backed Securities Portfolio
PIMCO Developing Local Markets Portfolio
PIMCO Emerging Markets Portfolio
PIMCO FX Strategy Portfolio
PIMCO High Yield Portfolio
PIMCO International Portfolio
PIMCO Investment Grade Corporate Portfolio
PIMCO Long Duration Corporate Bond Portfolio
PIMCO Low Duration Portfolio
PIMCO Moderate Duration Portfolio
PIMCO Mortgage Portfolio
PIMCO Municipal Sector Portfolio
PIMCO Real Return Portfolio
PIMCO Senior Floating Rate Portfolio
PIMCO Short-Term Portfolio
PIMCO Short-Term Floating NAV Portfolio II
PIMCO U.S. Government Sector Portfolio
Summary of Other Important Information Regarding Portfolio Shares

Description of Principal Risks

Disclosure of Portfolio Holdings

Management of the Portfolios

Purchases, Redemptions and Exchanges

How Portfolio Shares Are Priced

Portfolio Distributions

Tax Consequences

Investment Restrictions

Portfolio Transactions and Brokerage

Characteristics and Risks of Securities and Investment Techniques

Financial Highlights

Appendix A-Description of Securities Ratings

PIMCO Asset-Backed Securities Portfolio

Investment Objective

The Portfolio seeks maximum total return, consistent with prudent investment management.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.05%
Other Expenses[1]	0.06%
Total Annual Portfolio Operating Expenses[2]	0.11%
[1]

"Other Expenses" reflect interest expense.  Interest expense results from the Portfolio's use of certain investments such as reverse repurchase agreements.  Such expense is required to be treated as a Portfolio expense for accounting purposes and is not payable to PIMCO.  Any interest expense amount will vary based on the Portfolio's use of those investments as an investment strategy best suited to seek the objective of the Portfolio.

[2]	Total Annual Portfolio Operating Expenses excluding interest expense is 0.05%.

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$11	$35	$62	$141

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of asset-backed securities of varying maturities, which may be represented by options, futures contracts, or swap agreements. Assets not invested in asset-backed securities may be invested in other types of Fixed Income Instruments. "Fixed Income Instruments" includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. Generally, such investments will be used to cover forward exposure and have an aggregate duration that normally will not exceed one year. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates.

The average duration of the Portfolio varies based on the strategy currently being used by Pacific Investment Management Company LLC ("PIMCO") in managing the assets of the Portfolio within the overall PIMCO private account management program.

The Portfolio may invest without limitation in high yield asset-backed securities (including mortgage-related securities) ("junk bonds") rated below Baa by Moody's Investors Services, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Ratings Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality. Assets not invested in asset-backed securities will be rated investment grade. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated. The Portfolio may not invest in securities of issuers that are economically tied to emerging market countries.

The Portfolio may purchase investments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Daniel J. Ivascyn. Mr. Ivascyn is Group Chief Investment Officer and Managing Director of PIMCO and he has managed the Portfolio since its inception in October 2000.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page 18 of this Offering Memorandum.

PIMCO Developing Local Markets Portfolio

Investment Objective

The Portfolio seeks maximum total return, consistent with preservation of capital and prudent investment management.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.12%
Total Annual Portfolio Operating Expenses	0.12%

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$12	$39	$68	$154

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in currencies of, or in Fixed Income Instruments denominated in the currencies of, developing markets. "Fixed Income Instruments" includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. The Portfolio defines a "developing market" as any non-U.S. country, excluding those countries that have been classified by the World Bank as high-income OECD economies for the past five consecutive years. The Portfolio's investments in currencies or Fixed Income Instruments may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. The Portfolio may, but is not required to, hedge its exposure to non-U.S. currencies. Assets not invested in currencies or securities denominated in currencies of non-U.S. countries described above may be invested in other types of Fixed Income Instruments.

The Portfolio may invest in the currencies and Fixed Income Instruments of emerging market countries. Pacific Investment Management Company LLC ("PIMCO") has broad discretion to identify countries that it considers to qualify as emerging markets. In making investments in emerging market securities, the Portfolio emphasizes those countries with relatively low gross national product per capita and with the potential for rapid economic growth. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. PIMCO will select the country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, and any other specific factors it believes to be relevant. The Portfolio may invest in securities whose return is based on the return of an emerging market, such as a derivative instrument, rather than investing directly in securities of issuers from emerging markets.

The average duration of the Portfolio varies based on the strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates.

The Portfolio may invest substantially all of its assets in high yield securities ("junk bonds") rated Caa or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality, subject to a maximum of 10% of total assets in securities rated Caa. The Portfolio is non-diversified, which means it may invest its assets in a smaller number of issuers than a diversified Portfolio.

The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase or sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Javier Romo. Mr. Romo is a Senior Vice President of PIMCO and he has managed the Portfolio since October 2012.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page 18 of this Offering Memorandum.

PIMCO Emerging Markets Portfolio

Investment Objective

The Portfolio seeks maximum total return, consistent with prudent investment management.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.12%
Total Annual Portfolio Operating Expenses	0.12%

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$12	$39	$68	$154

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of Fixed Income Instruments that economically are tied to emerging market countries, which may be represented by options, futures contracts, swap agreements, or mortgage- or asset-backed securities. "Fixed Income Instruments" includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. Pacific Investment Management Company LLC ("PIMCO") generally considers an instrument to be economically tied to an emerging market country if the issuer or guarantor is a government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government), if the issuer or guarantor is organized under the laws of an emerging market country, or if the currency of settlement of the security is a currency of an emerging market country. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries.

PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In making investments in emerging market securities, the Portfolio emphasizes those countries with relatively low gross national product per capita and with the potential for rapid economic growth. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. PIMCO will select the country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, and any other specific factors it believes to be relevant. The Portfolio may invest in securities whose return is based on the return of an emerging market, such as a derivative instrument, rather than investing directly in securities of issuers from emerging markets.

The average duration of the Portfolio varies based on the strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates.

The Portfolio may invest substantially all of its assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality, subject to a maximum of 25% of its total assets in securities rated B. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified Portfolio.

The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Javier Romo. Mr. Romo is a Senior Vice President of PIMCO and he has managed the Portfolio since October 2012.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page 18 of this Offering Memorandum.

PIMCO FX Strategy Portfolio

Investment Objective

The Portfolio seeks maximum total return, consistent with prudent investment management.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.05%
Total Annual Portfolio Operating Expenses	0.05%

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$5	$16	$28	$64

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances in foreign (non-U.S.) currency positions backed by a portfolio of money market securities. The Portfolio may invest up to 50% of its total assets in positions related to a single foreign (non-U.S.) currency. The Portfolio's investments may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. The Portfolio may, but is not required to, hedge its exposure to foreign (non-U.S.) currencies.

 The Portfolio seeks to identify and exploit inefficiencies and opportunities present in global currency markets by using both quantitative and qualitative approaches while seeking to manage downside risk using risk hedging techniques. Pacific Investment Management Company LLC ("PIMCO") will select the currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, and any other specific factors it believes to be relevant. The Portfolio primarily gains currency exposure by investing in currency forwards, futures contracts and options, money market securities and other instruments. The Portfolio may seek to minimize downside risk by utilizing risk hedging techniques, including the use of derivative instruments.

The Portfolio may invest in investment grade securities rated Baa3 or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality, subject to other restrictions described herein. The Portfolio may obtain foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) without limitation. The Portfolio may invest in the currencies of emerging market countries, as well as instruments whose return is based on the return of one or more emerging market currencies. The Portfolio may invest, without limitation, in securities and instruments of non-U.S. issuers, subject to other restrictions described herein. The average duration of the Portfolio will vary based on PIMCO's forecast for interest rates and will normally not exceed one year. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates.

The Portfolio may purchase investments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Vineer Bhansali, Rich Clarida and Thomas Kressin. Dr. Bhansali is a Managing Director of PIMCO. Mr. Clarida is an Executive Vice President of PIMCO. Mr. Kressin is a Senior Vice President of PIMCO. Messrs. Bhansali, Clarida and Kressin have managed the Portfolio since October 2010.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page 18 of this Offering Memorandum.

PIMCO High Yield Portfolio

Investment Objective

The Portfolio seeks maximum total return, consistent with prudent investment management.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.05%
Other Expenses[1]	0.22%
Interest Expense	0.21%
Miscellaneous Expenses	0.01%
Total Annual Portfolio Operating Expenses[2]	0.27%
[1]

"Other Expenses" reflect interest expense and dividends paid on borrowed securities. Interest expense results from the Portfolio's use of certain investments such as reverse repurchase agreements. Dividends paid on borrowed securities are an expense of short sales. Such expenses are required to be treated as a Portfolio expense for accounting purposes and are not payable to PIMCO. Any interest expense amount or dividends paid on securities sold short will vary based on the Portfolio's use of those investments as an investment strategy best suited to seek the objective of the Portfolio.

[2]	Total Annual Portfolio Operating Expenses excluding interest expense and dividends paid on borrowed securities is 0.05%.

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$28	$87	$152	$343

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a diversified portfolio of high yield securities ("junk bonds"), which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements, rated below investment grade by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by Pacific Investment Management Company LLC ("PIMCO") to be of comparable quality. The Portfolio may invest up to 20% of its total assets in securities rated below B by Moody's, or equivalently rated by S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality. Assets not invested in high yield securities may be invested in investment grade Fixed Income Instruments. "Fixed Income Instruments" includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.

The average duration of the Portfolio varies based on the strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates.

The Portfolio may invest without limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio will normally limit its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 20% of its total assets. The Portfolio may invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity).

The Portfolio may invest, without limitation, in derivative instruments, such as options, futures contracts, or swap agreements, subject to applicable law and any other limitations described in this Offering Memorandum or the Offering Memorandum Supplement, and may purchase instruments on an extended settlement basis. The Portfolio may invest all of its assets in mortgage- or asset-backed securities. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Christian Stracke. Mr. Stracke is a Managing Director of PIMCO and he has managed the Portfolio since June 2010.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page 18 of this Offering Memorandum.

PIMCO International Portfolio

Investment Objective

The Portfolio seeks maximum total return, consistent with prudent investment management.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.12%
Total Annual Portfolio Operating Expenses	0.12%

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$12	$39	$68	$154

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its net assets in a portfolio of Fixed Income Instruments of non-U.S. issuers, representing at least three non-U.S. countries or currencies, which may be represented by options, futures contracts, swap agreements, or mortgage- or asset-backed securities. "Fixed Income Instruments" includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. These securities may be denominated in non-U.S. currencies, baskets of non-U.S. currencies, or the U.S. dollar. The Portfolio may invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity). The Portfolio will normally limit its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 25% of its total assets. Assets not invested in non-U.S. Fixed Income Instruments may be invested in U.S. Fixed Income Instruments.

The Portfolio may invest in the PIMCO International Portfolio Subsidiary LLC, a wholly-owned subsidiary of the Portfolio organized under the laws of the state of Delaware. The PIMCO International Subsidiary LLC is referred to herein as the "Subsidiary." The Subsidiary is advised by PIMCO and primarily invests in Japanese government bonds, finance bills and treasury bills.

Pacific Investment Management Company LLC ("PIMCO") selects the Portfolio's non-U.S. country and currency compositions based on an evaluation of relative interest rates, exchange rates, monetary and fiscal policies, trade and current account balances, and any other factors PIMCO believes to be relevant.

The average duration of the Portfolio varies based on the strategy currently being used by PIMCO in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates.

The Portfolio may invest only in investment grade securities. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified Portfolio.

The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is jointly managed by Andrew Balls, Sachin Gupta and Lorenzo Pagani. Mr. Balls is CIO Global and a Managing Director of PIMCO. Mr. Gupta is an Executive Vice President of PIMCO. Dr. Pagani is a Managing Director of PIMCO. Messrs. Balls and Gupta and Dr. Pagani have jointly managed the Portfolio since September 2014.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page  18 of this Offering Memorandum.

PIMCO Investment Grade Corporate Portfolio

Investment Objective

The Portfolio seeks maximum total return, consistent with prudent investment management.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.05%
Total Annual Portfolio Operating Expenses	0.05%

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$5	$16	$28	$64

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of investment grade corporate fixed income investments of varying maturities, which may be represented by options, futures contracts, or swap agreements.

Assets not invested in corporate fixed income securities may be invested in other types of Fixed Income Instruments. "Fixed Income Instruments" includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private sector entities.

The average duration of the Portfolio varies based on the strategy currently being used by Pacific Investment Management Company LLC ("PIMCO") in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates.

The Portfolio invests primarily in investment grade debt securities. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated and may only invest up to 5% of its total assets in securities of issuers that are economically tied to emerging market countries. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified Portfolio.

The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Mark Kiesel. Mr. Kiesel is CIO Global Credit and Managing Director of PIMCO and he has managed the Portfolio since its inception in October 2006.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page 18 of this Offering Memorandum.

PIMCO Long Duration Corporate Bond Portfolio

Investment Objective

The Portfolio seeks maximum total return, consistent with prudent investment management.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.05%
Total Annual Portfolio Operating Expenses	0.05%

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$5	$16	$28	$64

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of corporate Fixed Income Instruments, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. "Fixed Income Instruments" includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.

The average duration of the Portfolio varies based on the strategy currently being used by Pacific Investment Management Company LLC ("PIMCO") in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates. In addition, the dollar-weighted average maturity of the Portfolio, under normal circumstances, is expected to be more than 10 years.

The Portfolio invests primarily in investment grade debt securities. The Portfolio may invest up to 30% of its total assets in securities denominated in foreign currencies, and may invest up to 35% of its total assets in non-U.S. issuers. The Portfolio will normally hedge its exposure to non-U.S. dollar-denominated securities or currencies to reduce the risk of loss due to fluctuations in exchange rates. The Portfolio may invest up to 15% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity). The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified Portfolio.

The Portfolio may invest, without limitation, in forwards or derivatives, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities, subject to applicable law and any other limitations described in this Offering Memorandum or the Offering Memorandum Supplement, and may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 5% of its total assets in preferred stocks.

Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Mark Kiesel. Mr. Kiesel is CIO Global Credit and Managing Director of PIMCO and he has managed the Portfolio since its inception in December 2008.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page 18 of this Offering Memorandum.

PIMCO Low Duration Portfolio

Investment Objective

The Portfolio seeks to provide income, consistent with the preservation of capital and prudent investment management.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.05%
Total Annual Portfolio Operating Expenses	0.05%

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$5	$16	$28	$64

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of "Fixed Income Instruments" of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. "Fixed Income Instruments" include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. The average portfolio duration of this Portfolio will vary based on Pacific Investment Management Company LLC's ("PIMCO") forecast for interest rates and will normally vary within plus half a year of the portfolio duration of the securities comprising the Barclays 1-3 Year U.S. Government/Credit Bond Index, which as of June 30, 2013 was 1.91 years. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates.

The Portfolio may invest substantially all of its assets in investment grade debt securities rated Baa or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Ratings Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality. The Portfolio may invest up to 15% of its total assets in securities denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio will normally limit its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 5% of its total assets. The Portfolio may invest up to 5% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity).

The Portfolio may invest, without limitation, in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities, subject to applicable law and any other limitations described in this Offering Memorandum or the Offering Memorandum Supplement. The Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Saumil Parikh. Mr. Parikh is a Managing Director of PIMCO, and he has managed the Portfolio since May 2012.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page  18 of this Offering Memorandum.

PIMCO Moderate Duration Portfolio

Investment Objective

The Portfolio seeks to provide income, consistent with the preservation of capital and prudent investment management.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.05%
Total Annual Portfolio Operating Expenses	0.05%

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$5	$16	$28	$64

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. "Fixed Income Instruments" include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. The average portfolio duration of this Portfolio will vary based on Pacific Investment Management Company LLC's ("PIMCO") forecast for interest rates and will normally vary within plus half a year of the portfolio duration of the securities comprising the Barclays Intermediate Aggregate Bond Index, which as of June 30, 2013 was 4.03, or 4.25 years (whichever is shorter). Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates.

The Portfolio may invest substantially all of its assets in investment grade debt securities rated Baa or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Ratings Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality. The Portfolio may invest up to 15% of its total assets in securities denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio will normally limit its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 5% of its total assets. The Portfolio may invest up to 5% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity).

The Portfolio may invest, without limitation, in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities, subject to applicable law and any other limitations described in this Offering Memorandum or the Offering Memorandum Supplement. The Portfolio may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Saumil Parikh. Mr. Parikh is a Managing Director of PIMCO and he has managed the Portfolio since its inception in July 2012.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page 18 of this Offering Memorandum.

PIMCO Mortgage Portfolio

Investment Objective

The Portfolio seeks maximum total return, consistent with prudent investment management.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.05%
Total Annual Portfolio Operating Expenses	0.05%

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$5	$16	$28	$64

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a diversified portfolio of mortgage-related securities of varying maturities, which may be represented by options, futures contracts, swap agreements, or asset backed securities. Assets not invested in mortgage-related securities may be invested in other types of Fixed Income Instruments. "Fixed Income Instruments" includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. Generally, such investments will be used to cover forward exposure and have an aggregate duration that normally will not exceed one year. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates.

The average duration of the Portfolio varies based on the strategy currently being used by Pacific Investment Management Company LLC ("PIMCO") in managing the assets of the Portfolio within the overall PIMCO private account management program.

The Portfolio invests primarily in investment grade securities, but may invest up to 5% of its total assets in mortgage-related high yield instruments ("junk bonds") rated below Baa by Moody's Investors Services, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Ratings Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated. The Portfolio may not invest in securities of issuers that are economically tied to emerging market countries.

The Portfolio may invest without limitation in any issue of mortgage-related securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities and in any single issuer of such securities. The Portfolio may only invest up to 5% of its total assets in each issue of non-U.S. Government Securities and will not invest more than 10% of its total assets in any single issuer of such securities.

The Portfolio may purchase investments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

Investment Adviser/Portfolio Manager

 PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is jointly managed by Michael Cudzil and Daniel Hyman. Messrs. Cudzil and Hyman are Executive Vice Presidents of PIMCO and have co-managed the Portfolio since January 2013.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page 18 of this Offering Memorandum.

PIMCO Municipal Sector Portfolio

Investment Objective

The Portfolio seeks maximum total return, consistent with prudent investment management.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.05%
Other Expenses[1]	0.01%
Total Annual Portfolio Operating Expenses[2]	0.06%
[1]

"Other Expenses" reflect interest expense.  Interest expense results from the Portfolio's use of certain investments such as reverse repurchase agreements.  Such expense is required to be treated as a Portfolio expense for accounting purposes and is not payable to PIMCO.  Any interest expense amount will vary based on the Portfolio's use of those investments as an investment strategy best suited to seek the objective of the Portfolio.

[2]	Total Annual Portfolio Operating Expenses excluding interest expense is 0.05%.

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$6	$19	$34	$77

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of fixed income securities of varying maturities issued by or on behalf of states and local governments and their agencies, authorities and other instrumentalities ("Municipal Securities"), or in instruments that provide exposure to the Municipal Securities sector, such as options, futures contracts, or swap agreements. Assets not invested in Municipal Securities may be invested in other types of Fixed Income Instruments. "Fixed Income Instruments" includes, bonds, debt securities and other similar instruments issued by various U.S. and non- U.S. public- or private-sector entities. The Portfolio may also invest in securities issued by entities whose underlying assets are Municipal Securities, including without limitation, residual interest bonds.

Although the Portfolio primarily invests in Municipal Securities or instruments providing exposure to Municipal Securities, the Portfolio does not seek to minimize taxable income and realized capital gains, and, consequently, the Portfolio may generate substantial taxable income and gains. A portion of the Portfolio's distributions may also be subject to alternative minimum tax. The Portfolio may invest more than 25% of its total assets in bonds of issuers in California and New York. The Portfolio may also invest 25% or more of its total assets in Municipal Securities that finance similar projects, such as those relating to education, health care, housing, transportation, and utilities, and 25% or more of its total assets in industrial development bonds.

The average duration of the Portfolio varies based on the strategy currently being used by Pacific Investment Management Company LLC ("PIMCO") in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates. The Portfolio will seek income that is high relative to prevailing rates from Municipal Securities. Capital appreciation, if any, generally arises from decreases in interest rates or improving credit fundamentals for a particular state, municipality or issuer.

The Portfolio may invest only in investment grade securities. The Portfolio may also invest in options, futures contracts, and swap agreements, and purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Joe Deane. Mr. Deane is an Executive Vice President of PIMCO and he has managed the Portfolio since its inception in July 2011.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page 18 of this Offering Memorandum.

PIMCO Real Return Portfolio

Investment Objective

The Portfolio seeks maximum total return, consistent with prudent investment management.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.05%
Other Expenses[1]	0.01%
Total Annual Portfolio Operating Expenses[2]	0.06%
[1]

"Other Expenses" reflect interest expense.  Interest expense results from the Portfolio's use of certain investments such as reverse repurchase agreements.  Such expense is required to be treated as a Portfolio expense for accounting purposes and is not payable to PIMCO.  Any interest expense amount will vary based on the Portfolio's use of those investments as an investment strategy best suited to seek the objective of the Portfolio.

[2]	Total Annual Portfolio Operating Expenses excluding interest expense is 0.05%.

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$6	$19	$34	$77

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its net assets in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S. governments, their agencies or instrumentalities, and corporations, which may be represented by options, futures contracts, or swap agreements. Assets not invested in inflation-indexed bonds may be invested in other types of Fixed Income Instruments. "Fixed Income Instruments" includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.

Inflation-indexed bonds are fixed income securities that are structured to provide protection against inflation. The value of the bond's principal or the interest rate paid on the bond is adjusted to track changes in an official inflation measure. The U.S. Treasury uses the Consumer Price Index for Urban Consumers as the inflation measure. Inflation-indexed bonds issued by governments other than the United States are generally adjusted to reflect a comparable inflation index, calculated by that government.

The average duration of the Portfolio varies based on the strategy currently being used by Pacific Investment Management Company LLC ("PIMCO") in managing the assets of the Portfolio within the overall PIMCO private account management program. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates.

The Portfolio may invest only in investment grade securities. The Portfolio may invest up to 20% of its total assets in securities denominated in non-U.S. currencies, and may invest beyond this limit in U.S. dollar-denominated securities of non-U.S. issuers. The Portfolio may not invest in securities of issuers that are economically tied to emerging market countries. The Portfolio will normally limit its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 20% of its total assets. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified Portfolio.

The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Mihir Worah. Mr. Worah is CIO Real Return and Asset Allocation and Managing Director of PIMCO, and he has managed the Portfolio since December 2007.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page 18 of this Offering Memorandum.

PIMCO Senior Floating Rate Portfolio

Investment Objective

The Portfolio seeks a high level of current income, consistent with prudent investment management.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.05%
Total Annual Portfolio Operating Expenses	0.05%

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$5	$16	$28	$64

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a diversified portfolio of floating or adjustable rate senior secured loans, senior corporate debt and other senior Fixed Income Instruments that effectively enable the Portfolio to achieve a floating rate of income. "Fixed Income Instruments" include bank loans, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. entities. The Portfolio may also invest in fixed-rate Fixed Income Instruments, including those with respect to which the Portfolio has entered into derivative instruments to effectively convert the fixed-rate interest payments into floating-rate interest payments.

The Portfolio may invest in both investment grade securities and high yield securities ("junk bonds") and may primarily invest its assets in below investment grade securities subject to a maximum of 5% of its total assets in securities rated below Caa by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality. The Portfolio may invest up to 10% of its total assets in securities and instruments of issuers economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity). The Portfolio may also invest up to 20% of its total assets in securities denominated in foreign currencies and in U.S. dollar-denominated securities of foreign issuers. The Portfolio will normally limit its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 5% of its total assets.

The Portfolio may invest in derivative instruments, such as credit default swap and total return swap agreements, interest rate swaps, futures and options. The Portfolio may purchase or sell securities on a when issued, delayed delivery or forward commitment basis, including currency forwards, and may engage in short sales.

The average portfolio duration of the Portfolio will vary based on PIMCO's forecast for interest rates and will normally vary within one year (plus or minus) of the portfolio duration of the securities comprising the J.P. Morgan BB/B Leveraged Loan Index, as calculated by PIMCO, which was less than 1 year as of June 30, 2014.  Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates.

Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Elizabeth O. MacLean. Ms. MacLean is an Executive Vice President of PIMCO and she has managed the Portfolio since its inception in April 2011.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page 18 of this Offering Memorandum.

PIMCO Short-Term Portfolio

Investment Objective

The Portfolio seeks maximum total return, consistent with preservation of capital and liquidity.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.05%
Other Expenses[1]	0.06%
Total Annual Portfolio Operating Expenses[2]	0.11%
[1]

"Other Expenses" reflect interest expense.  Interest expense results from the Portfolio's use of certain investments such as reverse repurchase agreements.  Such expense is required to be treated as a Portfolio expense for accounting purposes and is not payable to PIMCO.  Any interest expense amount will vary based on the Portfolio's use of those investments as an investment strategy best suited to seek the objective of the Portfolio.

[2]	Total Annual Portfolio Operating Expenses excluding interest expense is 0.05%.

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$11	$35	$62	$141

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities,which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. "Fixed Income Instruments" includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.

The average duration of the Portfolio will vary based on Pacific Investment Management Company LLC's ("PIMCO") forecast for interest rates and will normally not exceed one year. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates. In addition, the dollar-weighted average maturity of the Portfolio, under normal circumstances, is not expected to exceed three years.

The Portfolio may invest only in investment grade securities. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated and may only invest up to 5% of its total assets in securities and instruments that are economically tied to emerging market countries.

The Portfolio may invest in options, futures contracts, swap agreements, or mortgage- or asset-backed securities, and purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Daniel J. Ivascyn. Mr. Ivascyn is Group Chief Investment Officer and Managing Director of PIMCO and he has managed the Portfolio since its inception in November 2006.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page 18 of this Offering Memorandum.

PIMCO Short-Term Floating NAV Portfolio II

Investment Objective

The Portfolio seeks maximum current income, consistent with preservation of capital and daily liquidity.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.05%
Total Annual Portfolio Operating Expenses	0.05%

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$5	$16	$28	$64

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards. "Fixed Income Instruments" includes bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.

The average duration of the Portfolio will vary based on Pacific Investment Management Company LLC's ("PIMCO") forecast for interest rates and will normally not exceed 180 days. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates. In addition, the dollar-weighted average maturity of the Portfolio, under normal circumstances, is not expected to exceed one year.

The Portfolio may invest only in investment grade securities. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated.

The Portfolio may invest in mortgage- or asset-backed securities and purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Jerome Schneider. Mr. Schneider is a Managing Director of PIMCO, and he has managed the Portfolio since March 2010.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page 18 of this Offering Memorandum.

PIMCO U.S. Government Sector Portfolio

Investment Objective

The Portfolio seeks maximum total return, consistent with prudent investment management.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.05%
Total Annual Portfolio Operating Expenses	0.05%

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$5	$16	$28	$64

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 80% of its assets in a portfolio of U.S. Government Securities of varying maturities, or in securities that provide exposure to the U.S. Government Securities sector, such as options, futures contracts, swap agreements, or mortgage-backed securities. Assets not invested in U.S. Government Securities may be invested in other types of Fixed Income Instruments. "Fixed Income Instruments" includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. Generally, such investments will be used to cover forward exposure and have an aggregate duration that normally will not exceed one year. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates.

The average duration of the Portfolio varies based on the strategy currently being used by Pacific Investment Management Company LLC ("PIMCO") in managing the assets of the Portfolio within the overall PIMCO private account management program.

The Portfolio may invest only in investment grade securities. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated. The Portfolio may not invest in securities of issuers that are economically tied to emerging market countries. The Portfolio is non-diversified, which means that it may invest its assets in a smaller number of issuers than a diversified Portfolio.

The Portfolio may purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls). The Portfolio may also invest up to 10% of its total assets in preferred stocks.

Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Stephen Rodosky. Mr. Rodosky is a Managing Director of PIMCO, and he has managed the Portfolio since July 2007.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page 18 of this Offering Memorandum.

Summary of Other Important Information Regarding Portfolio Shares

Purchase and Sale of Portfolio Shares

Shares of the Portfolios may be purchased only by clients of Pacific Investment Management Company LLC ("PIMCO"), including separately managed private accounts and investment companies registered under the Investment Company Act of 1940 ("1940 Act") and other funds, who are "accredited investors," as defined in Regulation D under the Securities Act, and either (i) "qualified purchasers," as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) "qualified institutional buyers," as defined in Rule 144A(a)(1) of the Securities Act. PIMCO, acting as agent for its clients, will effect all purchases/redemptions of shares of the Portfolios for those clients. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.

Shares of the Portfolios are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in this Offering Memorandum.

Tax Information

A Portfolio's distributions are generally taxable as ordinary income, capital gains, or a combination of the two. Distributions paid by a Portfolio that are properly designated as "exempt interest dividends" normally will be exempt from federal income taxes, but may not be exempt from the federal alternative minimum tax.

Description of Principal Risks

The value of your investment in a Portfolio changes with the values of that Portfolio's investments. Many factors can affect those values. The factors that are most likely to have a material effect on a particular Portfolio's holdings as a whole are called "principal risks." This section describes the principal risks of investing in each Portfolio. Each Portfolio may be subject to additional risks other than those described below because the types of investments made by a Portfolio can change over time. Securities and investment techniques mentioned in this summary that appear in bold type are described in greater detail under "Characteristics and Risks of Securities and Investment Techniques." That section and "Investment Objectives and Policies" in the Offering Memorandum Supplement also include more information about the Portfolios, their investments and the related risks. There is no guarantee that a Portfolio will be able to achieve its investment objective. It is possible to lose money by investing in a Portfolio.

Interest Rate Risk

Interest rate risk is the risk that fixed income securities and other instruments in a Portfolio's portfolio will decline in value because of an increase in interest rates. As nominal interest rates rise, the value of certain fixed income securities held by a Portfolio is likely to decrease. A nominal interest rate can be described as the sum of a real interest rate and an expected inflation rate. Interest rate changes can be sudden and unpredictable, and the Portfolio may lose money as a result of movements in interest rates. A Portfolio may not be able to hedge against changes in interest rates or may choose not to do so for cost or other reasons. In addition, any hedges may not work as intended.

Fixed income securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations. The values of equity and other non-fixed income securities may also decline due to fluctuations in interest rates. Inflation-indexed bonds, including Treasury Inflation-Protected Securities ("TIPS"), decline in value when real interest rates rise. In certain interest rate environments, such as when real interest rates are rising faster than nominal interest rates, inflation-indexed bonds may experience greater losses than other fixed income securities with similar durations.

Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. Inverse floating rate securities may decrease in value if interest rates increase. Inverse floating rate securities may also exhibit greater price volatility than a fixed rate obligation with similar credit quality. When a Portfolio holds variable or floating rate securities, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the net asset value of the Portfolio's shares.

A wide variety of factors can cause interest rates to rise (e.g., central bank monetary policies, inflation rates, general economic conditions, etc.). This is especially true under current economic conditions because interest rates are at historically low levels. Thus, the Portfolios currently face a heightened level if interest rate risk, especially since the Federal Reserve Board has begun tapering its quantitative easing program.

Call Risk

Call risk refers to the possibility that an issuer may exercise its right to redeem a fixed income security earlier than expected (a call). Issuers may call outstanding securities prior to their maturity for a number of reasons (e.g., declining interest rates, changes in credit spreads and improvements in the issuer's credit quality). If an issuer calls a security in which the Portfolio has invested, the Portfolio may not recoup the full amount of its initial investment and may be forced to reinvest in lower-yielding securities, securities with greater credit risks or securities with other, less favorable features.

Credit Risk

A Portfolio could lose money if the issuer or guarantor of a fixed income security (including a security purchased with securities lending collateral), or the counterparty to a derivatives contract, repurchase agreement or a loan of portfolio securities, is unable or unwilling, or is perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. The downgrade of the credit of a security held by a Portfolio may decrease its value. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings. Municipal bonds are subject to the risk that litigation, legislation or other political events, local business or economic conditions, or the bankruptcy of the issuer could have a significant effect on an issuer's ability to make payments of principal and/or interest.

Senior Debt Risk

Because it invests in below-investment grade senior debt, the PIMCO Senior Floating Rate Portfolio may be subject to greater levels of credit risk than funds that do not invest in such debt. The PIMCO Senior Floating Rate Portfolio may also be subject to greater levels of liquidity risk than funds that do not invest in senior debt. In addition, the senior debt in which a Portfolio invests may not be listed on any exchange and the secondary market for such debt may be comparatively illiquid relative to markets for other fixed income securities. Consequently, obtaining valuations for such senior debt may be more difficult than obtaining valuations for more actively traded securities. Restrictions on transfers in loan agreements, a lack of publicly-available information and other factors may, in certain instances, make senior debt more difficult to sell at an advantageous time or price than other types of securities or instruments. Additionally, if the issuer of senior debt prepays, the PIMCO Senior Floating Rate Portfolio will have to reinvest the proceeds in other senior debt or similar instruments that may pay lower interest rates.

High Yield Risk

Each Portfolio, except the PIMCO FX Strategy, PIMCO International, PIMCO Investment Grade Corporate, PIMCO Long Duration Corporate Bond, PIMCO Low Duration, PIMCO Moderate Duration, PIMCO Municipal Sector, PIMCO Real Return, PIMCO Short-Term, PIMCO Short-Term Floating NAV II and PIMCO U.S. Government Sector Portfolios, may invest in high yield securities and unrated securities of similar credit quality (commonly known as "junk bonds") and may be subject to greater levels of credit, call and liquidity risk than Portfolios that do not invest in such securities. These securities are considered predominately speculative with respect to the issuer's continuing ability to make principal and interest payments, and may be more volatile than higher-rated securities of similar maturity. An economic downturn, period of rising interest rates or individual corporate developments could adversely affect the market for high yield securities and reduce these Portfolios' ability to sell these securities at an advantageous time or price. In particular, junk bonds are often issued by smaller, less creditworthy companies or by highly levered (indebted) companies, which are generally less able than more financially stable companies to make scheduled payments of interest and principal. High yield securities structured as zero-coupon bonds or pay-in-kind securities tend to be especially volatile as they are particularly sensitive to downward pricing pressures from rising interest rates or widening spreads and may require the Portfolio to make taxable distributions of imputed income without receiving the actual cash currency. If the issuer of a security is in default with respect to interest or principal payments, the Portfolio may lose its entire investment. Issuers of high yield securities may have the right to "call" or redeem the issue prior to maturity, which may result in the Portfolio having to reinvest its proceeds in securities paying a lower interest rate. Also, junk bonds tend to be less marketable (i.e., less liquid) than higher-rated securities because the market for them is not as broad or active, high yield issuances may be smaller than investment grade issuances and less public information is typically available about high yield securities. Because of the risks involved in investing in high yield securities, an investment in the Portfolio that invests in such securities should be considered speculative.

Market Risk

The market price of securities owned by a Portfolio may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security may decline due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, adverse changes to credit markets or adverse investor sentiment generally. The value of a security may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously. Equity securities generally have greater price volatility than fixed income securities. Credit ratings downgrades may also negatively affect securities held by the Portfolio. Even when markets perform well, there is no assurance that the investments held by a Portfolio will increase in value along with the broader market. In addition, market risk includes the risk that geopolitical events will disrupt the economy on a national or global level. For instance, terrorism, market manipulation, government defaults, government shutdowns, and natural/environmental disasters can all negatively impact the securities markets, which could cause the Portfolios to lose value. Any market disruptions could also prevent a Portfolio from executing advantageous investment decisions in a timely manner. Portfolios that have focused their investments in a region enduring geopolitical market disruption will face higher risks of loss. Thus, investors should closely monitor current market conditions to determine whether a specific Portfolio meets their individual financial needs and tolerance for risk.

Current market conditions may pose heightened risks with respect to Portfolios that invest in fixed income securities. As discussed more under "Interest Rate Risk," the U.S. is experiencing historically low interest rate levels. However, continued economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the risk that interest rates will rise in the near future. Any future interest rate increases could cause the value of any Portfolio that invests in fixed income securities to decrease. As such, the fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk. If rising interest rates cause a Portfolio to lose enough value, the Portfolio could also face increased shareholder redemptions, which could force the Portfolio to liquidate investments at disadvantageous times or prices, therefore adversely affecting the Portfolio.

Exchanges and securities markets may close early, close late or issue trading halts on specific securities, which may result in, among other things, a Portfolio being unable to buy or sell certain securities or financial instruments at an advantageous time or accurately price its portfolio investments.

Issuer Risk

The value of a security owned by a Portfolio may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer may affect securities markets as a whole.

Liquidity Risk

Liquidity risk exists when particular investments are difficult to purchase or sell. Illiquid securities are securities that cannot be disposed of within seven days in the ordinary course of business at approximately the value at which the Portfolio has valued the securities. Illiquid securities may become harder to value, especially in changing markets. A Portfolio's investments in illiquid securities may reduce the returns of the Portfolio because it may be unable to sell the illiquid securities at an advantageous time or price, which could prevent the Portfolio from taking advantage of other investment opportunities. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. Bond markets have consistently grown over the past three decades while the capacity for traditional dealer counterparties to engage in fixed income trading has not kept pace and in some cases has decreased. As a result, dealer inventories of corporate bonds, which provide a core indication of the ability of financial intermediaries to "make markets," are at or near historic lows in relation to market size. Because market makers provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets. Such issues may be exacerbated during periods of economic uncertainty.

In such cases, a Portfolio, due to limitations on investments in illiquid securities and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector. To the extent that a Portfolio's principal investment strategies involve securities of companies with smaller market capitalizations, foreign (non-U.S.) securities, Rule 144A securities, illiquid sectors of fixed income securities, derivatives or securities with substantial market and/or credit risk, the Portfolio will tend to have the greatest exposure to liquidity risk. Further, fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity. Finally, liquidity risk also refers to the risk of unusually high redemption requests or other unusual market conditions that may make it difficult for a Portfolio to fully honor redemption requests within the allowable time period. Meeting such redemption requests could require a Portfolio to sell securities at reduced prices or under unfavorable conditions, which would reduce the value of the Portfolio. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as a Portfolio, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure.

Derivatives Risk

Derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The various derivative instruments that the Portfolio may use are referenced under "Characteristics and Risks of Securities and Investment Techniques—Derivatives" in this prospectus and described in more detail under "Investment Objectives and Policies" in the Statement of Additional Information. The Portfolio typically uses derivatives as a substitute for taking a position in the underlying asset and/or as part of strategies designed to gain exposure to, for example, issuers, portions of the yield curve, indices, sectors, currencies, and/or geographic regions, and/or to reduce exposure to other risks, such as interest rate or currency risk. The Portfolio may also use derivatives for leverage, in which case their use would involve leveraging risk, and in some cases, may subject the Portfolio to the potential for unlimited loss. The use of derivatives may cause the Portfolio's investment returns to be impacted by the performance of securities the Portfolio does not own and result in the Portfolio's total investment exposure exceeding the value of its portfolio.

The Portfolio's use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks described elsewhere in this section, such as liquidity risk (which may be heightened for highly customized derivatives), interest rate risk, market risk, credit risk and management risk, as well as risks arising from changes in margin requirements. They also involve the risk of mispricing or improper valuation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. By investing in a derivative instrument, the Portfolio could lose more than the principal amount invested and derivatives may increase the volatility of the Portfolio, especially in unusual or extreme market conditions. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial or that, if used, such strategies will be successful. In addition, the Portfolio's use of derivatives may increase or accelerate the amount of taxes payable by shareholders.

Participation in the markets for derivative instruments involves investment risks and transaction costs to which the Portfolio may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If the Portfolio incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, the Portfolio might have been in a better position if the Portfolio had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments, it is important to consider that certain derivative transactions may be modified or terminated only by mutual consent of the Portfolio and its counterparty. Therefore, it may not be possible for the Portfolio to modify, terminate, or offset the Portfolio's obligations or the Portfolio's exposure to the risks associated with a derivative transaction prior to its scheduled termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Portfolio. In such case, the Portfolio may lose money.

Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, appropriate derivative transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, the Portfolio may wish to retain the Portfolio's position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found. When such markets are unavailable, the Portfolio will be subject to increased liquidity and investment risk.

When a derivative is used as a hedge against a position that the Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. Although hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Portfolio's hedging transactions will be effective.

The regulation of the derivatives markets has increased over the last few years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness of the Portfolio's derivative transactions and cause the Portfolio to lose value.

Equity Risk

Equity securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Equity securities also include, among other things, preferred stocks, convertible stocks and warrants. The values of equity securities, such as common stocks and preferred stocks, may decline due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. Equity securities generally have greater price volatility than fixed income securities. These risks are generally magnified in the case of equity investments in distressed companies.

Mortgage-Related and Other Asset-Backed Securities Risk

Mortgage-related and other asset-backed securities represent interests in "pools" of mortgages or other assets such as consumer loans or receivables held in trust and often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments. Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related securities, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, if a Portfolio holds mortgage-related securities, it may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Portfolio to lose money. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause an investing Portfolio to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. In addition, adjustable and fixed rate mortgage-related securities are subject to prepayment risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of a Portfolio because the Portfolio may have to reinvest that money at the lower prevailing interest rates. A Portfolio's investments in other asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed securities may be largely dependent upon the cash flows generated by the assets backing the securities, and asset-backed securities may not have the benefit of any security interest in the related assets.

Extension Risk

The issuer of a security held by a Portfolio (such as a mortgage-related or other asset-backed security) may under certain circumstances make principal payments on such security later than expected. This may occur, for example, when interest rates rise. Such later-than-expected principal payments decrease the value of the security held by a Portfolio. In addition, as payments are received later than expected, a Portfolio may miss the opportunity to reinvest in higher yielding securities.

Prepayment Risk

The issuer of a security held by a Portfolio (such as a mortgage-related or other asset-backed security) may under certain circumstances make principal payments on such security sooner than expected. This may occur, for example, when interest rates decline. Such sooner-than-expected principal payments may reduce the returns of a Portfolio because the Portfolio is forced to forego expected future interest payments on the principal amount paid back early and the Portfolio may be forced to reinvest the money it receives from such early payments at the lower prevailing interest rates. Additionally, the yield to maturity on an IO class of a stripped MBS ("SMBS") is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio's yield to maturity from these securities.

Privately Issued Mortgage-Related Securities Risk

There are no direct or indirect government or agency guarantees of payments in pools created by non-governmental issuers. Privately issued mortgage-related securities are also not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee.

Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in a Portfolio's portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

Foreign (Non-U.S.) Investment Risk

A Portfolio that invests in foreign (non-U.S.) securities may experience more rapid and extreme changes in value than a Portfolio that invests exclusively in securities of U.S. companies. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign (non-U.S.) securities are usually not subject to the same degree of regulation as U.S. issuers. Reporting, accounting and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Also, nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect a Portfolio's investments in a foreign country. In the event of nationalization, expropriation or other confiscation, a Portfolio could lose its entire investment in foreign (non-U.S.) securities. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that a Portfolio invests a significant portion of its assets in a specific geographic region, the Portfolio will generally have more exposure to regional economic risks associated with foreign investments.

Emerging Markets Risk

Foreign (non-U.S.) investment risk may be particularly high to the extent a Portfolio, particularly the PIMCO Emerging Markets, PIMCO Developing Local Markets and PIMCO FX Strategy Portfolios, invests in emerging market securities. Emerging market securities may present market, credit, currency, liquidity, legal, political and other risks different from, and potentially greater than, the risks of investing in securities and instruments economically tied to developed foreign countries. To the extent the Portfolio invests in emerging market securities that are economically tied to a particular region, country or group of countries, the Portfolio may be more sensitive to adverse political or social events affecting that region, country or group of countries. Economic, business, political, or social instability may affect emerging market securities differently, and often more severely, than developed market securities. The Portfolio that focuses its investments in multiple asset classes of emerging market securities may have a limited ability to mitigate losses in an environment that is adverse to emerging market securities in general. Emerging market securities may also be more volatile, less liquid and more difficult to value than securities economically tied to developed foreign countries. The systems and procedures for trading and settlement of securities in emerging markets are less developed and less transparent and transactions may take longer to settle. Rising interest rates, combined with widening credit spreads, could negatively impact the value of emerging market debt and increase funding costs for foreign issuers. In such a scenario, foreign issuers might not be able to service their debt obligations, the market for emerging market debt could suffer from reduced liquidity, and any investing Portfolio could lose money.

Currency Risk

If a Portfolio invests directly in foreign (non-U.S.) currencies or in securities that trade in, and receive revenues in, foreign (non-U.S.) currencies, or in derivatives that provide exposure to foreign (non-U.S.) currencies, it will be subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged.

Currency rates in foreign countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the United States or abroad. As a result, a Portfolio's investments in foreign currency-denominated securities may reduce the returns of the Portfolio.

Currency risk may be particularly high to the extent that a Portfolio, particularly the PIMCO FX Strategy Portfolio, invests in foreign (non-U.S.) currencies or engages in foreign currency transactions that are economically tied to emerging market countries. These currency transactions may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed foreign (non-U.S.) currencies or engaging in foreign currency transactions that are economically tied to developed foreign countries.

Issuer Non-Diversification Risk

Focusing investments in a small number of issuers increases risk. Each Portfolio, except for the PIMCO Asset-Backed Securities, PIMCO FX Strategy, PIMCO High Yield, PIMCO Low Duration, PIMCO Moderate Duration, PIMCO Mortgage, PIMCO Municipal Sector, PIMCO Real Return, PIMCO Senior Floating Rate, PIMCO Short-Term and PIMCO Short Term Floating NAV II Portfolios, is "non-diversified," which means that it may invest a greater percentage of their assets in the securities of a single issuer (such as bonds issued by a particular state) than the diversified Portfolios. Portfolios that invest in a relatively small number of issuers are more susceptible to risks associated with a single economic, political or regulatory occurrence than a more diversified portfolio might be. Some of those issuers also may present substantial credit or other risks.

Leveraging Risk

Certain transactions may give rise to a form of leverage. Such transactions may include, among others, reverse repurchase agreements, loans of portfolio securities and the use of when-issued, delayed delivery or forward commitment transactions. The use of derivatives may also create leveraging risk. In accordance with federal securities laws, rules and staff positions, PIMCO will mitigate its leveraging risk by segregating or "earmarking" liquid assets or otherwise covering transactions that may give rise to such risk. The Portfolios also may be exposed to leveraging risk by borrowing money for investment purposes. Leveraging may cause a Portfolio to liquidate portfolio positions to satisfy its obligations or to meet segregation or "earmarking" requirements when it may not be advantageous to do so. Leveraging, including borrowing, may cause a Portfolio to be more volatile than if the Portfolio had not been leveraged. This is because leveraging tends to exaggerate the effect of any increase or decrease in the value of a Portfolio's securities. Certain types of leveraging transactions, such as short sales that are not "against the box," could theoretically be subject to unlimited losses in cases where a Portfolio, for any reason, is unable to close out the transaction. In addition, to the extent a Portfolio borrows money, interest costs on such borrowings may not be recovered by any appreciation of the securities purchased with the borrowed amounts and could exceed the Portfolio's investment returns, resulting in greater losses.

Management Risk

Each Portfolio and the Subsidiary are subject to management risk because they are actively managed investment portfolios. PIMCO and the portfolio managers will apply investment techniques and risk analyses in making investment decisions for the Portfolios and the Subsidiary, as applicable, but there can be no guarantee that these decisions will produce the desired results. Additionally, legislative, regulatory, or tax restrictions, policies or developments may affect the investment techniques available to PIMCO and each individual portfolio manager in connection with managing the Portfolios and the Subsidiary, as applicable, and may also adversely affect the ability of the Portfolios and the Subsidiary, as applicable, to achieve their investment objectives. There also can be no assurance that all of the personnel of PIMCO will continue to be associated with PIMCO for any length of time. The loss of services of one or more key employees of PIMCO could have an adverse impact on the Portfolios' and the Subsidiary's, as applicable, ability to realize their investment objectives.

California State-Specific Risk

Because the PIMCO Municipal Sector Portfolio may concentrate its investments in California Municipal Securities, the Portfolio may be affected significantly by economic, regulatory or political developments affecting the ability of California issuers to pay interest or repay principal. Certain issuers of California Municipal Bonds have experienced serious financial difficulties in the past and reoccurrence of these difficulties may impair the ability of certain California issuers to pay principal or interest on their obligations. Provisions of the California Constitution and State statutes which limit the taxing and spending authority of California governmental entities may impair the ability of California issuers to pay principal and/or interest on their obligations. While California's economy is broad, it does have major concentrations in high technology, aerospace and defense-related manufacturing, trade, entertainment, real estate and financial services, and may be sensitive to economic problems affecting those industries. Future California political and economic developments, constitutional amendments, legislative measures, executive orders, administrative regulations, litigation and voter initiatives could have an adverse effect on the debt obligations of California issuers.

New York State-Specific Risk

Because the PIMCO Municipal Sector Portfolio may concentrate its investments in New York Municipal Securities, the Portfolio may be affected significantly by economic, regulatory or political developments affecting the ability of New York issuers to pay interest or repay principal. While New York's economy is broad, it does have concentrations in the financial services industry, and may be sensitive to economic problems affecting that industry. Certain issuers of New York municipal bonds have experienced serious financial difficulties in the past and reoccurrence of these difficulties may impair the ability of certain New York issuers to pay principal or interest on their obligations. The financial health of New York City affects that of the State, and when New York City experiences financial difficulty it may have an adverse affect on New York municipal bonds held by the Portfolio. The growth rate of New York has at times been somewhat slower than the nation overall. The economic and financial condition of New York also may be affected by various financial, social, economic and political factors.

Municipal Project-Specific Risk

The PIMCO Municipal Sector Portfolio may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of specific projects (such as those relating to education, health care, housing, transportation, and utilities), industrial development bonds, or in general obligation bonds, particularly if there is a large concentration from issuers in a single state. This is because the value of municipal securities can be significantly affected by the political, economic, legal, and legislative realities of the particular issuer's locality or municipal sector events. In addition, a significant restructuring of federal income tax rates or even serious discussion on the topic in Congress could cause municipal bond prices to fall. The demand for municipal securities is strongly influenced by the value of tax-exempt income to investors. Lower income tax rates could reduce the advantage of owning municipal securities. Similarly, changes to state or federal regulation tied to a specific sector, such as the hospital sector, could have an impact on the revenue stream for a given subset of the market.

Municipal securities are also subject to interest rate, credit, and liquidity risk.

Interest Rate Risk. The value of municipal securities, similar to other fixed income securities, will likely drop as interest rates rise in the general market. Conversely, when rates decline, bond prices generally rise.

Credit Risk. The risk that a borrower may be unable to make interest or principal payments when they are due. Portfolios that invest in municipal securities rely on the ability of the issuer to service its debt. This subjects a Portfolio to credit risk in that the municipal issuer may be fiscally unstable or exposed to large liabilities that could impair its ability to honor its obligations. Municipal issuers with significant debt service requirements, in the near-to mid-term; unrated issuers and those with less capital and liquidity to absorb additional expenses may be most at risk. A Portfolio that invests in lower quality or high yield municipal securities may be more sensitive to the adverse credit events in the municipal market. The treatment of municipalities in bankruptcy is more uncertain, and potentially more adverse to debt holders, than for corporate issues.

Liquidity Risk. The risk that investors may have difficulty finding a buyer when they seek to sell, and therefore, may be forced to sell at a discount to the market value. Liquidity may sometimes be impaired in the municipal market and Portfolios that primarily invest in municipal securities may find it difficult to purchase or sell such securities at opportune times. Liquidity can be impaired due to interest rate concerns, credit events, or general supply and demand imbalances. These adverse developments sometimes cause a Portfolio to endure higher redemption rates. Depending on the particular issuer and current economic conditions, municipal securities could be deemed more volatile investments.

In addition to general municipal market risks, different municipal sectors may face different risks. For instance, general obligation bonds are secured by the full faith, credit, and taxing power of the municipality issuing the obligation. As such, timely payment depends on the municipality's ability to raise tax revenue and maintain a fiscally sound budget. The timely payments may also be influenced by any unfunded pension liabilities or other post-employee benefit plan (OPEB) liabilities.

Revenue bonds are secured by special tax revenues or other revenue sources. If the specified revenues do not materialize, then the bonds may not be repaid.

Private activity bonds are yet another type of municipal security. Municipalities use private activity bonds to finance the development of industrial facilities for use by private enterprise. Principal and interest payments are to be made by the private enterprise benefitting from the development, which means that the holder of the bond is exposed to the risk that the private issuer may default on the bond.

Moral obligation bonds are usually issued by special purpose public entities. If the public entity defaults, repayment becomes a "moral obligation" instead of a legal one. The lack of a legally enforceable right to payment in the event of default poses a special risk for a holder of the bond because it has little or no ability to seek recourse in the event of default.

Municipal notes are similar to general municipal debt obligations, but they generally possess shorter terms. Municipal notes can be used to provide interim financing and may not be repaid if anticipated revenues are not realized.

While the PIMCO Municipal Sector Portfolio intends to acquire debt securities whose interest is exempt from regular federal income tax, there are risks that a security issued as tax-exempt may, as a result of a determination made by either the Internal Revenue Service (the "IRS") or a state tax authority, be taxable. Additionally, future legislation, administrative, or common law actions could adversely impact the characterization of income derived from a tax-exempt debt security as free from federal income tax. Such a determination or action could cause interest derived from an affected debt security to become taxable, possibly retroactively, subjecting you to an increased tax liability.

Subsidiary Risk

By investing in the Subsidiary, the PIMCO International Portfolio is indirectly exposed to the risks associated with the Subsidiary's investments. The securities and other investments held by the Subsidiary are generally similar to those that are permitted to be held by the Portfolio, and are subject to the same risks that apply to similar investments if held directly by the Portfolio. These risks are described elsewhere in this Offering Memorandum. There can be no assurance that the investment objective of the Portfolio or the Subsidiary will be achieved.

The Subsidiary is not registered under the 1940 Act, and, unless otherwise noted in this Offering Memorandum, is not subject to all the investor protections of the 1940 Act. In addition, changes in the laws of the United States and/or Japan could result in the inability of the Portfolio and/or the Subsidiary to operate as described in this Offering Memorandum and the Offering Memorandum Supplement and could adversely affect the Portfolio. Changes in the laws of the United States and/or Japan could adversely affect the performance of the Portfolio and/or the Subsidiary and result in the Portfolio underperforming its benchmark index(es).

Short Sale Risk

A Portfolio's short sales, if any, are subject to special risks. A short sale involves the sale by a Portfolio of a security that it does not own with the hope of purchasing the same security at a later date at a lower price. A Portfolio may also enter into a short position through a forward commitment or a short derivative position through a futures contract or swap agreement. If the price of the security or derivative has increased during this time, then the Portfolio will incur a loss equal to the increase in price from the time that the short sale was entered into plus any premiums and interest paid to the third party. Therefore, short sales involve the risk that losses may be exaggerated, potentially losing more money than the actual cost of the investment. By contrast, a loss on a long position arises from decreases in the value of the security and is limited by the fact that a security's value cannot decrease below zero.

By investing the proceeds received from selling securities short, a Portfolio could be deemed to be employing a form of leverage, which creates special risks. The use of leverage may increase a Portfolio's exposure to long securities positions and make any change in the Portfolio's NAV greater than it would be without the use of leverage. This could result in increased volatility of returns. There is no guarantee that any leveraging strategy a Portfolio employs will be successful during any period in which it is employed.

In times of unusual or adverse market, economic, regulatory or political conditions, a Portfolio may not be able, fully or partially, to implement its short selling strategy. Periods of unusual or adverse market, economic, regulatory or political conditions generally may exist for as long as six months and, in some cases, much longer.

Also, there is the risk that the third party to the short sale may fail to honor its contract terms, causing a loss to the Portfolio.

Disclosure of Portfolio Holdings

Please see "Disclosure of Portfolio Holdings" in the Offering Memorandum Supplement for information about the availability of the complete schedule of each Portfolio's holdings.

Management of the Portfolios

The business affairs of the Portfolios are managed under the direction of the Board of Trustees of PIMCO Funds (the "Trust"). Information about the Trustees and the Trust's executive officers is included in the Offering Memorandum Supplement under the heading "Management of the Trust."

Investment Adviser and Administrator

PIMCO serves as the investment adviser and the administrator (serving in its capacity as administrator, the "Administrator") for the Portfolios. Subject to the supervision of the Board of Trustees, PIMCO is responsible for managing the investment activities of the Portfolios and the Portfolios' business affairs and other administrative matters. PIMCO also serves as the investment adviser for the Subsidiary.

PIMCO is located at 650 Newport Center Drive, Newport Beach, CA 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to mutual funds. As of June 30, 2014, PIMCO had approximately $1.97 trillion in assets under management.

From time to time, PIMCO or its affiliates may pay investment consultants or their parent or affiliated companies for certain services including technology, operations, tax, or audit consulting services, and may pay such firms for PIMCO's attendance at investment forums sponsored by such firms or for various studies, surveys, or access to databases. Subject to applicable law, PIMCO and its affiliates may also provide investment advisory services to investment consultants and their affiliates and may execute brokerage transactions on behalf of the Portfolios with such investment consultants or their affiliates. These consultants or their affiliates may, in the ordinary course of their investment consultant business, recommend that their clients utilize PIMCO's investment advisory services or invest in the Portfolios or in other products sponsored by PIMCO and its affiliates.

Advisory Fees and Supervisory and Administrative Fees

Each Portfolio pays PIMCO an advisory fee in return for providing investment advisory services. Each Portfolio also pays PIMCO a supervisory and administrative fee for the supervisory and administrative services it requires under what is essentially an all-in fee structure. PIMCO, in turn, provides supervisory and administrative services for each Portfolio's shareholders and also bears the costs of various third-party services required by the Portfolios, including audit, custodial, portfolio accounting, legal, transfer agency and printing costs. Each Portfolio bears other expenses that are not covered under the supervisory and administrative fee which may vary and affect the total level of expenses paid by the Portfolio, such as taxes and governmental fees, brokerage fees, commissions and other transaction expenses, costs of borrowing money, including interest expenses, extraordinary expenses (such as litigation and indemnification expenses) and fees and expenses of the Trust's Independent Trustees and their counsel. PIMCO generally earns a profit on the supervisory and administrative fee. Also, under the terms of the supervision and administration agreement, PIMCO, and not Portfolio shareholders, would benefit from any price decreases in third-party services, including decreases resulting from an increase in net assets.

As discussed in the "Portfolio Summary-Principal Investment Strategies" section, the PIMCO International Portfolio may pursue its investment objective by investing in the Subsidiary. The Subsidiary has entered into a separate contract with PIMCO whereby PIMCO provides investment advisory and administrative services to the Subsidiary. The PIMCO International Portfolio Subsidiary LLC will not pay PIMCO a fee for advisory or administrative services.

The tables below show the advisory and supervisory and administrative fees for each Portfolio at an annual rate based upon the average daily net assets of the Portfolio. The Portfolios may incur additional fees and expenses that are not shown in the table, which include, but are not limited to, interest expense incurred as a result of investment management activities. These additional fees and expenses may be significant and you should refer to the Portfolios' annual and semi-annual reports to shareholders for information regarding the total ratio of expenses to average net assets.

The following table describes the advisory and supervisory and administrative fees you may pay if you buy and hold shares of the PIMCO Asset-Backed Securities, PIMCO FX Strategy, PIMCO High Yield, PIMCO Investment Grade Corporate, PIMCO Long Duration Corporate Bond, PIMCO Low Duration, PIMCO Moderate Duration, PIMCO Mortgage, PIMCO Municipal Sector, PIMCO Real Return, PIMCO Senior Floating Rate, PIMCO Short-Term, PIMCO Short-Term Floating NAV II, or PIMCO U.S. Government Sector Portfolios:

Shareholder Fees (fees paid directly from your investment): None

Annual Advisory and Supervisory and Administrative Fees (expenses that are deducted from Portfolio assets)

Advisory Fee	Supervisory and Administrative Fee	Total Annual Fees Paid to PIMCO
0.02%	0.03%	0.05%

The following table describes the advisory and supervisory and administrative fees you may pay if you buy and hold shares of the PIMCO Developing Local Markets, PIMCO Emerging Markets, or PIMCO International Portfolios:

Shareholder Fees (fees paid directly from your investment): None

Annual Advisory and Supervisory and Administrative Fees (expenses that are deducted from Portfolio assets)

Advisory Fee	Supervisory and Administrative Fee	Total Annual Fees Paid to PIMCO
0.02%	0.10%	0.12%

Individual Portfolio Managers

The following individuals have primary responsibility for managing each of the noted Portfolios.

Portfolio	Manager(s)	Since	Recent Professional Experience
PIMCO Asset-Backed Securities PIMCO Short-Term	Daniel J. Ivascyn	10/00* 11/06

Group Chief Investment Officer and Managing Director, PIMCO. Mr. Ivascyn joined PIMCO in 1998, previously having been associated with Bear Stearns in the asset-backed securities group, as well as T. Rowe Price and Fidelity Investments.

PIMCO Developing Local Markets PIMCO Emerging Markets	Javier Romo	10/12 10/12

Senior Vice President, PIMCO. Prior to joining PIMCO in 2011, Mr. Romo was a Vice President with Citigroup, where he focused on trading hard currency bonds and credit default swaps in Latin America. Earlier in his career he was an analyst at Sandell Asset Management in New York and before that a Vice President for Morgan Stanley focused on emerging markets trading and local markets strategy.

PIMCO FX Strategy	Vineer Bhansali**	10/10*

Managing Director, a portfolio manager, the firm-wide head of analytics for portfolio management, and a senior member of PIMCO's portfolio management group. Dr. Bhansali joined PIMCO in 2000, previously having been associated with Credit Suisse First Boston as a vice president in proprietary fixed-income trading.

	Rich Clarida**	10/10*

Executive Vice President, PIMCO's global strategic advisor and co-head of PIMCO's official institutional channel. Mr. Clarida joined PIMCO in 2006, previously having been the Assistant Secretary of the U.S. Department of Treasury.

	Thomas Kressin**	10/10*

Senior Vice President and head of the European foreign exchange desk in PIMCO's Munich office. From 2002 to 2009, Dr. Kressin was co-head of the global desk in PIMCO's Munich office. He joined Allianz  Global Investors in 1998 as a Portfolio Manager focused on international fixed income. Previously, Dr. Kressin supported the private client asset management division at Dresdner Bank, Berlin.

PIMCO High Yield	Christian Stracke	6/10

Managing Director, PIMCO. Mr. Stracke joined PIMCO in 2008 and is a member of PIMCO's Investment Committee and global head of the credit research group. Prior to joining PIMCO, he was a senior credit strategist at CreditSights and also held positions as head of Latin America fixed income strategy with Commerzbank Securities and head of Latin America local markets strategy with Deutsche Bank.

PIMCO International	Andrew Balls	9/14

CIO Global and Managing Director, PIMCO. He joined PIMCO in 2006 and is a member of the Investment Committee and head of European portfolio management. Prior to joining PIMCO, he spent eight years at the Financial Times, most recently as editor of the U.S. Lex column and as chief economics correspondent in Washington, D.C.

	Sachin Gupta	9/14

Executive Vice President, PIMCO. Mr. Gupta joined PIMCO in 2003. He has previously managed European LDI portfolios and served on the global portfolio management team in PIMCO's Singapore office. Mr. Gupta has focused on investments in government bonds, sovereign credit derivatives and interest rate derivatives across developed markets. Prior to joining PIMCO, Mr. Gupta was in the fixed income and currency derivatives group at ABN AMRO Bank. He has 17 years of investment experience and holds an MBA from XLRI, India.

	Lorenzo Pagani	9/14

Managing Director, PIMCO. Dr. Pagani joined PIMCO in 2004 and is a portfolio manager in PIMCO's Munich office and head of the European government bond and European rates desk. Prior to joining PIMCO, he was with the nuclear engineering department at the Massachusetts Institute of Technology and with Procter & Gamble in Italy.

PIMCO Investment Grade Corporate PIMCO Long Duration Corporate Bond	Mark Kiesel	10/06 12/08

CIO Global Credit and Managing Director, PIMCO. He is a member of the PIMCO Investment Committee, a generalist portfolio manager and the global head of corporate bond portfolio management. He has served as a portfolio manager, head of equity derivatives and as a senior Credit Analyst since joining PIMCO in 1996.

PIMCO Low Duration PIMCO Moderate Duration	Saumil Parikh	5/12* 7/12*

Managing Director, PIMCO. Mr. Parikh joined PIMCO in 2000 and is a generalist portfolio manager. He is head of macroeconomic research for North America and also serves as a member of the short-term mortgage and global specialist portfolio management teams. Prior to joining PIMCO, Mr. Parikh was a financial economist and market strategist as UBS Warburg.

PIMCO Mortgage	Michael Cudzil Daniel Hyman	1/13 1/13

Executive Vice President, PIMCO. Mr. Cudzil is a portfolio manager and mortgage specialist. Prior to joining PIMCO in 2012, he worked as a managing director and head of pass-through trading at Nomura.

Executive Vice President, PIMCO. Mr. Hyman is a portfolio manager focusing on mortgage-backed securities and derivatives. Prior to joining PIMCO in 2008, he was a vice president at Credit Suisse where he traded Agency pass-throughs.

PIMCO Municipal Sector	Joe Deane	7/11

Executive Vice President, PIMCO. Mr. Deane joined PIMCO in 2011 and is the head of the municipal bond portfolio management team. Prior to joining PIMCO, he served as Managing Director, Co-Head of the Tax-Exempt Department for Western Asset Management Company. Previously he was Managing Director, Head of Tax-Exempt Investments for Smith Barney/Citigroup Asset Management from 1993 to 2005.

PIMCO Real Return	Mihir Worah	12/07

CIO Real Return and Asset Allocation and Managing Director, PIMCO. Mr. Worah is a portfolio manager and head of the real return and multi-asset portfolio management teams. Prior to joining PIMCO in 2001, he was a postdoctoral research associate at the University of California, Berkeley, and the Stanford Linear Accelerator Center, where he built models to explain the difference between matter and anti-matter. In 2012 he co-authored "Intelligent Commodity Indexing," published by McGraw-Hill. He has 12 years of investment experience and holds a Ph.D. in theoretical physics from the University of Chicago.

PIMCO Senior Floating Rate	Elizabeth O. MacLean	4/11*

Executive Vice President, PIMCO.  Ms. MacLean is a portfolio manager focusing on bank loans. Prior to joining PIMCO in 2011, she was a Partner and a portfolio manager at Lord Abbett & Co., LLC. Previously, she worked as a Managing Director and a portfolio manager at Nomura Corporate Research and Asset Management and a Vice President and a portfolio manager at Pilgrim Investments (now ING Pilgrim). Ms. MacLean has over 24 years of experience in the financial services industry.

PIMCO Short-Term Floating NAV II	Jerome Schneider	3/10

Managing Director, PIMCO. Mr. Schneider joined PIMCO in 2008. Prior to joining PIMCO, he served as Senior Managing Director with Bear Stearns, specializing in credit and mortgage-related funding transactions. Mr. Schneider joined Bear Stearns in 1995.

PIMCO U.S. Government Sector	Stephen Rodosky	7/07	Managing Director, PIMCO. Mr. Rodosky joined PIMCO in 2001 and specializes in portfolio management of treasuries, agencies and futures.
*	Inception of the Portfolio.
**

Dr. Bhansali is responsible for oversight and the overall allocation and model development of the Portfolio. Mr. Clarida is responsible for currency selection. Dr. Kressin is responsible for portfolio management in Europe as well as model development and execution of the Portfolio.

Please see the Offering Memorandum Supplement for additional information about other accounts managed by the portfolio managers, the portfolio managers' compensation and the portfolio managers' ownership of shares of the Portfolios.

A discussion of the basis for the Board of Trustees' approval of the Portfolios' investment advisory contract is available in the Portfolios' Semi-Annual Report to shareholders for the fiscal half-year ended September 30, 2013.

Distributor

The Trust's Distributor is PIMCO Investments LLC ("Distributor"). The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the Securities and Exchange Commission.

Purchases, Redemptions and Exchanges

Purchasing Shares

Shares of the Portfolios are restricted securities and are issued only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Offering Memorandum does not constitute an offer to sell, or the solicitation of any offer to buy, any "security" to the public within the meaning of the Securities Act.

Shares of the Portfolios are offered only to clients of PIMCO, including separately managed private accounts and investment companies registered under the 1940 Act and other funds, who are "accredited investors," as defined in Regulation D under the Securities Act, and either (i) "qualified purchasers," as defined for purposes of Section 3(c)(7) of the 1940 Act, or (ii) "qualified institutional buyers," as defined in Rule 144A(a)(1) of the Securities Act. Shares may be offered to PIMCO and its affiliates, and to the benefit plans of PIMCO and its affiliates. Shares of the Portfolios may be purchased at the relevant net asset value ("NAV") without a sales charge or other fee. Shares of the Private Account Portfolio Series may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.

PIMCO, acting as agent for its clients, will effect all purchases of shares of the Portfolios for those clients.

■

Timing of Purchase Orders and Share Price Calculations. A purchase order received by the Trust or its designee prior to the close of regular trading (normally 4:00 p.m., Eastern time) on the New York Stock Exchange ("NYSE") (the "NYSE Close"), on a day the Trust is open for business, will be effected at that day's NAV. An order received after the NYSE Close will be effected at the NAV determined on the next business day. The Trust is "open for business" on each day the NYSE is open for trading, which excludes the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE is closed due to weather or other extenuating circumstances on a day it would typically be open for business, the Trust reserves the right to treat such day as a Business Day and accept purchase and redemption orders and calculate a Portfolio's NAV, in accordance with applicable law. Purchase orders will be accepted only on days on which the Trust is open for business.

■

Verification of Identity. To help the federal government combat the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person that opens a new account, and to determine whether such person's name appears on government lists of known or suspected terrorists and terrorist organizations. As a result, a Portfolio must obtain the following information for each person that opens a new account

1.

Name;

2.

Date of birth (for individuals);

3.

Residential or business street address; and

4.

Social security number, taxpayer identification number, or other identifying number.

Federal law prohibits the Portfolios and other financial institutions from opening a new account unless they receive the minimum identifying information listed above.

Individuals may also be asked for a copy of their driver's license, passport or other identifying document in order to verify their identity. In addition, it may be necessary to verify an individual's identity by cross referencing the identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other entities.

After an account is opened, a Portfolio may restrict your ability to purchase additional shares until your identity is verified. A Portfolio also may close your account and redeem your shares or take other appropriate action if it is unable to verify your identity within a reasonable time.

■

Other Purchase Information. Purchases of a Portfolio's shares will be made in full and fractional shares. In the interest of economy and convenience, certificates for shares will not be issued.

The Trust and the Distributor each reserves the right, in its sole discretion, to suspend the offering of shares of the Portfolios or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Trust.

Shares of the Portfolios are not registered or qualified for sale in the states. Shares of the Portfolios may not be offered or sold in any state unless an exemption from registration or qualification is available. Investors should inquire as to whether shares of a particular Portfolio are available for offer and sale in the investor's state of residence.

Subject to the approval of the Trust, shares of a Portfolio may be purchased with liquid securities that are eligible for purchase by the Portfolio (consistent with the Portfolio's investment policies and restrictions) and that have a value that is readily ascertainable in accordance with the Trust's valuation policies. These transactions will be effected only if PIMCO intends to retain the security in the Portfolio as an investment. Assets purchased by a Portfolio in such a transaction will be valued in generally the same manner as they would be valued for purposes of pricing the Portfolio's shares, if such assets were included in the Portfolio's assets at the time of purchase. The Trust reserves the right to amend or terminate this practice at any time.

In the interest of economy and convenience, certificates for shares will not be issued.

Redeeming Shares

As stated above, the Portfolios' shares are restricted securities that may not be sold to investors other than "accredited investors" within the meaning of Regulation D under the Securities Act, unless sold pursuant to another available exemption from the Securities Act. Shares of the Portfolios may not be assigned, resold or otherwise transferred without the written consent of the Trust and, if requested, an opinion of counsel acceptable to the Trust that an exemption from registration is available. Any attempt at a transfer to a third party in violation of this provision shall be void. The Trust may enforce the provisions of this paragraph, either directly or through its agents, by entering an appropriate stop-transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any purported transfer not in accordance with these restrictions.

PIMCO, acting as agent for its private account clients, will effect all redemptions of shares of the Portfolios.

■

Timing of Redemption Requests and Share Price Calculations. A redemption request received by the Trust or its designee prior to the NYSE Close, on a day the Trust is open for business, is effective on that day. A redemption request received after that time becomes effective on the next business day. Redemption requests for Portfolio shares are effected at the NAV per share next determined after receipt of a redemption request by the Trust or its designee. The request must properly identify all relevant information such as account number, redemption amount (in dollars or shares), and the Portfolio name.

■

Redeeming Shares — Additional Information. Except with respect to the PIMCO Senior Floating Rate Portfolio, redemption proceeds will ordinarily be wired within three business days after receipt of the redemption request, but may take up to seven days. With respect to the PIMCO Senior Floating Rate Portfolio, redemption proceeds will ordinarily be wired within seven business days after receipt of the redemption request. Redemptions of Portfolio shares may be suspended when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Portfolios to dispose of their securities or to determine fairly the value of their net assets, or during any other period as permitted by the Securities and Exchange Commission for the protection of investors. Under these and other unusual circumstances, the Trust may suspend redemptions or postpone payment for more than seven days, as permitted by law.

The Trust agrees to redeem shares of each Portfolio solely in cash up to the lesser of $250,000 or 1% of the Portfolio's net assets during any 90-day period for any one shareholder. In consideration of the best interests of the remaining shareholders, the Trust reserves the right to pay any redemption proceeds exceeding this amount in whole or in part by a distribution in kind of securities held by a Portfolio in lieu of cash. It is highly unlikely that shares would ever be redeemed in kind. When shares are redeemed in kind, the redeeming shareholder should expect to incur transaction costs upon the disposition of the securities received in the distribution.

Exchange Privilege

Exchanges of shares of a Portfolio for shares of any other Portfolio will be based on the respective NAVs of the shares involved. Subject to compliance with applicable private placement restrictions and the investment restrictions of the Portfolios, shares of the Portfolios may be purchased by exchanging Institutional Class shares of another series of the Trust for shares of the Portfolios.

Shares may only be exchanged with respect to Portfolios that are registered in an investor's state of residence or where an exemption from registration is available. An exchange order is treated the same for tax purposes as a redemption followed by a purchase and may result in a capital gain or loss, and special rules may apply in computing tax basis when determining gain or loss. See "Tax Consequences" in this Offering Memorandum and "Taxation" in the Offering Memorandum Supplement.

Abusive Trading Practices

The Trust discourages excessive, short-term trading and other abusive trading practices, sometimes referred to as "market timing."

To discourage excessive, short-term trading and other abusive trading practices, the Trust's Board of Trustees has adopted policies and procedures reasonably designed to detect and prevent short-term trading activity that may be harmful to the Portfolios and their shareholders. However, because only PIMCO is permitted to purchase and redeem a Portfolio's shares the risk of market timing activity in the Portfolios is negligible.

How Portfolio Shares Are Priced

The price of a Portfolio's shares is based on the Portfolio's NAV. The NAV of a Portfolio's shares is determined by dividing the total value of the Portfolio's investments and other assets, less any liabilities, by the total number of shares outstanding.

Portfolio shares are valued as of the NYSE Close on each day that the NYSE is open. Information that becomes known to the Portfolios or their agents after the NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the NAV determined earlier that day. Each Portfolio reserves the right to change the time its NAV is calculated if the Portfolio closes earlier, or as permitted by the SEC.

For purposes of calculating NAV, portfolio securities and other assets for which market quotes are readily available are valued at market value. Market value is generally determined on the basis of official closing prices or the last reported sales prices, or if no sales are reported, based on quotes obtained from a quotation reporting system, established market makers, or pricing services.

The Portfolios will normally use pricing data for domestic equity securities received shortly after the NYSE Close and do not normally take into account trading, clearances or settlements that take place after the NYSE Close. A foreign (non-U.S.) equity security traded on a foreign exchange or on more than one exchange is typically valued using pricing information from the exchange considered by the manager to be the primary exchange. A foreign (non-U.S.) equity security will be valued as of the close of trading on the foreign exchange, or the NYSE Close, if the NYSE Close occurs before the end of trading on the foreign exchange. Domestic and foreign (non-U.S.) fixed income securities, non-exchange traded derivatives and equity options are normally valued on the basis of quotes obtained from brokers and dealers or pricing services using data reflecting the earlier closing of the principal markets for those securities. Prices obtained from independent pricing services use information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Certain fixed income securities purchased on a delayed-delivery basis are marked to market daily until settlement at the forward settlement date. Short-term investments having a maturity of 60 days or less are generally valued at amortized cost. Exchange traded options, except equity options, futures and options on futures are valued at the settlement price determined by the relevant exchange. With respect to any portion of a Portfolio's assets that are invested in one or more open-end management investment companies, the Portfolio's NAV will be calculated based upon the NAVs of such investments.

If a foreign (non-U.S.) security's value has materially changed after the close of the security's primary exchange or principal market but before the NYSE Close, the security will be valued at fair value based on procedures established and approved by the Board of Trustees. Foreign (non-U.S.) securities that do not trade when the NYSE is open are also valued at fair value. A Portfolio may determine the fair value of investments based on information provided by pricing services and other third-party vendors, which may recommend fair value prices or adjustments with reference to other securities, indices or assets. In considering whether fair value pricing is required and in determining fair values, a Portfolio may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the NYSE Close. A Portfolio may utilize modeling tools provided by third-party vendors to determine fair values of non-U.S. securities. Foreign (non-U.S.) exchanges may permit trading in foreign (non-U.S.) securities on days when the Trust is not open for business, which may result in a Portfolio's portfolio investments being affected when you are unable to buy or sell shares.

Senior secured floating rate loans for which an active secondary market exists to a reliable degree will be valued at the mean of the last available bid/ask prices in the market for such loans, as provided by a loan pricing service. Senior secured floating rate loans for which an active secondary market does not exist to a reliable degree will be valued at fair value, which is intended to approximate market value. In valuing a senior secured floating rate loan at fair value, the factors considered include, but are not limited to, the following: (a) the creditworthiness of the borrower and any intermediate participants, (b) the terms of the loan, (c) recent prices in the market for similar loans, if any, and (d) recent prices in the market for instruments of similar quality, rate, period until next interest rate reset and maturity.

Investments initially valued in currencies other than the U.S. dollar are converted to the U.S. dollar using exchange rates obtained from pricing services. As a result, the NAV of a Portfolio's shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of securities traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the NYSE is closed. As a result, to the extent that a Portfolio holds foreign (non-U.S.) securities, the NAV of the Portfolio's shares may change when you cannot purchase, redeem or exchange shares.

Securities and other assets for which market quotes are not readily available are valued at fair value as determined in good faith by the Board of Trustees or persons acting at its direction. The Board of Trustees has adopted methods for valuing securities and other assets in circumstances where market quotes are not readily available, and has delegated to PIMCO the responsibility for applying the valuation methods. In the event that market quotes are not readily available, and the security or asset cannot be valued pursuant to one of the valuation methods, the value of the security or asset will be determined in good faith by the Valuation Committee of the Board of Trustees, generally based upon recommendations provided by PIMCO.

Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/ask information, broker quotes), including where events occur after the close of the relevant market, but prior to the NYSE Close, that materially affect the values of a Portfolio's securities or assets. In addition, market quotes are considered not readily available when, due to extraordinary circumstances, the exchanges or markets on which the securities trade do not open for trading for the entire day and no other market prices are available. The Board has delegated to PIMCO the responsibility for monitoring significant events that may materially affect the values of a Portfolio's securities or assets and for determining whether the value of the applicable securities or assets should be reevaluated in light of such significant events.

When a Portfolio uses fair value pricing to determine its NAV, securities will not be priced on the basis of quotes from the primary market in which they are traded, but rather may be priced by another method that the Board of Trustees or persons acting at their direction believe reflects fair value. Fair value pricing may require subjective determinations about the value of a security. While the Trust's policy is intended to result in a calculation of a Portfolio NAV that fairly reflects security values as of the time of pricing, the Trust cannot ensure that fair values determined by the Board of Trustees or persons acting at their direction would accurately reflect the price that the Portfolio could obtain for a security if it were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). The prices used by a Portfolio may differ from the value that would be realized if the securities were sold.

Portfolio Distributions

Each Portfolio distributes substantially all of its net investment income to shareholders in the form of dividends. Each Portfolio, except the PIMCO Short-Term Floating NAV Portfolio II, intends to declare and pay income dividends quarterly to shareholders of record. The PIMCO Short-Term Floating NAV Portfolio II intends to declare income dividends daily and distribute them monthly to shareholders of record.

In addition, each Portfolio distributes any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually.

A Portfolio's dividend and capital gain distributions will automatically be reinvested in additional shares of the Portfolio at NAV unless the shareholder elects to have the distributions paid in cash. Shareholders do not pay any sales charges on shares received through the reinvestment of Portfolio distributions.

Tax Consequences

The following information is meant as a general summary for U.S. taxpayers. Please see the Offering Memorandum Supplement for additional information. You should rely on your own tax adviser for advice about the particular federal, state and local tax consequences to you of investing in a Portfolio. Non-U.S. shareholders should also consider the tax consequences imposed by their domicile's tax revenue authority.

■

Portfolio Distributions. Each Portfolio will distribute substantially all of its income and gains to its shareholders every year, and shareholders will be taxed on distributions they receive, regardless of whether they are paid in cash or are reinvested in additional shares of the Portfolio. If a Portfolio declares a dividend in October, November or December but pays it in January, you may be taxed on the dividend as if you received it in the previous year.

Portfolio taxable dividends (i.e., distributions of investment income) are generally taxable to shareholders as ordinary income. A portion of distributions may be qualified dividends taxable at lower rates for individual shareholders. However, in light of the investment strategies of the Portfolios, it is not anticipated that a significant portion of the dividends paid by the Portfolios will be eligible to be designated as qualified dividends. Federal taxes on Portfolio distributions of gains are determined by how long the Portfolio owned the investments that generated the gains, rather than how long a shareholder has owned the shares. Distributions of gains from investments that a Portfolio owned for more than one year will generally be taxable to shareholders as long-term capital gains. Distributions of gains from investments that a Portfolio owned for one year or less will generally be taxable as ordinary income.

You will receive a tax report early each year. The report will tell you which dividends and redemptions must be treated as taxable ordinary income, and which, if any, are long-term capital gains or exempt-interest dividends. If a Portfolio designates a dividend as a capital gains distribution (typically from gains from investments that a Portfolio owned for more than one year), you will be liable for tax on that dividend at the long-term capital gains tax rate, no matter how long you have held your shares of that Portfolio. Distributions of investment income and any short-term capital gains will generally be taxed as ordinary income.

The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of a Portfolio's distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes. See "Returns of Capital" below.

Taxable Portfolio distributions are taxable to shareholders even if they are paid from income or gains earned by a Portfolio prior to a shareholder's investment and thus were included in the price paid for the shares. For example, a shareholder who purchases shares on or just before the record date of a Portfolio distribution will pay full price for the shares and may receive a portion of the investment back as a taxable distribution.

■

Important Tax Reporting Considerations. For shares of the Portfolios redeemed after January 1, 2012, your financial intermediary or the Portfolio (if you hold your shares in a Portfolio direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations purchased after January 1, 2012 to the Internal Revenue Service (IRS). This information will also be reported to you on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of Portfolio shares purchased after January 1, 2012 unless you instruct the Portfolio in writing that you want to use another available method for cost basis reporting (for example, First In, First Out (FIFO), Last In, First Out (LIFO), Specific Lot Identification (SLID) or High Cost, First Out (HIFO)). If you designate SLID as your cost basis method, you will also need to designate a secondary cost basis method (Secondary Method). If a Secondary Method is not provided, the Portfolios will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals made after January 1, 2012.

If a shareholder is a corporation and has not instructed the Portfolio that it is a C corporation in its Account Application or by written instruction, the Portfolio will treat the shareholder as an S corporation and file a Form 1099-B.

■

Foreign Currency Gains. In order to qualify for favorable tax treatment as a regulated investment company, the PIMCO FX Strategy Portfolio must derive at least 90% of its gross income from certain qualifying sources of income, which currently includes foreign currency gains and gains from options, futures, and forward contracts on foreign currencies. The U.S Treasury has the authority to issue regulations that would restrict the types of gains from foreign currencies (and options, futures, and forward contracts on foreign currencies) that would be included as qualifying income. To date, such regulations have not been issued or proposed.

■

Sales, Exchanges, and Redemptions of Portfolio Shares. You will generally have a capital gain or loss if you dispose of your Portfolio shares by redemption, exchange or sale. The amount of the gain or loss and the rate of tax will depend primarily upon how much you paid for the shares, how much you sell them for, and how long you hold them. When a shareholder exchanges shares of a Portfolio for shares of another Portfolio, the transaction will be treated as a sale of the exchanged Portfolio shares, and any gain on those shares will generally be subject to federal income tax.

■

Returns of Capital. If a Portfolio's distributions exceed its taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to shareholders. A return of capital distribution will generally not be taxable, but will reduce each shareholder's cost basis in the Portfolio and result in a higher reported capital gain or lower reported capital loss when those shares on which the distribution was received are sold.

■

Medicare Tax. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Portfolios and net gains from redemptions or other taxable dispositions of Portfolio shares) of U.S. individuals, estates and trusts to the extent that such person's "modified adjusted gross income" (in the case of an individual) or "adjusted gross income" (in the case of an estate or trust) exceeds certain threshold amounts.

■

Backup Withholding. Each Portfolio may be required to withhold U.S. federal income tax on all taxable distributions payable to you if you fail to provide the Portfolio with your correct taxpayer identification number or to make required certifications, or if you have been notified by the IRS that you are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against your U.S. federal income tax liability.

■

Foreign Withholding Taxes. A Portfolio may be subject to foreign withholding or other foreign taxes, which in some cases can be significant on any income or gain from investments in foreign securities. In that case, the Portfolio's total return on those securities would be decreased. Each Portfolio may generally deduct these taxes in computing its taxable income. Rather than deducting these foreign taxes, if more than 50% of the value of a Portfolio's total assets at the close of its taxable year consists of stock or securities of foreign corporations, or if at least 50% of the value of a Portfolio's total assets at the close of each quarter of its taxable year is represented by interests in other regulated investment companies, such Portfolio may make an election to treat a proportionate amount of eligible foreign taxes as constituting a taxable distribution to each shareholder, which would, subject to certain limitations, generally allow the shareholder to either (i) to credit that proportionate amount of taxes against U.S. Federal income tax liability as a foreign tax credit or (ii) to take that amount as an itemized deduction. Although in some cases the Portfolio may be able to apply for a refund of a portion of such taxes, the ability to successfully obtain such a refund may be uncertain.

■

A Note on the PIMCO Municipal Sector Portfolio. Dividends paid to shareholders of the Portfolio are expected to be designated by the Portfolio as "exempt-interest dividends" to the extent that such dividends are derived from municipal bond interest and shareholders may generally exclude such dividends from gross income for federal income tax purposes. The federal tax exemption for "exempt-interest dividends" from municipal bonds does not necessarily result in the exemption of such dividends from state and local taxes. The Portfolio may invest a portion of its assets in securities that generate income that is not exempt from federal or state income tax. Dividends derived from taxable interest or capital gains will be subject to federal income tax and will be subject to state tax in most states. The payment of a portion of the Portfolio's dividends as dividends exempt from federal income tax will not provide additional tax benefits to investors in tax-sheltered retirement plans or individuals not subject to federal income tax.

Any foreign shareholders would (with certain exceptions) generally be subject to U.S. tax withholding of 30% (or lower applicable treaty rate) on distributions from the Portfolio. Additionally, effective July 1, 2014, the Portfolios will be required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends and (effective January 1, 2017) redemption proceeds and certain capital gain dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to enable the Portfolios to determine whether withholding is required.

Investment Restrictions

Fundamental Investment Restrictions

Each Portfolio's investment objective, except PIMCO FX Strategy Portfolio, PIMCO Long Duration Corporate Bond Portfolio, PIMCO Low Duration Portfolio, PIMCO Moderate Duration Portfolio and PIMCO Senior Floating Rate Portfolio, as set forth in the "Investment Objective" section, together with the investment restrictions set forth below, are fundamental policies of the Portfolios and may not be changed with respect to a Portfolio without shareholder approval by vote of a majority of the outstanding shares of that Portfolio.

(1) A Portfolio may not concentrate its investments in a particular industry, as that term is used in the 1940 Act, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time;

(2) The PIMCO High Yield, PIMCO Low Duration, PIMCO Moderate Duration, PIMCO Mortgage, PIMCO Senior Floating Rate, PIMCO Short-Term, and PIMCO Short-Term Floating NAV II Portfolios, may not, with respect to 75% of its assets, purchase the securities of any issuer, except securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, if, as a result, (i) more than 5% of the Portfolio's assets would be invested in the securities of that issuer, or (ii) the Portfolio would hold more than 10% of the outstanding voting securities of that issuer;

(3) A Portfolio may not purchase or sell real estate, although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein;

(4) A Portfolio may not purchase or sell commodities or commodities contracts or oil, gas or mineral programs. This restriction shall not prohibit a Portfolio, subject to restrictions described in this Offering Memorandum and elsewhere in the Offering Memorandum Supplement, from purchasing, selling or entering into futures contracts, options on futures contracts, foreign currency forward contracts, foreign currency options, or any interest rate, securities-related or foreign currency-related hedging instrument, including swap agreements and other derivative instruments, subject to compliance with any applicable provisions of the federal securities and commodities laws;

(5) A Portfolio may not borrow money or issue any senior security, except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time;

(6) A Portfolio may not make loans except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time; and

(7) A Portfolio may not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.

(8) The PIMCO Municipal Sector Portfolio will invest, under normal circumstances, at least 80% of its assets in investments the income of which is exempt from federal income tax.

Notwithstanding the foregoing, it is a fundamental policy of each Portfolio that it may elect, in the future, to pursue its investment objective by investing in one or more underlying investment companies or vehicles that in turn invest in the securities described in the "Investment Objectives and Strategies" section and whose shares may be offered to other parties as well as the Portfolio.

The Portfolios interpret their policy with respect to concentration in a particular industry under Fundamental Investment Restriction No. 1, above, to apply to direct investments in the securities of issuers in a particular industry, as defined by the Trust. For purposes of this restriction, a foreign government is considered to be an industry. Currency positions are not considered to be an investment in a foreign government for industry concentration purposes. Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities are not subject to the Portfolios' industry concentration restrictions, by virtue of the exclusion from that test available to all U.S. Government securities. Similarly, municipal bonds issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies and authorities are not subject to the Portfolios' industry concentration restrictions. In the case of privately issued mortgage-related securities, or any asset-backed securities, the Trust takes the position that such securities do not represent interests in any particular "industry" or group of industries.

A Portfolio may invest in certain derivative instruments which, while representing a relatively small amount of the Portfolio's net assets, provide a greater amount of economic exposure to a particular industry. To the extent that a Portfolio obtains economic exposure to a particular industry in this manner, it may be subject to similar risks of concentration in that industry as if it had invested in the securities of issuers in that industry directly.

Non-Fundamental Investment Restrictions

Each Portfolio is also subject to the following non-fundamental investment restrictions and policies (which may be changed without shareholder approval) relating to the investment of its assets and activities.

(1) A Portfolio may not invest more than 15% of its net assets (taken at market value at the time of the investment) in illiquid securities; and

(2) A Portfolio may not invest in any combination of mortgage-related or other asset-backed interest only, principal only or inverse floating rate securities, except that the PIMCO Asset-Backed Securities, PIMCO Low Duration, PIMCO Moderate Duration, PIMCO Mortgage and PIMCO Senior Floating Rate Portfolios may invest up to 5% of their total assets in such securities.

In addition, the Trust has adopted the following non-fundamental investment policies that may be changed on 60 days notice to shareholders:

(1) The PIMCO U.S. Government Sector Portfolio will invest, under normal circumstances, at least 80% of its assets in U.S. Government investments.

(2) The PIMCO Mortgage Portfolio will invest, under normal circumstances, at least 80% of its assets in mortgage investments.

(3) The PIMCO Asset-Backed Securities Portfolio will invest, under normal circumstances, at least 80% of its assets in asset-backed investments.

(4) The PIMCO Investment Grade Corporate Portfolio will invest, under normal circumstances, at least 80% of its assets in investment grade corporate fixed income investments.

(5) The PIMCO High Yield Portfolio will invest, under normal circumstances, at least 80% of its assets in high yield investments.

(6) The PIMCO Emerging Markets Portfolio will invest, under normal circumstances, at least 80% of its assets in emerging market investments.

(7) The PIMCO Developing Local Markets Portfolio will invest, under normal circumstances, at least 80% of its assets in currencies of, or Fixed Income Instruments denominated in the currencies of, developing markets.

(8) The PIMCO Long Duration Corporate Bond Portfolio will invest, under normal circumstances, at least 80% of its assets in corporate Fixed Income Instruments.

(9) The PIMCO Senior Floating Rate Portfolio will invest, under normal circumstances, at least 80% of its assets in senior debt investments that effectively enable the Portfolio to achieve a floating rate of income.

For purposes of these policies, the term "assets" as defined in Rule 35d-1 under the 1940 Act, means net assets plus the amount of any borrowings for investment purposes.

Portfolio Transactions and Brokerage

Investment Decisions and Portfolio Transactions

Investment decisions for the Portfolios and for the other investment advisory clients of PIMCO are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved (including the Portfolios). Some securities considered for investments by the Portfolios may also be appropriate for other clients served by PIMCO. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time, including accounts in which PIMCO, its officers or employees may have a financial interest. If a purchase or sale of securities consistent with the investment policies of a Portfolio and one or more of these clients served by PIMCO is considered at or about the same time, transactions in such securities will be allocated among the Portfolio and other clients pursuant to PIMCO's trade allocation policy that is designed to ensure that all accounts, including the Portfolios, are treated fairly, equitably, and in a nonpreferential manner, such that allocations are not based upon fee structure or portfolio manager preference.

PIMCO may acquire on behalf of its clients (including the Trust) securities or other financial instruments providing exposure to different aspects of the capital and debt structure of an issuer, including without limitation those that relate to senior and junior/subordinate obligations of such issuer. In certain circumstances, the interests of those clients exposed to one portion of the issuer's capital and debt structure may diverge from those clients exposed to a different portion of the issuer's capital and debt structure. PIMCO may advise some clients or take actions for them in their best interests with respect to their exposures to an issuer's capital and debt structure that may diverge from the interests of other clients with different exposures to the same issuer's capital and debt structure.

PIMCO may aggregate orders for the Portfolios with simultaneous transactions entered into on behalf of other clients of PIMCO when, in PIMCO's reasonable judgment, aggregation may result in an overall economic benefit to the Portfolios and other clients in terms of pricing, brokerage commissions or other expenses. When feasible, PIMCO allocates trades prior to execution. When pre-execution allocation is not feasible, PIMCO promptly allocates trades following established and objective procedures. Allocations generally are made at or about the time of execution and before the end of the trading day. As a result, one account may receive a price for a particular transaction that is different from the price received by another account for a similar transaction on the same day. In general, trades are allocated among portfolio managers on a pro rata basis (to the extent a portfolio manager decides to participate fully in the trade), for further allocation by each portfolio manager among that manager's eligible accounts. In allocating trades among accounts, portfolio managers generally consider a number of factors, including, but not limited to, each account's deviation (in terms of risk exposure and/or performance characteristics) from a relevant model portfolio, each account's investment objectives, restrictions and guidelines, its risk exposure, its available cash, and its existing holdings of similar securities. Once trades are allocated, they may be reallocated only in unusual circumstances due to recognition of specific account restrictions.

In some cases, PIMCO may sell a security on behalf of a client, including the Portfolios, to a broker-dealer that thereafter may be purchased for the accounts of one or more of PIMCO's other clients, including the Portfolios, from that or another broker-dealer. PIMCO has adopted procedures it believes are reasonably designed to obtain the best execution for the transactions by each account.

Brokerage and Research Services

There is generally no stated commission in the case of fixed income securities, which are traded in the over-the-counter markets, but the price paid by a Portfolio usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by a Portfolio includes a disclosed, fixed commission or discount retained by the underwriter or dealer. Transactions on U.S. stock exchanges and other agency transactions involve the payment by a Portfolio of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

PIMCO places all orders for the purchase and sale of portfolio securities, options and futures contracts for the relevant Portfolio and buys and sells such securities, options and futures for the Trust through a substantial number of brokers and dealers. In so doing, PIMCO uses its best efforts to obtain for the Trust the best execution available. In seeking the best execution, PIMCO, having in mind the Trust's best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. Changes in the aggregate amount of brokerage commissions paid by a Portfolio from year-to-year may be attributable to changes in the asset size of the Portfolio, the volume of portfolio transactions effected by the Portfolio, the types of instruments in which the Portfolios invest or the rates negotiated by PIMCO on behalf of the Portfolios.

PIMCO places orders for the purchase and sale of portfolio investments for the Portfolios' accounts with brokers or dealers selected by it in its discretion. In effecting purchases and sales of portfolio securities for the account of the Portfolios, PIMCO will seek the best execution of the Portfolios' orders. In doing so, a Portfolio may pay higher commission rates than the lowest available when PIMCO believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction, as discussed below. Although PIMCO may use financial firms that sell shares of funds managed by PIMCO to execute transactions for the Portfolios, PIMCO will not consider the sale of fund shares as a factor when choosing financial firms to execute those transactions.

It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, PIMCO may receive research services from broker-dealers with which PIMCO places the Trust's portfolio transactions. PIMCO may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for a Portfolio. These services, which in some cases may be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to PIMCO in advising various of its clients (including the Trust), although not all of these services are necessarily useful and of value in managing the Trust. The advisory fee paid by the Trust would not be reduced in the event that PIMCO and its affiliates received such services.

As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust may pay a broker-dealer that provides "brokerage and research services" (as defined in the Exchange Act) to PIMCO an amount of disclosed commission or spread for effecting a securities transaction for the Trust in excess of the commission or spread that another broker-dealer would have charged for effecting the same transaction.

As noted above, PIMCO may purchase new issues of securities for the Trust in underwritten fixed price offerings. In these situations, the underwriter or selling group member may provide PIMCO with research in addition to selling the securities (at the fixed public offering price) to the Trust or other advisory clients. Because the offerings are conducted at a fixed price, the ability to obtain research from a broker-dealer in this situation provides knowledge that may benefit the Trust, other PIMCO clients, and PIMCO without incurring additional costs. These arrangements may not fall within the safe harbor of Section 28(e) because the broker-dealer is considered to be acting in a principal capacity in underwritten transactions. However, the Financial Industry Regulatory Authority, Inc. has adopted rules expressly permitting broker-dealers to provide bona fide research to advisers in connection with fixed price offerings under certain circumstances. As a general matter in these situations, the underwriter or selling group member will provide research credits at a rate that is higher than that which is available for secondary market transactions.

Portfolio Turnover

The length of time a Portfolio has held a particular security is not generally a consideration in investment decisions. A change in the securities held by a Portfolio is known as "portfolio turnover." PIMCO manages the Portfolios without regard generally to the restrictions on portfolio turnover. When the portfolio manager deems it appropriate and particularly during periods of volatile market movements, each Portfolio may engage in frequent and active trading of portfolio securities to achieve its investment objective. The use of certain derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for some of the Portfolios. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. The use of futures contracts may involve the payment of commissions to futures commission merchants. Higher portfolio turnover (e.g.an annual rate greater than 100% of the average value of each Portfolio's portfolio) involves correspondingly greater expenses to a Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of a Portfolio, the higher these transaction costs borne by the Portfolio generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which are generally taxed to shareholders at ordinary income tax rates). The trading costs and tax effects associated with portfolio turnover may adversely effect the Portfolio's performance.

The portfolio turnover rate of a Portfolio is calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio securities owned by the Portfolio during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less. Proceeds from short sales and assets used to cover short positions undertaken are included in the amounts of securities sold and purchased, respectively, during the year.

Characteristics and Risks of Securities and Investment Techniques

This section provides additional information about some of the principal investments and related risks of the Portfolios described under "Portfolio Summaries" and "Description of Principal Risks" above. It also describes characteristics and risks of additional securities and investment techniques that may be used by the Portfolios from time to time. Most of these securities and investment techniques are discretionary, which means that PIMCO can decide whether to use them or not. This Offering Memorandum does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Portfolios. As with any mutual fund, investors in the Portfolios rely on the professional investment judgement and skill of PIMCO and the portfolio managers. The investments made by the Portfolios at any given time are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including mutual funds with investment objectives and strategies similar to the Portfolios. Accordingly, the performance of the Portfolios can be expected to vary from that of other funds advised by PIMCO. Please see "Investment Objectives and Policies" in the Offering Memorandum Supplement for more detailed information about the securities and investment techniques described in this section and about other strategies and techniques that may be used by the Portfolios.

Because the PIMCO International Portfolio may invest a portion of its assets in the Subsidiary, which may hold some of the investments described in this Offering Memorandum, the Portfolio may be indirectly exposed to the risks associated with those investments. With respect to its investments, the Subsidiary will generally be subject to the same fundamental, non-fundamental and certain other investment restrictions as the Portfolio. The Portfolio and the Subsidiary may test for compliance with certain investment restrictions on a consolidated basis.

Investors should be aware that the investments made by a Portfolio and the results achieved by a Portfolio at any given time are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies similar to a Portfolio. A new Portfolio or a Portfolio with fewer assets under management may be more significantly affected by shareholder purchases and redemptions than a Portfolio with relatively greater assets under management. As compared to a larger Portfolio, a new or smaller Portfolio is more likely to sell a comparatively large portion of its portfolio to meet significant shareholder redemptions, or invest a comparatively large amount of cash to facilitate shareholder purchases, in each case when the Portfolio otherwise would not seek to do so. Such shareholder transactions may cause Portfolios to make investment decisions at inopportune times or prices or miss attractive investment opportunities. Such transactions may also increase a Portfolio's transaction costs, accelerate the realization of taxable income if sales of securities resulted in gains, or otherwise cause a Portfolio to perform differently than intended. While such risks may apply to Portfolios of any size, such risks are heightened in Portfolios with fewer assets under management. In addition, new Portfolios may not be able to fully implement their investment strategy immediately upon commencing investment operations, which could reduce investment performance.

Investment Selection

Certain Portfolios in this Offering Memorandum seek maximum total return. The total return sought by a Portfolio consists of both income earned on a Portfolio's investments and capital appreciation, if any, arising from increases in the market value of a Portfolio's holdings. Capital appreciation of Fixed Income instruments generally results from decreases in market interest rates or improving credit fundamentals for a particular market sector or security.

In selecting investments for a Portfolio, PIMCO develops an outlook for interest rates, currency exchange rates and the economy; analyzes credit and call risks, and uses other investment selection techniques. The proportion of a Portfolio's assets committed to investments with particular characteristics (such as quality, sector, interest rate or maturity) varies based on PIMCO's outlook for the U.S. economy and the economies of other countries in the world, the financial markets and other factors.

With respect to fixed income investing, PIMCO attempts to identify areas of the bond market that are undervalued relative to the rest of the market. PIMCO identifies these areas by grouping Fixed Income Instruments into sectors such as money markets, governments, corporates, mortgages, asset-backed and international. In seeking to identify undervalued currencies, PIMCO may consider many factors, including but not limited to longer-term analysis of relative interest rates, inflation rates, real exchange rates, purchasing power parity, trade account balances and current account balances, as well as other factors that influence exchange rates such as flows, market technical trends and government policies. Sophisticated proprietary software then assists in evaluating sectors and pricing specific investments. Once investment opportunities are identified, PIMCO will shift assets among sectors depending upon changes in relative valuations, credit spreads and other factors. There is no guarantee that PIMCO's investment selection techniques will produce the desired results.

Fixed Income Instruments

"Fixed Income Instruments," as used generally in this Offering Memorandum, include:

■

securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises ("U.S. Government Securities");

■

corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper;

■

mortgage-backed and other asset-backed securities;

■

inflation-indexed bonds issued both by governments and corporations;

■

structured notes, including hybrid or "indexed" securities and event-linked bonds;

■

loan participations and assignments;

■

delayed funding loans and revolving credit facilities;

■

bank certificates of deposit, fixed time deposits and bankers' acceptances;

■

repurchase agreements on Fixed Income Instruments and reverse repurchase agreements on Fixed Income Instruments;

■

debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises;

■

obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; and

■

obligations of international agencies or supranational entities.

Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury.

The Portfolios may invest in derivatives based on Fixed Income Instruments.

Duration

Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates. The longer a security's duration, the more sensitive it will be to changes in interest rates. Similarly, a Portfolio with a longer average portfolio duration will be more sensitive to changes in interest rates than a Portfolio with a shorter average portfolio duration. By way of example, the price of a bond fund with an average duration of five years would be expected to fall approximately 5% if interest rates rose by one percentage point. Conversely, the price of a bond fund with an average duration of negative three years would be expected to rise approximately 3% if interest rates rose by one percentage point. The maturity of a security, another commonly used measure of price sensitivity, measures only the time until final payment is due, whereas duration takes into account the pattern of all payments of interest and principal on a security over time, including how these payments are affected by prepayments and by changes in interest, as well as the time until an interest rate on a security is reset (in the case of variable-rate securities).

Except with respect to the PIMCO Low Duration Portfolio and the PIMCO Moderate Duration Portfolio, PIMCO uses an internal model for calculating duration, which may result in a different value for the duration of an index compared to the duration calculated by the index provider or another third party.

U.S. Government Securities

U.S. Government Securities are obligations of, or guaranteed by, the U.S. Government, its agencies or government-sponsored enterprises. The U.S. Government does not guarantee the NAV of a Portfolio's shares. U.S. Government Securities are subject to market and interest rate risk, as well as varying degrees of credit risk. Some U.S. Government Securities are issued or guaranteed by the U.S. Treasury and are supported by the full faith and credit of the United States. Other types of U.S. Government Securities are supported by the full faith and credit of the United States (but not issued by the U.S. Treasury). These securities may have less credit risk than U.S. Government Securities not supported by the full faith and credit of the United States. Such other types of U.S. Government Securities are: (1) supported by the ability of the issuer to borrow from the U.S. Treasury; (2) supported only by the credit of the issuing agency, instrumentality or government-sponsored corporation; or (3) supported by the United States in some other way. These securities may be subject to greater credit risk. U.S. Government Securities include zero coupon securities, which tend to be subject to greater market risk than interest-paying securities of similar maturities.

Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. Government National Mortgage Association ("GNMA"), a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government.

Municipal Bonds

Municipal bonds are generally issued by states, territories, possessions and local governments and their agencies, authorities and other instrumentalities. Municipal bonds are subject to interest rate, credit and market risk. The ability of an issuer to make payments could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Lower rated municipal bonds are subject to greater credit and market risk than higher quality municipal bonds. The types of municipal bonds in which the Portfolios may invest include municipal lease obligations, municipal general obligation bonds, municipal cash equivalents, and pre-refunded and escrowed to maturity municipal bonds. The Portfolios may also invest in industrial development bonds, which are municipal bonds issued by a government agency on behalf of a private sector company and, in most cases, are not backed by the credit of the issuing municipality and may therefore involve more risk. The Portfolios may also invest in securities issued by entities whose underlying assets are municipal bonds.

Pre-refunded municipal bonds are tax-exempt bonds that have been refunded to a call date on or before the final maturity of principal and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded municipal bonds held by a Portfolio is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities ("Agency Securities")). As the payment of principal and interest is generated from securities held in a designated escrow account, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded municipal bond do not guarantee the price movement of the bond before maturity. Investment in pre-refunded municipal bonds held by a Portfolio may subject the Portfolio to interest rate risk and market risk. In addition, while a secondary market exists for pre-refunded municipal bonds, if a Portfolio sells pre-refunded municipal bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale.

The Portfolios may invest, without limitation, in residual interest bonds ("RIBs"), which brokers create by depositing a municipal bond in a trust. The trust in turn issues a varaible rate security on RIBs. The interest rate for the variable rate security is determined by the remarketing broker-dealer, while the RIB holder receives the balance of the income from the underlying municipal bond. The market prices of RIBs may be highly sensitive to changes in market rates and may decrease significantly when market rates increase.

In a transaction in which a Portfolio purchases a RIB from a trust, and the underlying municipal bond was held by the Portfolio prior to being deposited into the trust, the Portfolio treats the transaction as a secured borrowing for financial reporting purposes. As a result, the Portfolio will incur a non-cash interest expense with respect to interest paid by the trust on the variable rate securities, and will recognize additional interest income in an amount directly corresponding to the non-cash interest expense. Therefore, the Portfolio's NAV per share and performance are not affected by the non-cash interest expense. This accounting treatment does not apply to RIBs acquired by the Portfolios where the Portfolios did not previously own the underlying municipal bond.

Mortgage-Related and Other Asset-Backed Securities

The PIMCO Senior Floating Rate Portfolio may invest up to 5% of its total assets in mortgage- or asset-backed securities. Mortgage-related securities include mortgage pass-through securities, collateralized mortgage obligations ("CMOs"), commercial mortgage-backed securities, mortgage dollar rolls, CMO residuals, stripped mortgage-backed securities ("SMBSs") and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property.

The value of some mortgage- or asset-backed securities may be particularly sensitive to changes in prevailing interest rates. Early repayment of principal on some mortgage-related securities may expose a Portfolio to a lower rate of return upon reinvestment of principal. When interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may shorten or extend the effective maturity of the security beyond what was anticipated at the time of purchase. If unanticipated rates of prepayment on underlying mortgages increase the effective maturity of a mortgage-related security, the volatility of the security can be expected to increase. The value of these securities may fluctuate in response to the market's perception of the creditworthiness of the issuers. See "Extension Risk" and "Prepayment Risk" below. The value of these securities may also fluctuate in response to the market's perception of the creditworthiness of the issuers. Additionally, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantee and/or insurance, there is no assurance that guarantors or insurers will meet their obligations.

■

Extension Risk. Mortgage-related and other asset-backed securities are subject to Extension Risk, which is the risk that the issuer of such a security pays back the principal of such an obligation later than expected. This may occur when interest rates rise. This may negatively affect Portfolio returns, as the value of the security decreases when principal payments are made later than expected. In addition, because principal payments are made later than expected, the Portfolio may be prevented from investing proceeds it would otherwise have received at a given time at the higher prevailing interest rates.

■

Prepayment Risk. Mortgage-related and other asset-backed securities are subject to Prepayment Risk, which is the risk that the issuer of such a security pays back the principal of such an obligation earlier than expected (due to the sale of the underlying property, refinancing, or foreclosure). This may occur when interest rates decline. Prepayment may expose the Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, the value of the premium would be lost in the event of prepayment.

One type of SMBS has one class receiving all of the interest from the mortgage assets (the interest-only, or "IO" class), while the other class will receive all of the principal (the principal-only, or "PO" class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio's yield to maturity from these securities. A Portfolio may not invest in any combination of mortgage-related or other asset-backed IO, PO, or inverse floater securities, except that the PIMCO Asset-Backed Securities, PIMCO Low Duration, PIMCO Moderate Duration, PIMCO Mortgage and PIMCO Senior Floating Rate Portfolios may invest up to 5% of their total assets in such securities.

Certain Portfolios may invest in mortgage-related securities that reflect an interest in reverse mortgages. Due to the unique nature of the underlying loans, reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain.

Each Portfolio may invest in each of collateralized bond obligations ("CBOs"), collateralized loan obligations ("CLOs"), other collateralized debt obligations ("CDOs") and other similarly structured securities. CBOs, CLOs and other CDOs are types of asset-backed securities. A CBO is a trust which is backed by a diversified pool of high-risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. Certain Portfolios may invest in other asset-backed securities that have been offered to investors.

■

Privately Issued Mortgage-Related Securities. Pools created by non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in such pools. Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. The risk of nonpayment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in a Portfolio's portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans. Privately Issued Mortgage-Related Securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants.

Loan Participations and Assignments

Each Portfolio (except the PIMCO Municipal Sector Portfolio) may invest in fixed- and floating-rate loans, which investments generally will be in the form of loan participations and assignments of portions of such loans. Participations and assignments involve special types of risk, including credit risk, interest rate risk, liquidity risk, and the risks of being a lender. If a Portfolio purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to the borrower.

Reinvestment

Reinvestment risk is the risk that the returns of a Portfolio will decline during periods of falling interest rates because the Portfolio may have to reinvest the proceeds from matured, traded or called debt obligations at interest rates below the Portfolio's current earnings rate. For instance, when interest rates decline, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, thereby forcing the Portfolio to invest in lower-yielding securities. A Portfolio also may choose to sell higher-yielding portfolio securities and to purchase lower-yielding securities to achieve greater portfolio diversification, because the Portfolio's portfolio manager believes the current holdings are overvalued or for other investment-related reasons. A decline in the returns received by a Portfolio from its investments is likely to have an adverse effect on the Portfolio's net asset value, yield and total return.

Focused Investment

To the extent that a Portfolio focuses its investments in a particular sector, the Portfolio may be susceptible to loss due to adverse developments affecting that sector. These developments include, but are not limited to, governmental regulation; inflation; rising interest rates; cost increases in raw materials, fuel and other operating expenses; technological innovations that may render existing products and equipment obsolete; competition from new entrants; high research and development costs; increased costs associated with compliance with environmental or other governmental regulations; and other economic, business or political developments specific to that sector. Furthermore, a Portfolio may invest a substantial portion of its assets in companies in related sectors that may share common characteristics, are often subject to similar business risks and regulatory burdens, and whose securities may react similarly to the types of developments described above, which will subject the Portfolio to greater risk. A Portfolio also will be subject to focused investment risk to the extent that it invests a substantial portion of its assets in a particular issuer, market, asset class, country or geographic region.

Corporate Debt Securities

Corporate debt securities are subject to the risk of the issuer's inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities. Corporate debt securities may include forms of preferred stock, including dividend received deduction preferred stocks or other tax-advantaged securities.

Bank Capital Securities and Trust Preferred Securities

There are two common types of bank capital: Tier I and Tier II. Bank capital is generally, but not always, of investment grade quality. Tier I securities often take the form of trust preferred securities. Tier II securities are commonly thought of as hybrids of debt and preferred stock, are often perpetual (with no maturity date), callable and, under certain conditions, allow for the issuer bank to withhold payment of interest until a later date.

Trust preferred securities have the characteristics of both subordinated debt and preferred stock. The primary advantage of the structure of trust preferred securities is that they are treated by the financial institution as debt securities for tax purposes and as equity for the calculation of capital requirements. Trust preferred securities typically bear a market rate coupon comparable to interest rates available on debt of a similarly rated issuer. Typical characteristics include long-term maturities, early redemption by the issuer, periodic fixed or variable interest payments, and maturities at face value. The market value of trust preferred securities may be more volatile than those of conventional debt securities. There can be no assurance as to the liquidity of trust preferred securities and the ability of holders, such as a Portfolio, to sell their holdings.

High Yield Securities

Securities rated lower than Baa by Moody's, or equivalently rated by S&P or Fitch, are sometimes referred to as "high yield securities" or "junk bonds." Investing in these securities involves special risks in addition to the risks associated with investments in higher-rated fixed income securities. While offering a greater potential opportunity for capital appreciation and higher yields, high yield securities typically entail greater potential price volatility and may be less liquid than higher-rated securities. High yield securities may be regarded as predominately speculative with respect to the issuer's continuing ability to meet principal and interest payments. They may also be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated securities. Issuers of securities in default may fail to resume principal or interest payments, in which case a Portfolio may lose its entire investment. Certain Portfolios may invest in securities that are in default with respect to the payment of interest or repayment of principal, or present an imminent risk of default with respect to such payments.

Variable and Floating Rate Securities

Variable and floating rate securities are securities that pay interest at rates that adjust whenever a specified interest rate changes and/or that reset on predetermined dates (such as the last day of a month or calendar quarter). Each Portfolio may invest in floating rate debt instruments ("floaters") and engage in credit spread trades. Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. While floaters provide a certain degree of protection against rises in interest rates, the Portfolios will participate in any declines in interest rates as well. The PIMCO Asset-Backed Securities, PIMCO Low Duration, PIMCO Moderate Duration, PIMCO Mortgage and PIMCO Senior Floating Rate Portfolios may invest in inverse floating rate debt instruments ("inverse floaters"). An inverse floater may exhibit greater price volatility than a fixed rate obligation of similar credit quality. The PIMCO Asset-Backed Securities, PIMCO Low Duration, PIMCO Moderate Duration, PIMCO Mortgage and PIMCO Senior Floating Rate Portfolios may invest up to 5% of their total assets in any combination of mortgage-related or other asset-backed IO, PO or inverse floater securities. Additionally, each Portfolio may also invest, without limitation, in RIBs.

Inflation-Indexed Bonds

Inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, which are more fully described below) are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of inflation-indexed bonds (other than municipal inflation indexed bonds and certain corporate inflation-indexed bonds) will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

With regard to municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, the inflation adjustment is reflected in the semi-annual coupon payment. As a result, the principal value of municipal inflation-indexed bonds and such corporate inflation-indexed bonds does not adjust according to the rate of inflation.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Short-term increases in inflation may lead to a decline in value. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Event-Linked Exposure

Each Portfolio may obtain event-linked exposure by investing in "event-linked bonds" or "event-linked swaps" or by implementing "event-linked strategies." Event-linked exposure results in gains or losses that typically are contingent, or formulaically related to defined trigger events. Examples of trigger events include hurricanes, earthquakes, weather-related phenomena, or statistics relating to such events. Some event-linked bonds are commonly referred to as "catastrophe bonds." If a trigger event occurs, a Portfolio may lose a portion or its entire principal invested in the bond or notional amount on a swap. Event-linked exposure often provides for an extension of maturity to process and audit loss claims where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. Event-linked exposure may also expose a Portfolio to certain unanticipated risks including credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences. Event-linked exposures may also be subject to liquidity risk.

Convertible and Equity Securities

Common stock represents equity ownership in a company and typically provides the common stockholder the power to vote on certain corporate actions, including the election of the company's directors. Common stockholders participate in company profits through dividends and, in the event of bankruptcy, distributions, on a pro-rata basis after other claims are satisfied. Many factors affect the value of common stock, including earnings, earnings forecasts, corporate events and factors impacting the issuer's industry and the market generally. Common stock generally has the greatest appreciation and depreciation potential of all corporate securities.

While the Portfolios intend to invest primarily in fixed income securities, each may invest in convertible securities or equity securities. Convertible securities are generally preferred stocks and other securities, including fixed income securities and warrants, that are convertible into or exercisable for common stock at a stated price or rate. The price of a convertible security will normally vary in some proportion to changes in the price of the underlying common stock because of this conversion or exercise feature. However, the value of a convertible security may not increase or decrease as rapidly as the underlying common stock. A convertible security will normally also provide income and is subject to interest rate risk. Convertible securities may be lower-rated securities subject to greater levels of credit risk. A Portfolio may be forced to convert a security before it would otherwise choose, which may have an adverse effect on the Portfolio's ability to achieve its investment objective.

"Synthetic" convertible securities are selected based on the similarity of their economic characteristics to those of a traditional convertible security due to the combination of separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security ("income-producing component") and the right to acquire an equity security ("convertible component"). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments, which may be represented by derivative instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. A simple example of a synthetic convertible security is the combination of a traditional corporate bond with a warrant to purchase equity securities of the issuer of the bond. The Portfolio may also purchase synthetic securities created by other parties, typically investment banks, including convertible structured notes. The income-producing and convertible components of a synthetic convertible security may be issued separately by different issuers and at different times.

Preferred stock represents an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Preferred stocks may pay fixed or adjustable rates of return. Preferred stock is subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company's preferred stock generally pays dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred stock will usually react more strongly than bonds and other debt to actual or perceived changes in the company's financial condition or prospects. The PIMCO Senior Floating Rate Portfolio may invest up to 5% of its total assets in preferred and common stock.

While some countries or companies may be regarded as favorable investments, pure fixed income opportunities may be unattractive or limited due to insufficient supply, or legal or technical restrictions. In such cases, subject to its applicable investment restrictions, a Portfolio may consider equity securities or convertible securities to gain exposure to such investments.

At times, in connection with the restructuring of a preferred stock or Fixed Income Instrument either outside of bankruptcy court or in the context of bankruptcy court proceedings, a Portfolio may determine or be required to accept equity securities, such as common stocks, in exchange for all or a portion of a preferred stock or Fixed Income Instrument. Depending upon, among other things, PIMCO's evaluation of the potential value of such securities in relation to the price that could be obtained by a Portfolio at any given time upon sale thereof, a Portfolio may determine to hold such securities in its portfolio.

Equity securities generally have greater price volatility than fixed income securities. The market price of equity securities owned by a Portfolio may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally or particular industries represented in those markets. The value of an equity security may also decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods or services.

Foreign (Non-U.S.) Securities

Certain Portfolios may invest in certain securities and instruments that are economically tied to foreign (non-U.S.) countries. PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. A Portfolio's investments in foreign securities may include American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and similar securities that represent interests in non-U.S. companies securities that have been deposited with a bank or trust and that trade on a U.S. exchange or over-the-counter. ADRs, EDRs and GDRs may be less liquid or may trade at a different price than the underlying securities of the issuer.

In the case of certain money market instruments, such instruments will be considered economically tied to a non-U.S. country if either the issuer or the guarantor of such money market instrument is organized under the laws of a non-U.S. country. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets are foreign currencies (or baskets or indexes of such currencies), or instruments or securities that are issued by foreign governments or issuers organized under the laws of a non-U.S. country (or if the underlying assets are certain money market instruments, if either the issuer or the guarantor of such money market instruments is organized under the laws of a non-U.S. country).

Investing in foreign (non-U.S.) securities involves special risks and considerations not typically associated with investing in U.S. securities. Investors should consider carefully the substantial risks involved for Portfolios that invest in securities issued by foreign companies and governments of foreign countries. These risks include: differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations; and political instability. Individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rates of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. The securities markets, values of securities, yields and risks associated with foreign (non-U.S.) securities markets may change independently of each other. Also, foreign (non-U.S.) securities and dividends and interest payable on those securities may be subject to foreign taxes, including taxes withheld from payments on those securities. Foreign (non-U.S.) securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Investments in foreign (non-U.S.) securities may also involve higher custodial costs than domestic investments and additional transaction costs with respect to foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in foreign currencies.

Certain Portfolios also may invest in sovereign debt issued by governments, their agencies or instrumentalities, or other government-related entities. Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In addition, there is no bankruptcy proceeding by which defaulted sovereign debt may be collected.

■

Emerging Market Securities. Certain Portfolios may invest in securities and instruments that are economically tied to developing (or "emerging market") countries. PIMCO generally considers an instrument to be economically tied to an emerging market country if the security's "country of exposure" is an emerging market country, as determined by the criteria set forth below. Alternatively, such as when a "country of exposure" is not available or when PIMCO believes the following tests more accurately reflect which country the security is economically tied to, PIMCO may consider an instrument to be economically tied to an emerging market country if the issuer or guarantor is a government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government), if the issuer or guarantor is organized under the laws of an emerging market country, or if the currency of settlement of the security is a currency of an emerging market country. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries. A security's "country of exposure" is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the "country of exposure." The factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located, (ii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee, (iii) the "country of risk" of the issuer, (iv) the "country of risk" of the issuer's ultimate parent, or (v) the country where the issuer is organized or incorporated under the laws thereof. "Country of risk" is a separate four-part test determined by the following factors, listed in order of importance: (i) management location, (ii) country of primary listing, (iii) sales or revenue attributable to the country, and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In making investments in emerging market securities, a Portfolio emphasizes those countries with relatively low gross national product per capita and with the potential for rapid economic growth. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. PIMCO will select the country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, legal and political developments and any other specific factors it believes to be relevant.

Investing in emerging market securities imposes risks different from, or greater than, risks of investing in domestic securities or in foreign, developed countries. These risks include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment; possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales; future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

Additional risks of emerging market securities may include: greater social, economic and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of currency hedging techniques; companies that are newly organized and small; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal systems. In addition, emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause a Portfolio to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security.

Foreign (Non-U.S.) Currencies

A Portfolio that invests directly in foreign (non-U.S.) currencies or in securities that trade in, or receive revenues in, foreign currencies will be subject to currency risk. Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Currencies in which the Portfolios' assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolios.

■

Foreign Currency Transactions. Portfolios that invest in securities denominated in foreign (non-U.S.) currencies may engage in foreign currency transactions on a spot (cash) basis, enter into forward foreign currency exchange contracts and invest in foreign currency futures contracts and options on foreign currencies and futures. A forward foreign currency exchange contract, which involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract, reduces a Portfolio's exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will receive for the duration of the contract. Certain foreign currency transactions may also be settled in cash rather than the actual delivery of the relevant currency. The effect on the value of a Portfolio is similar to selling securities denominated in one currency and purchasing securities denominated in another currency. A contract to sell a foreign currency would limit any potential gain which might be realized if the value of the hedged currency increases. A Portfolio may enter into these contracts to hedge against foreign exchange risk, to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that a Portfolio will engage in such transactions at any given time or from time to time. Also, such transactions may not be successful and may eliminate any chance for a Portfolio to benefit from favorable fluctuations in relevant foreign currencies. A Portfolio may use one currency (or a basket of currencies) to hedge against adverse changes in the value of another currency (or a basket of currencies) when exchange rates between the two currencies are positively correlated. A Portfolio will segregate or "earmark" assets determined to be liquid by PIMCO in accordance with the procedures established by the Board of Trustees (or, as permitted by applicable law, enter into certain offsetting positions) to cover its obligations under forward foreign currency exchange contracts entered into for non-hedging purposes.

■

Redenomination. Continuing uncertainty as to the status of the euro and the European Monetary Union (the "EMU") has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets and on the values of a Portfolio's portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, a Portfolio's investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to currency risk, liquidity risk and risk of improper valuation to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. A Portfolio may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.

There can be no assurance that if a Portfolio earns income or capital gains in a non-U.S. country or PIMCO otherwise seeks to withdraw a Portfolio's investments from a given country, capital controls imposed by such country will not prevent, or cause significant expense in, doing so.

Repurchase Agreements

Each Portfolio may enter into repurchase agreements, in which the Portfolio purchases a security from a bank or broker-dealer, which agrees to repurchase the security at the Portfolio's cost plus interest within a specified time. If the party agreeing to repurchase should default, the Portfolio will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements maturing in more than seven days and which may not be terminated within seven days at approximately the amount at which a Portfolio has valued the agreements are considered illiquid securities.

Reverse Repurchase Agreements, Dollar Rolls and Other Borrowings

Each Portfolio may enter into reverse repurchase agreements and dollar rolls, subject to a Portfolio's limitations on borrowings. A reverse repurchase agreement involves the sale of a security by a Portfolio and its agreement to repurchase the instrument at a specified time and price. A dollar roll is similar except that the counterparty is not obligated to return the same securities as those originally sold by the Portfolio but only securities that are "substantially identical." Reverse repurchase agreements and dollar rolls may be considered borrowing for some purposes. A Portfolio will segregate or "earmark" assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees to cover its obligations under reverse repurchase agreements and dollar rolls. Reverse repurchase agreements, dollar rolls and other forms of borrowings may create leveraging risk for a Portfolio.

Each Portfolio may borrow money to the extent permitted under the 1940 Act. This means that, in general, a Portfolio may borrow money from banks for any purpose in an amount up to 1/3 of the Portfolio's total assets, less all liabilities and indebtedness not represented by senior securities. A Portfolio may also borrow money for temporary administrative purposes in an amount not to exceed 5% of the Portfolio's total assets.

Derivatives

Each Portfolio (other than the PIMCO Short-Term Floating NAV Portfolio II) may, but is not required to, use derivative instruments for risk management purposes or as part of its investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to stocks, bonds, interest rates, spreads between different interest rates, currencies or currency exchange rates, commodities, and related indexes. Examples of derivative instruments include options contracts, futures contracts, options on futures contracts and swap agreements (including, but not limited to, credit default swaps and swaps on exchange-traded funds). Each Portfolio may invest some or all of its assets in derivative instruments. The Portfolios may sometimes use derivatives as part of a strategy designed to reduce exposure to other risks, such as interest rate or currency risk, or as a substitute for taking a position in the underlying asset. A portfolio manager may decide not to employ any of these strategies and there is no assurance that any derivatives strategy used by a Portfolio will succeed. A description of these and other derivative instruments that the Portfolios may use are described under "Investment Objectives and Policies" in the Offering Memorandum Supplement

A Portfolio's use of derivative instruments involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other more traditional investments. Certain derivative transactions may have a leveraging effect on a Portfolio. For example, a small investment in a derivative instrument may have a significant impact on a Portfolio's exposure to interest rates, currency exchange rates or other investments. As a result, a relatively small price movement in a derivative instrument may cause an immediate and substantial loss or gain. A Portfolio may engage in such transactions regardless of whether the Portfolio owns the asset, instrument or components of the index underlying the derivative instrument. A Portfolio may invest a significant portion of its assets in these types of instruments. If it does, the Portfolio's investment exposure could far exceed the value of its portfolio securities and its investment performance could be primarily dependent upon securities it does not own. Some of the important risk factors relating to derivative instruments that may be used by the Portfolios include liquidity risk, interest rate risk, market risk, credit risk, management risk and leverage risk, each of which is discussed in "Description of Principal Risks." A further description of various risks associated with particular derivative instruments is included in "Investment Objectives and Policies" in the Offering Memorandum Supplement. The following provides a more general discussion of important risk factors relating to all derivative instruments that may be used by the Portfolios.

Management Risk. Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.

Credit Risk. The use of certain derivative instruments involves the risk that a loss may be sustained as a result of the failure of another party to the contract (usually referred to as a "counterparty") to make required payments or otherwise comply with the contract's terms. Additionally, a short position in a credit default swap could result in losses if a Portfolio does not correctly evaluate the creditworthiness of the company on which the credit default swap is based.

Liquidity Risk. Liquidity risk exists when a particular derivative instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price.

Leverage Risk. Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index could result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When a Portfolio uses derivatives for leverage, investments in that Portfolio will tend to be more volatile, resulting in larger gains or losses in response to market changes. To limit leverage risk, each Portfolio will segregate or "earmark" assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees (or, as permitted by applicable regulation, enter into certain offsetting positions) to cover its obligations under derivative instruments.

Lack of Availability. Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a portfolio manager may wish to retain a Portfolio's position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other suitable counterparty can be found. There is no assurance that a Portfolio will engage in derivatives transactions at any time or from time to time. A Portfolio's ability to use derivatives may also be limited by certain regulatory and tax considerations.

Market and Other Risks. Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to a Portfolio's interest. If a portfolio manager incorrectly forecasts the values of securities, currencies or interest rates or other economic factors in using derivatives for a Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. A Portfolio may also have to buy or sell a security at a disadvantageous time or price because the Portfolio is legally required to maintain offsetting positions or asset coverage in connection with certain derivatives transactions.

Other risks in using derivatives include the risk of mispricing or improper valuation of derivatives and the inability of derivatives to correlate perfectly with underlying assets, rates and indexes. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to a Portfolio. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. For example, a swap agreement on an exchange traded fund would not correlate perfectly with the index upon which the exchange traded fund is based because the fund's return is net of fees and expenses. In addition, a Portfolio's use of derivatives may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Portfolio had not used such instruments.

Investments in a Wholly Owned Subsidiary

It is expected that the Subsidiary will invest primarily in Japanese government bonds, finance bills and treasury bills. Although the PIMCO International Portfolio may enter into these debt instruments directly, the Portfolio will likely gain exposure to these instruments indirectly by investing in the Subsidiary. The Subsidiary may also invest in derivatives, forward contracts and other Fixed Income Instruments. To the extent that the Portfolio invests in the Subsidiary, it may be subject to the risks associated with those securities and instruments, which are discussed elsewhere in this prospectus.

While the Subsidiary may be considered similar to an investment company, it is not registered under the 1940 Act and, unless otherwise noted in this Offering Memorandum, is not subject to all of the investor protections of the 1940 Act. In addition, changes in the laws of the United States and/or Japan could result in the inability of the Portfolio and/or the Subsidiary to operate as described in this Offering Memorandum and the Offering Memorandum Supplement and could adversely affect the Portfolio. Changes in the laws of the United States and/or Japan could adversely affect the performance of a Portfolio and/or the Subsidiary and result in the Portfolio underperforming its benchmark index(es).

Exchange-Traded Notes (ETNs)

ETNs are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the NYSE) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day's market benchmark or strategy factor.

ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer's credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer's credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When a Portfolio invests in ETNs, it will bear its proportionate share of any fees and expenses borne by the ETN. A Portfolio's decision to sell its ETN holdings may be limited by the availability of a secondary market. ETNs are also subject to tax risk. The IRS and Congress are considering proposals that would change the timing and character of income and gains from ETNs. There may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

Delayed Funding Loans and Revolving Credit Facilities

The Portfolios may also enter into, or acquire participations in, delayed funding loans and revolving credit facilities, in which a lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. These commitments may have the effect of requiring a Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company's financial condition makes it unlikely that such amounts will be repaid). To the extent that a Portfolio is committed to advance additional funds, it will segregate or "earmark" assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees in an amount sufficient to meet such commitments. Delayed funding loans and revolving credit facilities are subject to credit, interest rate and liquidity risk and the risks of being a lender.

When-Issued, Delayed Delivery and Forward Commitment Transactions

Each Portfolio may purchase or sell securities which it is eligible to purchase or sell on a when-issued basis, may purchase and sell such securities for delayed delivery and may make contracts to purchase such securities for a fixed price at a future date beyond normal settlement time (forward commitments). When-issued transactions, delayed delivery purchases and forward commitments involve a risk of loss if the value of the securities declines prior to the settlement date. This risk is in addition to the risk that a Portfolio's other assets will decline in the value. Therefore, these transactions may result in a form of leverage and increase a Portfolio's overall investment exposure. Typically, no income accrues on securities a Portfolio has committed to purchase prior to the time delivery of the securities is made, although a Portfolio may earn income on securities it has segregated or "earmarked" to cover these positions. When a Portfolio has sold a security on a when-issued, delayed delivery or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to a security. If the other party to a transaction fails to pay for the securities, a Portfolio could realize a loss. Additionally, when selling a security on a when-issued, delayed delivery or forward commitment basis without owning the security, a Portfolio will incur a loss if the security's price appreciates in value such that the security's price is above the agreed-upon price on the settlement date.

Investment in Other Investment Companies

Except as described below, each Portfolio may invest in securities of other investment companies, such as open-end or closed-end management investment companies, including exchange traded funds, or in pooled accounts, or other unregistered accounts or investment vehicles to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief therefrom. The limitation in the foregoing sentence shall not apply to the PIMCO International Portfolio's investment in the Subsidiary. A Portfolio may invest in other investment companies to gain broad market or sector exposure, including during periods when it has large amounts of uninvested cash or when PIMCO believes share prices of other investment companies offer attractive values. As a shareholder of an investment company or other pooled verhicle, a Portfolio may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees the Portfolio pays its service providers.

Each Portfolio may invest in certain money market funds and/or short-term bond funds ("Central Funds"), to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom. The Central Funds are registered investment companies created for use solely by the series of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT, other series of registered investment companies advised by PIMCO, in connection with their cash management activities. The main investments of the Central Funds are money market instruments and short maturity Fixed Income Instruments. The Central Funds may incur expenses related to their investment activities, but do not pay investment advisory or supervisory and administrative fees to PIMCO.

Subject to the restrictions and limitations of the 1940 Act, each Portfolio may, in the future, elect to pursue its investment objective by investing in one or more underlying investment vehicles or companies that have substantially similar investment objectives and policies as the Portfolio.

Short Sales

A Portfolio may make short sales as part of its overall portfolio management strategies or to offset a potential decline in value of a security. A short sale involves the sale of a security that is borrowed from a broker or other institution to complete the sale. Short sales expose a Portfolio to the risk that it will be required to acquire, convert or exchange securities to replace the borrowed securities (also known as "covering" the short position) at a time when the securities sold short have appreciated in value, thus resulting in a loss to the Portfolio. A Portfolio making a short sale (other than a "short sale against the box") must segregate or "earmark" assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees or otherwise cover its position in a permissible manner. The Portfolios may engage in short selling to the extent permitted by the 1940 Act and rules and interpretations thereunder and other federal securities laws. To the extent a Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, the Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction.

Illiquid Securities

Each Portfolio may invest up to 15% of its net assets (taken at the time of investment) in illiquid securities. Certain illiquid securities may require pricing at fair value as determined in good faith under the supervision of the Board of Trustees. A portfolio manager may be subject to significant delays in disposing of illiquid securities, and transactions in illiquid securities may entail registration expenses and other transaction costs that are higher than those for transactions in liquid securities. The term "illiquid securities" for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which a Portfolio has valued the securities. Restricted securities, i.e., securities subject to legal or contractual restrictions on resale, may be illiquid. However, some restricted securities (such as securities issued pursuant to Rule 144A under the Securities Act and certain commercial paper) may be treated as liquid, although they may be less liquid than registered securities traded on established secondary markets.

Loans of Portfolio Securities

For the purpose of achieving income, each Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. Please see "Investment Objectives and Policies" in the Offering Memorandum Supplement for details. When a Portfolio lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the Portfolio will also receive a fee or interest on the collateral. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. A Portfolio may pay lending fees to a party arranging the loan. Cash collateral received by a Portfolio in securities lending transactions may be invested in short-term liquid fixed income instruments or in money market or short-term mutual funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. A Portfolio bears the risk of such instruments.

Temporary Defensive Positions

For temporary or defensive purposes, each Portfolio may invest without limit in U.S. debt securities, including taxable securities and short-term money market securities, when PIMCO deems it appropriate to do so. When a Portfolio engages in such strategies, it may not achieve its investment objective.

Changes in Investment Objectives and Policies

The investment objective of each Portfolio, except the PIMCO FX Strategy Portfolio, PIMCO Long Duration Corporate Bond Portfolio, PIMCO Low Duration Portfolio, PIMCO Moderate Duration Portfolio, PIMCO Senior Floating Rate Portfolio and PIMCO Short-Term Floating NAV Portfolio II, is fundamental and may not be changed without shareholder approval. Unless otherwise stated, all other investment policies of the Portfolios may be changed by the Board of Trustees without shareholder approval.

Percentage Investment Limitations

Unless otherwise stated, all percentage limitations on Portfolio investments listed in this Offering Memorandum will apply at the time of investment. A Portfolio would not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment.

Credit Ratings and Unrated Securities

Rating agencies are private services that provide ratings of the credit quality of fixed income securities, including convertible securities. Appendix A to this Offering Memorandum describes the various ratings assigned to fixed income securities by Moody's, S&P and Fitch. Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risks. Rating agencies may fail to make timely changes in credit ratings and an issuer's current financial condition may be better or worse than a rating indicates. PIMCO does not rely solely on credit ratings, and develops its own analysis of issuer credit quality.

A Portfolio may purchase unrated securities (which are not rated by a rating agency) if PIMCO determines that the security is of comparable quality to a rated security that the Portfolio may purchase. Unrated securities may be less liquid than comparable rated securities and involve the risk that the portfolio manager may not accurately evaluate the security's comparative credit rating. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher-quality fixed income securities. To the extent that a Portfolio invests in high yield and/or unrated securities, the Portfolio's success in achieving its investment objective may depend more heavily on the portfolio manager's creditworthiness analysis than if the Portfolio invested exclusively in higher-quality rated securities.

Other Investments and Techniques

The Portfolios may invest in other types of securities and use a variety of investment techniques and strategies which are not described in this Offering Memorandum. These securities and techniques may subject the Portfolios to additional risks. Please see the Offering Memorandum Supplement for additional information about the securities and investment techniques described in this Offering Memorandum and about additional securities and techniques that may be used by the Portfolios.

Financial Highlights

The financial highlights table is intended to help a shareholder understand each Portfolio's financial performance for the last five fiscal years or, if shorter, the period since the Portfolio commenced operations. Certain information reflects financial results for a single Portfolio share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in shares of the Portfolio (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, the Portfolios' independent registered public accounting firm. Their report, along with full financial statements, appears in the Trust's Annual Report, which is available upon request.

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Year or Period	Net Investment Income (Loss)(a)	Net Realized/ Unrealized Gain (Loss)	Total Income (Loss) from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains	Tax Basis Return of Capital	Total Distributions	Net Asset Value End of Year or Period	Total Return	Net Assets End of Year or Period (000s)	Ratio of Expenses to Average Net Assets	Ratio of Expenses to Average Net Assets Excluding Waivers	Ratio of Expenses to Average Net Assets Excluding Interest Expense	Ratio of Expenses to Average Net Assets Excluding Interest Expense and Waivers	Ratio of Net Investment Income(Loss) to Average Net Assets	Portfolio Turnover Rate**
PIMCO Asset-Backed Securities Portfolio
03/31/2014	$12.00	$0.49	$0.29	$0.78	$(0.54)	$0.00	$0.00	$(0.54)	$12.24	6.68%	$1,088,982	0.11%	0.11%	0.05%	0.05%	4.02%	57%
03/31/2013	10.67	0.45	1.36	1.81	(0.44)	(0.04)	0.00	(0.48)	12.00	17.32	783,447	0.12	0.12	0.05	0.05	3.98	67
03/31/2012	10.90	0.44	0.21	0.65	(0.60)	(0.28)	0.00	(0.88)	10.67	6.39	613,568	0.06	0.06	0.05	0.05	4.09	380
03/31/2011	9.69	0.54	1.28	1.82	(0.61)	0.00	0.00	(0.61)	10.90	19.09	628,555	0.13	0.13	0.05	0.05	5.13	430
03/31/2010	7.14	0.41	2.65	3.06	(0.33)	(0.18)	0.00	(0.51)	9.69	43.84	567,843	0.24	0.24	0.05	0.05	4.81	297
PIMCO Developing Local Markets Portfolio
03/31/2014	$5.85	$0.26	$(0.58)	$(0.32)	$(0.01)	$(0.95)	$(0.12)	$(1.08)	$4.45	(5.22)%	$84,246	0.12%	0.12%	0.12%	0.12%	4.81%	2%
03/31/2013	4.99	0.33	0.69	1.02	(0.16)	0.00	0.00	(0.16)	5.85	20.60	200,323	0.13	0.13	0.12	0.12	6.04	77
03/31/2012	5.75	0.17	(0.21)	(0.04)	(0.61)	0.00	(0.11)	(0.72)	4.99	(0.77)	194,481	0.12	0.12	0.12	0.12	3.03	63
03/31/2011	5.67	0.18	0.51	0.69	(0.61)	0.00	0.00	(0.61)	5.75	12.86	827,935	0.12	0.12	0.12	0.12	3.15	53
03/31/2010	4.75	0.19	1.14	1.33	(0.41)	0.00	0.00	(0.41)	5.67	28.36	734,025	0.12	0.12	0.12	0.12	3.48	528
PIMCO Emerging Markets Portfolio
03/31/2014	$10.77	$0.45	$(0.60)	$(0.15)	$(0.50)	$0.00	$0.00	$(0.50)	$10.12	(1.22)%	$1,072,839	0.12%	0.12%	0.12%	0.12%	4.41%	68%
03/31/2013	10.55	0.47	0.50	0.97	(0.75)	0.00	0.00	(0.75)	10.77	9.28	1,232,222	0.13	0.13	0.12	0.12	4.27	25
03/31/2012	10.60	0.56	0.23	0.79	(0.71)	0.00	(0.13)	(0.84)	10.55	7.90	1,133,534	0.12	0.12	0.12	0.12	5.27	27
03/31/2011	10.02	0.57	0.63	1.20	(0.62)	0.00	0.00	(0.62)	10.60	12.20	1,214,298	0.13	0.13	0.12	0.12	5.46	43
03/31/2010	8.39	0.56	1.09	1.65	(0.01)	0.00	(0.01)	(0.02)	10.02	19.63	691,903	0.12	0.12	0.12	0.12	6.04	306
PIMCO FX Strategy Portfolio
03/31/2014	$9.81	$0.01	$(0.78)	$(0.77)	$(1.37)	$0.00	$0.00	$(1.37)	$7.67	(7.94)%	$12,274	0.05%	0.05%	0.05%	0.05%	0.16%	0%
03/31/2013	9.32	0.03	0.48	0.51	(0.02)	0.00	0.00	(0.02)	9.81	5.45	27,855	0.05	0.05	0.05	0.05	0.33	0
03/31/2012	10.13	0.02	(0.63)	(0.61)	(0.19)	0.00	(0.01)	(0.20)	9.32	(6.09)	34,540	0.05	0.05	0.05	0.05	0.24	100
10/05/2010 - 03/31/2011	10.00	0.01	0.13	0.14	(0.01)	0.00	0.00	(0.01)	10.13	1.40	7,915	0.11 *	1.47 *	0.05 *	1.41 *	0.23 *	0
PIMCO High Yield Portfolio
03/31/2014	$7.90	$0.61	$(0.10)	$0.51	$(0.69)	$0.00	$0.00	$(0.69)	$7.72	6.89%	$549,242	0.27%	0.27%	0.05%	0.05%	7.91%	72%
03/31/2013	7.52	0.76	0.40	1.16	(0.78)	0.00	0.00	(0.78)	7.90	16.01	641,527	0.33	0.33	0.05	0.05	9.78	55
03/31/2012	8.02	0.76	(0.37)	0.39	(0.89)	0.00	0.00	(0.89)	7.52	5.55	560,971	0.30	0.30	0.05	0.05	9.89	78
03/31/2011	7.48	0.57	0.52	1.09	(0.55)	0.00	0.00	(0.55)	8.02	15.24	1,027,941	0.05	0.05	0.05	0.05	7.31	89
03/31/2010	5.14	0.59	2.37	2.96	(0.62)	0.00	0.00	(0.62)	7.48	59.39	364,866	0.06	0.06	0.05	0.05	8.90	118
PIMCO International Portfolio
03/31/2014	$4.77	$0.06	$(0.01)	$0.05	$(0.25)	$0.00	$0.00	$(0.25)	$4.57	1.03%	$1,739,775	0.12%	0.12%	0.12%	0.12%	1.29%	121%
03/31/2013	5.12	0.10	0.27	0.37	(0.72)	0.00	0.00	(0.72)	4.77	7.55	2,053,278	0.19	0.19	0.12	0.12	2.01	175
03/31/2012	4.48	0.07	0.76	0.83	(0.19)	0.00	0.00	(0.19)	5.12	18.88	2,153,299	0.12	0.12	0.12	0.12	1.54	419
03/31/2011	4.49	0.07	0.22	0.29	(0.30)	0.00	0.00	(0.30)	4.48	6.46	2,178,538	0.12	0.12	0.12	0.12	1.51	413
03/31/2010	4.57	0.10	0.51	0.61	(0.69)	0.00	0.00	(0.69)	4.49	14.96	2,673,135	0.12	0.12	0.12	0.12	2.31	336
PIMCO Investment Grade Corporate Portfolio
03/31/2014	$11.45	$0.40	$(0.10)	$0.30	$(0.47)	$(0.60)	$0.00	$(1.07)	$10.68	2.95%	$3,749,985	0.05%	0.05%	0.05%	0.05%	3.63%	62%
03/31/2013	10.79	0.48	0.86	1.34	(0.53)	(0.15)	0.00	(0.68)	11.45	12.63	4,397,691	0.05	0.05	0.05	0.05	4.25	42
03/31/2012	10.73	0.56	0.11	0.67	(0.61)	0.00	0.00	(0.61)	10.79	6.53	3,961,321	0.05	0.05	0.05	0.05	5.26	58
03/31/2011	10.30	0.58	0.48	1.06	(0.63)	0.00	0.00	(0.63)	10.73	10.55	4,693,406	0.05	0.05	0.05	0.05	5.47	76
03/31/2010	7.74	0.60	2.61	3.21	(0.65)	0.00	0.00	(0.65)	10.30	42.17	4,735,767	0.05	0.05	0.05	0.05	6.25	103

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Year or Period	Net Investment Income (Loss)(a)	Net Realized/ Unrealized Gain (Loss)	Total Income (Loss) from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains	Tax Basis Return of Capital	Total Distributions	Net Asset Value End of Year or Period	Total Return	Net Assets End of Year or Period (000s)	Ratio of Expenses to Average Net Assets	Ratio of Expenses to Average Net Assets Excluding Waivers	Ratio of Expenses to Average Net Assets Excluding Interest Expense	Ratio of Expenses to Average Net Assets Excluding Interest Expense and Waivers	Ratio of Net Investment Income(Loss) to Average Net Assets	Portfolio Turnover Rate**
PIMCO Long Duration Corporate Bond Portfolio
03/31/2014	$12.45	$0.56	$(0.42)	$0.14	$(0.63)	$(0.20)	$0.00	$(0.83)	$11.76	1.60%	$20,947,575	0.05%	0.05%	0.05%	0.05%	4.78%	42%
03/31/2013	11.74	0.61	1.09	1.70	(0.69)	(0.30)	0.00	(0.99)	12.45	14.59	14,488,918	0.07	0.07	0.05	0.05	4.88	50
03/31/2012	10.73	0.62	1.24	1.86	(0.61)	(0.24)	0.00	(0.85)	11.74	17.80	10,987,742	0.05	0.05	0.05	0.05	5.40	145
03/31/2011	10.47	0.64	0.46	1.10	(0.61)	(0.23)	0.00	(0.84)	10.73	10.81	7,352,561	0.05	0.05	0.05	0.05	5.91	236
03/31/2010	8.71	0.62	1.68	2.30	(0.44)	(0.10)	0.00	(0.54)	10.47	26.73	3,886,734	0.05	0.05	0.05	0.05	6.07	200
PIMCO Low Duration Portfolio
03/31/2014	$10.04	$0.07	$(0.16)	$(0.09)	$(0.08)	$0.00	$0.00	$(0.08)	$9.87	(0.91)%	$360,385	0.05%	0.05%	0.05%	0.05%	0.73%	316%
05/31/2012 - 03/31/2013	10.00	0.05	0.04	0.09	(0.05)	0.00	0.00	(0.05)	10.04	0.93	257,004	0.05 *	0.06 *	0.05 *	0.06 *	0.63 *	287
PIMCO Moderate Duration Portfolio
03/31/2014	$9.99	$0.14	$(0.28)	$(0.14)	$(0.13)	$0.00	$0.00	$(0.13)	$9.72	(1.43)%	$526,934	0.05%	0.05%	0.05%	0.05%	1.46%	307%
07/31/2012 - 03/31/2013	10.00	0.06	0.00	0.06	(0.07)	0.00	0.00	(0.07)	9.99	0.64	283,343	0.05 *	0.06 *	0.05 *	0.06 *	0.94 *	203
PIMCO Mortgage Portfolio
03/31/2014	$10.95	$0.21	$(0.14)	$0.07	$(0.34)	$0.00	$0.00	$(0.34)	$10.68	0.69%	$5,250,652	0.05%	0.05%	0.05%	0.05%	1.97%	1,357%
03/31/2013	11.00	0.20	0.22	0.42	(0.38)	(0.09)	0.00	(0.47)	10.95	3.85	7,613,977	0.05	0.05	0.05	0.05	1.77	1,157
03/31/2012	10.85	0.27	0.45	0.72	(0.39)	(0.18)	0.00	(0.57)	11.00	6.61	7,525,827	0.05	0.05	0.05	0.05	2.42	1,051
03/31/2011	10.85	0.31	0.37	0.68	(0.36)	(0.32)	0.00	(0.68)	10.85	6.34	8,309,643	0.05	0.05	0.05	0.05	2.84	1,257
03/31/2010	10.28	0.63	0.73	1.36	(0.78)	(0.01)	0.00	(0.79)	10.85	13.66	5,554,742	0.13	0.13	0.05	0.05	5.84	1,105
PIMCO Municipal Sector Portfolio
03/31/2014	$8.94	$0.40	$(0.49)	$(0.09)	$(0.39)	$(0.38)	$0.00	$(0.77)	$8.08	(0.62)%	$248,361	0.06%	0.06%	0.05%	0.05%	4.85%	17%
03/31/2013	8.68	0.40	0.36	0.76	(0.37)	(0.13)	0.00	(0.50)	8.94	8.88	359,440	0.07	0.07	0.05	0.05	4.47	27
03/31/2012	7.66	0.45	0.98	1.43	(0.41)	0.00	0.00	(0.41)	8.68	19.03	399,627	0.23	0.23	0.05	0.05	5.49	85
03/31/2011	8.08	0.45	(0.36)	0.09	(0.51)	0.00	0.00	(0.51)	7.66	1.03	331,088	0.24	0.24	0.05	0.05	5.51	36
03/31/2010	7.41	0.43	0.68	1.11	(0.44)	0.00	0.00	(0.44)	8.08	15.17	828,575	0.13	0.13	0.05	0.05	5.35	42
PIMCO Real Return Portfolio
03/31/2014	$9.86	$0.14	$(0.80)	$(0.66)	$(0.11)	$(0.04)	$(0.02)	$(0.17)	$9.03	(6.69)%	$2,755,107	0.06%	0.06%	0.05%	0.05%	1.57%	34%
03/31/2013	9.56	0.11	0.54	0.65	(0.18)	(0.17)	0.00	(0.35)	9.86	6.89	3,602,637	0.06	0.06	0.05	0.05	1.16	46
03/31/2012	9.18	0.18	0.91	1.09	(0.28)	(0.43)	0.00	(0.71)	9.56	12.01	3,002,858	0.05	0.05	0.05	0.05	1.90	202
03/31/2011	8.94	0.22	0.45	0.67	(0.19)	(0.24)	0.00	(0.43)	9.18	7.58	1,331,349	0.05	0.05	0.05	0.05	2.40	356
03/31/2010	8.55	0.46	0.52	0.98	(0.59)	0.00	0.00	(0.59)	8.94	11.80	282,676	0.08	0.08	0.05	0.05	5.31	594
PIMCO Senior Floating Rate Portfolio
03/31/2014	$10.25	$0.40	$(0.03)	$0.37	$(0.31)	$0.00	$0.00	$(0.31)	$10.31	3.62%	$91,512	0.05%	0.05%	0.05%	0.05%	3.88%	117%
03/31/2013	10.09	0.43	0.19	0.62	(0.45)	(0.01)	0.00	(0.46)	10.25	6.27	23,398	0.05	0.05	0.05	0.05	4.20	94
04/29/2011 - 03/31/2012	10.00	0.35	(0.03)	0.32	(0.23)	0.00	0.00	(0.23)	10.09	3.30	8,818	0.05 *	0.51 *	0.05 *	0.51 *	3.84 *	112
PIMCO Short-Term Portfolio
03/31/2014	$9.59	$0.33	$0.04	$0.37	$(0.36)	$0.00	$0.00	$(0.36)	$9.60	3.96%	$1,049,627	0.11%	0.11%	0.05%	0.05%	3.38%	17%
03/31/2013	9.13	0.36	0.50	0.86	(0.40)	0.00	0.00	(0.40)	9.59	9.54	912,748	0.13	0.13	0.05	0.05	3.81	9
03/31/2012	9.33	0.37	(0.12)	0.25	(0.45)	0.00	0.00	(0.45)	9.13	2.88	978,608	0.11	0.11	0.05	0.05	4.03	16
03/31/2011	8.82	0.41	0.47	0.88	(0.37)	0.00	0.00	(0.37)	9.33	10.10	1,310,011	0.13	0.13	0.05	0.05	4.53	32
03/31/2010	7.36	0.39	1.43	1.82	(0.36)	0.00	0.00	(0.36)	8.82	25.14	1,217,876	0.09	0.09	0.05	0.05	4.72	146
PIMCO Short-Term Floating NAV Portfolio II
03/31/2014	$10.01	$0.02	$0.00	$0.02	$(0.02)	$0.00	$0.00	$(0.02)	$10.01	0.19%	$6,827,731	0.05%	0.05%	0.05%	0.05%	0.18%	96%
03/31/2013	10.01	0.03	0.00	0.03	(0.03)	0.00	0.00	(0.03)	10.01	0.30	4,273,516	0.05	0.05	0.05	0.05	0.27	91
03/31/2012	10.01	0.02	0.00	0.02	(0.02)	0.00	0.00	(0.02)	10.01	0.26	3,733,115	0.05	0.05	0.05	0.05	0.24	100
03/31/2011	10.01	0.03	0.00	0.03	(0.03)	0.00	0.00	(0.03)	10.01	0.39	4,658,383	0.05	0.05	0.05	0.05	0.33	117
06/09/2009 - 03/31/2010	10.00	0.02	0.01	0.03	(0.02)	0.00	0.00	(0.02)	10.01	0.30	2,794,627	0.05 *	0.05 *	0.05 *	0.05 *	0.24 *	82
PIMCO U.S. Government Sector Portfolio
03/31/2014	$9.44	$0.14	$(0.61)	$(0.47)	$(0.15)	$0.00	$0.00	$(0.15)	$8.82	(4.98)%	$3,277,262	0.05%	0.05%	0.05%	0.05%	1.55%	96%
03/31/2013	8.80	0.15	0.64	0.79	(0.15)	0.00	0.00	(0.15)	9.44	8.98	3,734,105	0.05	0.05	0.05	0.05	1.59	69
03/31/2012	8.80	0.13	(0.04)	0.09	(0.09)	0.00	0.00	(0.09)	8.80	1.07	4,074,397	0.05	0.05	0.05	0.05	1.42	569
03/31/2011	9.54	0.22	0.74	0.96	(0.25)	(1.45)	0.00	(1.70)	8.80	9.99	4,877,476	0.06	0.06	0.05	0.05	2.22	333
03/31/2010	9.29	0.27	1.02	1.29	(0.53)	(0.51)	0.00	(1.04)	9.54	14.35	4,016,293	0.06	0.06	0.05	0.05	2.83	656

*	Annualized
**	Effective April 1, 2010, the calculation methodology of the portfolio turnover rate has been updated to exclude investments in the PIMCO Short-Term Floating NAV Portfolio.
^	Reflects an amount rounding to less than one cent.
(a)	Per share amounts based on average number of shares outstanding during the year or period.

Appendix A
Description of Securities Ratings

The Portfolio's investments may range in quality from securities rated in the lowest category in which the Portfolio is permitted to invest to securities rated in the highest category (as rated by Moody's, S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality). The percentage of the Portfolio's assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:

High Quality Debt Securities are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by PIMCO.

Investment Grade Debt Securities are those rated in one of the four highest rating categories or, if unrated, deemed comparable by PIMCO.

Below Investment Grade High Yield Securities ("Junk Bonds"), are those rated lower than Baa by Moody's, BBB by S&P or Fitch, and comparable securities. They are deemed predominantly speculative with respect to the issuer's ability to repay principal and interest.

The following is a description of Moody's, S&P's and Fitch's rating categories applicable to fixed income securities.

Moody's Investors Service, Inc.

Long-Term Corporate Obligation Ratings
Moody's long-term obligation ratings are opinions of the relative credit risk of fixed-income obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings use Moody's global scale and reflect both the likelihood of default and any financial loss suffered in the event of default.

Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are judged to be medium grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Medium-Term Note Program Ratings

Moody's assigns provisional ratings to medium-term note (MTN) programs and definitive ratings to the individual debt securities issued from them (referred to as drawdowns or notes).

MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (e.g. senior or subordinated). To capture the contingent nature of a program rating, Moody's assigns provisional ratings to MTN programs. A provisional rating is denoted by a (P) in front of the rating.

The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer's default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating. In some circumstances, no rating may be assigned to a drawdown.

Moody's encourages market participants to contact Moody's Ratings Desks or visit www.moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program. Unrated notes issued under an MTN program may be assigned an NR (not rated) symbol.

Short-Term Ratings
Moody's short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

Moody's employs the following designations to indicate the relative repayment ability of rated issuers:

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Canadian issuers rated P-1 or P-2 have their short-term ratings enhanced by the senior-most long-term rating of the issuer, its guarantor or support-provider.

National Scale Long-Term Ratings
Moody's long-term National Scale Ratings (NSRs) are opinions of the relative creditworthiness of issuers and financial obligations within a particular country. NSRs are not designed to be compared among countries; rather, they address relative credit risk within a given country. Moody's assigns national scale ratings in certain local capital markets in which investors have found the global rating scale provides inadequate differentiation among credits or is inconsistent with a rating scale already in common use in the country.

In each specific country, the last two characters of the rating indicate the country in which the issuer is located (e.g., Aaa.br for Brazil).

Aaa.n: Issuers or issues rated Aaa.n demonstrate the strongest creditworthiness relative to other domestic issuers.

Aa.n: Issuers or issues rated Aa.n demonstrate very strong creditworthiness relative to other domestic issuers.

A.n: Issuers or issues rated A.n present above-average creditworthiness relative to other domestic issuers.

Baa.n: Issuers or issues rated Baa.n represent average creditworthiness relative to other domestic issuers.

Ba.n: Issuers or issues rated Ba.n demonstrate below-average creditworthiness relative to other domestic issuers.

B.n: Issuers or issues rated B.n demonstrate weak creditworthiness relative to other domestic issuers.

Caa.n: Issuers or issues rated Caa.n demonstrate very weak creditworthiness relative to other domestic issuers.

Ca.n: Issuers or issues rated Ca.n demonstrate extremely weak creditworthiness relative to other domestic issuers.

C.n: Issuers or issues rated C.n demonstrate the weakest creditworthiness relative to other domestic issuers.

Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. National scale long-term ratings of D.ar and E.ar may also be applied to Argentine obligations.

National Scale Short-Term Ratings
Moody's short-term NSRs are opinions of the ability of issuers in a given country, relative to other domestic issuers, to repay debt obligations that have an original maturity not exceeding one year. Short-term NSRs in one country should not be compared with short-term NSRs in another country, or with Moody's global ratings.

There are four categories of short-term national scale ratings, generically denoted N-1 through N-4 as defined below.

In each specific country, the first two letters indicate the country in which the issuer is located (e.g., BR-1 through BR-4 for Brazil).

N-1: Issuers rated N-1 have the strongest ability to repay short-term senior unsecured debt obligations relative to other domestic issuers.

N-2: Issuers rated N-2 have an above average ability to repay short-term senior unsecured debt obligations relative to other domestic issuers.

N-3: Issuers rated N-3 have an average ability to repay short-term senior unsecured debt obligations relative to other domestic issuers.

N-4: Issuers rated N-4 have a below average ability to repay short-term senior unsecured debt obligations relative to other domestic issuers.

The short-term rating symbols P-1.za, P-2.za, P-3.za and NP.za are used in South Africa. National scale short-term ratings of AR-5 and AR-6 may also be applied to Argentine obligations.

US Municipal Short-Term Debt and Demand Obligation Ratings
Short-Term Obligation Ratings
There are three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade (MIG) and are divided into three levels—MIG 1 through MIG 3. In addition, those short-term obligations that are of speculative quality are designated SG, or speculative grade. MIG ratings expire at the maturity of the obligation.

MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Demand Obligation Ratings
In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long- or short-term debt rating and a demand obligation rating. The first element represents Moody's evaluation of risk associated with scheduled principal and interest payments. The second element represents Moody's evaluation of risk associated with the ability to receive purchase price upon demand ("demand feature"). The second element uses a rating from a variation of the MIG scale called the Variable Municipal Investment Grade (VMIG) scale.

VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

Standard & Poor's Ratings Services

Long-Term Issue Credit Ratings
Issue credit ratings are based, in varying degrees, on Standard & Poor's analysis of the following considerations:

■

Likelihood of payment—capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

■

Nature of and provisions of the obligation;

■

Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

Investment Grade
AAA: An obligation rated 'AAA' has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated 'AA' differs from the highest-rated obligations only to a small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A: An obligation rated 'A' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated 'BBB' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Speculative Grade
Obligations rated 'BB', 'B', 'CCC', 'CC', and 'C' are regarded as having significant speculative characteristics. 'BB' indicates the least degree of speculation and 'C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated 'BB' is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated 'B' is more vulnerable to nonpayment than obligations rated 'BB', but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated 'CCC' is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated 'CC' is currently highly vulnerable to nonpayment. The 'CC' rating is used when a default has not yet occurred, but Standard & Poor's expects default to be a virtual certainty, regardless of the anticipated time to default.

C: An obligation rated 'C' is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D: An obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor's believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation's rating is lowered to 'D' if it is subject to a distressed exchange offer.

Plus (+) or minus (-): The ratings from 'AA' to 'CCC' may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

NR: This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular obligation as a matter of policy.

Short-Term Issue Credit Ratings
A-1: A short-term obligation rated 'A-1' is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term obligation rated 'B' is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitments.

C: A short-term obligation rated 'C' is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor's believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation's rating is lowered to 'D' if it is subject to a distressed exchange offer.

Dual Ratings: Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, 'AAA/A-1+' or 'A-1+/A-1'). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, 'SP-1+/A-1+').

Active Qualifiers
Standard & Poor's uses six qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a 'p' qualifier, which indicates the rating addressed the principal portion of the obligation only. Likewise, the qualifier can indicate a limitation on the type of information used, such as "pi" for public information. A qualifier appears as a suffix and is part of the rating.

L: Ratings qualified with 'L' apply only to amounts invested up to federal deposit insurance limits.

p: This suffix is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The 'p' suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.

pi: Ratings with a 'pi' suffix are based on an analysis of an issuer's published financial information, as well as additional information in the public domain. They do not, however, reflect in-depth meetings with an issuer's management and therefore may be based on less comprehensive information than ratings without a 'pi' suffix. Ratings with a 'pi' suffix are reviewed annually based on a new year's financial statements, but may be reviewed on an interim basis if a major event occurs that may affect the issuer's credit quality.

prelim: Preliminary ratings, with the 'prelim' suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by Standard & Poor's of appropriate documentation. Standard & Poor's reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.

■

Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.

■

Preliminary ratings are assigned to Rule 415 Shelf Registrations. As specific issues, with defined terms, are offered from the master registration, a final rating may be assigned to them in accordance with Standard & Poor's policies.

■

Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor's emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).

■

Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in Standard & Poor's opinion, documentation is close to final. Preliminary ratings may also be assigned to these entities' obligations.

■

Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, Standard & Poor's would likely withdraw these preliminary ratings.

■

A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

t: This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.

Inactive Qualifiers (no longer applied or outstanding)
*:This symbol that indicated that the rating was contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.

c: This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable. Discontinued use in January 2001.

G: The letter 'G' followed the rating symbol when a fund's portfolio consists primarily of direct U.S. government securities.

pr: The letters 'pr' indicate that the rating is provisional. A provisional rating assumed the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements was largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, made no comment on the likelihood of or the risk of default upon failure of such completion.

q: A 'q' subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.

r: The 'r' modifier was assigned to securities containing extraordinary risks, particularly market risks, which are not covered in the credit rating. The absence of an 'r' modifier should not be taken as an indication that an obligation will not exhibit extraordinary non-credit related risks. Standard & Poor's discontinued the use of the 'r' modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.

Fitch, Inc.

Long-Term Credit Ratings
Investment Grade
AAA: Highest credit quality. 'AAA' ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. "AA" ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. "A" ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. "BBB" ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

Speculative Grade
BB: Speculative. 'BB' ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B: Highly speculative. 'B' ratings indicate that material credit risk is present.

CCC: Substantial credit risk. 'CCC' ratings indicate that substantial credit risk is present.

CC: Very high levels of credit risk. 'CC' ratings indicate very high levels of credit risk.

C: Exceptionally high levels of credit risk. 'C' indicates exceptionally high levels of credit risk.

Defaulted obligations typically are not assigned 'RD' or 'D' ratings, but are instead rated in the 'B' to 'C' rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

The modifiers "+" or "-" may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the 'AAA' obligation rating category, or to corporate finance obligation ratings in the categories below 'CCC.'

The subscript 'emr' is appended to a rating to denote embedded market risk which is beyond the scope of the rating. The designation is intended to make clear that the rating solely addresses the counterparty risk of the issuing bank. It is not meant to indicate any limitation in the analysis of the counterparty risk, which in all other respects follows published Fitch criteria for analyzing the issuing financial institution. Fitch does not rate these instruments where the principal is to any degree subject to market risk.

Recovery Ratings
Recovery Ratings are assigned to selected individual securities and obligations. These currently are published for most individual obligations of corporate issuers with Issuer Default Ratings (IDRs) in the 'B' rating category and below.

Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.

The Recovery Rating scale is based upon the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral.

Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages, but actual recoveries for a given security may deviate materially from historical averages.

RR1: Outstanding recovery prospects given default. 'RR1' rated securities have characteristics consistent with securities historically recovering 91%-100% of current principal and related interest.

RR2: Superior recovery prospects given default. 'RR2' rated securities have characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.

RR3: Good recovery prospects given default. 'RR3' rated securities have characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.

RR4: Average recovery prospects given default. 'RR4' rated securities have characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.

RR5: Below average recovery prospects given default. 'RR5' rated securities have characteristics consistent with securities historically recovering 11%-30% of current principal and related interest.

RR6: Poor recovery prospects given default. 'RR6' rated securities have characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.

Short-Term Credit Ratings
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as "short term" based on market convention. Typically, this means up to 13 months for corporate, sovereign and structured obligations, and up to 36 months for obligations in US public finance markets.

F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High short-term default risk. Default is a real possibility.

RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

INVESTMENT ADVISER AND ADMINISTRATOR

PIMCO, 650 Newport Center Drive, Newport Beach, CA 92660

DISTRIBUTOR

PIMCO Investments LLC, 1633 Broadway, New York, NY 10019

CUSTODIAN

State Street Bank & Trust Co., 801 Pennsylvania Avenue, Kansas City, MO 64105

TRANSFER AGENT

Boston Financial Data Services - Midwest, 330 W. 9th Street, Kansas City, MO 64105

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, MO 64106-2197

LEGAL COUNSEL

Dechert LLP, 1900 K Street N.W., Washington, D.C. 20006

PIMCO FUNDS
650 Newport Center Drive
Newport Beach, CA 92660

The Portfolios' Offering Memorandum Supplement to shareholders includes additional information about the Portfolios. The Offering Memorandum Supplement is incorporated by reference into this Offering Memorandum, which means it is part of this Offering Memorandum for legal purposes. Additional information about the Portfolio's investments will be available in each Portfolio's annual report and semi-annual report to shareholders. Each Portfolio's annual report will discuss the market conditions and investment strategies that significantly affected each Portfolio's performance during its fiscal year.

You may obtain free copies of any of these materials, request other information about a Portfolio, or make inquiries by writing to:

PIMCO Funds
650 Newport Center Drive
Newport Beach, CA 92660

Daily updates on the NAV of a Portfolio may be obtained by calling 1-888-87-PIMCO.

You may review and copy information about the Trust, including the Offering Memorandum Supplement, at the Securities and Exchange Commission's public reference room in Washington, D.C. You may call the Commission at 1.202.551.8090 for information about the operation of the public reference room. You may also access reports and other information about the Trust on the EDGAR Database on the Commission's Web site at www.sec.gov. You may obtain copies of this information, with payment of a duplication fee, by writing the Public Reference Section of the Commission, Washington, D.C. 20549-1520, or by e-mailing your request to publicinfo@sec.gov.

The Portfolios issue shares only in accordance with Regulation D or other applicable exemptions under the Securities Act. This Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

Investment Company Act File Number: 811-05028	PAPS0001_101414

PIMCO Funds

Offering Memorandum Supplement:

PIMCO Funds: Private Account Portfolio Series

July 31, 2014 (as amended October 14, 2014)

This Offering Memorandum Supplement (the “Supplement”) should be read in conjunction with the Offering Memorandum of the Private Account Portfolios Series of PIMCO Funds (the “Trust”), dated July 31, 2014, as amended from time to time. Each Portfolio (defined below) issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the “Securities Act”). This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

The Trust is an open-end management investment company (“mutual fund”) currently consisting of separate investment portfolios, including: the PIMCO Asset-Backed Securities Portfolio; the PIMCO Developing Local Markets Portfolio; the PIMCO Emerging Markets Portfolio; the PIMCO FX Strategy Portfolio; the PIMCO High Yield Portfolio; the PIMCO International Portfolio; the PIMCO Investment Grade Corporate Portfolio; the PIMCO Long Duration Corporate Bond Portfolio; the PIMCO Low Duration Portfolio; the PIMCO Moderate Duration Portfolio; the PIMCO Mortgage Portfolio; the PIMCO Municipal Sector Portfolio; the PIMCO Real Return Portfolio; the PIMCO Senior Floating Rate Portfolio; the PIMCO Short-Term Portfolio; the PIMCO Short-Term Floating NAV Portfolio II; and the PIMCO U.S. Government Sector Portfolio (collectively, the “Portfolios”).

Shares of the Portfolios may be purchased only by clients of Pacific Investment Management Company LLC (“PIMCO”), including separately managed private accounts and investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and other funds, who are also “accredited investors,” as defined in Regulation D under the Securities Act, and either: (i) “qualified purchasers,” as defined for purposes of Section 3(c)(7) of the 1940 Act; or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) of the Securities Act. PIMCO, acting as agent for its private account clients, will effect all purchases/redemptions of shares of the Portfolios for those clients. Shares of the Private Account Portfolio Series also may be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.

Shares of the Portfolios are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in the Offering Memorandum.

This Supplement is intended for use only by the person to whom it has been issued. Reproduction of this Supplement is prohibited.

i

(Cont’d)

ii

(Cont’d)

iii

THE TRUST

The Trust is an open-end management investment company (“mutual fund”) currently consisting of separate investment portfolios (the “Portfolios”), including: the PIMCO Asset-Backed Securities Portfolio; the PIMCO Developing Local Markets Portfolio; the PIMCO Emerging Markets Portfolio; the PIMCO FX Strategy Portfolio; the PIMCO High Yield Portfolio; the PIMCO International Portfolio; the PIMCO Investment Grade Corporate Portfolio; the PIMCO Long Duration Corporate Bond Portfolio; the PIMCO Low Duration Portfolio; the PIMCO Moderate Duration Portfolio; the PIMCO Mortgage Portfolio; the PIMCO Municipal Sector Portfolio; the PIMCO Real Return Portfolio; the PIMCO Senior Floating Rate Portfolio, the PIMCO Short-Term Portfolio; the PIMCO Short-Term Floating NAV Portfolio II; and the PIMCO U.S. Government Sector Portfolio. Each Portfolio is registered under the 1940 Act.

INVESTMENT OBJECTIVES AND POLICIES

The investment objectives and general investment policies of each Portfolio are described in the Offering Memorandum. Consistent with each Portfolio’s investment policies, each Portfolio may invest in “Fixed Income Instruments,” which are defined in the Offering Memorandum. Additional information concerning the characteristics of certain of the Portfolios’ investments, strategies and risks is set forth below.

The PIMCO International Portfolio may pursue its investment objective by investing in the PIMCO International Portfolio Subsidiary LLC, a wholly-owned subsidiary of the PIMCO International Portfolio organized under the laws of the state of Delaware (the “Subsidiary”). The Subsidiary is advised by PIMCO, and has the same investment objective and will generally be subject to the same fundamental, non-fundamental and certain other investment restrictions as the Portfolio; however, the Subsidiary will invest without limitation in Japanese government bonds, finance bills, treasury bills. The Portfolio and Subsidiary may test for compliance with certain investment restrictions on a consolidated basis. By investing in the Subsidiary, the Portfolio is indirectly exposed to the risks associated with the Subsidiary’s investments. The securities and other investments held by the Subsidiary are generally similar to those held by the Portfolio and are subject to the same risks that apply to similar investments if held directly by the Portfolio. See below “Investment Objectives and Policies—Investments in the Wholly-Owned Subsidiary” for a more detailed discussion of the Portfolio’s Subsidiary.

U.S. Government Securities

U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the net asset value of a Portfolio’s shares. Some U.S. Government securities, such as Treasury bills, notes and bonds, and securities guaranteed by the Government National Mortgage Association (“GNMA”), are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the “U.S. Treasury”); others, such as those of the Federal National Mortgage Association (“FNMA”), are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as securities issued by members of the Farm Credit System, are supported only by the credit of the agency, instrumentality or corporation. U.S. Government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.

Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. GNMA, a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the FNMA and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government.

Municipal Bonds

Each Portfolio, particularly the PIMCO Municipal Sector Portfolio, may invest in securities issued by states, territories, possessions, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states, territories, possessions and multi-state agencies or authorities (“Municipal Bonds”). It is a policy of the PIMCO Municipal Sector Portfolio to have at least 80% of its net assets plus borrowings for investment purposes invested in investments, the income of which is exempt from federal income tax.

The PIMCO Municipal Sector Portfolio may, from time to time, invest more than 25% of its total assets in Municipal Bonds of issuers in California and New York, and, if so, will be subject to the California and New York State state-specific risks discussed in the “Description of Principal Risks” section of the Offering Memorandum and in this “Municipal Bonds” section of this Offering Memorandum Supplement, but the Portfolio does not have any present intention to invest more than that amount in a particular state.

Municipal Bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. Specifically, California and New York Municipal Bonds generally are issued by or on behalf of the State of California and New York, respectively, and their political subdivisions and financing authorities, and local governments. The Municipal Bonds which the Portfolios may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Tax-exempt private activity bonds and industrial development bonds generally are also revenue bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).

Each Portfolio, and in particular the PIMCO Municipal Sector Portfolio, may invest 25% or more of its total assets in Municipal Bonds that finance similar projects, such as those relating to education, health care, housing, transportation, and utilities, and 25% or more of its total assets in industrial development bonds. A Portfolio may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of similar projects or industrial development bonds.

Each Portfolio that may invest in Municipal Bonds may invest in pre-refunded Municipal Bonds. Pre-refunded Municipal Bonds are tax-exempt bonds that have been refunded to a call date prior to the final maturity of principal, or, in the case of pre-refunded Municipal Bonds commonly referred to as “escrowed-to-maturity bonds,” to the final maturity of principal, and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded Municipal Bonds held by a Portfolio is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). As the payment of principal and interest is generated from securities held in an escrow account established by the municipality and an independent escrow agent, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded Municipal Bond do not guarantee the price movement of the bond before maturity. Issuers of Municipal Bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investments in pre-refunded Municipal Bonds held by a Portfolio may subject the Portfolio to interest rate risk, market risk and credit risk. In addition, while a secondary market exists for pre-refunded Municipal Bonds, if a Portfolio sells pre-refunded Municipal Bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale. To the extent permitted by the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service (“IRS”), a Portfolio’s investment in pre-refunded Municipal Bonds backed by U.S. Treasury and Agency securities in the manner described above, will, for purposes of diversification tests applicable to certain Portfolios, be considered an investment in the respective U.S. Treasury and Agency securities.

Under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), certain limited obligation bonds are considered “private activity bonds” and interest paid on such bonds is treated as an item of tax preference for purposes of calculating federal alternative minimum tax liability.

Each Portfolio may invest in Build America Bonds. Build America Bonds are tax credit bonds created by the American Recovery and Reinvestment Act of 2009, which authorizes state and local governments to issue Build America Bonds as taxable bonds in 2009 and 2010, without volume limitations, to finance any capital expenditures for which such issuers could otherwise issue traditional tax-exempt bonds. State and local governments may receive a direct federal subsidy payment for a portion of their borrowing costs on Build America Bonds equal to 35% of the total coupon interest paid to investors. The state or local government issuer can elect to either take the federal subsidy or pass the 35% tax credit along to bondholders. A Portfolio’s investments in Build America Bonds will result in taxable income and the Portfolio may elect to pass through to shareholders the corresponding tax credits. The tax credits can generally be used to offset federal income taxes and the alternative minimum tax, but such credits are generally not refundable. Build America Bonds involve similar risks as Municipal Bonds, including credit and market risk. They are intended to assist state and local governments in financing capital projects at lower borrowing costs and are likely to attract a broader group of investors than tax-exempt Municipal Bonds. For example, taxable funds may choose to invest in Build America Bonds. Although Build America Bonds were only authorized for issuance during 2009 and 2010, the program may have resulted in reduced issuance of tax-exempt Municipal Bonds during the same period. As a result, a Portfolio that invests in tax-exempt Municipal Bonds, such as the PIMCO Municipal Sector Portfolio, may have increased its holdings of Build America Bonds and other investments permitted by the Portfolio’s respective investment objectives and policies during 2009 and 2010. The Build America Bond program expired on December 31, 2010, at which point no further issuance of new Build America Bonds was permitted. As of the date of this Offering Memorandum Supplement, there is no indication that Congress will renew the program to permit issuance of new Build America Bonds.

The Portfolios’ Board of Trustees has adopted guidelines to govern the purchase of municipal lease obligations and the determination of the liquidity of municipal lease obligations purchased by a Portfolio for purposes of compliance with the Portfolio’s investment restrictions with respect to illiquid securities. In determining whether a municipal lease obligation is liquid and is therefore not subject to the Portfolio’s limitations on investing in illiquid securities, PIMCO considers, on a case-by-case basis, the following factors:

1.	the frequency of trades and quotes for the municipal lease obligation over the course of the last six months or as otherwise reasonably determined by PIMCO;

2.

the number of dealers willing to purchase or sell the municipal lease obligation and the number of other potential purchases over the course of the last six months or as otherwise reasonably determined by PIMCO;

3.	any dealer undertakings to make a market in the municipal lease obligation;

4.

the nature of the municipal lease obligation and the nature of the market for the municipal lease obligation (i.e., the time needed to dispose of the municipal lease obligation, the method of soliciting offers, and the mechanics of transfer); and

5.	other factors, if any, which PIMCO deems relevant to determining the existence of a trading market for such municipal lease obligation.

Once a municipal lease obligation is acquired by a Portfolio, PIMCO monitors the liquidity of such municipal lease obligation pursuant to the considerations set forth above. PIMCO also evaluates the likelihood of a continuing market for municipal lease obligations and their credit quality. The Portfolios may purchase unrated municipal lease obligations if determined by PIMCO to be of comparable quality to rated securities in which the Portfolio is permitted to invest. A Portfolio may also acquire illiquid municipal lease obligations, subject to the Portfolio’s investment restrictions with respect to illiquid securities generally.

The Portfolios may seek to enhance their yield through the purchase of private placements. These securities are sold through private negotiations, usually to institutions or mutual funds, and may have resale restrictions. Their yields are usually higher than comparable public securities to compensate the investor for their limited marketability. A Portfolio may not invest more than 15% of its net assets in illiquid securities, including unmarketable private placements.

Some longer-term Municipal Bonds give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request – usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, a Portfolio would hold the longer-term security, which could experience substantially more volatility.

The Portfolios may invest in municipal warrants, which are essentially call options on Municipal Bonds. In exchange for a premium, municipal warrants give the purchaser the right, but not the obligation, to purchase a Municipal Bond in the future. A Portfolio may purchase a warrant to lock in forward supply in an environment where the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and they may have reduced liquidity. A Portfolio will not invest more than 5% of its net assets in municipal warrants.

The Portfolios may invest in Municipal Bonds with credit enhancements such as letters of credit, municipal bond insurance and Standby Bond Purchase Agreements (“SBPAs”). Letters of credit are issued by a third party, usually a bank, to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying Municipal Bond should default. Municipal bond insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond’s principal and interest will be paid when due. Insurance does not guarantee the price of the bond or the share price of any fund. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured Municipal Bonds have been low to date and municipal bond insurers have met their claims, there is no assurance this will continue. A higher-than-expected default rate could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders. A significant portion of insured Municipal Bonds that have been issued and are outstanding are insured by a small number of insurance companies, an event involving one or more of these insurance companies, such as a credit rating downgrade, could have a significant adverse effect on the value of the Municipal Bonds insured by that insurance company and on the Municipal Bond markets as a whole. Downgrades of certain insurance companies have negatively impacted the price of certain insured Municipal Bonds. Given the large number of potential claims against the insurers of Municipal Bonds, there is a risk that they will not be able to meet all future claims. An SBPA is a liquidity facility provided to pay the purchase price of bonds that cannot be re-marketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider’s obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.

The Portfolios may invest in Residual Interest Bonds (“RIBs”), which brokers create by depositing a Municipal Bond in a trust. The trust in turn issues a variable rate security and RIBs. The interest rate on the short-term component is determined by the remarketing broker-dealer, while the RIB holder receives the balance of the income from the underlying Municipal Bond. Therefore, rising short-term interest rates result in lower income for the RIB, and vice versa. An investment in RIBs typically will involve greater risk than an investment in a fixed rate bond. RIBs have interest rates that bear an inverse relationship to the interest rate on another security or the value of an index. Because increases in the interest rate on the other security or index reduce the residual interest paid on a RIB, the value of a RIB is generally more volatile than that of a fixed rate bond. RIBs have interest rate adjustment formulas that generally reduce or, in the extreme, eliminate the interest paid to the Portfolios when short-term interest rates rise, and increase the interest paid to the Portfolios when short-term interest rates fall. RIBs have varying degrees of liquidity that approximate the liquidity of the underlying bond(s), and the market price for these securities is volatile. RIBs can be very volatile and may be less liquid than other Municipal Bonds of comparable maturity. These securities will generally underperform the market of fixed rate bonds in a rising interest rate environment, but tend to outperform the market of fixed rate bonds when interest rates decline or remain relatively stable. Although volatile, RIBs typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality, coupon, call provisions and maturity. To the extent permitted by each Portfolio’s investment objectives and general investment policies, a Portfolio may invest in RIBs without limitation.

Regulators recently finalized rules implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”). These rules may preclude banking entities from: (i) sponsoring the trusts used to hold a Municipal Bond in the creation of RIBs; and (ii) continuing to service or maintain relationships with existing programs involving such trusts. The results of these rules are not certain, and there can be no assurance that appropriate restructuring of existing trusts will be possible or that the creation of new RIBs will continue. Because of RIBs’ role in the Municipal Bond market, implementation of the Volcker Rule may adversely impact the Municipal Bond market. For example, as a result of the Volcker Rule’s implementation, the Municipal Bond market may experience reduced demand or liquidity and increased financing costs.

In a transaction in which a Portfolio purchases a RIB from a trust, and the underlying Municipal Bond was held by the Portfolio prior to being deposited into the trust, the Portfolio treats the transaction as a secured borrowing for financial reporting purposes. As a result, the Portfolio will incur a non-cash interest expense with respect to interest paid by the trust on the variable rate securities, and will recognize additional interest income in an amount directly corresponding to the non-cash interest expense. Therefore, the Portfolio’s net asset value per share and performance are not affected by the non-cash interest expense. This accounting treatment does not apply to RIBs acquired by the Portfolios where the Portfolios did not previously own the underlying Municipal Bond.

The Portfolios also may invest in participation interests. Participation interests are various types of securities created by converting fixed rate bonds into short-term, variable rate certificates. These securities have been developed in the secondary market to meet the demand for short-term, tax-exempt securities. The Portfolios will invest only in such securities deemed tax-exempt by a nationally recognized bond counsel, but there is no guarantee the interest will be exempt because the IRS has not issued a definitive ruling on the matter.

Municipal Bonds are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate less with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues.

The recent economic downturn and budgetary constraints have made Municipal Bonds more susceptible to downgrade, default and bankruptcy. In addition, difficulties in the Municipal Bond markets could result in increased illiquidity, volatility and credit risk, and a decrease in the number of Municipal Bond investment opportunities. The value of Municipal Bonds may also be affected by uncertainties involving the taxation of Municipal Bonds or the rights of Municipal Bond holders in the event of a bankruptcy. Proposals to restrict or eliminate the federal income tax exemption for interest on Municipal Bonds are introduced before Congress from time to time. These legal uncertainties could affect the Municipal Bond market generally, certain specific segments of the market, or the relative credit quality of particular securities.

The Portfolios may purchase and sell portfolio investments to take advantage of changes or anticipated changes in yield relationships, markets or economic conditions. The Portfolios also may sell Municipal Bonds due to changes in PIMCO’s evaluation of the issuer or cash needs resulting from redemption requests for Portfolio shares. The secondary market for Municipal Bonds typically has been less liquid than that for taxable debt/fixed income securities, and this may affect the Portfolio’s ability to sell particular Municipal Bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities. Additionally, Municipal Bonds rated below investment grade (i.e., high yield Municipal Bonds) may not be as liquid as higher-rated Municipal Bonds. Reduced liquidity in the secondary market may have an adverse impact on the market price of a Municipal Bond and on a Portfolio’s ability to sell a Municipal Bond in response to changes or anticipated changes in economic conditions or to meet the Portfolio’s cash needs. Reduced liquidity may also make it more difficult to obtain market quotations based on actual trades for purposes of valuing a Portfolio’s portfolio. For more information on high yield securities please see “High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies” below.

Prices and yields on Municipal Bonds are dependent on a variety of factors, including general money-market conditions, the financial condition of the issuer, general conditions of the Municipal Bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of Municipal Bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.

Each Portfolio may purchase custodial receipts representing the right to receive either the principal amount or the periodic interest payments or both with respect to specific underlying Municipal Bonds. In a typical custodial receipt arrangement, an issuer or third party owner of Municipal Bonds deposits the bonds with a custodian in exchange for two classes of custodial receipts. The two classes have different characteristics, but, in each case, payments on the two classes are based on payments received on the underlying Municipal Bonds. In no event will the aggregate interest paid with respect to the two classes exceed the interest paid by the underlying Municipal Bond. Custodial receipts are sold in private placements. The value of a custodial receipt may fluctuate more than the value of a Municipal Bond of comparable quality and maturity.

The perceived increased likelihood of default among issuers of Municipal Bonds has resulted in constrained illiquidity, increased price volatility and credit downgrades of issuers of Municipal Bonds. Local and national market forces-such as declines in real estate prices and general business activity-may result in decreasing tax bases, fluctuations in interest rates, and increasing construction costs, all of which could reduce the ability of certain issuers of Municipal Bonds to repay their obligations. Certain issuers of Municipal Bonds have also been unable to obtain additional financing through, or must pay higher interest rates on, new issues, which may reduce revenues available for issuers of Municipal Bonds to pay existing obligations. In addition, events have demonstrated that the lack of disclosure rules in this area can make it difficult for investors to obtain reliable information on the obligations underlying Municipal Bonds. Adverse developments in the Municipal Bond market may negatively affect the value of all or a substantial portion of a fund’s holdings in Municipal Bonds.

Obligations of issuers of Municipal Bonds are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their Municipal Bonds may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for Municipal Bonds or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of a Portfolio’s Municipal Bonds in the same manner. In particular, the PIMCO Municipal Sector Portfolio is subject to the risks inherent in concentrating investment in a particular state or region. The following summarizes information drawn from official statements, and other public documents available relating to issues potentially affecting securities offerings of issuers domiciled in the states of California and New York. Neither the Portfolios nor PIMCO have independently verified the information, but have no reason to believe that it is substantially different.

From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on certain types of Municipal Bonds, and it can be expected that similar proposals may be introduced in the future. As a result of any such future legislation, the availability of such Municipal Bonds for investment by the Portfolios and the value of such Municipal Bonds held by the Portfolios may be affected. In addition, it is possible that events occurring after the date of a Municipal Bond’s issuance, or after a Portfolio’s acquisition of such obligation, may result in a determination that the interest paid on that obligation is taxable, in certain cases retroactively.

California. Each Fund investing in California Municipal Bonds, and in particular the PIMCO California Intermediate Municipal Bond, PIMCO California Municipal Bond and PIMCO California Short Duration Municipal Income Funds, may be particularly affected by political, economic or regulatory developments affecting the ability of California tax-exempt issuers to pay interest or repay principal. Provisions of the California Constitution and State statutes that limit the taxing and spending authority of California governmental entities may impair the ability of California governmental issuers to maintain debt service on their obligations. Future California political and economic developments, constitutional amendments, legislative measures, executive orders, administrative regulations, litigation and voter initiatives could have an adverse effect on the debt obligations of California issuers. The information set forth below constitutes only a brief summary of a number of complex factors which may impact issuers of California Municipal Bonds. The information is derived from sources that are generally available to investors, including information promulgated by the State’s Department of Finance, the State’s Treasurer’s Office, and the Legislative Analyst’s Office. The information is intended to give a recent historical description and is not intended to indicate future or continuing trends in the financial or other positions of California. Such information has not been independently verified by the Funds, and the Funds assume no responsibility for the completeness or accuracy of such information. It should be noted that the financial strength of local California issuers and the creditworthiness of obligations issued by local California issuers is not directly related to the financial strength of the State or the creditworthiness of obligations issued by the State, and there is no obligation on the part of the State to make payment on such local obligations in the event of default.

Certain debt obligations held by a Fund may be obligations of issuers that rely in whole or in substantial part on California state government revenues for the continuance of their operations and payment of their obligations. Whether and to what extent the California Legislature will continue to appropriate a portion of the State’s General Fund to counties, cities and their various entities, which depend upon State government appropriations, is not entirely certain. To the extent local entities do not receive money from the State government to pay for their operations and services, their ability to pay debt service on obligations held by the Funds may be impaired.

Certain tax-exempt securities in which the Funds may invest may be obligations payable solely from the revenues of specific institutions, or may be secured by specific properties, which are subject to provisions of California law that could adversely affect the holders of such obligations. For example, the revenues of California health care institutions may be subject to state laws, and California law limits the remedies of a creditor secured by a mortgage or deed of trust on real property.

California’s economy, the largest state economy in the United States and one of the largest and most diverse in the world, has major components in high technology, trade, entertainment, agriculture, manufacturing, government, tourism, construction and services, and may be sensitive to economic factors affecting those industries. The relative proportion of the various components of the California economy closely resembles the make-up of the national economy.

In March 2004, voters approved Proposition 57, the California Economic Recovery Bond Act, which authorized the issuance of up to $15 billion in Economic Recovery Bonds (“ERBs”) to finance the State’s negative General Fund balance as of June 30, 2004 and other General Fund obligations undertaken prior to June 30, 2004. Repayment of the ERBs is secured by a pledge of revenues from a one-quarter cent increase in the State’s sales and use tax that became effective July 1, 2004. In addition, as voter-approved general obligation bonds, the ERBs are secured by the State’s full faith and credit and payable from the General Fund in the event the dedicated sales and use tax revenue is insufficient to repay the bonds. The entire authorized amount of ERBs was issued in three sales between May 2004 and February 2008. No further ERBs can be issued under Proposition 57, except for refunding bonds. As of February 1, 2014, California had outstanding approximately $80.5 billion in long-term general obligation bonds.

Also in March 2004, voters approved Proposition 58, which amended the California State Constitution to require balanced budgets in the future, yet this has not prevented the State from enacting budgets that rely on borrowing. Proposition 58 also created the Budget Stabilization Account (“BSA”) as a secondary budgetary reserve. Beginning with fiscal year 2006-07, a specified portion of estimated annual General Fund revenues (reaching a ceiling of 3% by fiscal year 2008-09) will be transferred by the State Controller into the BSA no later than September 30 of each fiscal year unless the transfer is suspended or reduced by an executive order issued by the Governor. The Governor suspended the BSA transfers in each of fiscal years 2008-09 through 2013-14 due to the condition of the General Fund. This special reserve will be used to repay the ERBs and provide a “rainy-day” fund for future economic downturns or natural disasters. The amendment allows the Governor to declare a fiscal emergency whenever he or she determines that General Fund revenues will decline below budgeted expenditures, or expenditures will increase substantially above available resources. The Governor declared several such fiscal emergencies from 2008 through 2011. Finally, Proposition 58 requires the State legislature to take action on legislation proposed by the Governor to address fiscal emergencies. The Governor has announced in the proposed 2014-15 budget that the BSA transfer will be resumed in fiscal year 2014-15, which will provide an estimated $1.6 billion of additional funds for early retirement of ERBs. The State Administration currently estimates that all of the ERBs will have been paid, or provision for their payment will have been made through creation of new escrow accounts, by June 30, 2015.

California, like the rest of the nation, has experienced an uneven economic recovery from the severe economic downturn that began in late 2007. The outlook for the national economy is for moderate growth in 2014 and 2015. The nation’s real GDP is estimated to have grown 1.7% in 2013 and is projected to grow 2.5% in 2014 and 3.1% in 2015. Various economic indicators suggest that the national economy experienced an uneven expansion in 2013, with a strong third quarter and growth likely muted in the fourth quarter by the federal government shutdown. California appears to be experiencing a gradual and broadening recovery. Continued growth in the high-technology sector, international trade and tourism are being supplemented by better residential construction and real estate conditions. Despite moderate growth in the past year, there are still risks to the economy due to the persistence of unemployment, which has caused slow income growth for a broad section of the population, and slow wage growth.

The economic slowdown was caused in large part by a dramatic downturn in the housing industry, with a drop in new home starts and sales from 2006 through 2009 and declines in average home sales prices in most of the State for 37 straight months ending in January 2010. The housing slump has been deeper in the State than most other parts of the nation, and declining prices and increasing subprime mortgage rates led to record mortgage delinquencies and home foreclosures. With limited inventories of homes for sale, existing home prices accelerated in the latter half of 2012. Home prices continued to climb in 2013, reaching levels not seen in more than five years. The number of California homes going into foreclosure dropped to an eight-year low in the fourth quarter of 2013 at 18,120, down 10.8% from the prior quarter and down 52.6% from the fourth quarter of 2012. The declining rate of foreclosure was likely due in part to the State’s new foreclosure laws (the “Homeowner Bill of Rights”), which took effect at the beginning of calendar year 2013.

Industry employment in California is forecast to grow by 2.1% in 2013, 2.4% in 2014, and 2.5% in 2015 as compared to growing by just 0.9% in 2011. The State’s unemployment rate fell from a high of 12.5% in December 2010 to 8.0% in February 2014. In comparison, the national unemployment rate was 6.7% in February 2014. Comparing December 2013 with a year earlier, 391,700 new nonfarm payroll jobs were created. Due to an aging population, there has been strong growth in the in-home support service job market, which increased the pace of recovery.

Personal income in California is estimated to have grown 2.6% in 2013 and projected to grow 4.6% in 2014 and 5.0% in 2015, as compared to falling by 2.4% in 2009 and the 5.1% average growth rate from 1989 to 2009. Taxable sales in California deteriorated dramatically in 2008 and bottomed out in FY 2009-10. Based on preliminary data, it is estimated that taxable sales have increased by 5.8% in FY 2013. Growth is forecast to continue at 6.4% and 6.6% for 2014 and 2015. Furthermore, California wages and salaries are estimated to have risen an average of 2.1% in 2013, followed by projections of 2.3% growth in each of 2014 and 2015. On the other hand, the more subdued national outlook led to a more restrained projection for 2014 and 2015 at 1.6% and 1.8%, respectively.

Revenue bonds represent both obligations payable from State revenue-producing enterprises and projects, which are not payable from the General Fund, and conduit obligations payable only from revenues paid by private users of facilities financed by such revenue bonds. Such enterprises and projects include transportation projects, various public works and exposition projects, educational facilities (including the California State University and University of California systems), housing, health facilities, and pollution control. General Fund revenues and transfers are projected at $104.5 billion in FY 2014-15, an increase of $4.4 billion compared with revised estimates for FY 2013-14.

Moody’s Investor Services, Inc. (“Moody’s”), Standard & Poor’s Rating Services (“S&P”) and Fitch, Inc. (“Fitch”) assign ratings to California’s long-term general obligation bonds, which represent their opinions as to the quality of the municipal bonds they rate. In 2013 and early 2014, California’s credit rating was revised by Moody’s, S&P and Fitch. As of July 1, 2014, California’s general obligation bonds were assigned ratings of Aa3, A and A by Moody’s, S&P and Fitch, respectively. The ratings agencies continue to monitor the State’s budget deliberations closely to determine whether to alter the ratings. It should be recognized that these ratings are not an absolute standard of quality, but rather general indicators. Such ratings reflect only the view of the originating rating agencies, from which an explanation of the significance of such ratings may be obtained. There is no assurance that a particular rating will continue for any given period of time or that any such rating will not be revised downward or withdrawn entirely if, in the judgment of the agency establishing the rating, circumstances so warrant. A downward revision or withdrawal of such ratings, or either of them, may affect the market price of the State municipal obligations in which a Fund invests.

In January 2013, the Governor’s Budget projected that the State will end FY 2013-14 with a $1 billion reserve. On June 27, 2013, the Governor signed the 2013 Budget Act, which projected to end fiscal year 2013-14 with a $1.1 billion reserve and would continue to pay down budgetary debt from past years. For the first time in several years, corrective measures were not necessary to avoid a year-end deficit in the fiscal year just ended. On September 12, 2013, the Governor signed SB 105, appropriating an additional $315 million during fiscal year 2013-14 to the Department of Corrections and Rehabilitation in response to a court-ordered requirement to further reduce California’s prison population.

On January 9, 2014, the Governor’s 2014-15 Budget was released. The 2014-15 Governor’s Budget projects that the state will end FY 2014-2015 with a shortfall of $2.3 billion, due in part to the budgetary accounting treatment of the BSA transfer and to the allocation of revenues to pay down “wall of debt” liabilities. The 2014-15 Governor’s Budget proposes a constitutional amendment to appear on the November 2014 election ballot that would significantly amend certain existing “rainy day” budgetary reserve requirements by requiring these reserves to be funded by capital gains tax revenues. The proposed amendment would become effective in fiscal year 2015-16. On May 13, 2014, the Governor released the May Revision to the 2014-15 Governor’s Budget, which forecasts General Fund revenues at $2.0 billion higher for fiscal year 2013-14 and $0.8 billion higher for fiscal year 2014-15 than what was projected in the 2014-15 Governor’s Budget. The 2014-15 May Revision assumes about $2.2 billion more in spending in fiscal year 2013-14. After accounting for these changes and others, the May Revision anticipates that the State would end fiscal year 2014-15 with a $528 million reserve. The 2014-15 Governor’s Budget was signed into law on June 20, 2014.

The State is a party to numerous legal proceedings, many of which normally occur in governmental operations and which, if decided against the State, might require the State to make significant future expenditures or impair future revenue sources.

Constitutional and statutory amendments as well as budget developments may affect the ability of California issuers to pay interest and principal on their obligations. The overall effect may depend upon whether a particular California tax-exempt security is a general or limited obligation bond and on the type of security provided for the bond. It is possible that measures affecting the taxing or spending authority of California or its political subdivisions may be approved or enacted in the future.

New York. Funds investing in New York Municipal Bonds, and in particular the PIMCO New York Municipal Bond Fund, may be particularly affected by political, economic or regulatory developments affecting the ability of New York tax-exempt issuers to pay interest or repay principal. Investors should be aware that certain issuers of New York tax-exempt securities have at times experienced serious financial difficulties. A reoccurrence of these difficulties may impair the ability of certain New York issuers to maintain debt service on their obligations. The following information provides only a brief summary of the complex factors affecting the financial situation in New York and is derived from sources that are generally available to investors, including the New York State Division of the Budget and the New York City Office of Management and Budget. The information is intended to give a recent historical description and is not intended to indicate future or continuing trends in the financial or other positions of New York. Such information has not been independently verified by the Funds and the Funds assume no responsibility for the completeness or accuracy of such information. It should be noted that the creditworthiness of obligations issued by local New York issuers may be unrelated to the creditworthiness of obligations issued by New York City and State agencies, and that there is no obligation on the part of New York State to make payment on such local obligations in the event of default.

New York has historically been one of the wealthiest states in the nation, maintaining the third largest economy in the United States behind California and Texas. For decades, however, the State’s economy grew more slowly than that of the nation as a whole, gradually eroding the State’s relative economic affluence, as urban centers lost the more affluent to the suburbs and people and businesses migrated to the southern and the western United States. Among the factors that may adversely affect the New York State economy are additional write-downs by the financial sector associated with subprime mortgages; deteriorating credit markets, thereby lowering business investment and prolonging recovery; and increases in the cost of energy and food prices, thereby increasing the risk of high inflation.

Relative to other states, New York has for many years imposed a very high state and local tax burden on residents. The burden of state and local taxation in combination with the many other causes of regional economic dislocation, has contributed to the decisions of some businesses and individuals to relocate outside of, or not locate within, New York. The economic and financial condition of the State also may be affected by various financial, social, economic and political factors. For example, the securities industry is more central to New York’s economy than to the national economy, therefore any significant decline in stock market performance could adversely affect the State’s income and employment levels. Furthermore, such social, economic and political factors can be very complex, may vary from year to year and can be the result of actions taken not only by the State and its agencies and instrumentalities, but also by entities, such as the Federal government, that are not under the control of the State.

The fiscal stability of New York State is related to the fiscal stability of the State’s municipalities, its agencies and authorities (which generally finance, construct and operate revenue-producing public benefit facilities). This is due in part to the fact that agencies, authorities and local governments in financial trouble often seek State financial assistance. The experience has been that if New York City or any of its agencies or authorities suffers serious financial difficulty, then the ability of the State, New York City, and the State’s political subdivisions, agencies and authorities to obtain financing in the public credit markets, and the market price of outstanding New York tax-exempt securities, is adversely affected.

State actions affecting the level of receipts and disbursements, the relative strength of the State and regional economies and actions of the federal government may create budget gaps for the State. Moreover, even an ostensibly balanced budget may still contain several financial risks. These risks include the possibility of broad economic factors, additional spending needs, revenues that may not materialize and proposals to reduce spending or raise revenues that have been previously rejected by the Legislature. To address a potential imbalance in any given FY, the State would be required to take actions to increase receipts and/or reduce disbursements as it enacts the budget for that year. Under the State Constitution, the Governor is required to propose a balanced budget each year. There can be no assurance, however, that the Legislature will enact the proposals or that the State’s actions will be sufficient to preserve budgetary balance in a given fiscal year or to align recurring receipts and disbursements in future fiscal years. The fiscal stability of the State is related to the fiscal stability of its public authorities. Authorities have various responsibilities, including those that finance, construct and/or operate revenue-producing public facilities. Authorities are not subject to the constitutional restrictions on the incurrence of debt that apply to the State itself, and may issue bonds and notes within the amounts and restrictions set forth in their legislative authorization.

Authorities are generally supported by revenues generated by the projects financed or operated, such as tolls charged for use of highways, bridges or tunnels, charges for electric power, electric and gas utility services, rentals charged for housing units and charges for occupancy at medical care facilities. In addition, State legislation authorizes several financing techniques for authorities. Also, there are statutory arrangements providing for State local assistance payments otherwise payable to localities, to be made under certain circumstances directly to the authorities. Although the State has no obligation to provide additional assistance to localities whose local assistance payments have been paid to authorities under these arrangements, if local assistance payments are diverted the affected localities could seek additional State assistance. Some authorities also receive monies from State appropriations to pay for the operating costs of certain of their programs.

Over the near and long term, New York State and New York City may face economic problems. New York City accounts for a large portion of the State’s population and personal income, and New York City’s financial health affects the State in numerous ways. New York City continues to require significant financial assistance from the State and depends on State aid to both enable it to balance its budget and to meet its cash requirements. The State could also be affected by the ability of the City to market its securities successfully in the public credit markets, as well as by shifts upward or downward in the State’s real estate market.

On February 20, 2014, the DOB issued an amended Executive Budget Financial Plan, including projections for FYs 2014 through 2018. The State’s Division of Budget (“DOB”) estimates that New York’s Executive Budget would eliminate the budget gap of $1.7 billion in FY 2015. The FY 2015 authorized gap-closing plan consists of approximately $2.0 billion in savings from spending control. The budget gap represents the difference between: (a) the projected General Fund disbursements, including transfers to other funds, needed to maintain anticipated service levels and specific commitments; and (b) the expected level of resources to pay for them.

On October 29, 2012, Superstorm Sandy struck New York, causing infrastructure damage, economic losses and a disruption of economic activity. New York expects to receive $30 billion in Federal disaster aid over the coming years for response, recovery, and mitigation costs. The State also expects to receive $2.4 billion in extraordinary Federal assistance during FY 2015 relating to Superstorm Sandy. Despite Superstorm Sandy, New York expects continued recovery. However, there are significant risks to this forecast, including the effects of: national and international events, climate change and extreme weather events; ongoing financial instability in the Euro Zone; changes in consumer confidence, oil supplies and oil prices; Federal statutory and regulatory changes concerning financial sector activities and changes concerning financial sector bonus payouts.

The State projects total public sector employment to continue to be a drag on growth for 2014, with private sector jobs increasing 1.5%. The State projects a 5.4% increase in wages for 2014, accompanied by total personal income growth of 5.2%. The State’s unemployment rate as of May 2014 was 6.7%, its lowest level since December 2008.

Estimated Total General Fund receipts are projected to be $63.5 billion for FY 2014-15, an annual increase of $1.9 billion, or 3.0 percent. General Fund business tax receipts for FY 2015 are now projected to decrease by $358 million, or 6.0 percent, from FY 2014 to $5.6 billion.

New York City has the largest population of any city in the U.S., and it is obligated to maintain a complex and aging infrastructure. The City bears responsibility for more school buildings, firehouses, health facilities, community colleges, roads, bridges, libraries, and police precincts than any other municipality in the country. Capital bond proceeds are used for the construction and rehabilitation of these facilities. Bond proceeds are also used for financing shorter-lived capital items such as comprehensive computer systems.

New York City’s general debt limit, as provided in the New York State Constitution, is 10 percent of the five-year rolling average of the full value of taxable City real property. The City’s FY 2014 general debt-incurring power of $79.10 billion is projected to increase to $81.66 billion in FY 2015, to $85.26 billion in FY 2016, and to $89.33 billion by FY 2017. The City’s general obligation debt outstanding was $41.99 billion as of March 2014. After including contract and other liability and adjusting for appropriations, the City’s indebtedness that is counted toward the debt limit totaled $54.27 billion as of July 2013. This indebtedness is expected to grow to $65.41 billion by the beginning of FY 2017. The City is projected to have remaining debt-incurring capacity of $20.7 billion on July 1, 2014, $21.3 billion on July 1, 2015, and $23.9 billion on July 1, 2016.

In addition to general obligation bonds, the City maintains several additional credits, including bonds issued by the New York City Transitional Finance Authority (“NYCTFA”) and Tobacco Settlement Asset Securitization Corporation (“TSASC”). At the end of FY 2013, NYCTFA debt backed by personal income tax revenues accounted for $23.05 billion of debt. In July 2009, the State Legislature granted NYCTFA the authority to issue additional debt for general capital purposes. This additional borrowing above the initial $13.5 billion limit is secured by personal income tax revenues and counted under the City’s general debt limit. In addition to this capacity, the NYCTFA is authorized to issue up to $9.4 billion of Building Aid Revenue Bonds (BARBs) for education purposes. Approximately $6.15 billion of these bonds have been issued as of December 1, 2013. Debt service for these bonds is supported by State building aid revenues. Between FYs 2000 and 2006, TSASC contributed a total of $1.3 billion to the City’s capital program but is unlikely to provide further support to the City’s capital program. The City’s debt per capita has grown from $2,951 in FY 1990 to $9,522 by FY 2013, an increase of 223 percent. Over the same period, the cumulative growth rate in debt per capita was 2.6 times the City’s rate of inflation. The FY 2013 debt per capita is an increase of $144 from FY 2012. Based on an analysis of financial statements released by other jurisdictions in FY 2012, New York City’s debt burden per capita was nearly double the average sample of large U.S. cities.

As of June 30, 2014, New York State’s general obligation bonds are rated AA, Aa1, and AA+ by S&P, Moody’s, and Fitch, respectively. As of June 30, 2014, New York City’s general obligation debt was rated AA by S&P, Aa2 by Moody’s, and AA by Fitch. Such ratings reflect only the view of the originating rating agencies, from which an explanation of the significance of such ratings may be obtained. There is no assurance that a particular rating will continue for any given period of time or that any such rating will not be revised downward or withdrawn entirely if, in the judgment of the agency originally establishing the rating, circumstances so warrant. A downward revision or withdrawal of such ratings, or either of them, may have an effect on the market price of the State municipal obligations in which a Fund invests.

Mortgage-Related Securities and Asset-Backed Securities

Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. See “Mortgage Pass-Through Securities.” Certain Portfolios also may invest in debt securities which are secured with collateral consisting of mortgage-related securities (see “Collateralized Mortgage Obligations”). The PIMCO Senior Floating Rate Portfolio may invest up to 5% of its total assets in mortgage or asset-backed securities.

The recent financial downturn-particularly the increase in delinquencies and defaults on residential mortgages, falling home prices, and unemployment-has adversely affected the market for mortgage-related securities. In addition, various market and governmental actions may impair the ability to foreclose on or exercise other remedies against underlying mortgage holders, or may reduce the amount received upon foreclosure. These factors have caused certain mortgage-related securities to experience lower valuations and reduced liquidity. There is also no assurance that the U.S. Government will take further action to support the mortgage-related securities industry, as it has in the past, should the economic downturn continue or the economy experience another downturn. Further, recent legislative action and any future government actions may significantly alter the manner in which the mortgage-related securities market functions. Each of these factors could ultimately increase the risk that a Portfolio could realize losses on mortgage-related securities.

Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase. The residential mortgage market in the United States recently has experienced difficulties that may adversely affect the performance and market value of certain of the Portfolios’ mortgage-related investments. Delinquencies and losses on residential mortgage loans (especially subprime and second-lien mortgage loans) generally have increased recently and may continue to increase, and a decline in or flattening of housing values (as has recently been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. Also, a number of residential mortgage loan originators have experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for certain mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

Agency Mortgage-Related Securities. The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned United States Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the United States Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).

Government-related guarantors (i.e., not backed by the full faith and credit of the United States Government) include FNMA and FHLMC. FNMA is a government-sponsored corporation. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the United States Government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues Participation Certificates (“PCs”), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the United States Government.

On September 6, 2008, the Federal Housing Finance Agency (“FHFA”) placed FNMA and FHLMC into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC.

In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement with each of FNMA and FHLMC pursuant to which the U.S. Treasury will purchase up to an aggregate of $100 billion of each of FNMA and FHLMC to maintain a positive net worth in each enterprise. This agreement contains various covenants that severely limit each enterprise’s operations. In exchange for entering into these agreements, the U.S. Treasury received $1 billion of each enterprise’s senior preferred stock and warrants to purchase 79.9% of each enterprise’s common stock. In 2009, the U.S. Treasury announced that it was doubling the size of its commitment to each enterprise under the Senior Preferred Stock Program to $200 billion. The U.S. Treasury’s obligations under the Senior Preferred Stock Program are for an indefinite period of time for a maximum amount of $200 billion per enterprise. In 2009, the U.S. Treasury further amended the Senior Preferred Stock Purchase Agreement to allow the cap on the U.S. Treasury’s funding commitment to increase as necessary to accommodate any cumulative reduction in FNMA’s and FHLMC’s net worth through the end of 2012. In August 2012, the Senior Preferred Stock Purchase Agreement was further amended to, among other things, accelerate the wind down of the retained portfolio, terminate the requirement that FNMA and FHLMC each pay a 10% dividend annually on all amounts received under the funding commitment, and require the submission of an annual risk management plan to the U.S. Treasury.

FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.

Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.

FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.

In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.

Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.

In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.

In addition, in a February 2011 report to Congress from the Treasury Department and the Department of Housing and Urban Development, the Obama administration provided a plan to reform America’s housing finance market. The plan would reduce the role of and eventually eliminate FNMA and FHLMC. Notably, the plan does not propose similar significant changes to GNMA, which guarantees payments on mortgage-related securities backed by federally insured or guaranteed loans such as those issued by the Federal Housing Association or guaranteed by the Department of Veterans Affairs. The report also identified three proposals for Congress and the administration to consider for the long-term structure of the housing finance markets after the elimination of FNMA and FHLMC, including implementing: (i) a privatized system of housing finance that limits government insurance to very limited groups of creditworthy low- and moderate-income borrowers; (ii) a privatized system with a government backstop mechanism that would allow the government to insure a larger share of the housing finance market during a future housing crisis; and (iii) a privatized system where the government would offer reinsurance to holders of certain highly-rated mortgage-related securities insured by private insurers and would pay out under the reinsurance arrangements only if the private mortgage insurers were insolvent.

Privately Issued Mortgage-Related Securities. Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Trust’s investment quality standards. There can be no assurance that insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Portfolios may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originators/servicers and poolers, PIMCO determines that the securities meet the Trust’s quality standards. Securities issued by certain private organizations may not be readily marketable. A Portfolio will not purchase mortgage-related securities or any other assets which in PIMCO’s opinion are illiquid if, as a result, more than 15% of the value of the Portfolio’s net assets will be illiquid.

Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately issued mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government-sponsored entity guarantee is not available. The coupon rates and maturities of the underlying mortgage loans in a privately-issued mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans are loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.

The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately issued mortgage-related securities, such as those classified as pay-option adjustable rate or Alt-A have also performed poorly. Even loans classified as prime have experienced higher levels of delinquencies and defaults. The substantial decline in real property values across the U.S. has exacerbated the level of losses that investors in privately issued mortgage-related securities have experienced. It is not certain when these trends may reverse. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.

Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in a Portfolio’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

The Portfolios may purchase privately issued mortgage-related securities that are originated, packaged and serviced by third party entities. It is possible these third parties could have interests that are in conflict with the holders of mortgage-related securities, and such holders (such as a Portfolio) could have rights against the third parties or their affiliates. For example, if a loan originator, servicer or its affiliates engaged in negligence or willful misconduct in carrying out its duties, then a holder of the mortgage-related security could seek recourse against the originator/servicer or its affiliates, as applicable. Also, as a loan originator/servicer, the originator/servicer or its affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related security. If one or more of those representations or warranties is false, then the holders of the mortgage-related securities (such as a Portfolio) could trigger an obligation of the originator/servicer or its affiliates, as applicable, to repurchase the mortgages from the issuing trust. Notwithstanding the foregoing, many of the third parties that are legally bound by trust and other documents have failed to perform their respective duties, as stipulated in such trust and other documents, and investors have had limited success in enforcing terms.

Mortgage-related securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Portfolios’ industry concentration restrictions, set forth under “Investment Restrictions” in the Offering Memorandum by virtue of the exclusion from that test available to all U.S. Government securities. In the case of privately issued mortgage-related securities, the Portfolios take the position that mortgage-related securities do not represent interests in any particular “industry” or group of industries. Therefore, a Portfolio may invest more or less than 25% of its total assets in privately issued mortgage-related securities. The assets underlying such securities may be represented by a portfolio of residential or commercial mortgages (including both whole mortgage loans and mortgage participation interests that may be senior or junior in terms of priority of repayment) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of privately issued mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

PIMCO seeks to manage the portion of any Portfolio’s assets committed to privately issued mortgage-related securities in a manner consistent with the Portfolio’s investment objective, policies and overall portfolio risk profile. In determining whether and how much to invest in privately issued mortgage-related securities, and how to allocate those assets, PIMCO will consider a number of factors. These include, but are not limited to: (1) the nature of the borrowers (e.g., residential vs. commercial); (2) the collateral loan type (e.g., for residential: First Lien - Jumbo/Prime, First Lien - Alt-A, First Lien - Subprime, First Lien - Pay-Option or Second Lien; for commercial: Conduit, Large Loan or Single Asset / Single Borrower); and (3) in the case of residential loans, whether they are fixed rate or adjustable mortgages. Each of these criteria can cause privately issued mortgage-related securities to have differing primary economic characteristics and distinguishable risk factors and performance characteristics.

Collateralized Mortgage Obligations (“CMOs”). A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including pre-payments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as “sequential pay” CMOs), payments of principal received from the pool of underlying mortgages, including pre-payments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full. In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities.

As CMOs have evolved, some classes of CMO bonds have become more common. For example, the Portfolios may invest in parallel-pay and planned amortization class (“PAC”) CMOs and multi-class pass-through certificates. Parallel-pay CMOs and multi-class pass-through certificates are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO and multi-class pass-through structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PACs generally require payments of a specified amount of principal on each payment date. PACs are parallel-pay CMOs with the required principal amount on such securities having the highest priority after interest has been paid to all classes. Any CMO or multi-class pass through structure that includes PAC securities must also have support tranches-known as support bonds, companion bonds or non-PAC bonds-which lend or absorb principal cash flows to allow the PAC securities to maintain their stated maturities and final distribution dates within a range of actual prepayment experience. These support tranches are subject to a higher level of maturity risk compared to other mortgage-related securities, and usually provide a higher yield to compensate investors. If principal cash flows are received in amounts outside a pre-determined range such that the support bonds cannot lend or absorb sufficient cash flows to the PAC securities as intended, the PAC securities are subject to heightened maturity risk. Consistent with a Portfolio’s investment objectives and policies, PIMCO may invest in various tranches of CMO bonds, including support bonds.

Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.

Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, CMO residuals or stripped mortgage-backed securities (“SMBS”). Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

Mortgage-related securities include, among other things, securities that reflect an interest in reverse mortgages. In a reverse mortgage, a lender makes a loan to a homeowner based on the homeowner’s equity in his or her home. While a homeowner must be age 62 or older to qualify for a reverse mortgage, reverse mortgages may have no income restrictions. Repayment of the interest or principal for the loan is generally not required until the homeowner dies, sells the home, or ceases to use the home as his or her primary residence.

There are three general types of reverse mortgages: (1) single-purpose reverse mortgages, which are offered by certain state and local government agencies and nonprofit organizations; (2) federally-insured reverse mortgages, which are backed by the U. S. Department of Housing and Urban Development; and (3) proprietary reverse mortgages, which are privately offered loans. A mortgage-related security may be backed by a single type of reverse mortgage. Reverse mortgage-related securities include agency and privately issued mortgage-related securities. The principal government guarantor of reverse mortgage-related securities is GNMA.

Reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities due to the unique nature of the underlying loans. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain. Because reverse mortgages are offered only to persons 62 and older and there may be no income restrictions, the loans may react differently than traditional home loans to market events.

CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Other Mortgage-Related Securities-Stripped Mortgage-Backed Securities.” In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances a Portfolio may fail to recoup fully its initial investment in a CMO residual.

CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the Securities Act. CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability, and may be deemed “illiquid” and subject to a Portfolio’s limitations on investment in illiquid securities.

Adjustable Rate Mortgage Backed Securities. Adjustable rate mortgage-backed securities (“ARMBSs”) have interest rates that reset at periodic intervals. Acquiring ARMBSs permits a Portfolio to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMBSs are based. Such ARMBSs generally have higher current yield and lower price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, a Portfolio can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMBSs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, a Portfolio, when holding an ARMBS, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMBSs behave more like fixed income securities and less like adjustable rate securities and are subject to the risks associated with fixed income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.

Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including pre-payments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a Portfolio’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated pre-payments of principal, a Portfolio may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories.

Collateralized Bond Obligations, Collateralized Loan Obligations and other Collateralized Debt Obligations. The Portfolios may invest in each of collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), other collateralized debt obligations (“CDOs”) and other similarly structured securities. CBOs, CLOs and other CDOs are types of asset-backed securities. A CBO is a trust which is often backed by a diversified pool of high risk, below investment grade fixed income securities. The collateral can be from many different types of fixed income securities such as high yield debt, residential privately issued mortgage-related securities, commercial privately issued mortgage-related securities, trust preferred securities and emerging market debt. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. CBOs, CLOs and other CDOs may charge management fees and administrative expenses.

For CBOs, CLOs and other CDOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since they are partially protected from defaults, senior tranches from a CBO trust, CLO trust or trust of another CDO typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO, CLO or other CDO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO, CLO or other CDO securities as a class.

The risks of an investment in a CBO, CLO or other CDO depend largely on the type of the collateral securities and the class of the instrument in which a Portfolio invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CBOs, CLOs and other CDOs may be characterized by the Portfolios as illiquid securities, however an active dealer market may exist for CBOs, CLOs and other CDOs allowing them to qualify for Rule 144A transactions. In addition to the normal risks associated with fixed income securities discussed elsewhere in this Offering Memorandum Supplement and the Portfolios’ Offering Memorandum (e.g., interest rate risk and default risk), CBOs, CLOs and other CDOs carry additional risks including, but are not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the risk that Portfolios may invest in CBOs, CLOs or other CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

Asset-Backed Securities. Asset-backed securities (“ABS”) are bonds backed by pools of loans or other receivables. ABS are created from many types of assets, including, but not limited to, auto loans, accounts receivable such as credit card receivables and hospital account receivables, home equity loans, student loans, boat loans, mobile home loans, recreational vehicle loans, manufactured housing loans, aircraft leases, computer leases and syndicated bank loans. ABS are issued through special purpose vehicles that are bankruptcy remote from the issuer of the collateral. The credit quality of an ABS transaction depends on the performance of the underlying assets. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement.

Some ABS, particularly home equity loan transactions, are subject to interest-rate risk and prepayment risk. A change in interest rates can affect the pace of payments on the underlying loans, which in turn, affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction. Additionally, the value of ABS is subject to risks associated with the servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. Finally, ABS have structure risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include: a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level, or even the bankruptcy of the originator. Once early amortization begins, all incoming loan payments (after expenses are paid) are used to pay investors as quickly as possible based upon a predetermined priority of payment.

Consistent with a Portfolio’s investment objectives and policies, PIMCO also may invest in other types of asset-backed securities.

Real Estate Securities and Related Derivatives

Certain Portfolios may gain exposure to the real estate sector by investing in real estate-linked derivatives, real estate investment trusts (“REITs”), and common, preferred and convertible securities of issuers in real estate-related industries. Each of these types of investments are subject to risks similar to those associated with direct ownership of real estate, including loss to casualty or condemnation, increases in property taxes and operating expenses, zoning law amendments, changes in interest rates, overbuilding and increased competition, variations in market value, and possible environmental liabilities.

REITs are pooled investment vehicles that own, and typically operate, income-producing real estate. If a REIT meets certain requirements, including distributing to shareholders substantially all of its taxable income (other than net capital gains), then it is not taxed on the income distributed to shareholders. REITs are subject to management fees and other expenses, and so the Portfolios that invest in REITs will bear their proportionate share of the costs of the REITs’ operations.

There are three general categories of REITs: Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs invest primarily in direct fee ownership or leasehold ownership of real property; they derive most of their income from rents. Mortgage REITs invest mostly in mortgages on real estate, which may secure construction, development or long-term loans, and the main source of their income is mortgage interest payments. Hybrid REITs hold both ownership and mortgage interests in real estate.

Along with the risks common to different types of real estate-related securities, REITs, no matter the type, involve additional risk factors. These include poor performance by the REIT’s manager, changes to the tax laws, and failure by the REIT to qualify for tax-free distribution of income or exemption under the 1940 Act. Furthermore, REITs are not diversified and are heavily dependent on cash flow.

Bank Obligations

Bank obligations in which the Portfolios may invest include certificates of deposit, bankers’ acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. A Portfolio will not invest in fixed time deposits which: (1) are not subject to prepayment; or (2) provide for withdrawal penalties upon prepayment (other than overnight deposits) if, in the aggregate, more than 15% of its net assets would be invested in such deposits, repurchase agreements with remaining maturities of more than seven days and other illiquid assets.

The PIMCO Asset-Backed Securities, PIMCO High Yield, PIMCO Investment Grade Corporate, PIMCO Mortgage, PIMCO Short-Term, PIMCO Short-Term Floating NAV II and PIMCO U.S. Government Sector Portfolios may invest in the same types of bank obligations as the other Portfolios, but they must be U.S. dollar-denominated. Subject to the Trust’s limitation on concentration of no more than 25% of its total assets in the securities of issuers in a particular industry, there is no limitation on the amount of a Portfolio’s assets which may be invested in obligations of foreign banks which meet the conditions set forth herein.

Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of United States banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of United States banks, that a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to United States banks. Foreign banks are not generally subject to examination by any United States Government agency or instrumentality.

Indebtedness, Loan Participations and Assignments

Each Portfolio (except the PIMCO Municipal Sector Portfolio) may purchase indebtedness and participations in commercial loans, as well as interests and/or servicing or similar rights in such loans. Such investments may be secured or unsecured and may be newly-originated (and may be specifically designed for a Portfolio). Indebtedness is different from traditional debt securities in that debt securities are part of a large issue of securities to the public and indebtedness may not be a security, but may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Portfolios may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing indebtedness and loan participations, a Portfolio assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The indebtedness and loan participations in which a Portfolio intends to invest may not be rated by any nationally recognized rating service.

A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, a Portfolio has direct recourse against the corporate borrower, the Portfolio may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower.

A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of a Portfolio were determined to be subject to the claims of the agent bank’s general creditors, the Portfolio might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If a Portfolio does not receive scheduled interest or principal payments on such indebtedness, the Portfolio’s share price and yield could be adversely affected. Loans that are fully secured offer a Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral can be liquidated. In the event of the bankruptcy of a borrower, a Portfolio could experience delays or limitations in its ability to realize the benefits of any collateral securing a loan.

The Portfolios may invest in loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when investing in indebtedness of companies with poor credit, a Portfolio bears a substantial risk of losing the entire amount invested. The Portfolios may make investments in indebtedness and loan participations to achieve capital appreciation, rather than to seek income.

Certain Portfolios that are diversified limit the amount of their total assets that they will invest in any one issuer and all Portfolios limit the amount of their total assets that they will invest in issuers within the same industry (see “Investment Restrictions” in the Offering Memorandum). For purposes of these limits, a Portfolio generally will treat the corporate borrower as the “issuer” of indebtedness held by the Portfolio. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between a Portfolio and the corporate borrower, if the participation does not shift to the Portfolio the direct debtor-creditor relationship with the corporate borrower, SEC interpretations require the Portfolio to treat both the lending bank or other lending institution and the corporate borrower as “issuers.” Treating a financial intermediary as an issuer of indebtedness may restrict a Portfolio’s ability to invest in indebtedness related to a single financial intermediary, or a group of intermediaries engaged in the same industry, even if the underlying borrowers represent many different companies and industries.

Loans and other types of direct indebtedness (which a Portfolio may originate, invest in or otherwise gain exposure to) may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what PIMCO believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining a Portfolio’s net asset value than if that value were based on available market quotations, and could result in significant variations in the Portfolio’s daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments is expected to improve. In addition, the Portfolios currently intend to treat indebtedness for which there is no readily available market as illiquid for purposes of the Portfolios’ limitation on illiquid investments. Investments in loan participations are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by a Portfolio.

Investments in loans through a direct assignment of the financial institution’s interests with respect to the loan may involve additional risks to the Portfolios. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. If a loan is foreclosed, a Portfolio could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, a Portfolio could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Portfolios rely on PIMCO’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Portfolios.

Each Portfolio (except the PIMCO Municipal Sector Portfolio) may invest in debtor-in-possession financings (commonly known as “DIP financings”). DIP financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code. These financings allow the entity to continue its business operations while reorganizing under Chapter 11. Such financings constitute senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). There is a risk that the entity will not emerge from Chapter 11 and will be forced to liquidate its assets under Chapter 7 of the U.S. Bankruptcy Code. In the event of liquidation, a Portfolio’s only recourse will be against the property securing the DIP financing.

Each Portfolio (except the PIMCO Municipal Sector Portfolio) may act as the originator for direct loans to a borrower. Direct loans between a Portfolio and a borrower may not be administered by an underwriter or agent bank. The Portfolios may provide financing to commercial borrowers directly or through companies acquired (or created) and owned by or otherwise affiliated with one or more Portfolios. The terms of the direct loans are negotiated with borrowers in private transactions. Furthermore, a direct loan may be secured or unsecured.

In determining whether to make a direct loan, a Portfolio will rely primarily upon the creditworthiness of the borrower and/or any collateral for payment of interest and repayment of principal. In making a direct loan, a Portfolio is exposed to the risk that the borrower may default or become insolvent and, consequently, that the Portfolio will lose money on the loan. Furthermore, direct loans may subject a Portfolio to liquidity and interest rate risk and certain direct loans may be deemed illiquid. Direct loans are not publicly traded and may not have a secondary market. The lack of a secondary market for direct loans may have an adverse impact on the ability of a Portfolio to dispose of a direct loan and/or to value the direct loan.

When engaging in direct lending, a Portfolio’s performance may depend, in part, on the ability of the Portfolio to originate loans on advantageous terms. In originating and purchasing loans, a Portfolio will compete with a broad spectrum of lenders. Increased competition for, or a diminishment in the available supply of, qualifying loans could result in lower yields on such loans, which could reduce Portfolio performance.

As part of its lending activities, a Portfolio may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to the Portfolio, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. Different types of assets may be used as collateral for a Portfolio’s loans and, accordingly, the valuation of and risks associated with such collateral will vary by loan. There is no assurance that a Portfolio will correctly evaluate the value of the assets collateralizing the Portfolio’s loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that the Portfolio funds, the Portfolio may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by the Portfolio or its affiliates to the borrower. Furthermore, in the event of a default by a borrower, a Portfolio may have difficulty disposing of the assets used as collateral for a loan.

Various state licensing requirements could apply to a Portfolio with respect to investments in, or the origination and servicing of, loans and similar assets. The licensing requirements could apply depending on the location of the borrower, the location of the collateral securing the loan, or the location where the Portfolio or PIMCO operates or has offices. In states in which it is licensed, a Portfolio or PIMCO will be required to comply with applicable laws and regulations, including consumer protection and anti-fraud laws, which could impose restrictions on the Portfolio’s or PIMCO’s ability to take certain actions to protect the value of its investments in such assets and impose compliance costs. Failure to comply with such laws and regulations could lead to, among other penalties, a loss of a Portfolio’s or PIMCO’s license, which in turn could require the Portfolio to divest assets located in or secured by real property located in that state. These risks will also apply to issuers and entities in which a Portfolio invests that hold similar assets, as well as any origination company or servicer in which the Portfolio owns an interest.

Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. These legal proceedings range from actions involving a single plaintiff to class action lawsuits with potentially tens of thousands of class members. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state Attorneys General, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may adversely affect such companies’ financial results. To the extent a Portfolio seeks to engage in origination and/or servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, the Portfolio will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, a Portfolio may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect the Portfolio and its investments.

Trade Claims

The Portfolios may purchase trade claims and similar obligations or claims against companies in bankruptcy proceedings. Trade claims are non-securitized rights of payment arising from obligations that typically arise when vendors and suppliers extend credit to a company by offering payment terms for products and services. If the company files for bankruptcy, payments on these trade claims stop and the claims are subject to compromise along with the other debts of the company. Trade claims may be purchased directly from the creditor or through brokers. There is no guarantee that a debtor will ever be able to satisfy its trade claim obligations. Trade claims are subject to the risks associated with low-quality obligations.

Corporate Debt Securities

A Portfolio’s investments in U.S. dollar or foreign currency-denominated corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities) which meet the minimum ratings criteria set forth for the Portfolio, or, if unrated, are in PIMCO’s opinion comparable in quality to corporate debt securities in which the Portfolio may invest.

The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt securities may be acquired with warrants attached.

Securities rated Baa and BBB are the lowest which are considered “investment grade” obligations. Moody’s describes securities rated Baa as “judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.” S&P describes securities rated BBB as “having adequate capacity to meet financial commitments, but more subject to adverse economic conditions.” For securities rated BBB, Fitch states that “...expectations of default risk are currently low...capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.” For a discussion of securities rated below investment grade, see “High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies” below.

High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies

Investments in securities rated below investment grade that are eligible for purchase by certain Portfolios are described as “speculative” by Moody’s, S&P and Fitch. Investment in lower rated corporate debt securities (“high yield securities” or “junk bonds”) and securities of distressed companies generally provides greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk. Securities of distressed companies include both debt and equity securities. High yield securities and debt securities of distressed companies are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Issuers of high yield and distressed company securities may be involved in restructurings or bankruptcy proceedings that may not be successful. Analysis of the creditworthiness of issuers of debt securities that are high yield or debt securities of distressed companies may be more complex than for issuers of higher quality debt securities.

High yield securities and debt securities of distressed companies may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of these securities have been found to be less sensitive to interest-rate changes than higher-rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in prices of high yield securities and debt securities of distressed companies because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If an issuer of securities defaults, in addition to risking payment of all or a portion of interest and principal, the Portfolios by investing in such securities, may incur additional expenses to seek recovery of their respective investments. In the case of securities structured as zero-coupon or pay-in-kind securities, their market prices are affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities which pay interest periodically and in cash. PIMCO seeks to reduce these risks through diversification, credit analysis and attention to current developments and trends in both the economy and financial markets.

The secondary market on which high yield and distressed company securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading market could adversely affect the price at which the Portfolios could sell a high yield or distressed company security, and could adversely affect the daily net asset value of the shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield and distressed company securities, especially in a thinly-traded market. When secondary markets for high yield and distressed company securities are less liquid than the market for higher grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. PIMCO seeks to minimize the risks of investing in all securities through diversification, in-depth analysis and attention to current market developments.

The use of credit ratings as the sole method of evaluating high yield securities and debt securities of distressed companies can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments of a debt security, not the market value risk of a security. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. PIMCO does not rely solely on credit ratings when selecting debt securities for the Portfolios, and develops its own independent analysis of issuer credit quality. If a credit rating agency changes the rating of a debt security held by a Portfolio, the Portfolio may retain the security if PIMCO deems it in the best interest of shareholders.

Creditor Liability and Participation on Creditors Committees

Generally, when a Portfolio holds bonds or other similar fixed income securities of an issuer, the Portfolio becomes a creditor of the issuer. If a Portfolio is a creditor of an issuer it may be subject to challenges related to the securities that it holds, either in connection with the bankruptcy of the issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself. A Portfolio may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Portfolio. Such participation may subject a Portfolio to expenses such as legal fees and may make a Portfolio an “insider” of the issuer for purposes of the federal securities laws, and therefore may restrict such Portfolio’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by a Portfolio on such committees also may expose the Portfolio to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. A Portfolio will participate on such committees only when PIMCO believes that such participation is necessary or desirable to enforce the Portfolio’s rights as a creditor or to protect the value of securities held by the Portfolio. Further, PIMCO has the authority to represent the Trust, or any Portfolio(s) thereof, on creditors’ committees or similar committees and generally with respect to challenges related to the securities held by the Portfolios relating to the bankruptcy of an issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself.

Variable and Floating Rate Securities

Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.

Each Portfolio may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide a Portfolio with a certain degree of protection against rises in interest rates, a Portfolio will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.

The Portfolios may not invest in any combination of mortgage-related or other asset-backed interest only, principal only or inverse floating rate debt instruments (“inverse floaters”), except that each of the PIMCO Asset-Backed Securities, PIMCO Low Duration, PIMCO Moderate Duration, PIMCO Mortgage and PIMCO Senior Floating Rate Portfolios may invest up to 5% of their total assets in such securities. The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floating rate security may exhibit greater price volatility than a fixed rate obligation of similar credit quality. See “Mortgage-Related and Other Asset-Backed Securities” for a discussion of interest only and principal only securities. To the extent permitted by each Portfolio’s investment objectives and general investment policies, a Portfolio may invest in RIBs without limitation.

Inflation-Indexed Bonds

Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semiannual coupon.

Inflation-indexed securities issued by the U.S. Treasury have maturities of five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Portfolio purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole years’ inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Portfolios also may invest in other inflation related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.

While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Event-Linked Exposure

Certain Portfolios may obtain event-linked exposure by investing in “event-linked bonds” or “event-linked swaps,” or by implementing “event-linked strategies.” Event-linked exposure results in gains that typically are contingent on the non-occurrence of a specific “trigger” event, such as a hurricane, earthquake, or other physical or weather-related phenomena. Some event-linked bonds are commonly referred to as “catastrophe bonds.” They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities (such special purpose entities are created to accomplish a narrow and well-defined objective, such as the issuance of a note in connection with a reinsurance transaction). If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, a Portfolio investing in the bond may lose a portion or all of its principal invested in the bond. If no trigger event occurs, the Portfolio will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-portfolio losses, industry indices, or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. In addition to the specified trigger events, event-linked bonds also may expose a Portfolio to certain unanticipated risks including but not limited to issuer risk, credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences.

Event-linked bonds are a relatively new type of financial instrument. As such, there is no significant trading history of these securities, and there can be no assurance that a liquid market in these instruments will develop. See “Illiquid Securities” below. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that a Portfolio may be forced to liquidate positions when it would not be advantageous to do so. Event-linked bonds are typically rated, and a Portfolio will only invest in catastrophe bonds that meet the credit quality requirements for the Portfolio.

Convertible Securities

Each Portfolio may invest in convertible securities, which may offer higher income than the common stocks into which they are convertible.

A convertible security is a bond, debenture, note, preferred stock, or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer. A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt or preferred securities, as applicable. Convertible securities rank senior to common stock in a corporation’s capital structure and, therefore, generally entail less risk than the corporation’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. Convertible securities are subordinate in rank to any senior debt obligations of the issuer, and, therefore, an issuer’s convertible securities entail more risk than its debt obligations. Convertible securities generally offer lower interest or dividend yields than non-convertible debt securities of similar credit quality because of the potential for capital appreciation. In addition, convertible securities are often lower-rated securities.

Because of the conversion feature, the price of the convertible security will normally fluctuate in some proportion to changes in the price of the underlying asset, and as such is subject to risks relating to the activities of the issuer and/or general market and economic conditions. The income component of a convertible security may tend to cushion the security against declines in the price of the underlying asset. However, the income component of convertible securities causes fluctuations based upon changes in interest rates and the credit quality of the issuer.

If the convertible security’s “conversion value,” which is the market value of the underlying common stock that would be obtained upon the conversion of the convertible security, is substantially below the “investment value,” which is the value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield), the price of the convertible security is governed principally by its investment value. If the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the value of the security will be principally influenced by its conversion value. A convertible security will sell at a premium over its conversion value to the extent investors place value on the right to acquire the underlying common stock while holding an income-producing security.

A convertible security may be subject to redemption at the option of the issuer at a predetermined price. If a convertible security held by a Portfolio is called for redemption, the Portfolio would be required to permit the issuer to redeem the security and convert it to underlying common stock, or would sell the convertible security to a third party, which may have an adverse effect on the Portfolio’s ability to achieve its investment objective.

A third party or PIMCO also may create a “synthetic” convertible security by combining separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security (“income-producing component”) and the right to acquire an equity security (“convertible component”). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments, which may be represented by derivative instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. Unlike a traditional convertible security, which is a single security having a single market value, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the “market value” of a synthetic convertible security is the sum of the values of its income-producing component and its convertible component. For this reason, the values of a synthetic convertible security and a traditional convertible security may respond differently to market fluctuations.

More flexibility is possible in the assembly of a synthetic convertible security than in the purchase of a convertible security. Although synthetic convertible securities may be selected where the two components are issued by a single issuer, thus making the synthetic convertible security similar to the traditional convertible security, the character of a synthetic convertible security allows the combination of components representing distinct issuers, when PIMCO believes that such a combination may better achieve a Portfolio’s investment objective. A synthetic convertible security also is a more flexible investment in that its two components may be purchased separately. For example, a Portfolio may purchase a warrant for inclusion in a synthetic convertible security but temporarily hold short-term investments while postponing the purchase of a corresponding bond pending development of more favorable market conditions.

A holder of a synthetic convertible security faces the risk of a decline in the price of the security or the level of the index involved in the convertible component, causing a decline in the value of the security or instrument, such as a call option or warrant, purchased to create the synthetic convertible security. Should the price of the stock fall below the exercise price and remain there throughout the exercise period, the entire amount paid for the call option or warrant would be lost. Because a synthetic convertible security includes the income-producing component as well, the holder of a synthetic convertible security also faces the risk that interest rates will rise, causing a decline in the value of the income-producing instrument.

A Portfolio also may purchase synthetic convertible securities created by other parties, including convertible structured notes. Convertible structured notes are income-producing debentures linked to equity, and are typically issued by investment banks. Convertible structured notes have the attributes of a convertible security; however, the investment bank that issues the convertible note, rather than the issuer of the underlying common stock into which the note is convertible, assumes credit risk associated with the underlying investment, and the Portfolio in turn assumes credit risk associated with the convertible note.

Equity Securities

While the securities in which the Portfolios intend to invest are expected to consist primarily of fixed income securities, the Portfolios may invest directly in equity securities. Equity securities, such as common stock, represent an ownership interest, or the right to acquire an ownership interest, in an issuer.

Common stock generally takes the form of shares in a corporation. The value of a company’s stock may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value also may fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s stock also may be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates. In addition, a company’s stock generally pays dividends only after the company invests in its own business and makes required payments to holders of its bonds, other debt and preferred stock. For this reason, the value of a company’s stock will usually react more strongly than its bonds, other debt and preferred stock to actual or perceived changes in the company’s financial condition or prospects. Stocks of smaller companies may be more vulnerable to adverse developments than those of larger companies. Stocks of companies that the portfolio managers believe are fast-growing may trade at a higher multiple of current earnings than other stocks. The value of such stocks may be more sensitive to changes in current or expected earnings than the values of other stocks. The Portfolios generally consider a small-cap company to be a company with a market capitalization of up to $1.5 billion, a mid-cap company to be a company with a market capitalization of between $1.5 billion and $10 billion, and a large-cap company to be a company with a market capitalization of greater than $10 billion.

Different types of equity securities provide different voting and dividend rights and priority in the event of the bankruptcy and/or insolvency of the issuer. In addition to common stock, equity securities may include preferred stock, convertible securities and warrants, which are discussed elsewhere in the Offering Memorandum and this Offering Memorandum Supplement. Equity securities other than common stock are subject to many of the same risks as common stock, although possibly to different degrees. The risks of equity securities are generally magnified in the case of equity investments in distressed companies.

Preferred Stock

Each Portfolio may invest in preferred stock. Preferred stock represents an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Some preferred stocks also entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock, and thus also represent an ownership interest in that company.

Preferred stocks may pay fixed or adjustable rates of return. Preferred stock is subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred stock generally pays dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred stock will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred stock of smaller companies may be more vulnerable to adverse developments than preferred stock of larger companies.

Depositary Receipts

Certain Portfolios may invest in American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and similar securities that represent interests in a company’s securities that have been deposited with a bank or trust and that trade on an exchange or over-the-counter (“OTC”). For example, ADRs represent interests in a non-U.S. company but trade on a U.S. exchange or OTC and are denominated in U.S. dollars. These securities represent the right to receive securities of the foreign issuer deposited with the bank or trust. ADRs, EDRs and GDRs can be sponsored by the issuing bank or trust company or the issuer of the underlying securities. Although the issuing bank or trust company may impose charges for the collection of dividends and the conversion of such securities into the underlying securities, there are generally no fees imposed on the purchase or sale of these securities, other than transaction fees ordinarily involved with trading stock. Such securities may be less liquid or may trade at a lower price than the underlying securities of the issuer. Additionally, receipt of corporate information about the underlying issuer and proxy disclosure may be untimely.

Warrants to Purchase Securities

The Portfolios may invest in or acquire warrants to purchase equity or fixed income securities. Warrants are instruments that give the holder the right, but not the obligation, to buy a security at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss. Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security and do not represent any rights in the assets of the issuing company. A warrant ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments. Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit a Portfolio to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.

A Portfolio will not invest more than 5% of its net assets in warrants to purchase securities. Warrants acquired in units or attached to securities will be deemed without value for purposes of this restriction.

The Portfolios may from time to time use non-standard warrants, including low exercise price warrants or low exercise price options (“LEPOs”), to gain exposure to issuers in certain countries. LEPOs are different from standard warrants in that they do not give their holders the right to receive a security of the issuer upon exercise. Rather, LEPOs pay the holder the difference in price of the underlying security between the date the LEPO was purchased and the date it is sold. Additionally, LEPOs entail the same risks as other OTC derivatives, including the risks that the counterparty or issuer of the LEPO may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Furthermore, while LEPOs may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a LEPO will be willing to repurchase such instrument when a Portfolio wishes to sell it.

Foreign Securities

All Portfolios (except the PIMCO Municipal Sector Portfolio) may invest in corporate debt securities of foreign issuers, preferred or preference stock of foreign issuers, certain foreign bank obligations (see “Bank Obligations”) and U.S. dollar or foreign currency-denominated obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities. The PIMCO Asset-Backed Securities, PIMCO Investment Grade Corporate, PIMCO Mortgage, PIMCO Short-Term, PIMCO Short-Term Floating NAV II, and PIMCO U.S. Government Sector Portfolios may invest in securities of foreign issuers only if they are U.S. dollar-denominated.

PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. In the case of certain money market instruments, such instruments will be considered economically tied to a non-U.S. country if either the issuer or the guarantor of such money market instrument is organized under the laws of a non-U.S. country. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets are foreign currencies (or baskets or indexes of such currencies), or instruments or securities that are issued by foreign governments or issuers organized under the laws of a non-U.S. country (or if the underlying assets are certain money market instruments, if either the issuer or the guarantor of such money market instruments is organized under the laws of a non-U.S. country).

A Portfolio that invests in instruments economically tied to non-U.S. countries may invest in a range of countries and, as such, the value of the Portfolio’s assets may be affected by uncertainties such as international political developments, changes in government policies, changes in taxation, restrictions on foreign investment and currency repatriation, currency fluctuations and other developments in the laws and regulations of countries in which investment may be made.

PIMCO generally considers an instrument to be economically tied to an emerging market country if the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below. Alternatively, such as when a “country of exposure” is not available or when PIMCO believes the following tests more accurately reflect which country the security is economically tied to, PIMCO may consider an instrument to be economically tied to an emerging market country if the issuer or guarantor is a government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government), if the issuer or guarantor is organized under the laws of an emerging market country, or if the currency of settlement of the security is a currency of an emerging market country. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries. A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” The factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located, (ii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee, (iii) the “country of risk” of the issuer, (iv) the “country of risk” of the issuer’s ultimate parent, or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location, (ii) country of primary listing, (iii) sales or revenue attributable to the country, and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In exercising such discretion, PIMCO identifies countries as emerging markets consistent with the strategic objectives of the particular Portfolio. For example, a Portfolio may consider a country to be an emerging market country based on a number of factors including, but not limited to, if the country is classified as an emerging or developing economy by any supranational organization such as the World Bank or the United Nations, or related entities, or if the country is considered an emerging market country for purposes of constructing emerging markets indices.

Investment risk may be particularly high to the extent that a Portfolio invests in instruments economically tied to emerging market countries. These securities may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed countries. Certain Portfolios may invest in emerging markets that may be in the process of opening to trans-national investment, which may increase these risks. Risks particular to emerging market countries include, but are not limited to, the following risks.

General Emerging Market Risk. The securities markets of countries in which the Portfolios may invest may be relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers in countries in which the Portfolios may invest may not be subject to a high degree of regulation and the financial institutions with which the Portfolios may trade may not possess the same degree of financial sophistication, creditworthiness or resources as those in developed markets. Furthermore, the legal infrastructure and accounting, auditing and reporting standards in certain countries in which the Portfolios may invest may not provide the same degree of investor protection or information to investors as would generally apply in major securities markets.

Nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect the Portfolios’ investments in a foreign country. In the event of nationalization, expropriation or other confiscation, the Portfolios could lose their entire investment in that country. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that the Portfolios invest a portion of their assets in a concentrated geographic area, the Portfolios will generally have more exposure to regional economic risks associated with that geographic area.

Restrictions on Foreign Investment. A number of emerging securities markets restrict foreign investment to varying degrees. Furthermore, repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. While the Portfolios that may invest in securities and instruments that are economically tied to emerging market countries will only invest in markets where these restrictions are considered acceptable, new or additional repatriation or other restrictions might be imposed subsequent to the Portfolios’ investment. If such restrictions were to be imposed subsequent to the Portfolios’ investment in the securities markets of a particular country, the Portfolios’ response might include, among other things, applying to the appropriate authorities for a waiver of the restrictions or engaging in transactions in other markets designed to offset the risks of decline in that country. Such restrictions will be considered in relation to the Portfolios’ liquidity needs and all other acceptable positive and negative factors. Some emerging markets limit foreign investment, which may decrease returns relative to domestic investors. The Portfolios may seek exceptions to those restrictions. If those restrictions are present and cannot be avoided by the Portfolios, the Portfolios’ returns may be lower.

Settlement Risks. Settlement systems in emerging markets may be less well organized and less transparent than in developed markets and transactions may take longer to settle as a result. Supervisory authorities may also be unable to apply standards which are comparable with those in developed markets. Thus there may be risks that settlement may be delayed and that cash or securities belonging to the Portfolios may be in jeopardy because of failures of or defects in the systems. In particular, market practice may require that payment shall be made prior to receipt of the security which is being purchased or that delivery of a security must be made before payment is received. In such cases, default by a broker or bank (the “Counterparty”) through whom the relevant transaction is effected might result in a loss being suffered by the Portfolios. A Portfolio may not know the identity of a Counterparty, which may increase the possibility of the Portfolio not receiving payment or delivery of securities in a transaction. The Portfolios will seek, where possible, to use Counterparties whose financial status is such that this risk is reduced. However, there can be no certainty that the Portfolios will be successful in eliminating or reducing this risk, particularly as Counterparties operating in emerging market countries frequently lack the substance, capitalization and/or financial resources of those in developed countries.

There may also be a danger that, because of uncertainties in the operation of settlement systems in individual markets, competing claims may arise in respect of securities held by or to be transferred to the Portfolios. Furthermore, compensation schemes may be non-existent, limited or inadequate to meet the Portfolios’ claims in any of these events.

Counterparty Risk. Trading in the securities of developing markets presents additional credit and financial risks. The Portfolios may have limited access to, or there may be a limited number of, potential Counterparties that trade in the securities of emerging market issuers. Governmental regulations may restrict potential Counterparties to certain financial institutions located or operating in the particular emerging market. Potential Counterparties may not possess, adopt or implement creditworthiness standards, financial reporting standards or legal and contractual protections similar to those in developed markets. Currency hedging techniques may not be available or may be limited. The Portfolios may not be able to reduce or mitigate risks related to trading with emerging market Counterparties. The Portfolios will seek, where possible, to use Counterparties whose financial status is such that the risk of default is reduced, but the risk of losses resulting from default is still possible.

Government in the Private Sector. Government involvement in the private sector varies in degree among the emerging markets in which the Portfolios invest. Such involvement may, in some cases, include government ownership of companies in certain sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any emerging market country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, or creation of government monopolies, to the possible detriment of the Portfolios’ investment in that country.

Litigation. The Portfolios may encounter substantial difficulties in obtaining and enforcing judgments against individuals and companies located in certain emerging market countries. It may be difficult or impossible to obtain or enforce legislation or remedies against governments, their agencies and sponsored entities.

Fraudulent Securities. It is possible, particularly in markets in emerging market countries, that purported securities in which the Portfolios invest may subsequently be found to be fraudulent and as a consequence the Portfolios could suffer losses.

Taxation. The local taxation of income and capital gains accruing to non-residents varies among emerging market countries and, in some cases, is comparatively high. In addition, emerging market countries typically have less well-defined tax laws and procedures and such laws may permit retroactive taxation so that the Portfolios could in the future become subject to local tax liabilities that had not been anticipated in conducting its investment activities or valuing its assets. The Portfolios will seek to reduce these risks by careful management of their assets. However, there can be no assurance that these efforts will be successful.

Political Risks/Risks of Conflicts. Recently, various countries have seen significant internal conflicts and in some cases, civil wars may have had an adverse impact on the securities markets of the countries concerned. In addition, the occurrence of new disturbances due to acts of war or other political developments cannot be excluded. Apparently stable systems may experience periods of disruption or improbable reversals of policy. Nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political, regulatory or social instability or uncertainty or diplomatic developments could adversely affect the Portfolios’ investments. The transformation from a centrally planned, socialist economy to a more market oriented economy has also resulted in many economic and social disruptions and distortions. Moreover, there can be no assurance that the economic, regulatory and political initiatives necessary to achieve and sustain such a transformation will continue or, if such initiatives continue and are sustained, that they will be successful or that such initiatives will continue to benefit foreign (or non-national) investors. Certain instruments, such as inflation index instruments, may depend upon measures compiled by governments (or entities under their influence) which are also the obligors.

Each Portfolio (except the PIMCO Municipal Sector Portfolio) may invest in Brady Bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”). Brady Plan debt restructurings were implemented in a number of countries, including: Argentina, Bolivia, Brazil, Bulgaria, Costa Rica, the Dominican Republic, Ecuador, Jordan, Mexico, Niger, Nigeria, Panama, Peru, the Philippines, Poland, Uruguay, and Venezuela. Beginning in the early 2000s, certain countries began retiring their Brady Bonds, including Brazil, Colombia, Mexico, the Philippines and Venezuela.

Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the OTC secondary market. Brady Bonds are not considered to be U.S. Government securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the “residual risk”).

Brady Bonds involve various risk factors including residual risk and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which a Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.

Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of the debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy toward the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities also may depend on expected disbursements from foreign governments, multilateral agencies and others to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Portfolios) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

A Portfolio’s investments in foreign currency denominated debt obligations and hedging activities will likely produce a difference between its book income and its taxable income. This difference may cause a portion of the Portfolio’s income distributions to constitute returns of capital for tax purposes or require the Portfolio to make distributions exceeding book income to qualify as a regulated investment company for federal tax purposes.

Euro-related risks. The global economic crisis brought several small economies in Europe to the brink of bankruptcy and many other economies into recession and weakened the banking and financial sectors of many European countries. For example, the governments of Greece, Spain, Portugal, and the Republic of Ireland have all experienced large public budget deficits, the effects of which are still yet unknown and may slow the overall recovery of the European economies from the global economic crisis. In addition, due to large public deficits, some European countries may be dependent on assistance from other European governments and institutions or multilateral agencies and offices. Assistance may be dependent on a country’s implementation of reforms or reaching a certain level of performance. Failure to reach those objectives or an insufficient level of assistance could result in a deep economic downturn which could significantly affect the value of a Portfolio’s European investments.

The Economic and Monetary Union of the European Union (“EMU”) is comprised of the European Union members that have adopted the euro currency. By adopting the euro as its currency, a member state relinquishes control of its own monetary policies. As a result, European countries are significantly affected by fiscal and monetary controls implemented by the EMU. The euro currency may not fully reflect the strengths and weaknesses of the various economies that comprise the EMU and Europe generally.

It is possible that EMU member countries could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EMU, and global markets are impossible to predict, but are likely to be negative. The exit of any country out of the euro would likely have an extremely destabilizing effect on all eurozone countries and their economies and a negative effect on the global economy as a whole. In addition, under these circumstances, it may be difficult to value investments denominated in euros or in a replacement currency.

Investments in Russia. Certain Portfolios may invest in securities and instruments that are economically tied to Russia. In determining whether an instrument is economically tied to Russia, PIMCO uses the criteria for determining whether an instrument is economically tied to an emerging market country as set forth above under “Foreign Securities.” In addition to the risks listed above under “Foreign Securities,” investing in Russia presents additional risks. In particular, investments in Russia are subject to the risk that the United States and/or other countries may impose economic sanctions. Such sanctions – which may impact companies in many sectors, including energy, financial services and defense, among others – may negatively impact a Portfolio’s performance and/or ability to achieve its investment objective. For example, certain investments in Russian companies or instruments tied to Russian companies may be prohibited and/or existing investments may become illiquid (e.g., in the event that a Portfolio is prohibited from transacting in certain existing investments tied to Russia), which could cause a Portfolio to sell other portfolio holdings at a disadvantageous time or price in order to meet shareholder redemptions. It is also possible that such sanctions may prevent U.S.-based entities that provide services to a Portfolio from transacting with Russian entities. Under such circumstances, a Portfolio may not receive payments due with respect to certain investments, such as the payments due in connection with the Portfolio’s holding of a fixed income security. More generally, investing in Russian securities is highly speculative and involves significant risks and special considerations not typically associated with investing in the securities markets of the U.S. and most other developed countries. Over the past century, Russia has experienced political, social and economic turbulence and has endured decades of communist rule under which tens of millions of its citizens were collectivized into state agricultural and industrial enterprises. Since the collapse of the Soviet Union, Russia’s government has been faced with the daunting task of stabilizing its domestic economy, while transforming it into a modern and efficient structure able to compete in international markets and respond to the needs of its citizens. However, to date, many of the country’s economic reform initiatives have floundered. In this environment, there is always the risk that the nation’s government will abandon the current program of economic reform and replace it with radically different political and economic policies that would be detrimental to the interests of foreign investors. This could entail a return to a centrally planned economy and nationalization of private enterprises similar to what existed under the old Soviet Union.

Poor accounting standards, inept management, pervasive corruption, insider trading and crime, and inadequate regulatory protection for the rights of investors all pose a significant risk, particularly to foreign investors. In addition, there is the risk that the Russian tax system will not be reformed to prevent inconsistent, retroactive, and/or exorbitant taxation, or, in the alternative, the risk that a reformed tax system may result in the inconsistent and unpredictable enforcement of the new tax laws. Investments in Russia may be subject to the risk of nationalization or expropriation of assets.

Compared to most national securities markets, the Russian securities market suffers from a variety of problems not encountered in more developed markets. There is little long-term historical data on the Russian securities market because it is relatively new and a substantial proportion of securities transactions in Russia are privately negotiated outside of stock exchanges. The inexperience of the Russian securities market and the limited volume of trading in securities in the market may make obtaining accurate prices on portfolio securities from independent sources more difficult than in more developed markets. Additionally, because of less stringent auditing and financial reporting standards than apply to U.S. companies, there may be little reliable corporate information available to investors. As a result, it may be difficult to assess the value or prospects of an investment in Russian companies. Securities of Russian companies also may experience greater price volatility than securities of U.S. companies.

Because of the recent formation of the Russian securities market as well as the underdeveloped state of the banking and telecommunications systems, settlement, clearing and registration of securities transactions are subject to significant risks. Ownership of shares (except where shares are held through depositories that meet the requirements of the 1940 Act) is defined according to entries in the company’s share register and normally evidenced by extracts from the register or by formal share certificates. However, there is no central securities depository and no central registration system for security holders and these services are carried out by the companies themselves or by registrars located throughout Russia. These registrars are not necessarily subject to effective state supervision nor are they licensed with any governmental entity, and it is possible for a Portfolio to lose its registration through fraud, negligence, or even mere oversight. Russian securities laws may not recognize foreign nominee accounts held with a custodian bank, and therefore the custodian may be considered the ultimate owner of securities they hold for their clients. While a Portfolio will endeavor to ensure that its interest continues to be appropriately recorded either itself or through a custodian or other agent inspecting the share register and by obtaining extracts of share registers through regular confirmations, these extracts have no legal enforceability and it is possible that subsequent illegal amendment or other fraudulent act may deprive the Portfolio of its ownership rights or improperly dilute its interests. In addition, while applicable Russian regulations impose liability on registrars for losses resulting from their errors, it may be difficult for a Portfolio to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. Furthermore, significant delays or problems may occur in registering the transfer of securities, which could cause a Portfolio to incur losses due to a counterparty’s failure to pay for securities the Portfolio has delivered or the Portfolio’s inability to complete its contractual obligations because of theft or other reasons. A Portfolio also may experience difficulty in obtaining and/or enforcing judgments in Russia.

The Russian economy is heavily dependent upon the export of a range of commodities including most industrial metals, forestry products, oil, and gas. Accordingly, it is strongly affected by international commodity prices and is particularly vulnerable to any weakening in global demand for these products.

Foreign investors also face a high degree of currency risk when investing in Russian securities and a lack of available currency hedging instruments. In addition, there is the risk that the Russian government may impose capital controls on foreign portfolio investments in the event of extreme financial or political crisis. Such capital controls may prevent the sale of a portfolio of foreign assets and the repatriation of investment income and capital.

Foreign Currency Transactions

All Portfolios that may invest in foreign currency-denominated securities also may purchase and sell foreign currency options and foreign currency futures contracts and related options (see “Derivative Instruments”), and may engage in foreign currency transactions either on a spot (cash) basis at the rate prevailing in the currency exchange market at the time or through forward currency contracts (“forwards”). Portfolios may engage in these transactions in order to protect against uncertainty in the level of future foreign exchange rates in the purchase and sale of securities. These Portfolios also may use foreign currency options and foreign currency forward contracts to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another.

A forward involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect a Portfolio against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar or to increase exposure to a particular foreign currency. Open positions in forwards used for non-hedging purposes will be covered by the segregation or “earmarking” of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, and are marked to market daily. Although forwards are intended to minimize the risk of loss due to a decline in the value of the hedged currencies, at the same time, they tend to limit any potential gain which might result should the value of such currencies increase. Forwards will be used primarily to adjust the foreign exchange exposure of each Portfolio with a view to protecting the outlook, and the Portfolios might be expected to enter into such contracts under the following circumstances:

Lock In. When PIMCO desires to lock in the U.S. dollar price on the purchase or sale of a security denominated in a foreign currency.

Cross Hedge. If a particular currency is expected to decrease against another currency, a Portfolio may sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount approximately equal to some or all of the Portfolio’s portfolio holdings denominated in the currency sold.

Direct Hedge. If PIMCO wants to eliminate substantially all of the risk of owning a particular currency, and/or if PIMCO thinks that a Portfolio can benefit from price appreciation in a given country’s bonds but does not want to hold the currency, it may employ a direct hedge back into the U.S. dollar. In either case, a Portfolio would enter into a forward contract to sell the currency in which a portfolio security is denominated and purchase U.S. dollars at an exchange rate established at the time it initiated the contract. The cost of the direct hedge transaction may offset most, if not all, of the yield advantage offered by the foreign security, but a Portfolio would hope to benefit from an increase (if any) in value of the bond.

Proxy Hedge. PIMCO might choose to use a proxy hedge, which may be less costly than a direct hedge. In this case, a Portfolio, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the United States and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times.

Costs of Hedging. When a Portfolio purchases a foreign bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign bond could be substantially reduced or lost if the Portfolio were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar. This is what is known as the “cost” of hedging. Proxy hedging attempts to reduce this cost through an indirect hedge back to the U.S. dollar.

It is important to note that hedging costs are treated as capital transactions and are not, therefore, deducted from a Portfolio’s dividend distribution and are not reflected in its yield. Instead such costs will, over time, be reflected in a Portfolio’s net asset value per share.

The forecasting of currency market movement is extremely difficult, and whether any hedging strategy will be successful is highly uncertain. Moreover, it is impossible to forecast with precision the market value of portfolio securities at the expiration of a foreign currency forward contract. Accordingly, a Portfolio may be required to buy or sell additional currency on the spot market (and bear the expense of such transaction) if PIMCO’s predictions regarding the movement of foreign currency or securities markets prove inaccurate. In addition, the use of cross-hedging transactions may involve special risks, and may leave a Portfolio in a less advantageous position than if such a hedge had not been established. Because foreign currency forward contracts are privately negotiated transactions, there can be no assurance that a Portfolio will have flexibility to roll-over a foreign currency forward contract upon its expiration if it desires to do so. Additionally, there can be no assurance that the other party to the contract will perform its services thereunder. Under definitions adopted by the Commodity Futures Trading Commission (“CFTC”) and SEC, many non-deliverable foreign currency forwards will be considered swaps for certain purposes, including determination of whether such instruments need to be exchange-traded and centrally cleared as discussed further in “Risks of Potential Government Regulation of Derivatives.” These changes are expected to reduce counterparty risk as compared to bi-laterally negotiated contracts.

A Portfolio may hold a portion of its assets in bank deposits denominated in foreign currencies, so as to facilitate investment in foreign securities as well as protect against currency fluctuations and the need to convert such assets into U.S. dollars (thereby also reducing transaction costs). To the extent these monies are converted back into U.S. dollars, the value of the assets so maintained will be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations.

Tax Consequences of Hedging. Under applicable tax law, the Portfolios may be required to limit their gains from hedging in foreign currency forwards, futures, and options. Although the Portfolios are expected to comply with such limits, the extent to which these limits apply is subject to tax regulations as yet unissued. Hedging also may result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code. Those provisions could result in an increase (or decrease) in the amount of taxable dividends paid by the Portfolios and could affect whether dividends paid by the Portfolios are classified as capital gains or ordinary income.

Foreign Currency Exchange-Related Securities

Foreign currency warrants. Foreign currency warrants such as Currency Exchange WarrantsTM (“CEWsTM”) are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed-income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or the euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered, and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time value” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants), and, in the case the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (“OCC”). Unlike foreign currency options issued by OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political or economic factors.

Principal exchange rate linked securities. Principal exchange rate linked securities (“PERLsTM”) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” principal exchange rate linked securities is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” principal exchange rate linked securities are like the “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). Principal exchange rate linked securities may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

Performance indexed paper. Performance indexed paper (“PIPsTM”) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on performance indexed paper is established at maturity as a function of spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

Borrowing

Each Portfolio may borrow money to the extent permitted under the 1940 Act and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. This means that, in general, a Portfolio may borrow money from banks for any purpose in an amount up to 1/3 of the Portfolio’s total assets. A Portfolio also may borrow money for temporary administrative purposes in an amount not to exceed 5% of the Portfolio’s total assets.

Specifically, provisions of the 1940 Act require a Portfolio to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of the Portfolio’s total assets made for temporary administrative purposes. Any borrowings for temporary administrative purposes in excess of 5% of the Portfolio’s total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, a Portfolio may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time.

As noted below, a Portfolio also may enter into certain transactions, including reverse repurchase agreements, mortgage dollar rolls, and sale-buybacks, that can be viewed as constituting a form of borrowing or financing transaction by the Portfolio. To the extent a Portfolio covers its commitment under a reverse repurchase agreement (or economically similar transaction) by the segregation or “earmarking” of assets determined in accordance with procedures adopted by the Trustees, equal in value to the amount of the Portfolio’s commitment to repurchase, such an agreement will not be considered a “senior security” by the Portfolio and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Portfolios. Borrowing will tend to exaggerate the effect on net asset value of any increase or decrease in the market value of a Portfolio’s portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. A Portfolio also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

A Portfolio may enter into reverse repurchase agreements, mortgage dollar rolls, and economically similar transactions. A reverse repurchase agreement involves the sale of a portfolio-eligible security by a Portfolio to another party, such as a bank or broker-dealer, coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, the Portfolio continues to receive any principal and interest payments on the underlying security during the term of the agreement. The Portfolio typically will segregate or “earmark” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, equal (on a daily mark-to-market basis) to its obligations under reverse repurchase agreements. However, reverse repurchase agreements involve the risk that the market value of securities retained by the Portfolio may decline below the repurchase price of the securities sold by the Portfolio which it is obligated to repurchase. With respect to reverse repurchase agreements in which banks are counterparties, the Portfolios may treat such transactions as bank borrowings, which would be subject to the Portfolio’s limitations on borrowings. Such treatment would, among other things, restrict the aggregate of such transactions (plus any other borrowings) to one-third of a Portfolio’s total assets.

A “mortgage dollar roll” is similar to a reverse repurchase agreement in certain respects. In a “dollar roll” transaction a Portfolio sells a mortgage-related security, such as a security issued by GNMA, to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A “dollar roll” can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which a Portfolio pledges a mortgage-related security to a dealer to obtain cash. Unlike in the case of reverse repurchase agreements, the dealer with which a Portfolio enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Portfolio, but only securities which are “substantially identical.” To be considered “substantially identical,” the securities returned to a Portfolio generally must: (1) be collateralized by the same types of underlying mortgages; (2) be issued by the same agency and be part of the same program; (3) have a similar original stated maturity; (4) have identical net coupon rates; (5) have similar market yields (and therefore price); and (6) satisfy “good delivery” requirements, meaning that the aggregate principal amounts of the securities delivered and received back must be within 0.25% of the initial amount delivered.

A Portfolio’s obligations under a dollar roll agreement must be covered by segregated or “earmarked” liquid assets equal in value to the securities subject to repurchase by the Portfolio. As with reverse repurchase agreements, to the extent that positions in dollar roll agreements are not covered by segregated or “earmarked” liquid assets at least equal to the amount of any forward purchase commitment, such transactions would be subject to the Portfolios’

restrictions on borrowings. Furthermore, because dollar roll transactions may be for terms ranging between one and six months, dollar roll transactions may be deemed “illiquid” and subject to a Portfolio’s overall limitations on investments in illiquid securities.

A Portfolio also may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty who purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Portfolio’s repurchase of the underlying security. A Portfolio’s obligations under a sale-buyback typically would be offset by liquid assets equal in value to the amount of a Portfolio’s forward commitment to repurchase the subject security.

Derivative Instruments

In pursuing their individual objectives the Portfolios may, to the extent permitted by their investment objectives and policies, purchase and sell (write) both put options and call options on securities, swap agreements, recovery locks, securities indexes, commodity indexes and foreign currencies, and enter into interest rate, foreign currency, index and commodity futures contracts and purchase and sell options on such futures contracts (“futures options”) for hedging purposes, to seek to replicate the composition and performance of a particular index, or as part of their overall investment strategies, except that those Portfolios that may not invest in foreign currency-denominated securities may not enter into transactions involving currency futures or options. Portfolios that may invest in foreign currency-denominated securities (except the PIMCO Municipal Sector Portfolio) also may purchase and sell foreign currency options for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another. A Portfolio also may enter into swap agreements with respect to interest rates, commodities and indexes of securities or commodities, and to the extent it may invest in foreign currency-denominated securities, may enter into swap agreements with respect to foreign currencies. The Portfolios may invest in structured notes. If other types of financial instruments, including other types of options, futures contracts, or futures options are traded in the future, a Portfolio also may use those instruments, provided that the Board of Trustees determines that their use is consistent with the Portfolio’s investment objective.

A Portfolio may engage in investment strategies, including the use of derivatives, to, among other things, generate current, distributable income without regard to possible declines in the Portfolio’s net asset value. A Portfolio’s income and gain-generating strategies, including certain derivative strategies, may generate current income and gains for distributions, which will generally be taxable, even in situations when the Portfolio has experienced a decline in net assets, including losses due to adverse changes in securities markets or the Portfolio’s portfolio of investments, including derivatives.

The value of some derivative instruments in which the Portfolios invest may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Portfolios, the ability of a Portfolio to successfully utilize these instruments may depend in part upon the ability of PIMCO to forecast interest rates and other economic factors correctly. If PIMCO incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Portfolios could be exposed to the risk of loss.

The Portfolios might not employ any of the strategies described herein, and no assurance can be given that any strategy used will succeed. If PIMCO incorrectly forecasts interest rates, market values or other economic factors in using a derivatives strategy for a Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. Also, suitable derivative transactions may not be available in all circumstances. The use of these strategies involves certain special risks, including a possible imperfect correlation, or even no correlation, between price movements of derivative instruments and price movements of related investments. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in related investments or otherwise, due to the possible inability of a Portfolio to purchase or sell a portfolio security at a time that otherwise would be favorable or the possible need to sell a portfolio security at a disadvantageous time because the Portfolio is required to maintain asset coverage or offsetting positions in connection with transactions in derivative instruments, and the possible inability of a Portfolio to close out or to liquidate its derivatives positions. In addition, a Portfolio’s use of such instruments may cause the Portfolio to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if it had not used such instruments. For Portfolios that gain exposure to an asset class using derivative instruments backed by a collateral portfolio of Fixed Income Instruments, changes in the value of the Fixed Income Instruments may result in greater or lesser exposure to that asset class than would have resulted from a direct investment in securities comprising that asset class.

Options on Securities and Indexes. A Portfolio may, to the extent specified herein or in the Offering Memorandum, purchase and sell both put and call options on fixed-income or other securities or indexes in standardized contracts traded on foreign or domestic securities exchanges, boards of trade, or similar entities, or quoted on NASDAQ or on an OTC market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue of bonds from a dealer.

An option on a security (or index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index) at a specified exercise price often at any time during the term of the option for American options or only at expiration for European options. The writer of an option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. (An index is designed to reflect features of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.)

A Portfolio will “cover” its obligations when it writes call options or put options. In the case of a call option on a debt obligation or other security, the option is covered if the Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or other assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in such amount are segregated by its custodian or “earmarked”) upon conversion or exchange of other securities held by a Portfolio. A call option on a security is also “covered” if a Portfolio does not hold the underlying security or have the right to acquire it, but the Portfolio segregates or “earmarks” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees in an amount equal to the contract value of the position (minus any collateral deposited with a broker-dealer), on a mark-to-market basis (a so-called “naked” call option).

For a call option on an index, the option is covered if a Portfolio maintains with its custodian liquid assets in an amount equal to the contract value of the index. A call option is also covered if a Portfolio holds a call on the same index or security as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written, provided the difference is maintained by the Portfolio in segregated or “earmarked” liquid assets. A put option on a security or an index is covered if a Portfolio segregates or “earmarks” liquid assets equal to the exercise price. A put option is also covered if the Portfolio holds a put on the same security or index as the put written where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided the difference is maintained by the Portfolio in segregated or “earmarked” liquid assets. Obligations under written call and put options so covered will not be construed to be “senior securities” for purposes of the Portfolio’s investment restrictions concerning senior securities and borrowings.

If an option written by a Portfolio expires unexercised, the Portfolio realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by a Portfolio expires unexercised, the Portfolio realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange-traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Portfolio desires.

A Portfolio may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series. A Portfolio will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Portfolio will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Portfolio will realize a capital gain or, if it is less, the Portfolio will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.

The premium paid for a put or call option purchased by a Portfolio is an asset of the Portfolio. The premium received for an option written by a Portfolio is recorded as a deferred credit. The value of an option purchased or written is marked to market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and asked prices.

The Portfolios may write covered straddles consisting of a combination of a call and a put written on the same underlying security. A straddle will be covered when sufficient assets are deposited to meet the Portfolios’ immediate obligations. The Portfolios may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or where the exercise price of the call is higher than that of the put. In such cases, the Portfolios will also segregate or “earmark” liquid assets equivalent to the amount, if any, by which the put is “in the money.”

Risks Associated with Options on Securities and Indexes. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

The writer of an American option often has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. If a put or call option purchased by the Portfolio is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Portfolio will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security.

There can be no assurance that a liquid market will exist when a Portfolio seeks to close out an option position. If a Portfolio were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless.

If trading were suspended in an option purchased by a Portfolio, the Portfolio would not be able to close out the option. If restrictions on exercise were imposed, the Portfolio might be unable to exercise an option it has purchased. Except to the extent that a call option on an index written by the Portfolio is covered by an option on the same index purchased by the Portfolio, movements in the index may result in a loss to the Portfolio; however, such losses may be mitigated by changes in the value of the Portfolio’s securities during the period the option was outstanding.

To the extent that a Portfolio writes a call option on a security it holds in its portfolio and intends to use such security as the sole means of “covering” its obligation under the call option, the Portfolio has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying security above the exercise price during the option period, but, as long as its obligation under such call option continues, has retained the risk of loss should the price of the underlying security decline. If a Portfolio were unable to close out such a call option, the Portfolio would not be able to sell the underlying security unless the option expired without exercise.

Foreign Currency Options. Portfolios that invest in foreign currency-denominated securities may buy or sell put and call options on foreign currencies. These Portfolios may buy or sell put and call options on foreign currencies either on exchanges or in the OTC market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of a Portfolio to reduce foreign currency risk using such options. OTC options differ from traded options in that they are two-party contracts with price and other terms negotiated between buyer and seller, and generally do not have as much market liquidity as exchange-traded options.

Futures Contracts and Options on Futures Contracts. A futures contract is an agreement to buy or sell a security or commodity for a set price on a future date. These contracts are traded on exchanges, so that, in most cases, a party can close out its position on the exchange for cash, without delivering the security or commodity. An option on a futures contract gives the holder of the option the right to buy (or sell) a position in a futures contract to the writer of the option, at a specified price and on or before a specified expiration date. Under definitions recently adopted by the CFTC and SEC, many foreign currency options will be considered swaps for certain purposes, including determination of whether such instruments need to be exchange-traded and centrally cleared as discussed further in “Risks of Potential Government Regulation of Derivatives.”

Each of the Portfolios may invest in futures contracts and options thereon (“futures options”) with respect to, but not limited to, interest rates, commodities, and security or commodity indexes. To the extent that a Portfolio may invest in foreign currency-denominated securities, it also may invest in foreign currency futures contracts and options thereon.

An interest rate, commodity, foreign currency or index futures contract provides for the future sale or purchase of a specified quantity of a financial instrument, commodity, foreign currency or the cash value of an index at a specified price and time. A futures contract on an index is an agreement pursuant to which a party agrees to pay or receive an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made. A public market exists in futures contracts covering a number of indexes as well as financial instruments and foreign currencies, including: the S&P 500; the S&P Midcap 400; the Nikkei 225; the NYSE composite; U.S. Treasury bonds; U.S. Treasury notes; U.S. Treasury bills; GNMA Certificates; 90-day commercial paper; bank certificates of deposit; Eurodollar certificates of deposit; the Australian dollar; the Canadian dollar; the British pound; the Japanese yen; the Swiss franc; the Mexican peso; and certain multinational currencies, such as the euro. It is expected that other futures contracts will be developed and traded in the future. Certain of the Portfolios also may invest in commodity futures contracts and options thereon. A commodity futures contract is an agreement to buy or sell a commodity, such as an energy, agricultural or metal commodity at a later date at a price and quantity agreed-upon when the contract is bought or sold.

A Portfolio may purchase and write call and put futures options, as specified for that Portfolio in the Offering Memorandum. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. A call option is “in the money” if the value of the futures contract that is the subject of the option exceeds the exercise price. A put option is “in the money” if the exercise price exceeds the value of the futures contract that is the subject of the option.

Certain Portfolios and the Subsidiary have filed a notice of eligibility with the National Futures Association to claim an exclusion from the definition of the term “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and, therefore, are not subject to registration or regulation as commodity pools under the CEA. PIMCO is not deemed to be a CPO with respect to its service as investment adviser to these Portfolios and the Subsidiary.

In 2012, the CFTC adopted certain rule amendments that significantly affected the exemptions that were available to each of the Portfolios and the Subsidiary. Certain Portfolios, as well as PIMCO, operate subject to CFTC regulation because of these changes.

To the extent any Portfolios or the Subsidiary become no longer eligible to claim an exclusion from CFTC regulation, these Portfolios or the Subsidiary may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to CFTC regulation. The table below identifies which Portfolios are subject to CFTC regulation, as of July 31, 2014:

Portfolios Subject to CFTC Regulation

PIMCO FX Strategy Portfolio

Limitations on Use of Futures and Futures Options. When a purchase or sale of a futures contract is made by such Portfolio, the Portfolio is required to deposit with its custodian (or broker, if legally permitted) a specified amount of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees (“initial margin”). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Margin requirements on foreign exchanges may be different than U.S. exchanges. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Portfolio upon termination of the contract, assuming all contractual obligations have been satisfied. Each Portfolio expects to earn interest income on its initial margin deposits. A futures contract held by a Portfolio is valued daily at the official settlement price of the exchange on which it is traded. Each day the Portfolio pays or receives cash, called “variation margin,” equal to the daily change in value of the futures contract. This process is known as “marking-to-market.” Variation margin does not represent a borrowing or loan by a Portfolio but is instead a settlement between the Portfolio and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, each Portfolio will mark-to-market its open futures positions.

A Portfolio is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Portfolio.

Although some futures contracts call for making or taking delivery of the underlying securities, or commodities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or commodity with the same delivery date. If an offsetting purchase price is less than the original sale price, a Portfolio realizes a capital gain, or if it is more, a Portfolio realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, a Portfolio realizes a capital gain, or if it is less, a Portfolio realizes a capital loss. The transaction costs must also be included in these calculations.

When purchasing a futures contract, a Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees that, when added to the amounts deposited with a futures commission merchant as margin, are equal to the market value of the futures contract. Alternatively, a Portfolio may “cover” its position by purchasing a put option on the same futures contract with a strike price as high or higher than the price of the contract held by the Portfolio.

When selling a futures contract, a Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees that are equal to the market value of the futures contract. Alternatively, a Portfolio may “cover” its position by owning the instruments underlying the futures contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based), or by holding a call option permitting the Portfolio to purchase the same futures contract at a price no higher than the price of the contract written by the Portfolio (or at a higher price if the difference is maintained in liquid assets with the Trust’s custodian).

With respect to futures contracts that are not legally required to “cash settle,” a Portfolio may cover the open position by setting aside or “earmarking” liquid assets in an amount that, when added to the amounts deposited with a futures commission merchant as margin, equal the market value of the instruments underlying the futures contract

(sometimes referred to as the notional value of the contract). With respect to futures that are required to “cash settle,” however, a Portfolio is permitted to set aside or “earmark” liquid assets in an amount that, when added to the amounts deposited with a futures commission merchant as margin, equal the Portfolio’s daily marked to market (net) obligation under the contract (i.e., the daily market value of the contract itself), if any; in other words, the Portfolio may set aside its daily net liability, if any, rather than the notional value of the futures contract. By setting aside or “earmarking” assets equal to only its net obligation under cash-settled futures, a Portfolio will have the ability to utilize these contracts to a greater extent than if the Portfolio were required to segregate or “earmark” assets equal to the full notional value of the futures contract.

When selling a call option on a futures contract, a Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that, when added to the amounts deposited with a futures commission merchant as margin, equal the total full notional value of the futures contract underlying the call option. Alternatively, the Portfolio may cover its position by entering into a long position in the same futures contract at a price no higher than the strike price of the call option, by owning the instruments underlying the futures contract, or by holding a separate call option permitting the Portfolio to purchase the same futures contract at a price not higher than the strike price of the call option sold by the Portfolio.

When selling a put option on a futures contract, a Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that equal the purchase price of the futures contract, less any margin on deposit. Alternatively, the Portfolio may cover the position either by entering into a short position in the same futures contract, or by owning a separate put option permitting it to sell the same futures contract so long as the strike price of the purchased put option is the same or higher than the strike price of the put option sold by the Portfolio.

To the extent that securities with maturities greater than one year are used to segregate or “earmark” assets to cover a Portfolio’s obligations under futures contracts and related options, such use will not eliminate the risk of a form of leverage, which may tend to exaggerate the effect on net asset value of any increase or decrease in the market value of a Portfolio’s portfolio, and may require liquidation of portfolio positions when it is not advantageous to do so. However, any potential risk of leverage resulting from the use of securities with maturities greater than one year may be mitigated by the overall duration limit on a Portfolio’s portfolio securities. Thus, the use of a longer-term security may require a Portfolio to hold offsetting short-term securities to balance the Portfolio’s portfolio such that the Portfolio’s duration does not exceed the maximum permitted for the Portfolio in the Offering Memorandum.

The requirements for qualification as a regulated investment company also may limit the extent to which a Portfolio may enter into futures, futures options and forward contracts. See “Taxation.”

Risks Associated with Futures and Futures Options. There are several risks associated with the use of futures contracts and futures options as hedging techniques. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the Portfolio securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.

Futures contracts on U.S. Government securities historically have reacted to an increase or decrease in interest rates in a manner similar to that in which the underlying U.S. Government securities reacted. To the extent, however, that a Portfolio enters into such futures contracts the value of such futures will not vary in direct proportion to the value of such Portfolio’s holdings of U.S. Government securities. Thus, the anticipated spread between the price of the futures contract and the hedged security may be distorted due to differences in the nature of the markets. The spread also may be distorted by differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets.

Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

There can be no assurance that a liquid market will exist at a time when a Portfolio seeks to close out a futures or a futures option position, and that Portfolio would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

Risks Associated with Commodity Futures Contracts. There are several additional risks associated with transactions in commodity futures contracts.

Storage. Unlike the financial futures markets, in the commodity futures markets there are costs of physical storage associated with purchasing the underlying commodity. The price of the commodity futures contract will reflect the storage costs of purchasing the physical commodity, including the time value of money invested in the physical commodity. To the extent that the storage costs for an underlying commodity change while a Portfolio is invested in futures contracts on that commodity, the value of the futures contract may change proportionately.

Reinvestment. In the commodity futures markets, producers of the underlying commodity may decide to hedge the price risk of selling the commodity by selling futures contracts today to lock in the price of the commodity at delivery tomorrow. In order to induce speculators to purchase the other side of the same futures contract, the commodity producer generally must sell the futures contract at a lower price than the expected future spot price. Conversely, if most hedgers in the futures market are purchasing futures contracts to hedge against a rise in prices, then speculators will only sell the other side of the futures contract at a higher futures price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected future spot price, which can have significant implications for a Portfolio. If the nature of hedgers and speculators in futures markets has shifted when it is time for a Portfolio to reinvest the proceeds of a maturing contract in a new futures contract, the Portfolio might reinvest at higher or lower futures prices, or choose to pursue other investments.

Other Economic Factors. The commodities which underlie commodity futures contracts may be subject to additional economic and non-economic variables, such as drought, floods, weather, livestock disease, embargoes, tariffs, and international economic, political and regulatory developments. These factors may have a larger impact on commodity prices and commodity-linked instruments, including futures contracts, than on traditional securities. Certain commodities are also subject to limited pricing flexibility because of supply and demand factors. Others are subject to broad price fluctuations as a result of the volatility of the prices for certain raw materials and the instability of supplies of other materials. These additional variables may create additional investment risks which subject a Portfolio’s investments to greater volatility than investments in traditional securities.

Additional Risks of Options on Securities, Futures Contracts, Options on Futures Contracts, and Forward Currency Exchange Contracts and Options Thereon. Options on securities, futures contracts, options on futures contracts, forward currency exchange contracts and options on forward currency exchange contracts may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. The value of such positions also could be adversely affected by: (i) other complex foreign political, legal and economic factors; (ii) lesser availability than in the United

States of data on which to make trading decisions; (iii) delays in the Portfolio’s ability to act upon economic events occurring in foreign markets during non-business hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; and (v) lesser trading volume.

Swap Agreements and Options on Swap Agreements. Each Portfolio may engage in swap transactions, including, but not limited to, swap agreements on interest rates, security or commodity indexes, specific securities and commodities, and credit and event-linked swaps. To the extent a Portfolio may invest in foreign currency-denominated securities, it also may invest in currency exchange rate swap agreements. A Portfolio also may enter into options on swap agreements (“swaptions”).

A Portfolio may enter into swap transactions for any legal purpose consistent with its investment objectives and policies, such as attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities a Portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in a more cost efficient manner.

OTC swap agreements are bilateral contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard OTC swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or change in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities or commodities representing a particular index. A “quanto” or “differential” swap combines both an interest rate and a currency transaction. Certain swap agreements, such as interest rate swaps, are traded on exchanges and cleared through central clearing counterparties. Other forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. A total return swap agreement is a contract in which one party agrees to make periodic payments to another party based on the change in market value of underlying assets, which may include a single stock, a basket of stocks, or a stock index during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Consistent with a Portfolio’s investment objectives and general investment policies, certain of the Portfolios may invest in commodity swap agreements. For example, an investment in a commodity swap agreement may involve the exchange of floating-rate interest payments for the total return on a commodity index. In a total return commodity swap, a Portfolio will receive the price appreciation of a commodity index, a portion of the index, or a single commodity in exchange for paying an agreed-upon fee. If the commodity swap is for one period, a Portfolio may pay a fixed fee, established at the outset of the swap. However, if the term of the commodity swap is more than one period, with interim swap payments, a Portfolio may pay an adjustable or floating fee. With a “floating” rate, the fee may be pegged to a base rate, such as the London Interbank Offered Rate (“LIBOR”), and is adjusted each period. Therefore, if interest rates increase over the term of the swap contract, a Portfolio may be required to pay a higher fee at each swap reset date.

A Portfolio also may enter into swaptions. A swap option is a contract that gives a counterparty the right (but not the obligation) in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. Each Portfolio may write (sell) and purchase put and call swaptions.

Depending on the terms of the particular option agreement, a Portfolio will generally incur a greater degree of risk when it writes a swap option than it will incur when it purchases a swap option. When a Portfolio purchases a swap option, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when a Portfolio writes a swap option, upon exercise of the option the Portfolio will become obligated according to the terms of the underlying agreement.

A Portfolio also may enter into forward volatility agreements, also known as volatility swaps. In a volatility swap, the counterparties agree to make payments in connection with changes in the volatility (i.e., the magnitude of change over a specified period of time) of an underlying reference instrument, such as a currency, rate, index, security or other financial instrument. Volatility swaps permit the parties to attempt to hedge volatility risk and/or take positions on the projected future volatility of an underlying reference instrument. For example, a Portfolio may enter into a volatility swap in order to take the position that the reference instrument’s volatility will increase over a particular period of time. If the reference instrument’s volatility does increase over the specified time, the Portfolio will receive payment from its counterparty based upon the amount by which the reference instrument’s realized volatility level exceeds a volatility level agreed upon by the parties. If the reference instrument’s volatility does not increase over the specified time, the Portfolio will make a payment to the counterparty based upon the amount by which the reference instrument’s realized volatility level falls below the volatility level agreed upon by the parties. Payments on a volatility swap will be greater if they are based upon the mathematical square of volatility (i.e., the measured volatility multiplied by itself, which is referred to as “variance”). This type of a volatility swap is frequently referred to as a variance swap. Certain of the Portfolios may engage in volatility swaps.

Most types of swap agreements entered into by the Portfolios will calculate the obligations of the parties to the agreement on a “net basis.” Consequently, a Portfolio’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). A Portfolio’s current obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the segregation or “earmarking” of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, to avoid any potential leveraging of a Portfolio’s portfolio. Obligations under swap agreements so covered will not be construed to be “senior securities” for purposes of the Portfolio’s investment restriction concerning senior securities.

A Portfolio also may enter into OTC and cleared credit default swap agreements. The credit default swap agreement may reference one or more debt securities or obligations that are not currently held by the Portfolio. The protection “buyer” in an OTC credit default contract is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract until a credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount if the swap is cash settled. A Portfolio may be either the buyer or seller in the transaction. If the Portfolio is a buyer and no credit event occurs, the Portfolio may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, a Portfolio generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, a Portfolio would effectively add leverage to its portfolio because, in addition to its total net assets, a Portfolio would be subject to investment exposure on the notional amount of the swap.

The spread of a credit default swap is the annual amount the protection buyer must pay the protection seller over the length of the contract, expressed as a percentage of the notional amount. When spreads rise, market -perceived credit risk rises and when spreads fall, market -perceived credit risk falls. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the credit soundness of the issuer of the reference obligation and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values, as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.

Credit default swap agreements sold by a Portfolio may involve greater risks than if a Portfolio had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, and with respect to OTC credit default swaps, counterparty risk and credit risk. A Portfolio will enter into uncleared credit default swap agreements only with counterparties that meet certain standards of creditworthiness. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. The Portfolio’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to the Portfolio). In connection with credit default swaps in which a Portfolio is the buyer or the seller, if the Portfolio covers its position through asset segregation, the Portfolio will segregate or “earmark” cash or liquid assets with a value at least equal to the Portfolio’s exposure (any accrued but unpaid net amounts owed by the Portfolio to any counterparty), on a marked-to-market basis (when the Portfolio is the buyer), or the full notional amount of the swap (minus any amounts owed to the Portfolio) (when the Portfolio is the seller). Such segregation or “earmarking” seeks to ensure that the Portfolio has assets available to satisfy its obligations with respect to the transaction and could have the effect of limiting any potential leveraging of a Portfolio’s portfolio. Such segregation or “earmarking” will not limit a Portfolio’s exposure to loss.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related regulatory developments will require the clearing and exchange-trading of many standardized OTC derivative instruments that the CFTC and SEC recently defined as “swaps” including non-deliverable foreign exchange forwards, OTC foreign exchange options and swaptions. Mandatory exchange-trading and clearing is occurring on a phased-in basis based on type of market participant and CFTC approval of contracts for central clearing. Mandatory clearing of interest rate swaps and certain credit default swaps on indexes is being phased in during 2013. PIMCO will continue to monitor developments in this area, particularly to the extent regulatory changes affect the Portfolios ability to enter into swap agreements.

Whether a Portfolio’s use of swap agreements or swaptions will be successful in furthering its investment objective will depend on PIMCO’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, a Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Portfolios will enter into OTC swap agreements only with counterparties that meet certain standards of creditworthiness. Certain restrictions imposed on the Portfolios by the Internal Revenue Code may limit the Portfolios’ ability to use swap agreements. It is possible that developments in the swaps market, including additional government regulation, could adversely affect a Portfolio’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with traditional investments. The use of a swap requires an understanding not only of the reference asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Because OTC swap agreements are two party contracts that may be subject to contractual restrictions on transferability and termination and because they may have remaining terms of greater than seven days, swap agreements may be considered to be illiquid and subject to a Portfolio’s limitation on investments in illiquid securities. However, the Trust has adopted procedures pursuant to which PIMCO may determine swaps to be liquid under certain circumstances. To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.

Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to a Portfolio’s interest. A Portfolio bears the risk that PIMCO will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing swap positions for the Portfolio. If PIMCO attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, the Portfolio will be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Portfolio. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. Many swaps are complex and often valued subjectively.

A Portfolio also may enter into recovery locks. A recovery lock is an agreement between two parties that provides for a fixed payment by one party and the delivery of a reference obligation, typically a bond, by the other party upon the occurrence of a credit event, such as a default, by the issuer of the reference obligation. Recovery locks are used to “lock in” a recovery amount on the reference obligation at the time the parties enter into the agreement. In contrast to a credit default swap where the final settlement amount may be dependent on the market price for the reference obligation upon the credit event, a recovery lock fixes the settlement amount in advance and is not dependent on the market price of the reference obligation at the time of the credit event. Unlike certain other types of derivatives, recovery locks generally do not involve upfront or periodic cash payments by either of the parties. Instead, payment and settlement occurs after there has been a credit event. If a credit event does not occur prior to the termination date of a recovery lock, the agreement terminates and no payments are made by either party. A Portfolio may enter into a recovery lock to purchase or sell a reference obligation upon the occurrence of a credit event.

Recovery locks are subject to the risk that PIMCO will not accurately forecast the value of a reference obligation upon the occurrence of a credit event. For example, if a Portfolio enters into a recovery lock and agrees to deliver a reference obligation in exchange for a fixed payment upon the occurrence of a credit event, the value of the reference obligation or eventual recovery on the reference obligation following the credit event may be greater than the fixed payment made by the counterparty to the Portfolio. If this occurs, the Portfolio will incur a loss on the transaction. In addition to general market risks, recovery locks are subject to illiquidity risk, counterparty risk and credit risk. The market for recovery locks is relatively new and is smaller and less liquid than the market for credit default swaps and other derivatives. Elements of judgment may play a role in determining the value of a recovery lock. It may not be possible to enter into a recovery lock at an advantageous time or price. A Portfolio will only enter into recovery locks with counterparties that meet certain standards of creditworthiness.

A Portfolio’s obligations under a recovery lock will be determined daily. In connection with recovery locks in which a Portfolio is the seller, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, or enter into certain offsetting positions, with a value at least equal to the Portfolio’s obligations, on a marked-to-market basis. In connection with recovery locks in which a Portfolio is the buyer, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, or enter into offsetting positions, with a value at least equal to the fixed payment amount of the recovery lock (minus any amounts owed to the Portfolio, if applicable). Such segregation or “earmarking” will ensure that the Portfolio has assets available to satisfy its obligations with respect to the transaction and will limit any potential leveraging of the Portfolio’s portfolio.

Correlation Risk. In certain cases, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. There are a number of factors which may prevent a mutual fund, or derivatives or other strategies used by a fund, from achieving desired correlation (or inverse correlation) with an index. These may include, but are not limited to: (i) the impact of portfolio fee, expenses and transaction costs, including borrowing and brokerage costs/bid-ask spreads, which are not reflected in index returns; (ii) differences in the timing of daily calculations of the value of an index and the timing of the valuation of derivatives, securities and other assets held by a fund and the determination of the net asset value of fund shares; (iii) disruptions or illiquidity in the markets for derivative instruments or securities in which a fund invests; (iv) a portfolio having exposure to or holding less than all of the securities in the underlying index and/or having exposure to or holding securities not included in the underlying index; (v) large or unexpected movements of assets into and out of a portfolio (due to share purchases or redemptions, for example), potentially resulting in the portfolio being over- or under-exposed to the index; (vi) the impact of accounting standards or changes thereto; (vii) changes to the applicable index that are not disseminated in advance; (viii) a possible need to conform a fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (ix) fluctuations in currency exchange rates.

Risk of Potential Government Regulation of Derivatives. It is possible that additional government regulation of various types of derivative instruments, including futures, options and swap agreements, may limit or prevent a Portfolio from using such instruments as a part of its investment strategy, and could ultimately prevent a Portfolio from being able to achieve its investment objective. It is impossible to fully predict the effects of past, present or future legislation and regulation in this area, but the effects could be substantial and adverse. It is possible that legislative and regulatory activity could limit or restrict the ability of a Portfolio to use certain instruments as a part of its investment strategy. Limits or restrictions applicable to the counterparties with which the Portfolio s engage in derivative transactions could also prevent the Portfolios from using certain instruments.

There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Portfolios or the ability of the Portfolios to continue to implement their investment strategies. The futures, options and swaps markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures, options and swaps transactions in the U.S. is a rapidly changing area of law and is subject to modification by government and judicial action.

In particular, the Dodd-Frank Act was signed into law on July 21, 2010. The Dodd-Frank Act has changed the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a new legislative framework for OTC derivatives, including financial instruments, such as swaps, in which the Portfolios may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and will require clearing and exchange trading of many OTC derivatives transactions. The CFTC and SEC recently finalized the definition of “swap” and “security-based swap.” These definitions were effective October 12, 2012 and provide the parameters around which contracts will be subject to further regulation under the Dodd-Frank Act.

Provisions in the Dodd-Frank Act include new capital and margin requirements and the mandatory use of clearinghouse mechanisms for many OTC derivative transactions. The CFTC, SEC and other federal regulators have been developing the rules and regulations enacting the provisions of the Dodd-Frank Act. Because there is a prescribed phase-in period during which most of the mandated rulemaking and regulations will be implemented, it is not possible at this time to gauge the exact nature and full scope of the impact of the Dodd-Frank Act on any of the Portfolios. However, swap dealers, major market participants and swap counterparties are now becoming subject to new and additional regulations, requirements, compliance burdens and associated costs. The new law and the rules to be promulgated may negatively impact a Portfolio’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. In particular, new position limits imposed on a Portfolio or its counterparties may impact that Portfolio’s ability to invest in futures, options and swaps in a manner that efficiently meets its investment objective. New requirements even if not directly applicable to the Portfolios, including capital requirements, changes to the CFTC speculative position limits regime and mandatory clearing, may increase the cost of a Portfolio’s investments and cost of doing business, which could adversely affect investors.

Structured Products

The Portfolios may invest in structured products, including instruments such as credit-linked securities, commodity-linked notes and structured notes, which are potentially high-risk derivatives. For example, a structured product may combine a traditional stock, bond, or commodity with an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, or interest rate of a structured product is tied (positively or negatively) to the price of some commodity, currency or securities index or another interest rate or some other economic factor (each a “benchmark”). The interest rate or (unlike most fixed income securities) the principal amount payable at maturity of a structured product may be increased or decreased, depending on changes in the value of the benchmark. An example of a structured product could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a structured product would be a combination of a bond and a call option on oil.

Structured products can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management, and increased total return. Structured products may not bear interest or pay dividends. The value of a structured product or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a structured product. Under certain conditions, the redemption value of a structured product could be zero. Thus, an investment in a structured product may entail significant market risks that are not associated with a similar investment in a traditional, U.S. dollar-denominated bond that has a fixed principal amount and pays a fixed rate or floating rate of interest. The purchase of structured products also exposes a Portfolio to the credit risk of the issuer of the structured product. These risks may cause significant fluctuations in the net asset value of the Portfolio. Each Portfolio, will not invest more than 5% of its total assets in a combination of credit-linked securities or commodity-linked notes.

Credit-Linked Securities. Credit-linked securities are issued by a limited purpose trust or other vehicle that, in turn, invests in a basket of derivative instruments, such as credit default swaps, interest rate swaps and other securities, in order to provide exposure to certain high yield or other fixed income markets. For example, a Portfolio may invest in credit-linked securities as a cash management tool in order to gain exposure to the high yield markets and/or to remain fully invested when more traditional income producing securities are not available. Like an investment in a bond, investments in credit-linked securities represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the security. However, these payments are conditioned on the trust’s receipt of payments from, and the trust’s potential obligations to, the counterparties to the derivative instruments and other securities in which the trust invests. For instance, the trust may sell one or more credit default swaps, under which the trust would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the trust would be obligated to pay the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that a Portfolio would receive as an investor in the trust. A Portfolio’s investments in these instruments are indirectly subject to the risks associated with derivative instruments, including, among others, credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk and management risk. It is expected that the securities will be exempt from registration under the Securities Act. Accordingly, there may be no established trading market for the securities and they may constitute illiquid investments.

Commodity-Linked Notes. Certain structured products may provide exposure to the commodities markets. These are derivative securities with one or more commodity-linked components that have payment features similar to commodity futures contracts, commodity options, or similar instruments. Commodity-linked structured products may be either equity or debt securities, leveraged or unleveraged, and have both security and commodity-like characteristics. A portion of the value of these instruments may be derived from the value of a commodity, futures contract, index or other economic variable. The Portfolios will only invest in commodity-linked structured products that qualify under applicable rules of the CFTC for an exemption from the provisions of the CEA.

Structured Notes and Indexed Securities. Structured notes are derivative debt instruments, the interest rate or principal of which is determined by an unrelated indicator (for example, a currency, security, commodity or index thereof). The terms of the instrument may be “structured” by the purchaser and the borrower issuing the note. Indexed securities may include structured notes as well as securities other than debt securities, the interest rate or principal of which is determined by an unrelated indicator. Indexed securities may include a multiplier that multiplies the indexed element by a specified factor and, therefore, the value of such securities may be very volatile. The terms of structured notes and indexed securities may provide that in certain circumstances no principal is due at maturity, which may result in a loss of invested capital. Structured notes and indexed securities may be positively or negatively indexed, so that appreciation of the unrelated indicator may produce an increase or a decrease in the interest rate or the value of the structured note or indexed security at maturity may be calculated as a specified multiple of the change in the value of the unrelated indicator. Therefore, the value of such notes and securities may be very volatile. Structured notes and indexed securities may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the unrelated indicator. Structured notes or indexed securities also may be more volatile, less liquid, and more difficult to accurately price than less complex securities and instruments or more traditional debt securities. To the extent a Portfolio invests in these notes and securities, however, PIMCO analyzes these notes and securities in its overall assessment of the effective duration of the Portfolio’s holdings in an effort to monitor the Portfolio’s interest rate risk.

Certain issuers of structured products may be deemed to be investment companies as defined in the 1940 Act. As a result, the Portfolios’ investments in these structured products may be subject to limits applicable to investments in investment companies and may be subject to restrictions contained in the 1940 Act.

Equity-Linked Securities and Equity-Linked Notes. A Portfolio may invest a portion of its assets in equity-linked securities. Equity-linked securities are privately issued derivative securities that have a return component based on the performance of a single stock, a basket of stocks, or a stock index. Equity-linked securities are often used for many of the same purposes as, and share many of the same risks with, other derivative instruments.

An equity-linked note is a note, typically issued by a company or financial institution, whose performance is tied to a single stock, a basket of stocks, or a stock index. Generally, upon the maturity of the note, the holder receives a return of principal based on the capital appreciation of the linked securities. The terms of an equity-linked note may also provide for the periodic interest payments to holders at either a fixed or floating rate. Because the notes are equity linked, they may return a lower amount at maturity due to a decline in value of the linked security or securities. To the extent a Portfolio invests in equity-linked notes issued by foreign issuers, it will be subject to the risks associated with the debt securities of foreign issuers and with securities denominated in foreign currencies. Equity-linked notes are also subject to default risk and counterparty risk.

Bank Capital Securities

The Portfolios may invest in bank capital securities. Bank capital securities are issued by banks to help fulfill their regulatory capital requirements. There are two common types of bank capital: Tier I and Tier II. Bank capital is generally, but not always, of investment grade quality. Tier I securities often take the form of trust preferred securities. Tier II securities are commonly thought of as hybrids of debt and preferred stock, are often perpetual (with no maturity date), callable and, under certain conditions, allow for the issuer bank to withhold payment of interest until a later date.

Trust Preferred Securities

The Portfolios may invest in trust preferred securities. Trust preferred securities have the characteristics of both subordinated debt and preferred stock. Generally, trust preferred securities are issued by a trust that is wholly-owned by a financial institution or other corporate entity, typically a bank holding company. The financial institution creates the trust and owns the trust’s common securities. The trust uses the sale proceeds of its common securities to purchase subordinated debt issued by the financial institution. The financial institution uses the proceeds from the subordinated debt sale to increase its capital while the trust receives periodic interest payments from the financial institution for holding the subordinated debt. The trust uses the funds received to make dividend payments to the holders of the trust preferred securities. The primary advantage of this structure is that the trust preferred securities are treated by the financial institution as debt securities for tax purposes and as equity for the calculation of capital requirements.

Trust preferred securities typically bear a market rate coupon comparable to interest rates available on debt of a similarly rated issuer. Typical characteristics include long-term maturities, early redemption by the issuer, periodic fixed or variable interest payments, and maturities at face value. Holders of trust preferred securities have limited voting rights to control the activities of the trust and no voting rights with respect to the financial institution. The market value of trust preferred securities may be more volatile than those of conventional debt securities. Trust preferred securities may be issued in reliance on Rule 144A under the Securities Act and subject to restrictions on resale. There can be no assurance as to the liquidity of trust preferred securities and the ability of holders, such as a Portfolio, to sell their holdings. In identifying the risks of the trust preferred securities, PIMCO will look to the condition of the financial institution as the trust typically has no business operations other than to issue the trust preferred securities. If the financial institution defaults on interest payments to the trust, the trust will not be able to make dividend payments to holders of its securities, such as a Portfolio.

Exchange-Traded Notes

Exchange-traded notes (“ETNs”) are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the New York Stock Exchange (“NYSE”)) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.

ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When a Portfolio invests in ETNs it will bear its proportionate share of any fees and expenses borne by the ETN. A Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.

ETNs are also subject to tax risk. No assurance can be given that the IRS will accept, or a court will uphold, how the Portfolios characterize and treat ETNs for tax purposes. Further, the IRS and Congress are considering proposals that would change the timing and character of income and gains from ETNs.

An ETN that is tied to a specific market benchmark or strategy may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market benchmark or strategy. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form.

The market value of ETN shares may differ from their market benchmark or strategy. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the securities, commodities or other components underlying the market benchmark or strategy that the ETN seeks to track. As a result, there may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

Delayed Funding Loans and Revolving Credit Facilities

Each Portfolio may enter into, or acquire participations in, delayed funding loans and revolving credit facilities. Delayed funding loans and revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. A revolving credit facility differs from a delayed funding loan in that as the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolving credit facility. Delayed funding loans and revolving credit facilities usually provide for floating or variable rates of interest. These commitments may have the effect of requiring a Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). To the extent that a Portfolio is committed to advance additional funds, it will at all times segregate or “earmark” assets, determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in an amount sufficient to meet such commitments.

The Portfolios may invest in delayed funding loans and revolving credit facilities with credit quality comparable to that of issuers of its securities investments. Delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, a Portfolio may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. The Portfolios currently intend to treat delayed funding loans and revolving credit facilities for which there is no readily available market as illiquid for purposes of the Portfolios’ limitation on illiquid investments. For a further discussion of the risks involved in investing in loan participations and other forms of direct indebtedness, see “Indebtedness, Loan Participations and Assignments.” Participation interests in revolving credit facilities will be subject to the limitations discussed in “Indebtedness, Loan Participations and Assignments.” Delayed funding loans and revolving credit facilities are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by a Portfolio.

When-Issued, Delayed Delivery and Forward Commitment Transactions

Each of the Portfolios may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. When such purchases are outstanding, a Portfolio will segregate or “earmark” liquid assets in an amount sufficient to meet the purchase price. Typically, no income accrues on securities the Portfolio has committed to purchase prior to the time delivery of the securities is made, although the Portfolio may earn income on securities it has segregated or “earmarked.”

When purchasing a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. Because the Portfolio is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Portfolio’s other investments. If the other party to a transaction fails to deliver the securities, the Portfolio could miss a favorable price or yield opportunity. If the Portfolio remains substantially fully invested at a time when when-issued, delayed delivery, or forward commitment purchases are outstanding, the purchases may result in a form of leverage.

When a Portfolio has sold a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, the Portfolio could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery, or forward commitment basis without owning the security, a Portfolio will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed upon price on the settlement date.

A Portfolio may dispose of or renegotiate a transaction after it is entered into, and may purchase or sell when-issued, delayed delivery or forward commitment securities before the settlement date, which may result in a gain or loss. There is no percentage limitation on the extent to which the Portfolios may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis.

Standby Commitment Agreements

The Portfolios may enter into standby commitment agreements, which are agreements that obligate a party, for a set period of time, to buy a certain amount of a security that may be issued and sold at the option of the issuer. The price of a security purchased pursuant to a standby commitment agreement is set at the time of the agreement. In return for its promise to purchase the security, a Portfolio receives a commitment fee based upon a percentage of the purchase price of the security. The Portfolio receives this fee whether or not it is ultimately required to purchase the security.

There is no guarantee that the securities subject to a standby commitment agreement will be issued or, if such securities are issued, the value of the securities on the date of issuance may be more or less than the purchase price. A Portfolio will limit its investments in standby commitment agreements with remaining terms exceeding seven days pursuant to the limitation on investments in illiquid securities. A Portfolio will record the purchase of a standby commitment agreement, and will reflect the value of the security in the Portfolio’s net asset value, on the date on which the security can reasonably be expected to be issued.

Short Sales

Each of the Portfolios, may make short sales of securities to: (i) offset potential declines in long positions in similar securities; (ii) to increase the flexibility of the Portfolio; (iii) for investment return; (iv) as part of a risk arbitrage strategy; and (v) as part of its overall portfolio management strategies involving the use of derivative instruments. A short sale is a transaction in which a Portfolio sells a security it does not own in anticipation that the market price of that security will decline.

When a Portfolio makes a short sale, it will often borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. In connection with short sales of securities, the Portfolio may pay a fee to borrow securities or maintain an arrangement with a broker to borrow securities, and is often obligated to pay over any accrued interest and dividends on such borrowed securities.

If the price of the security sold short increases between the time of the short sale and the time that the Portfolio replaces the borrowed security, the Portfolio will incur a loss; conversely, if the price declines, the Portfolio will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. The successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.

The Portfolios may invest pursuant to a risk arbitrage strategy to take advantage of a perceived relationship between the value of two securities. Frequently, a risk arbitrage strategy involves the short sale of a security.

To the extent that a Portfolio engages in short sales, it will provide collateral to the broker-dealer and (except in the case of short sales “against the box”) will maintain additional asset coverage in the form of segregated or “earmarked” assets that PIMCO determines to be liquid in accordance with procedures established by the Board of Trustees and that is equal to the current market value of the securities sold short, or will ensure that such positions are covered by “offsetting” positions, until the Portfolio replaces the borrowed security. A short sale is “against the box” to the extent that the Portfolio contemporaneously owns, or has the right to obtain at no added cost, securities identical to those sold short. The Portfolios will engage in short selling to the extent permitted by the federal securities laws and rules and interpretations thereunder. To the extent a Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, the Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction.

144A Securities

In addition to a Portfolio’s investments in privately placed and unregistered securities, a Portfolio may also invest in securities sold pursuant to Rule 144A of the Securities Act. Such securities are commonly known as “144A securities” and may only be resold under certain circumstances to other institutional buyers. 144A securities frequently trade in an active secondary market and are treated as liquid under procedures approved by the Board of Trustees. As a result of the resale restrictions on 144A securities, there is a greater risk that they will become illiquid than securities registered with the SEC.

Regulation S Securities

A Portfolio may invest in the securities of U.S. and non-U.S. issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S under the Securities Act of 1933 (“Regulation S Securities”). Offerings of Regulation S Securities may be conducted outside of the United States. Because Regulation S Securities are subject to legal or contractual restrictions on resale, Regulation S Securities may be considered illiquid. If a Regulation S Security is determined to be illiquid, the investment will be included with a Portfolio’s 15% of net assets limitation on investment in illiquid securities. Furthermore, because Regulation S Securities are generally less liquid than registered securities, a Portfolio may take longer to liquidate these positions than would be the case for publicly traded securities. Although Regulation S Securities may be resold in privately negotiated transactions, the price realized from these sales could be less than those originally paid by a Portfolio. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded. Accordingly, Regulation S Securities may involve a high degree of business and financial risk and may result in substantial losses.

Illiquid Securities

The Portfolios may invest up to 15% of their net assets in illiquid securities. The term “illiquid securities” for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which a Portfolio has valued the securities. Illiquid securities are considered to include, among other things, written OTC options, securities or other liquid assets being used as cover for such options, repurchase agreements with remaining maturities in excess of seven days, certain loan participation interests, fixed time deposits which are not subject to prepayment or provide for withdrawal penalties upon prepayment (other than overnight deposits), and other securities whose disposition is restricted under the federal securities laws (other than 144A securities and certain commercial paper that PIMCO has determined to be liquid under procedures approved by the Board of Trustees).

Illiquid securities may include privately placed securities, which are sold directly to a small number of investors, usually institutions. Unlike public offerings, such securities are not registered under the federal securities laws. Although certain of these securities may be readily sold, others may be illiquid, and their sale may involve substantial delays and additional costs.

Loans of Portfolio Securities

For the purpose of achieving income, each Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions, provided: (i) the loan is secured continuously by collateral consisting of U.S. Government securities, cash or cash equivalents (negotiable certificates of deposits, bankers’ acceptances or letters of credit) maintained on a daily mark-to-market basis in an amount at least equal to 102% or the market value (plus accrued interest) of the securities loaned or 105% of the market value (plus accrued interest) of the securities loaned if the borrowed securities are principally cleared and settled outside of the U.S.; (ii) the Portfolio may at any time call the loan and obtain the return of the securities loaned; (iii) the Portfolio will receive any interest or dividends paid on the loaned securities; and (iv) the aggregate market value of securities loaned will not at any time exceed 331/3% of the total assets of the Portfolio (including the collateral received with respect to such loans). Each Portfolio’s performance will continue to reflect the receipt of either interest through investment of cash collateral by the Portfolio in permissible investments, or a fee, if the collateral is U.S. Government securities. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral should the borrower fail to return the securities loaned or become insolvent. The Portfolios may pay lending fees to the party arranging the loan. Cash collateral received by a Portfolio in securities lending transactions may be invested in short-term liquid Fixed Income Instruments or in money market or short-term funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. A Portfolio bears the risk of such investments.

Investments in Business Development Companies (“BDCs”)

Certain of the Portfolios may invest in BDCs, which typically operate as publicly traded private equity firms that invest in early stage to mature private companies as well as small public companies. BDCs are regulated under the 1940 Act and are generally taxed as regulated investment companies under the Internal Revenue Code. BDCs realize operating income when their investments are sold off, and therefore maintain complex organizational, operational, tax and compliance requirements. For tax purposes, BDCs generally intend to qualify for taxation as regulated investment companies. To so qualify, BDCs must satisfy certain asset diversification and source of income tests and must generally distribute at least 90% of their taxable earnings as dividends. Under the 1940 Act, BDCs are also required to invest at least 70% of their total assets primarily in securities of private companies or thinly traded U.S. public companies, cash, cash equivalents, U.S. government securities and high quality debt investments that mature in one year or less. Generally, little public information exists for private and thinly traded companies and there is a risk that investors may not be able to make a fully informed decision. Additionally, a BDC may only incur indebtedness in amounts such that the BDC’s asset coverage equals at least 200% after such incurrence. These limitations on asset mix and leverage may prohibit the way that the BDC raises capital.

Government Intervention in Financial Markets

Instability in the financial markets during and after the 2008-2009 financial downturn has led the U.S. Government and governments across the world to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. Most significantly, the U.S. Government has enacted a broad-reaching regulatory framework over the financial services industry and consumer credit markets, the potential impact of which on the value of securities held by a Portfolio is unknown. Federal, state, and other governments, their regulatory agencies, or self regulatory organizations may take actions that affect the regulation of the instruments in which the Portfolios invest, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Portfolios themselves are regulated. Such legislation or regulation could limit or preclude a Portfolio’s ability to achieve its investment objective.

Governments or their agencies may also acquire distressed assets from financial institutions and acquire ownership interests in those institutions. The implications of government ownership and disposition of these assets are unclear, and such a program may have positive or negative effects on the liquidity, valuation and performance of the Portfolios’ portfolio holdings. Furthermore, volatile financial markets can expose the Portfolios to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Portfolios. The Portfolios have established procedures to assess the liquidity of portfolio holdings and to value instruments for which market prices may not be readily available. PIMCO will monitor developments and seek to manage the Portfolios in a manner consistent with achieving each Portfolio’s investment objective, but there can be no assurance that it will be successful in doing so.

The value of a Portfolio’s holdings is also generally subject to the risk of future local, national, or global economic disturbances based on unknown weaknesses in the markets in which the Portfolio invests. In the event of such a disturbance, issuers of securities held by a Portfolio may experience significant declines in the value of their assets and even cease operations, or may receive government assistance accompanied by increased restrictions on their business operations or other government intervention. In addition, it is not certain that the U.S. Government will intervene in response to a future market disturbance and the effect of any such future intervention cannot be predicted. It is difficult for issuers to prepare for the impact of future financial downturns, although companies can seek to identify and manage future uncertainties through risk management programs.

Investments in the Wholly-Owned Subsidiary

Investments in the Subsidiary are expected to permit the PIMCO International Portfolio to engage in tax-exempt trading of Japanese government bonds, finance bills and treasury bills. The PIMCO International Portfolio is the sole shareholder of the Subsidiary, and it is not currently expected that shares of the Subsidiary will be sold or offered to other investors.

It is expected that the Subsidiary will invest primarily in Japanese government bonds, finance bills and treasury bills. Although the PIMCO International Portfolio may invest in these instruments directly, the Portfolio will likely gain exposure to these instruments indirectly by investing in its Subsidiary. The Subsidiary may also invest in derivatives, forward contracts and other Fixed Income Instruments. To the extent that the PIMCO International Portfolio invests in its Subsidiary, the Portfolio may be subject to the risks associated with those securities and instruments, which are discussed elsewhere in the Offering Memorandum and this Offering Memorandum Supplement.

While the Subsidiary may be considered similar to an investment company, it is not registered under the 1940 Act and, unless otherwise noted in the Offering Memorandum and this Offering Memorandum Supplement, is not subject to all of the investor protections of the 1940 Act and other U.S. regulations. Changes in the laws of the United States, the Cayman Islands and/or Japan could result in the inability of the PIMCO International Portfolio and/or the Subsidiary to operate as described in the Offering Memorandum and this Offering Memorandum Supplement and could negatively affect the Portfolio and its shareholders.

In May 2014, the Board of Trustees granted PIMCO the authority to establish and terminate wholly-owned subsidiaries of the Funds to implement certain trading strategies, hold certain investments or for other reasons.

Increasing Government Debt

The total public debt of the United States as a percentage of gross domestic product has grown rapidly since the beginning of the 2008-2009 financial downturn. Governmental agencies project that the United States will continue to maintain high debt levels for the foreseeable future. Although high debt levels do not necessarily indicate or cause economic problems, they may create certain systemic risks if sound debt management practices are not implemented.

A high national debt level may increase market pressures to meet government funding needs, which may drive debt costs higher and cause the U.S. Treasury to sell additional debt with shorter maturity periods, thereby increasing refinancing risk. A high national debt also raises concerns that the U.S. Government will not be able to make principal or interest payments when they are due. In the worst case, unsustainable debt levels can cause declines in the valuation of currencies, and can prevent the U.S. Government from implementing effective counter-cyclical fiscal policy in economic downturns.

In August 2011, S&P lowered its long-term sovereign credit rating on the U.S. In explaining the downgrade, S&P cited, among other reasons, controversy over raising the statutory debt ceiling and growth in public spending. The ultimate impact of the downgrade is uncertain, but it may lead to increased interest rates and volatility, particularly if other rating agencies similarly lower their ratings on the U.S. The market prices and yields of securities supported by the full faith and credit of the U.S. government may be adversely affected by a sovereign credit rating downgrade. Moreover, additional credit rating downgrades of U.S. sovereign debt or of U.S. government-sponsored enterprises may result in financial market declines, increased volatility and significant disruption across various financial markets and asset classes. This could adversely affect the value of the Portfolios’ investments.

Inflation and Deflation

The Portfolios may be subject to inflation and deflation risk. Inflation risk is the risk that the present value of assets or income of a Portfolio will be worth less in the future as inflation decreases the present value of money. A Portfolio’s dividend rates or borrowing costs, where applicable, may also increase during periods of inflation. This may further reduce Portfolio performance. Deflation risk is the risk that prices throughout the economy decline over time creating an economic recession, which could make issuer default more likely and may result in a decline in the value of a Portfolio’s assets. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.

Temporary Investment

If PIMCO believes that economic or market conditions are unfavorable to investors, PIMCO may temporarily invest up to 100% of a Portfolio’s assets in certain defensive strategies, including holding a substantial portion of the Portfolio’s assets in cash, cash equivalents or other highly rated short-term securities, including securities issued or guaranteed by the U.S. government, its agencies or instrumentalities. As discussed in this Offering Memorandum Supplement, a Portfolio may also invest in affiliated money market and/or short-term bond funds for temporary cash management purposes.

Regulatory Risk

Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way a Portfolio is regulated, affect the expenses incurred directly by the Portfolio and the value of its investments, and limit and/or preclude a Portfolio’s ability to achieve its investment objective. Government regulation may change frequently and may have significant adverse consequences. Moreover, government regulation may have unpredictable and unintended effects. Many of the changes required by the Dodd-Frank Act could materially impact the profitability of the Portfolios and the value of assets they hold, expose the Portfolios to additional costs, require changes to investment practices, and adversely affect the Portfolios’ ability to pay dividends. For example, the Volcker Rule’s restrictions on proprietary trading may negatively impact fixed income market making capacity and could, therefore, result in reduced liquidity in fixed income markets. While there continues to be uncertainty about the full impact of these and other regulatory changes, it is the case that the Portfolios will be subject to a more complex regulatory framework, and may incur additional costs to comply with new requirements as well as to monitor for compliance in the future.

Portfolio Operations

Operational Risk. An investment in a Portfolio, like any portfolio, can involve operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on a Portfolio. While the Portfolios seek to minimize such events through controls and oversight, there may still be failures that could cause losses to a Portfolio.

Cyber Security Risk. As the use of technology has become more prevalent in the course of business, the Portfolios have become potentially more susceptible to operational risks through breaches in cyber security. A breach in cyber security refers to both intentional and unintentional events that may cause a Portfolio to lose proprietary information, suffer data corruption, or lose operational capacity. This in turn could cause a Portfolio to incur regulatory penalties, reputational damage, additional compliance costs associated with corrective measures, and/or financial loss. Cyber security breaches may involve unauthorized access to a Portfolio’s digital information systems (e.g., through “hacking” or malicious software coding), but may also result from outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users). In addition, cyber security breaches of a Portfolio’s third party service providers (e.g., administrators, transfer agents, custodians and sub-advisers) or issuers that a Portfolio invests in can also subject a Portfolio to many of the same risks associated with direct cyber security breaches. Like with operational risk in general, the Portfolios have established risk management systems designed to reduce the risks associated with cyber security. However, there is no guarantee that such efforts will succeed, especially since the Portfolios do not directly control the cyber security systems of issuers or third party service providers.

INVESTMENT RESTRICTIONS

In addition to the investment restrictions set forth in the Offering Memorandum, the Portfolios have adopted a non-fundamental policy pursuant to which each Portfolio that may invest in securities denominated in foreign currencies, except the PIMCO Developing Local Markets Portfolio, PIMCO Emerging Markets Portfolio, PIMCO FX Strategy Portfolio, PIMCO High-Yield Portfolio, PIMCO International Portfolio, PIMCO Low Duration Portfolio, PIMCO Moderate Duration Portfolio, PIMCO Real Return Portfolio and PIMCO Senior Floating Rate Portfolio will normally hedge its exposure to foreign currency using the techniques described in the Offering Memorandum. The PIMCO High-Yield Portfolio and PIMCO Real Return Portfolio will normally limit their foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 20% of their total assets using the techniques described in the Offering Memorandum. The PIMCO Low Duration and PIMCO Moderation Duration Portfolio will normally limit their foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 5% of their total assets using the techniques described in the Offering Memorandum. The Senior Floating Rate Portfolio will normally limit its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 5% of its total assets. The PIMCO International Portfolio will normally limit its foreign currency exposure (from non-U.S. dollar-denominated securities or currencies) to 25% of its total assets using the techniques described in the Offering Memorandum. The PIMCO Emerging Markets Portfolio, PIMCO FX Strategy Portfolio and PIMCO Developing Local Markets Portfolio may, but are not required to, hedge against exposure to foreign currency. There can be no assurance that currency hedging techniques will be successful. All percentage limitations described in this paragraph are considered Elective Investment Restrictions (as defined below) for purposes of a Portfolio’s acquisition through a Voluntary Action (as defined below).

Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed. To the extent that borrowings for temporary administrative purposes exceed 5% of the total assets of a Portfolio, such excess shall be subject to the 300% asset coverage requirement.

To the extent a Portfolio covers its commitment under a reverse repurchase agreement (or economically similar transaction), credit default swap or other derivative instrument by the segregating or “earmarking” of assets determined to be liquid in accordance with procedures adopted by the Board of Trustees, equal in value to the amount of the Portfolio’s commitment to repurchase, such an agreement will not be considered a “senior security” by the Portfolio and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Portfolio.

The staff of the SEC has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Portfolios have adopted an investment policy pursuant to which a Portfolio will not purchase or sell OTC options if, as a result of such transactions, the sum of: (1) the market value of purchased OTC options currently outstanding which are held by the Portfolio, and (2) the market value of the underlying securities (including any collateral posted by the Portfolio) covering OTC options currently outstanding which were sold by the Portfolio, exceeds 15% of the net assets of the Portfolio, taken at market value, together with all other assets of the Portfolio which are illiquid or are otherwise not readily marketable. However, if an OTC option is sold by the Portfolio to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Portfolio has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Portfolio will treat as illiquid such amount of the underlying securities equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying securities minus the option’s strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is “in-the-money.” This policy is not a fundamental policy of the Portfolios and may be amended by the Board of Trustees without the approval of shareholders. However, the Portfolios will not change or modify this policy prior to the change or modification by the SEC staff of its position.

For purposes of applying the Portfolios’ investment policies and restrictions (as stated in the Offering Memorandum and this Offering Memorandum Supplement) swap agreements are generally valued by the Portfolios at market value. In the case of a credit default swap, however, in applying certain of the Portfolios’ investment policies and restrictions the Portfolio will value the credit default swap at its notional value or its full exposure value (i.e., the sum of the notional amount for the contract plus the market value), but may value the credit default swap at market value for purposes of applying certain of the Portfolios’ other investment policies and restrictions. For example, a Portfolio may value credit default swaps at full exposure value for purposes of the Portfolio’s credit quality guidelines because such value reflects the Portfolio’s actual economic exposure during the term of the credit default swap agreement. In this context, both the notional amount and the market value may be positive or negative depending on whether the Portfolio is selling or buying protection through the credit default swap. The manner in which certain securities or other instruments are valued by the Portfolios for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.

For purposes of applying the Portfolios’ policy with respect to diversification (as stated in Fundamental Investment Restriction 2 in the “Investment Restrictions” section of the Offering Memorandum), traditional bond insurance on a security will not be treated as a separate security, and the insurer will not be treated as a separate issuer of the security. Therefore, the Portfolios’ policy with respect to diversification does not limit the percentage of a Portfolio’s assets that may be invested in securities insured by a single bond insurer.

The Portfolios interpret their policy with respect to the purchase and sale of commodities or commodities contracts (as stated in Fundamental Investment Restriction 4 in the “Investment Restrictions” section of the Offering Memorandum) to permit the Portfolios, subject to each Portfolio’s investment objectives and general investment policies (as stated in the Offering Memorandum and elsewhere in this Offering Memorandum Supplement), to invest in commodity futures contracts and options thereon, commodity-related swap agreements, hybrid instruments, and other commodity-related derivative instruments.

The Portfolios interpret their policies with respect to borrowing and lending to permit such activities as may be lawful for the Portfolios, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC. Pursuant to an exemptive order issued by the SEC on November 19, 2001, the Portfolios may enter into transactions among themselves with respect to the investment of daily cash balances of the Portfolios in shares of affiliated money market and/or short-term bond funds, as well as the use of daily excess cash balances of the money market and/or short-term bond funds in inter-fund lending transactions with the other Portfolios for temporary cash management purposes. The interest paid by a Portfolio in such an arrangement will be less than that otherwise payable for a comparable loan, and will be in excess of the overnight rate the money market and/or short-term bond funds could otherwise earn as lender in such a transaction.

Unless otherwise indicated, all limitations applicable to Portfolio investments (as stated above and elsewhere in this Offering Memorandum Supplement) apply only at the time of investment. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed to be of comparable quality), or change in the percentage of Portfolio assets invested in certain securities or other instruments, or change in the average duration of a Portfolio’s investment portfolio, resulting from market fluctuations or other changes in a Portfolio’s total assets will not require a Portfolio to dispose of an investment. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security.

From time to time, a Portfolio may voluntarily participate in actions (for example, rights offerings, conversion privileges, exchange offers, credit event settlements, etc.) where the issuer or counterparty offers securities or instruments to holders or counterparties, such as a Portfolio, and the acquisition is determined to be beneficial to

Portfolio shareholders (“Voluntary Action”). Notwithstanding any percentage investment limitation listed under the “Investment Restrictions” sections of the Offering Memorandum and this Offering Memorandum Supplement or any percentage investment limitation of the 1940 Act or rules thereunder, if a Portfolio has the opportunity to acquire a permitted security or instrument through a Voluntary Action, and the Portfolio will exceed a percentage investment limitation following the acquisition, it will not constitute a violation if, prior to the receipt of the securities or instruments and after announcement of the offering, the Portfolio sells an offsetting amount of assets that are subject to the investment limitation in question at least equal to the value of the securities or instruments to be acquired.

Unless otherwise indicated, all percentage limitations on Portfolio investments (as stated throughout the Offering Memorandum and this Offering Memorandum Supplement) that are not: (i) specifically included in the “Investment Restrictions” section of the Offering Memorandum and this Offering Memorandum Supplement; or (ii) imposed by the 1940 Act, rules thereunder, the Internal Revenue Code or related regulations (the “Elective Investment Restrictions”), will apply only at the time of investment unless the acquisition is a Voluntary Action. In addition and notwithstanding the foregoing, for purposes of this policy, certain Non-Fundamental Investment Restrictions, as noted above and including the 5% limitation of Non-Fundamental Investment Restriction 2 set forth in the Offering Memorandum, are also considered Elective Investment Restrictions. The percentage limitations and absolute prohibitions with respect to Elective Investment Restrictions are not applicable to a Portfolio’s acquisition of securities or instruments through a Voluntary Action.

Certain of the Portfolios have investment policies, limitations, or practices that are applicable “normally” or under “normal circumstances” or “normal market conditions” (as stated above and elsewhere in this Offering Memorandum Supplement or in the Offering Memorandum). Pursuant to the discretion of PIMCO, these investment policies, limitations, or practices may not apply during periods of abnormal purchase or redemption activity or during periods of unusual or adverse market, economic, political or other conditions. Such market, economic or political conditions may include periods of abnormal or heightened market volatility, strained credit and/or liquidity conditions, or increased governmental intervention in the markets or industries. During such periods, a Portfolio may not invest according to its principal investment strategies or in the manner in which its name may suggest, and may be subject to different and/or heightened risks. It is possible that such unusual or adverse conditions may continue for extended periods of time.

MANAGEMENT OF THE TRUST

Trustees and Officers

The business of the Trust is managed under the direction of the Trust’s Board of Trustees. Subject to the provisions of the Trust’s Declaration of Trust, its By-Laws and Massachusetts law, the Board of Trustees (the “Board”) has all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust’s officers.

Leadership Structure and Risk Oversight Function

The Board is currently composed of five Trustees, three of whom are not “interested persons” of the Trust (as that term is defined by Section 2(a)(19) of the 1940 Act) (“Independent Trustees”). The Trustees meet periodically throughout the year to discuss and consider matters concerning the Trust and to oversee the Trust’s activities, including its investment performance, compliance program and risks associated with its activities.

Brent R. Harris, a Managing Director and member of the Executive Committee of PIMCO, and therefore an “interested person” of the Trust, serves as Chairman of the Board. The Board has established three standing committees to facilitate the Trustees’ oversight of the management of the Trust: an Audit Committee, a Valuation Committee and a Governance Committee. The scope of each Committee’s responsibilities is discussed in greater detail below. The Board does not have a lead Independent Trustee; however, the Chairs of the Audit Committee and Governance Committee, each of whom is an Independent Trustee, act as liaisons between the Independent Trustees and the Trust’s management between Board Meetings and, with management, are involved in the preparation of agendas for Board and Committee meetings. The Board believes that, as Chairman, Mr. Harris provides skilled executive leadership to the Trust and performs an essential liaison function between the Trust and PIMCO, its investment adviser. The Board believes that its governance structure allows all of the Independent Trustees to participate in the full range of the Board’s oversight responsibilities. The Board reviews its structure regularly as part of its annual self-evaluation. The Board has determined that its leadership structure is appropriate in light of the characteristics and circumstances of the Trust because it allocates areas of responsibility among the Committees and the Board in a manner that enhances effective oversight. The Board considered, among other things, the role of PIMCO in the day-to-day management of the Trust’s affairs; the extent to which the work of the Board is conducted through the Committees; the number of portfolios that comprise the Trust and other trusts in the fund complex overseen by members of the Board; the variety of asset classes those portfolios include; the net assets of each Portfolio, the Trust and the fund complex; and the management, distribution and other service arrangements of each Portfolio, the Trust and the fund complex.

In its oversight role, the Board has adopted, and periodically reviews, policies and procedures designed to address risks associated with the Trust’s activities. In addition, PIMCO and the Trust’s other service providers have adopted policies, processes and procedures to identify, assess and manage risks associated with the Trust’s activities. The Trust’s senior officers, including, but not limited to, the Chief Compliance Officer (“CCO”) and Treasurer, PIMCO portfolio management personnel and other senior personnel of PIMCO, the Trust’s independent registered public accounting firm (the “independent auditors”) and personnel from the Trust’s third-party service providers make periodic reports to the Board and its Committees with respect to a variety of matters, including matters relating to risk management.

Qualifications of the Trustees

The charts below identify the Trustees and executive officers of the Trust. Unless otherwise indicated, the address of all persons below is 650 Newport Center Drive, Newport Beach, CA 92660.

Trustees of the Trust

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee*	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years

Interested Trustees[1]

Brent R. Harris (1959) Chairman of the Board and Trustee	02/1992 to present	Managing Director and member of Executive Committee, PIMCO.	175	Chairman and Trustee, PIMCO Variable Insurance Trust; Chairman and Trustee, PIMCO ETF Trust; Chairman and Trustee, PIMCO Equity Series; Chairman and Trustee, PIMCO Equity Series VIT; Director, StocksPLUS® Management, Inc; and member of Board of Governors, Investment Company Institute. Board Member and Owner, Harris Holdings, LLC (1992-present).

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee*	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years

Douglas M. Hodge (1957) Trustee	02/2010 to present	Managing Director, Chief Executive Officer, PIMCO (since 2/14); Chief Operating Officer, PIMCO (7/09 – 2/14); Member of Executive Committee and Head of PIMCO’s Asia Pacific region. Member Global Executive Committee, Allianz Asset Management.	167	Trustee, PIMCO Variable Insurance Trust; Trustee, PIMCO ETF Trust.

Independent Trustees

E. Philip Cannon (1940) Trustee	05/2000 to present	Private Investor. Formerly, President, Houston Zoo.	175	Trustee, PIMCO Variable Insurance Trust; Trustee, PIMCO ETF Trust; Trustee, PIMCO Equity Series; Trustee, PIMCO Equity Series VIT. Formerly, Trustee, Allianz Funds (formerly, PIMCO Funds: Multi-Manager Series.

J. Michael Hagan (1939) Trustee	05/2000 to present	Private Investor and Business Advisor (primarily to manufacturing companies).	167	Trustee, PIMCO Variable Insurance Trust; Trustee, PIMCO ETF Trust.

Ronald C. Parker (1951) Trustee	07/2009 to present	Director of Roseburg Forest Products Company. Formerly, Chairman of the Board, The Ford Family Foundation. Formerly President, Chief Executive Officer, Hampton Affiliates (forestry products).	167	Trustee, PIMCO Variable Insurance Trust; Trustee, PIMCO ETF Trust.

(1)	Mr. Harris and Mr. Hodge are “interested persons” of the Trust (as that term is defined in the 1940 Act) because of their affiliations with PIMCO.
(†)	Trustees serve until their successors are duly elected and qualified.

(*)	The information for the individuals listed is as of June 1, 2014.

The Board has determined that each of the Trustees is qualified to serve as a Trustee of the Trust, based on a review of the experience, qualifications, attributes and skills of each Trustee, including those listed in the table above. With the exception of Messrs. Hodge and Parker, each Trustee has significant experience as a Trustee of the Trust and has served for several years as a Trustee for other funds in the same fund complex as the Trust. The Board has taken into account each Trustee’s commitment to the Board and participation in Board and committee meetings throughout his tenure on the Board. The following is a summary of qualifications, experiences and skills of each Trustee (in addition to the principal occupation(s) during the past five years noted in the table above) that support the conclusion that each individual is qualified to serve as a Trustee:

Mr. Harris’s position as a Managing Director of PIMCO and a Member of its Executive Committee give him valuable experience with the day-to-day management of the operation of the Trust as well as other funds within the fund complex, enabling him to provide essential management input to the Board.

Mr. Hodge’s position as Chief Executive Officer and a Managing Director of PIMCO, as well as his former position as Chief Operating Officer of PIMCO, and his position as a Member of the Global Executive Committee of Allianz Asset Management of America L.P. (“Allianz Asset Management”) give him valuable financial and operational experience with the day-to-day management of the Trust and PIMCO, its adviser, which enable him to provide essential management input to the Board.

Mr. Cannon has experience as the proprietor of a private equity investment firm and as president of a nonprofit entity. His qualifications also include past participation on the board of PIMCO Funds Multi-Manager Series (now known as Allianz Funds). Mr. Cannon also has prior experience as a board member of a public company.

Mr. Hagan has experience in the areas of financial reporting and accounting, including past experience as Chairman and CEO of a NYSE listed company. He also has experience as a board member and audit committee chairman of a public company.

Mr. Parker has prior financial, operations and management experience as the President and Chief Executive Officer of a privately held company. He also has investment experience as the Chairman of a family foundation.

Executive Officers

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years

Brent R. Harris (1959) President	03/2009 to present	Managing Director and member of Executive Committee, PIMCO.

David C. Flattum (1964) Chief Legal Officer	11/2006 to present	Managing Director and General Counsel, PIMCO. Formerly, Managing Director, Chief Operating Officer and General Counsel, Allianz Asset Management of America L.P. and Partner at Latham & Watkins LLP.

Jennifer E. Durham (1970) Chief Compliance Officer	07/2004 to present	Managing Director, PIMCO.

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years

Douglas M. Hodge (1957) Senior Vice President	05/2010 to present	Managing Director; Chief Executive Officer, PIMCO (since 2/14); Chief Operating Officer, PIMCO (7/09 – 2/14); Member of Executive Committee and Head of PIMCO’s Asia Pacific region. Member Global Executive Committee, Allianz Asset Management.

Kevin M. Broadwater (1964) Vice President — Senior Counsel	05/2012 to present	Executive Vice President and Attorney, PIMCO.

Joshua D. Ratner (1976) Vice President — Senior Counsel, Secretary	11/2013 to present Assistant Secretary 10/2007 to 01/2011	Senior Vice President and Attorney, PIMCO.

Ryan G. Leshaw (1980) Assistant Secretary	05/2012 to present	Vice President and Attorney, PIMCO. Formerly, Associate, Willkie Farr & Gallagher LLP.

Peter G. Strelow (1970) Senior Vice President	11/2013 to present Vice President 05/2008 to 11/2013	Managing Director, PIMCO.

William G. Galipeau (1974) Vice President	11/2013 to present	Senior Vice President, PIMCO.

Eric D. Johnson (1970) Vice President	05/2011 to present	Executive Vice President, PIMCO.

Henrik P. Larsen (1970) Vice President	02/1999 to present	Senior Vice President, PIMCO.

Greggory S. Wolf (1970) Vice President	05/2011 to present	Senior Vice President, PIMCO.

Trent W. Walker (1974) Treasurer	11/2013 to present Assistant Treasurer 05/2007 to 11/2013	Senior Vice President, PIMCO.

Stacie D. Anctil (1969) Assistant Treasurer	11/2003 to present	Senior Vice President, PIMCO.

Erik C. Brown (1967) Assistant Treasurer	02/2001 to present	Senior Vice President, PIMCO.

*	The information for the individuals listed is as of June 1, 2014.

Securities Ownership

Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolios together with the aggregate dollar range of equity securities in all registered investment companies overseen by the Trustee that are in the same family of investment companies as the Trust, as of December 31, 2013.

Name of Trustee	Dollar Range of Equity Securities in each Portfolio	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee in Family of Investment Companies

Interested Trustees

Brent R. Harris	None	Over $100,000

Douglas M. Hodge	None	Over $100,000

Independent Trustees

E. Philip Cannon	None	Over $100,000

J. Michael Hagan	None	Over $100,000

Ronald C. Parker	None	Over $100,000

To the best of the Trust’s knowledge, as of July 16, 2014, the Trustees and Officers of the Trust, as a group, owned less than 1% of the shares of each Portfolio.

No independent Trustee (or his immediate family members) had any direct or indirect interest, the value of which exceeds $120,000, in the investment adviser, the principal underwriter of the Trust, or any entity controlling, controlled by or under common control with the investment adviser or the principal underwriter of the Trust (not including registered investment companies). Set forth in the table below is information regarding each independent Trustee’s (and his immediate family members’) share ownership in securities of the investment adviser of the Trust, the principal underwriter of the Trust, and any entity controlling, controlled by or under common control with the investment adviser or principal underwriter of the Trust (not including registered investment companies), as of December 31, 2013.

Name of Independent Trustee	Name of Owners and Relationships to Trustee	Company	Title of Class	Value of Securities	Percent of Class
E. Philip Cannon	None	None	None	None	None
J. Michael Hagan	None	None	None	None	None
Ronald C. Parker	None	None	None	None	None

No independent Trustee or immediate family member has during the two most recently completed calendar years had any securities interest in the principal underwriter of the Trust or the investment adviser or their affiliates (other than the Trust). No independent Trustee or immediate family member has during the two most recently completed calendar years had any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $120,000, with:

—	the Portfolios;
—	an officer of the Portfolios;
—

an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolios or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolios;
—

an officer or an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolios or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolios;

—	the investment adviser or principal underwriter of the Portfolios;
—	an officer of the investment adviser or principal underwriter of the Portfolios;
—	a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolios; or
—	an officer of a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolios.

With respect to the persons listed in the bullet points above, no independent Trustee or immediate family member has during the two most recently completed calendar years had any direct or indirect relationship, the value of which exceeds $120,000, wherein the relationship included:

(i)	Payments for property or services to or from any such person;
(ii)	Provision of legal services to any such person;
(iii)	Provision of investment banking services to any such person; and
(iv)	Any consulting or other relationship that is substantially similar in nature and scope to the relationships listed in (i) through (iii) above.

Standing Committees

The Trust has a standing Audit Committee that consists of all of the independent Trustees (Messrs. Cannon, Hagan and Parker (Chair)). The Audit Committee’s responsibilities include, but are not limited to, (i) assisting the Board’s oversight of the integrity of the Trust’s financial statements, the Trust’s compliance with legal and regulatory requirements, the qualifications and independence of the Trust’s independent auditors, and the performance of such firm; (ii) overseeing the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (iii) overseeing the quality and objectivity of the Trust’s financial statements and the independent audit thereof; and (iv) acting a liaison between the Trust’s independent auditors and the full Board. The Audit Committee also reviews both the audit and non-audit work of the Trust’s independent auditors, submits a recommendation to the Board of Trustees as to the selection of an independent auditor, and reviews generally the maintenance of the Trust’s records and the safekeeping arrangement of the Trust’s custodian. During the fiscal year ended March 31, 2014, there were 4 meetings of the Audit Committee.

The Board of Trustees has formed a Valuation Committee whose function is to monitor the valuation of portfolio securities and other investments and, as required by the Trust’s valuation policies, when the Board of Trustees is not in session it shall determine the fair value of portfolio holdings after consideration of all relevant factors, which determinations shall be reported to the full Board of Trustees. The Valuation Committee currently consists of Messrs. Harris, Hodge, Strelow and Brown and Ms. Anctil. However, the members of this committee may be changed by the Board of Trustees from time to time. During the fiscal year ended March 31, 2014, there were 12 meetings of the Valuation Committee.

The Trust also has a Governance Committee, which is composed of all of the Trustees and which is responsible for the selection and nomination of candidates to serve as Trustees of the Trust. Only members of the Committee that are Independent Trustees (Messrs. Cannon, Hagan (Chair) and Parker) vote on the nomination of Independent Trustee candidates.

The Governance Committee has a policy in place for considering trustee candidates recommended by shareholders. The Governance Committee may consider potential trustee candidates recommended by shareholders provided that the proposed candidates: (i) satisfy any minimum qualifications of the Trust for its Trustees and (ii) are not “interested persons” of the Trust or the investment adviser within the meaning of the 1940 Act. The Governance Committee will not consider submissions in which the Nominating Shareholder is the trustee candidate.

Any shareholder (a “Nominating Shareholder”) submitting a proposed trustee candidate must continuously own as of record, or beneficially through a financial intermediary, shares of the Trust having a net asset value of not less than $25,000 during the two-year period prior to submitting the proposed trustee candidate. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the special meeting of shareholders to elect trustees.

All trustee candidate submissions by Nominating Shareholders must be received by the Portfolio by the deadline for submission of any shareholder proposals which would be included in the Portfolio’s proxy statement for the next special meeting of shareholders of the Portfolio.

Nominating Shareholders must substantiate compliance with these requirements at the time of submitting their proposed trustee nominee to the attention of the Trust’s Secretary. Notice to the Trust’s Secretary should be provided in accordance with the deadline specified above and include, (i) the Nominating Shareholder’s contact information; (ii) the number of Portfolio shares which are owned of record and beneficially by the Nominating Shareholder and the length of time which such shares have been so owned by the Nominating Shareholder; (iii) a description of all arrangements and understandings between the Nominating Shareholder and any other person or persons (naming such person or persons) pursuant to which the submission is being made and a description of the relationship, if any, between the Nominating Shareholder and the trustee candidate; (iv) the trustee candidate’s contact information, age, date of birth and the number of Portfolio shares owned by the trustee candidate; (v) all information regarding the trustee candidate’s qualifications for service on the Board of Trustees as well as any information regarding the trustee candidate that would be required to be disclosed in solicitations of proxies for elections of trustees required by Regulation 14A of the Securities Exchange Act of 1934, as amended (the “1934 Act”) had the trustee candidate been nominated by the Board; (vi) whether the Nominating Shareholder believes the trustee candidate would or would not be an “interested person” of the Portfolio, as defined in the 1940 Act and a description of the basis for such belief; and (vii) a notarized letter executed by the trustee candidate, stating his or her intention to serve as a nominee and be named in the Portfolio’s proxy statement, if nominated by the Board of Trustees, and to be named as a trustee if so elected.

During the fiscal year ended March 31, 2014, there were 2 meetings of the Governance Committee.

Compensation Table

The following table sets forth information regarding compensation received by the Trustees for the fiscal year ended March 31, 2014.

Name and Position	Aggregate Compensation from Trust[1,2]	Pension or Retirement Benefits Accrued As Part of Funds Expenses	Total Compensation from Trust and Fund Complex Paid to Trustees[3]

E. Philip Cannon, Trustee	$209,500	N/A	$417,050

J. Michael Hagan, Trustee	$203,250	N/A	$306,050

Ronald C. Parker, Trustee	$224,500	N/A	$339,800

(1)

For their services to PIMCO Funds, each Trustee, other than those affiliated with PIMCO or its affiliates, receives an annual retainer of $145,000, plus $15,000 for each Board of Trustees meeting attended in person, $750 ($2,000 in the case of the audit committee chair with respect to audit committee meetings) for each committee meeting attended and $1,500 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair receives an additional annual retainer of $15,000 and each other committee chair receives an additional annual retainer of $2,250. For his services to PIMCO Funds for the Trust’s fiscal year ended March 31, 2014, Vern O. Curtis received $209,500 in Aggregate Compensation from the Trust and $341,675 in Total Compensation from the Trust and Fund Complex. For his services to PIMCO Funds for the Trust’s fiscal year ended March 31, 2014, William J. Popejoy received $211,750 in Aggregate Compensation from the Trust and $322,300 in Total Compensation from the Trust and Fund Complex.

(2)	The amounts shown in this column represent the aggregate compensation before deferral with respect to the Trust’s fiscal year ended March 31, 2014.

(3)

During the one-year period ending March 31, 2014, each Trustee also served as a Trustee of PIMCO Variable Insurance Trust, a registered open-end management investment company, and as a Trustee of PIMCO ETF Trust, a registered open-end management investment company.

For their services to PIMCO Variable Insurance Trust, each Trustee, other than those affiliated with PIMCO or its affiliates, receives an annual retainer of $35,000, plus $3,600 for each Board of Trustees meeting attended in person, $750 for each committee meeting attended and $750 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair receives an additional annual retainer of $5,000 and each other committee chair receives an additional annual retainer of $1,500.

For their services to PIMCO ETF Trust, each Trustee, who is unaffiliated with PIMCO or its affiliates, receives an annual retainer of $35,000, plus $3,600 for each Board of Trustees meeting attended in person, $750 for each committee meeting attended and $750 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair receives an additional annual retainer of $5,000 and each other committee chair receives an additional annual retainer of $1,250.

For his services to PIMCO Equity Series, Mr. Cannon receives an annual retainer of $60,000, plus $4,750 for each Board of Trustees meeting attended in person, $375 ($750 in the case of the audit committee chair with respect to audit committee meetings) for each committee meeting attended and $750 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair receives an additional annual retainer of $7,500 and each other committee chair received an additional annual retainer of $750.

For his services to PIMCO Equity Series VIT, Mr. Cannon receives an annual retainer of $10,000, plus $1,500 for each Board of Trustees meeting attended in person, $250 ($375 in the case of the audit committee chair with respect to audit committee meetings) for each committee meeting attended and $375 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair receives an additional annual retainer of $2,000 and each other committee chair received an additional annual retainer of $250.

Investment Adviser

PIMCO, a Delaware limited liability company, serves as investment adviser to the Portfolios pursuant to an investment advisory contract (“Advisory Contract”) between PIMCO and the Trust. PIMCO also serves as investment adviser to the Subsidiary. PIMCO is located at 650 Newport Center Drive, Newport Beach, California 92660. PIMCO had approximately $1.97 trillion of assets under management as of June 30, 2014.

PIMCO is a majority owned subsidiary of Allianz Asset Management with minority interests held by certain of its current and former officers, by Allianz Asset Management of America LLC, and by PIMCO Partners, LLC, a California limited liability company. Prior to December 31, 2011, Allianz Asset Management was named Allianz Global Investors of America L.P. PIMCO Partners, LLC is owned by certain current and former officers of PIMCO. Through various holding company structures, Allianz Asset Management is majority owned by Allianz SE.

Allianz SE is a European based, multinational insurance and financial services holding company and a publicly traded German company. As of December 31, 2013, PIMCO had third-party assets under management of €1,114 bn.

The general partner of Allianz Asset Management has substantially delegated its management and control of Allianz Asset Management to a Management Board. The Management Board of Allianz Asset Management is comprised of John C. Maney.

There are currently no significant institutional shareholders of Allianz SE. Absent an SEC exemption or other regulatory relief, the Portfolios generally are precluded from effecting principal transactions with brokers that are deemed to be affiliated persons of the Portfolios or the Advisor, and the Portfolios’ ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker is subject to restrictions. Similarly, the Portfolios’ ability to utilize the affiliated brokers for agency transactions is subject to the restrictions of Rule 17e-1 under the 1940 Act. PIMCO does not believe that the restrictions on transactions with the affiliated brokers described above will materially adversely affect its ability to provide services to the Portfolios, the Portfolios’ ability to take advantage of market opportunities, or the Portfolios’ overall performance.

Advisory Agreement

The Portfolios pay for the advisory and supervisory and administrative services they require under what is essentially an all-in fee structure.

PIMCO is responsible for making investment decisions and placing orders for the purchase and sale of the Trust’s investments directly with the issuers or with brokers or dealers selected by it in its discretion. See “Portfolio Transactions and Brokerage” in the Offering Memorandum and “Brokerage Commissions Paid” below. PIMCO also furnishes to the Board of Trustees, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of each Portfolio.

Under the terms of the Advisory Contract, PIMCO is obligated to manage the Portfolios in accordance with applicable laws and regulations. The investment advisory services of PIMCO to the Trust are not exclusive under the terms of the Advisory Contract. PIMCO is free to, and does, render investment advisory services to others. For the services it provides to the Portfolios, PIMCO receives a monthly advisory fee from each Portfolio equal to 0.02%, at an annual rate, of the average daily net assets of the Portfolio.

Following the expiration of the two year period commencing with the effectiveness of the Advisory Contract, it will continue in effect on a yearly basis provided such continuance is approved annually: (i) by the holders of a majority of the outstanding voting securities of the Trust or by the Board of Trustees; and (ii) by a majority of the independent Trustees. The Advisory Contract may be terminated without penalty by vote of the Trustees or the shareholders of the Trust, or by PIMCO, on 60 days’ written notice by either party to the contract and will terminate automatically if assigned.

As discussed in “Investment Objectives and Policies” above, the PIMCO International Portfolio may pursue its investment objective by investing in the Subsidiary. The Subsidiary has entered into a contract with PIMCO whereby PIMCO provides investment advisory and administrative services to the Subsidiary (the “Subsidiary Advisory Contract”). The PIMCO International Subsidiary LLC will not pay PIMCO a fee for advisory or administrative services.

The Subsidiary Advisory Contract will continue in effect until terminated. The Subsidiary Advisory Contract is terminable by either party thereto, without penalty, on 60 days’ prior written notice, and shall terminate automatically in the event: (i) it is “assigned” by PIMCO (as defined in the Investment Advisers Act of 1940, as amended (the “Advisers Act”)); or (ii) the Advisory Contract between the Trust, acting for and on behalf of the PIMCO International Portfolio and PIMCO is terminated.

For the fiscal years ended March 31, 2014, 2013 and 2012, the aggregate amounts of the advisory fees paid by each operational Portfolio were as follows:

Portfolio	Year Ended 3/31/2014	Year Ended 3/31/2013	Year Ended 3/31/2012
PIMCO Asset-Backed Securities Portfolio	$187,427	$137,612	$123,910
PIMCO Developing Local Markets Portfolio	26,298	36,771	123,800
PIMCO Emerging Markets Portfolio	215,127	236,590	241,898
PIMCO FX Strategy Portfolio	3,109	6,318	5,666
PIMCO High Yield Portfolio	114,035	116,663	145,875
PIMCO International Portfolio	373,176	419,478	450,833
PIMCO Investment Grade Corporate Portfolio	758,800	858,622	896,989
PIMCO Long Duration Corporate Bond Portfolio	3,463,509	2,575,747	1,900,696
PIMCO Low Duration Portfolio	61,219	42,852	N/A
PIMCO Moderate Duration Portfolio	86,796	21,673	N/A
PIMCO Mortgage Portfolio	1,238,038	1,517,851	1,440,765
PIMCO Municipal Sector Portfolio	55,521	79,786	87,739
PIMCO Real Return Portfolio	591,965	708,628	528,471
PIMCO Senior Floating Rate Portfolio	12,321	1,870	1,391
PIMCO Short-Term Floating NAV Portfolio II	1,234,339	798,580	873,196
PIMCO Short-Term Portfolio	186,818	189,144	218,818
PIMCO U.S. Government Sector Portfolio	699,153	785,423	941,031

Advisory Fees Waived and Recouped

PIMCO has contractually agreed to reduce total annual fund operating expenses for certain Portfolios by waiving a portion of its advisory fee, which may or may not be recouped in future fiscal periods depending on the contract.

Previously waived advisory fees recouped during the fiscal years ended March 31, 2014, 2013 and 2012 were as follows:

Portfolio	Year Ended 3/31/14	Year Ended 3/31/13	Year Ended 3/31/12
PIMCO International Portfolio	$ 556	$ 7,615	$ 0

Proxy Voting Policies and Procedures

PIMCO has adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Advisers Act. In addition to covering the voting of equity securities, the Proxy Policy also applies generally to voting and/or consent rights of fixed income securities, including but not limited to, plans of reorganization, and waivers and consents under applicable indentures. The Proxy Policy does not apply, however, to consent rights that primarily entail decisions to buy or sell investments, such as tender or exchange offers, conversions, put options, redemption and Dutch auctions. The Proxy Policy is designed and implemented in a manner reasonably expected to ensure that voting and consent rights (collectively, “proxies”) are exercised in the best interests of accounts.

With respect to the voting of proxies relating to equity securities, PIMCO has selected an unaffiliated third party proxy research and voting service (“Proxy Voting Service”), to assist it in researching and voting proxies. With respect to each proxy received, the Proxy Voting Service researches the financial implications of the proposals and provides a recommendation to PIMCO as to how to vote on each proposal based on the Proxy Voting Service’s research of the individual facts and circumstances and the Proxy Voting Service’s application of its research findings to a set of guidelines that have been approved by PIMCO. Upon the recommendation of the applicable portfolio managers, PIMCO may determine to override any recommendation made by the Proxy Voting Service. In the event that the Proxy Voting Service does not provide a recommendation with respect to a proposal, PIMCO may determine to vote on the proposals directly.

With respect to the voting of proxies relating to fixed income securities, PIMCO’s fixed income credit research group (the “Credit Research Group”) is responsible for researching and issuing recommendations for voting proxies.

With respect to each proxy received, the Credit Research Group researches the financial implications of the proxy proposal and makes voting recommendations specific for each account that holds the related fixed income security. PIMCO considers each proposal regarding a fixed income security on a case-by-case basis taking into consideration any relevant contractual obligations as well as other relevant facts and circumstances at the time of the vote. Upon the recommendation of the applicable portfolio managers, PIMCO may determine to override any recommendation made by the Credit Research Group. In the event that the Credit Research Group does not provide a recommendation with respect to a proposal, PIMCO may determine to vote the proposal directly.

PIMCO may determine not to vote a proxy for an equity or fixed income security if: (1) the effect on the applicable account’s economic interests or the value of the portfolio holding is insignificant in relation to the account’s portfolio; (2) the cost of voting the proxy outweighs the possible benefit to the applicable account, including, without limitation, situations where a jurisdiction imposes share blocking restrictions which may affect the ability of the portfolio managers to effect trades in the related security; or (3) PIMCO otherwise has determined that it is consistent with its fiduciary obligations not to vote the proxy.

In the event that the Proxy Voting Service or the Credit Research Group, as applicable, does not provide a recommendation or the portfolio managers of a client account propose to override a recommendation by the Proxy Voting Service, or the Credit Research Group, as applicable, PIMCO will review the proxy to determine whether there is a material conflict between PIMCO and the applicable account or among PIMCO-advised accounts. If no material conflict exists, the proxy will be voted according to the portfolio managers’ recommendation. If a material conflict does exist, PIMCO will seek to resolve the conflict in good faith and in the best interests of the applicable client account, as provided by the Proxy Policy. The Proxy Policy permits PIMCO to seek to resolve material conflicts of interest by pursuing any one of several courses of action. With respect to material conflicts of interest between PIMCO and a client account, the Proxy Policy permits PIMCO to either: (i) convene a committee to assess and resolve the conflict (the “Proxy Conflicts Committee”); or (ii) vote in accordance with protocols previously established by the Proxy Policy, the Proxy Conflicts Committee and/or other relevant procedures approved by PIMCO’s Legal and Compliance department with respect to specific types of conflicts. With respect to material conflicts of interest between one or more PIMCO-advised accounts, the Proxy Policy permits PIMCO to: (i) designate a PIMCO portfolio manager who is not subject to the conflict to determine how to vote the proxy if the conflict exists between two accounts with at least one portfolio manager in common; or (ii) permit the respective portfolio managers to vote the proxies in accordance with each client account’s best interests if the conflict exists between client accounts managed by different portfolio managers.

PIMCO will supervise and periodically review its proxy voting activities and the implementation of the Proxy Policy. Information about how each Portfolio voted proxies relating to portfolio securities it held during the most recent twelve month period ended June 30th will be available no later than the following August 31st without charge, upon request, by calling the Trust at 1-800-927-4648, by visiting the Trust’s website at www.pimco.com/investments, on the PIMCO Investments LLC’s website at www.pimco.com/investments, and on the SEC’s website at http://www.sec.gov.

Disclosure of Portfolio Holdings

Policies and Procedures Generally. The Trust has adopted portfolio holdings disclosure policies and procedures to govern the disclosure of the securities holdings of the Portfolios (the “Disclosure Policy”). The Disclosure Policy is designed to protect the confidentiality of the Portfolios’ non-public portfolio holdings information, to prevent the selective disclosure of such information, and to ensure compliance by PIMCO and the Portfolios with the federal securities laws, including the 1940 Act and the rules promulgated thereunder and general principles of fiduciary duty.

Monitoring and Oversight. The Trust’s Chief Compliance Officer (“CCO”) is responsible for ensuring that PIMCO has adopted and implemented policies and procedures reasonably designed to ensure compliance with the Disclosure Policy and, to the extent the CCO considers necessary, the CCO shall monitor PIMCO’s compliance with its policies and procedures.

Any exceptions to the Disclosure Policy may be made only if approved by the CCO upon determining that the exception is in the best interests of the Portfolio. The CCO must report any exceptions made to the Disclosure Policy to the Trust’s Board of Trustees at its next regularly scheduled meeting.

Monthly Disclosure. PIMCO will make available the complete schedule of the portfolio holdings of each of the Portfolios to shareholders of the Portfolios and separate account clients of PIMCO (or their representatives) free of charge by calling PIMCO at 1-800-927-4648, as reported on a month-end basis. The information will be made available no earlier than the first business day falling five days after the month’s end.

The Portfolios file their complete schedules of securities holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Portfolios’ Forms N-Q will be available on the SEC’s website at http://www.sec.gov and may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling 1-202-551-8090.

Defaulted/Distressed Securities. PIMCO may, in its discretion, disclose to current and prospective shareholders of the Portfolios and separate account clients of PIMCO (or their representatives) portfolio holdings information at any time with respect to securities held by the Portfolios that are in default or experiencing a negative credit event. Any such disclosure will be disseminated to current shareholders by such means as PIMCO deems appropriate.

Confidential Dissemination of Portfolio Holdings Information. No disclosure of non-public portfolio holdings information may be made to any unaffiliated third party except as set forth in this section. This prohibition does not apply to information sharing with the Portfolios’ service providers, such as the Portfolios’ investment adviser, sub-advisers (if any), distributor, custodian, transfer agent, administrator, sub-administrator (if any), accountant, counsel, securities class action claims services administrator, financial printer, proxy voting agent, lender and other select third party service providers (collectively, the “Service Providers”), who generally need access to such information in the performance of their contractual duties and responsibilities. Such Service Providers are subject to duties of confidentiality, including a duty not to trade on non-public information, imposed by law and/or contract.

In order to facilitate the review of the Portfolios by pricing services, proxy voting services, ratings agencies or other entities, each a Portfolio or PIMCO may, to the extent permitted under applicable law, distribute non-public information regarding a Portfolio, including portfolio holdings information, more frequently to such entities that have a legitimate business purpose in receiving such information. The distribution of non-public information must be authorized by an officer of the Trust or PIMCO after determining the requested disclosure is in the best interests of the Portfolio and its shareholders and after consulting with and receiving approval from PIMCO’s legal department. The Disclosure Policy does not require a delay between the date of the information and the date on which the information is disclosed, however, any recipient of non-public information will be subject to a confidentiality agreement that contains, at a minimum, provisions specifying that: (1) the Portfolios’ non-public information provided is the confidential property of the Portfolios and may not be used for any purpose except in connection with the provision of services to the Portfolios and, in particular, that such information may not be traded upon; (2) the recipient of the non-public information agrees to limit access to the information to its employees and agents who are subject to a duty to keep and treat such information as confidential; and (3) upon written request from the Portfolios or PIMCO, the recipient of the non-public information shall promptly return or destroy the information, except as otherwise required by applicable law or such recipient’s record retention policies and procedures. Neither the Portfolios nor PIMCO may receive compensation or consideration in connection with the distribution of non-public portfolio holdings information.

Non-Specific Information. Under the Disclosure Policy, the Portfolios or PIMCO may distribute non-specific information about the Portfolios and/or summary information about the Portfolios at any time. Such information will not identify any specific portfolio holding, but may reflect, among other things, the quality or character of a Portfolio’s holdings.

Portfolio Administrator

PIMCO also serves as Administrator to the Portfolios pursuant to a supervision and administration agreement (as amended and restated from time to time, the “Supervision and Administration Agreement”) with the Trust. PIMCO provides the Portfolios with certain supervisory, administrative and shareholder services necessary for Portfolio operations and is responsible for the supervision of other Portfolio service providers. PIMCO may in turn use the facilities or assistance of its affiliates to provide certain services under the Supervision and Administration Agreement, on terms agreed between PIMCO and such affiliates. The supervisory and administrative services provided by PIMCO include but are not limited to: (1) shareholder servicing functions, including preparation of shareholder reports and communications, (2) regulatory compliance, such as reports and filings with the SEC and state securities commissions, and (3) general supervision of the operations of the Portfolios, including coordination of the services performed by the Portfolios’ transfer agent, custodian, legal counsel, independent registered public accounting firm, and others. PIMCO (or an affiliate of PIMCO) also furnishes the Portfolios with office space facilities required for conducting the business of the Portfolios, and pays the compensation of those officers, employees and Trustees of the Trust affiliated with PIMCO. In addition, PIMCO, at its own expense, arranges for the provision of legal, audit, custody, transfer agency and other services for the Portfolios, and is responsible for the costs of registration of the Trust’s shares and the printing of Offering Memorandum and shareholder reports for current shareholders. For the services it provides to the PIMCO Asset-Backed Securities, PIMCO FX Strategy, PIMCO High Yield, PIMCO Investment Grade Corporate, PIMCO Long Duration Corporate Bond, PIMCO Low Duration, PIMCO Moderate Duration, PIMCO Mortgage, PIMCO Municipal Sector, PIMCO Real Return, PIMCO Senior Floating Rate, PIMCO Short-Term, PIMCO Short-Term Floating NAV II and PIMCO U.S. Government Sector Portfolios, PIMCO receives a monthly supervisory and administrative fee from each Portfolio equal to 0.03%, at an annual rate, of the average daily net assets of the Portfolio. For the services it provides to the PIMCO Developing Local Markets, PIMCO Emerging Markets and PIMCO International Portfolios, PIMCO receives a monthly supervisory and administrative fee from each Portfolio equal to 0.10%, at an annual rate of the average daily net assets of the Portfolio.

For the fiscal years ended March 31, 2014, 2013 and 2012, the aggregate amount of the supervisory and administrative fees paid by each operational Portfolio were as follows:

Portfolio	Year Ended 3/31/2014	Year Ended 3/31/2013	Year Ended 3/31/2012
PIMCO Asset-Backed Securities Portfolio	$281,141	$206,418	$185,865
PIMCO Developing Local Markets Portfolio	131,488	183,857	619,000
PIMCO Emerging Markets Portfolio	1,075,634	1,182,951	1,209,490
PIMCO FX Strategy Portfolio	4,664	9,477	8,499
PIMCO High Yield Portfolio	171,053	174,994	218,812
PIMCO International Portfolio	1,865,876	2,097,390	2,254,165
PIMCO Investment Grade Corporate Portfolio	1,138,200	1,287,933	1,345,483
PIMCO Long Duration Corporate Bond Portfolio	5,195,263	3,863,620	2,851,044
PIMCO Low Duration Portfolio	91,828	64,278	N/A
PIMCO Moderate Duration Portfolio	130,195	32,510	N/A
PIMCO Mortgage Portfolio	1,857,057	2,276,777	2,161,148
PIMCO Municipal Sector Portfolio	83,282	119,680	131,609
PIMCO Real Return Portfolio	887,947	1,062,942	792,707
PIMCO Senior Floating Rate Portfolio	18,482	2,805	2,086
PIMCO Short-Term Floating NAV Portfolio II	1,851,508	1,197,870	1,309,794
PIMCO Short-Term Portfolio	280,227	283,716	328,227
PIMCO U.S. Government Sector Portfolio	1,048,729	1,178,135	1,411,546

Except for the expenses paid by PIMCO, the Trust bears all costs of its operations. The Portfolios are responsible for: (i) salaries and other compensation of any of the Trust’s executive officers and employees who are not officers, directors, stockholders, or employees of PIMCO or its subsidiaries or affiliates; (ii) taxes and governmental fees; (iii) brokerage fees and commissions and other portfolio transaction expenses; (iv) costs of borrowing money, including interest expenses; (v) fees and expenses of the Trustees who are not “interested persons” of PIMCO or the Trust, and any counsel retained exclusively for their benefit; (vi) extraordinary expenses, including costs of litigation and indemnification expenses; (vii) expenses, such as organizational expenses, which are capitalized in accordance with generally accepted accounting principles; and (viii) any expenses allocated or allocable to a specific class of shares.

The Supervision and Administration Agreement may be terminated by the Trustees, or by a vote of a majority of the outstanding voting securities of the Trust or Portfolio, as applicable, at any time on 60 days’ written notice. Following the expiration of the one-year period commencing with the effectiveness of the Supervision and Administration Agreement, it may be terminated by PIMCO, also on 60 days’ written notice.

The Supervision and Administration Agreement is subject to annual approval by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (as that term is defined in the 1940 Act). The current Supervision and Administration Agreement, as supplemented from time to time, was approved by the Board of Trustees, including all of the independent Trustees at a meeting held for such purpose. In approving the Supervision and Administration Agreement, the Trustees determined that: (1) the Supervision and Administration Agreement is in the best interests of the Portfolios and their shareholders; (2) the services to be performed under the Supervision and Administration Agreement are services required for the operation of the Portfolios; (3) PIMCO is able to provide, or to procure, services for the Portfolios which are at least equal in nature and quality to services that could be provided by others; and (4) the fees to be charged pursuant to the Supervision and Administration Agreement are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

Supervisory and Administrative Fees Waived and Recouped

PIMCO has contractually agreed, through July 31, 2015, for the Portfolios, to waive their supervisory and administrative fee, or reimburse such Portfolios, to the extent that organizational expenses and pro rata Trustees’ fees exceed 0.0049% of the Portfolio’s average net assets attributable to the respective share class (the “Expense Limit”). Under the Expense Limitation Agreement, which renews annually for a full year unless terminated by PIMCO upon at least 30 days’ notice prior to the end of the contract term, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided organizational expenses and pro rata Trustees’ fees, plus such recoupment, do not exceed the Expense Limit.

Supervisory and administrative fees waived during the fiscal years ended March 31, 2014, 2013 and 2012 were as follows:

Portfolio	Year Ended 3/31/2014	Year Ended 3/31/2013	Year Ended 3/31/2012
PIMCO International Portfolio	$ 2,777	$ 38,074	$0

Previously waived supervisory and administrative fees recouped during the fiscal years ended March 31, 2014, 2013 and 2012 were as follows:

Portfolio	Year Ended 3/31/2014	Year Ended 3/31/2013	Year Ended 3/31/2012
PIMCO FX Strategy Portfolio	$ 76	$ 87	$ 58
PIMCO Low Duration Portfolio	1,500	649	0
PIMCO Moderate Duration Portfolio	2,127	330	0
PIMCO Senior Floating Rate Portfolio	3,019	439	326

Brokerage Commissions Paid

For the fiscal years ended March 31, 2014, 2013 and 2012, the following amounts of brokerage commissions were paid by each operational Fund:

Fund	Year Ended 3/31/2014	Year Ended 3/31/2013	Year Ended 3/31/2012
PIMCO Asset-Backed Securities Portfolio	$ 9	$ 405	$ 565
PIMCO Developing Local Markets Portfolio	6,251	5,701	0
PIMCO Emerging Markets Portfolio	258	0	66
PIMCO High Yield Portfolio	62,964	22,564	90,864
PIMCO Investment Grade Corporate Portfolio	67,974	61,898	10,437
PIMCO International Portfolio	4,227	0	51,477
PIMCO Long Duration Corporate Bond Portfolio	363,093	33,984	169,685
PIMCO Low Duration Portfolio	2,030	549	0
PIMCO Moderate Duration Portfolio	1,766	250	0
PIMCO Mortgage Portfolio	0	94,539	154
PIMCO Municipal Sector Portfolio	0	1,788	382
PIMCO Real Return Portfolio	22,303	51,614	24,238
PIMCO Short-Term Portfolio	9	0	0
PIMCO Short-Term Floating NAV Portfolio	0	19,893	0
PIMCO U.S. Government Sector Portfolio	405,275	270,924	754,077

PORTFOLIO MANAGERS

Other Accounts Managed

The portfolio managers who are primarily responsible for the day-to-day management of the Portfolios also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated in the table below. The following table identifies, as of March 31, 2014 (except as noted below): (i) each portfolio manager of the Portfolios; (ii) the number of other registered investment companies, pooled investment vehicles and other accounts managed by the portfolio manager (exclusive of the Portfolios); and (iii) the total assets of such other companies, vehicles and accounts, and the number and total assets of such other companies, vehicles and accounts with respect to which the advisory fee is based on performance. The Portfolio(s) managed by each portfolio manager, including each Portfolio’s total assets, are listed in the footnotes following the table. Effective September 26, 2014, the PIMCO International Portfolio is jointly managed by Andrew Balls, Sachin Gupta and Lorenzo Pagani.

	Total Number of Accounts	Total Assets of All Accounts (in $millions)	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee (in $millions)

Balls[1]
Registered Investment Companies	2	2,670.96	0	0.00
Other Pooled Investment Vehicles	18	7,026.42	0	0.00
Other Accounts	22	13,685.95	1	156.33

	Total Number of Accounts	Total Assets of All Accounts (in $millions)	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee (in $millions)
Bhansali[2]
Registered Investment Companies	28	17,116.98	0	0.00
Other Pooled Investment Vehicles	22	4,633.83	1	46.74
Other Accounts	22	4,328.14	1	4.68

Clarida[3]
Registered Investment Companies	0	0.00	0	0.00
Other Pooled Investment Vehicles	0	0.00	0	0.00
Other Accounts	0	0.00	0	0.00

Cudzil[4]
Registered Investment Companies	1	263.79	0	0.00
Other Pooled Investment Vehicles	1	123.79	0	0.00
Other Accounts	14	4,170.18	1	250.42

Deane[5]
Registered Investment Companies	21	4,517.55	0	0.00
Other Pooled Investment Vehicles	0	0.00	0	0.00
Other Accounts	11	1,132.22	0	0.00

Gupta[6]
Registered Investment Companies	0	0.00	0	0.00
Other Pooled Investment Vehicles	1	477.42	0	0.00
Other Accounts	0	0.00	0	0.00

Hyman[7]
Registered Investment Companies	3	2,014.39	0	0.00
Other Pooled Investment Vehicles	4	514.50	0	0.00
Other Accounts	25	17,613.06	8	3,969.86

Ivascyn[8]
Registered Investment Companies	8	35,672.95	0	0.00
Other Pooled Investment Vehicles	10	5,757.29	2	1.00
Other Accounts	101	10,215.95	3	3,161.03

Kiesel[9]
Registered Investment Companies	7	17,668.74	0	0.00
Other Pooled Investment Vehicles	38	46,383.24	9	6,412.88
Other Accounts	137	66,472.61	13	4,127.23

Kressin[10]
Registered Investment Companies	0	0.00	0	0.00
Other Pooled Investment Vehicles	15	4,966.71	1	87.69
Other Accounts	6	3,402.97	1	1,709.79

	Total Number of Accounts	Total Assets of All Accounts (in $millions)	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee (in $millions)
Pagani[11]
Registered Investment Companies	0	0.00	0	0.00
Other Pooled Investment Vehicles	13	3,274.77	4	964.32
Other Accounts	25	5,475.89	8	2,108.89

Parikh[12]
Registered Investment Companies	12	4,643.44	0	0.00
Other Pooled Investment Vehicles	17	3,384.73	1	0.00
Other Accounts	168	65,762.50	9	6,061.01

Rodosky[13]
Registered Investment Companies	6	6,669.47	0	0.00
Other Pooled Investment Vehicles	4	1,856.63	0	0.00
Other Accounts	146	52,011.94	9	2,239.88

Romo[14]
Registered Investment Companies	0	0.00	0	0.00
Other Pooled Investment Vehicles	11	11,449.47	0	0.00
Other Accounts	0	0.00	0	0.00

Schneider[15]
Registered Investment Companies	10	21,948.59	0	0.00
Other Pooled Investment Vehicles	8	13,358.45	0	0.00
Other Accounts	49	34,967.44	1	101.48

Stracke[16]
Registered Investment Companies	0	0.00	0	0.00
Other Pooled Investment Vehicles	4	2,064.82	0	0.00
Other Accounts	1	194.73	0	0.00

Tournier[17]
Registered Investment Companies	1	489.19	0	0.00
Other Pooled Investment Vehicles	18	19,883.64	3	696.16
Other Accounts	18	4,537.31	0	0.00

Worah[18]
Registered Investment Companies	30	52,751.47	0	0.00
Other Pooled Investment Vehicles	22	13,728.46	0	0.00
Other Accounts	55	27,141.83	8	2,028.19

(1)	Effective September 26, 2014, Mr. Balls co-manages the PIMCO International Portfolio, which had $1,741 million in total assets under management (as of March 31, 2014).
(2)	Dr. Bhansali co-manages the PIMCO FX Strategy Portfolio, which has $12.3 million in total assets under management.

(3)	Mr. Clarida co-manages the PIMCO FX Strategy Portfolio, which has $12.3 million in total assets under management.
(4)	Mr. Cudzil co-manages the PIMCO Mortgage Portfolio, which has $5,253.3 million in total assets under management.
(5)	Mr. Deane manages the PIMCO Municipal Sector Portfolio, which has $248.5 million in total assets under management.
(6)	Effective September 26, 2014, Mr. Gupta co-manages the PIMCO International Portfolio, which had $1,741 million in total assets under management (as of March 31, 2014).
(7)	Mr. Hyman co-manages the PIMCO Mortgage Portfolio, which has $5,253.3 million in total assets under management.
(8)

Mr. Ivascyn manages the PIMCO Asset-Backed Securities Portfolio, which has $1,089.3 million in total assets under management and the PIMCO Short-Term Portfolio, which has $1,049.9 million in total assets under management.

(9)

Mr. Kiesel manages the PIMCO Investment Grade Corporate Portfolio, which has $3,753.3 million in total assets under management and the PIMCO Long Duration Corporate Bond Portfolio, which has $20,972.3 million in total assets under management.

(10)	Dr. Kressin co-manages the PIMCO FX Strategy Portfolio, which has $12.3 million in total assets under management.
(11)	Effective September 26, 2014, Dr. Pagani co-manages the PIMCO International Portfolio, which had $1,741 million in total assets under management (as of March 31, 2014).
(12)

Mr. Parikh manages the PIMCO Low Duration Portfolio, which has $371.8 million in total assets under management, and the PIMCO Moderate Duration Portfolio, which has $526.9 million in total assets under management.

(13)	Mr. Rodosky manages the PIMCO U.S. Government Sector Portfolio, which has $3,282.3 million in total assets under management.
(14)

Mr. Romo manages the PIMCO Developing Local Markets Portfolio, which has $84.2 million in total assets under management and the PIMCO Emerging Markets Portfolio, which has $1,072.1 million in total assets under management.

(15)	Mr. Schneider manages the PIMCO Short-Term Floating NAV Portfolio II, which has $6,792.9 million in total assets under management.
(16)	Mr. Stracke manages the PIMCO High Yield Portfolio, which has $549.6 million in total assets under management.
(17)	Ms. Tournier manages the PIMCO Senior Floating Rate Portfolio, which has $91.5 million in total assets under management.
(18)	Mr. Worah manages the PIMCO Real Return Portfolio, which has $2,756.9 million in total assets under management.

Conflicts of Interest

From time to time, potential and actual conflicts of interest may arise between a portfolio manager’s management of the investments of a Portfolio, on the one hand, and the management of other accounts, on the other. Potential and actual conflicts of interest may also arise as a result of PIMCO’s other business activities and PIMCO’s possession of material non-public information about an issuer. Other accounts managed by a portfolio manager might have similar investment objectives or strategies as the Portfolios, track the same index a Portfolio tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Portfolios. The other accounts might also have different investment objectives or strategies than the Portfolios. Potential and actual conflicts of interest may also arise as a result of PIMCO serving as investment adviser to accounts that invest in the Portfolios. In this case, such conflicts of interest could in theory give rise to incentives for PIMCO to, among other things, vote proxies or redeem shares of a Portfolio in a manner beneficial to the investing account but detrimental to the Portfolio. Conversely, PIMCO’s duties to the Portfolios, as well as regulatory or other limitations applicable to the Portfolios, may affect the courses of action available to PIMCO-advised accounts (including certain Portfolios) that invest in the Portfolios in a manner that is detrimental to such investing accounts.

Because PIMCO is affiliated with Allianz, a large multi-national financial institution, conflicts similar to those described below may occur between the Portfolios or other accounts managed by PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from

PIMCO, may take actions that are adverse to the Portfolios or other accounts managed by PIMCO. In many cases, PIMCO will not be in a position to mitigate those actions or address those conflicts, which could adversely affect the performance of the Portfolios or other accounts managed by PIMCO.

Knowledge and Timing of Portfolio Trades. A potential conflict of interest may arise as a result of the portfolio manager’s day-to-day management of a Portfolio. Because of their positions with the Portfolios, the portfolio managers know the size, timing and possible market impact of a Portfolio’s trades. It is theoretically possible that the portfolio managers could use this information to the advantage of other accounts they manage and to the possible detriment of a Portfolio.

Investment Opportunities. A potential conflict of interest may arise as a result of the portfolio manager’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for both a Portfolio and other accounts managed by the portfolio manager, but may not be available in sufficient quantities for both the Portfolio and the other accounts to participate fully. In addition, regulatory issues applicable to PIMCO or one or more Portfolios or other accounts may result in certain Portfolios not receiving securities that may otherwise be appropriate for them. Similarly, there may be limited opportunity to sell an investment held by a Portfolio and another account. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Under PIMCO’s allocation procedures, investment opportunities are allocated among various investment strategies based on individual account investment guidelines and PIMCO’s investment outlook. PIMCO has also adopted additional procedures to complement the general trade allocation policy that are designed to address potential conflicts of interest due to the side-by-side management of the Portfolios and certain pooled investment vehicles, including investment opportunity allocation issues.

Conflicts potentially limiting a Portfolio’s investment opportunities may also arise when the Portfolio and other PIMCO clients invest in different parts of an issuer’s capital structure, such as when the Portfolio owns senior debt obligations of an issuer and other clients own junior tranches of the same issuer. In such circumstances, decisions over whether to trigger an event of default, over the terms of any workout, or how to exit an investment may result in conflicts of interest. In order to minimize such conflicts, a portfolio manager may avoid certain investment opportunities that would potentially give rise to conflicts with other PIMCO clients or PIMCO may enact internal procedures designed to minimize such conflicts, which could have the effect of limiting a Portfolio’s investment opportunities. Additionally, if PIMCO acquires material non-public confidential information in connection with its business activities for other clients, a portfolio manager may be restricted from purchasing securities or selling securities for a Portfolio. Moreover, a Portfolio or other account managed by PIMCO may invest in a transaction in which one or more other Portfolios or accounts managed by PIMCO are expected to participate, or already have made or will seek to make, an investment. Such Portfolios or accounts may have conflicting interests and objectives in connection with such investments, including, for example and without limitation, with respect to views on the operations or activities of the issuer involved, the targeted returns from the investment, and the timeframe for, and method of, exiting the investment. When making investment decisions where a conflict of interest may arise, PIMCO will endeavor to act in a fair and equitable manner as between a Portfolio and other clients; however, in certain instances the resolution of the conflict may result in PIMCO acting on behalf of another client in a manner that may not be in the best interest, or may be opposed to the best interest, of a Portfolio.

Performance Fees. A portfolio manager may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the portfolio manager in that the portfolio manager may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to a Portfolio. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities between the Portfolios and such other accounts on a fair and equitable basis over time.

Portfolio Manager Compensation

PIMCO has adopted a Total Compensation Plan for its professional level employees, including its portfolio managers, that is designed to pay competitive compensation and reward performance, integrity and teamwork consistent with the firm’s mission statement. The Total Compensation Plan includes an incentive component that rewards high performance standards, work ethic and consistent individual and team contributions to the firm. The compensation of portfolio managers consists of a base salary and discretionary performance bonuses, and may include an equity or long term incentive component.

Certain employees of PIMCO, including portfolio managers, may elect to defer compensation through PIMCO’s deferred compensation plan. PIMCO also offers its employees a non-contributory defined contribution plan through which PIMCO makes a contribution based on the employee’s compensation. PIMCO’s contribution rate increases at a specified compensation level, which is a level that would include portfolio managers.

The Total Compensation Plan consists of three components:

—	Base Salary – Base salary is determined based on core job responsibilities, positions/levels, and market factors. Base salary levels are reviewed annually, when there is a significant change in job responsibilities or a significant change in the market. Base salary is paid in regular installments throughout the year and payment dates are in line with local practice.

—	Performance Bonus – Performance bonuses are designed to reward individual performance. Each professional and his or her supervisor will agree upon performance objectives to serve as a basis for performance evaluation during the year. The objectives will outline individual goals according to pre-established measures of the group or department success. Achievement against these goals as measured by the employee and supervisor will be an important, but not exclusive, element of the bonus decision process. Award amounts are determined at the discretion of the Compensation Committee (and/or certain senior portfolio managers, as appropriate) and will also consider firm performance.

—	Equity or Long Term Incentive Compensation – Equity allows key professionals to participate in the long-term growth of the firm. This program provides mid to senior level employees with the potential to acquire an equity stake in PIMCO over their careers and to better align employee incentives with the firm’s long-term results. These options vest over a number of years and may convert into PIMCO equity which shares in the profit distributions of the firm. M Units are non-voting common equity of PIMCO and provide a mechanism for individuals to build a significant equity stake in PIMCO over time. Employees who reach a total compensation threshold are delivered their annual compensation in a mix of cash and option awards. PIMCO incorporates a progressive allocation of option awards as a percentage of total compensation which is in line with market practices.

In certain countries with significant tax implications for employees to participate in the M Unit Option Plan, PIMCO continues to use the Long Term Incentive Plan (“LTIP”) in place of the M Unit Option Plan. The LTIP provides cash awards that appreciate or depreciate based upon PIMCO’s performance over a three-year period. The aggregate amount available for distribution to participants is based upon PIMCO’s profit growth.

Participation in the M Unit Option Plan and LTIP is contingent upon continued employment at PIMCO.

In addition, the following non-exclusive list of qualitative criteria may be considered when specifically determining the total compensation for portfolio managers:

—	3-year, 2-year and 1-year dollar-weighted and account-weighted, pre-tax investment performance as judged against the applicable benchmarks for each account managed by a portfolio manager (including the Portfolios) and relative to applicable industry peer groups;

—	Appropriate risk positioning that is consistent with PIMCO’s investment philosophy and the Investment Committee/CIO approach to the generation of alpha;

—	Amount and nature of assets managed by the portfolio manager;

—	Consistency of investment performance across portfolios of similar mandate and guidelines (reward low dispersion);

—	Generation and contribution of investment ideas in the context of PIMCO’s secular and cyclical forums, portfolio strategy meetings, Investment Committee meetings, and on a day-to-day basis;

—	Absence of defaults and price defaults for issues in the portfolios managed by the portfolio manager;

—	Contributions to asset retention, gathering and client satisfaction;

—	Contributions to mentoring, coaching and/or supervising; and

—	Personal growth and skills added.

A portfolio manager’s compensation is not based directly on the performance of any Portfolio or any other account managed by that portfolio manager.

Profit Sharing Plan. Portfolio managers who are Managing Directors of PIMCO receive compensation from a non-qualified profit sharing plan consisting of a portion of PIMCO’s net profits. Portfolio managers who are Managing Directors receive an amount determined by the Compensation Committee, based upon an individual’s overall contribution to the firm.

The following table provides a list of the benchmarks for each operational Portfolio:

Portfolio	Benchmark Index
PIMCO Asset-Backed Securities	Citi 3-Month Treasury Bill Index Barclays Asset-Backed Securities Index
PIMCO Developing Local Markets	Citi 3-Month Treasury Bill Index Custom JPM ELMI+ Benchmark
PIMCO Emerging Markets	Citi 3-Month Treasury Bill Index Custom JPM ELMI+ Benchmark
PIMCO FX Strategy	BofA Merrill Lynch 3-Month Treasury Bill Index
PIMCO High Yield	Citi 3-Month Treasury Bill Index BofA Merrill Lynch U.S. High Yield, BB-B Rated Index
PIMCO International	Citi 3-Month Treasury Bill Index JPMorgan GBI Global ex-US Index Hedged in USD
PIMCO Investment Grade Corporate	Citi 3-Month Treasury Bill Index Barclays Credit Investment Grade Index (Ex-Aa3 and Higher)
PIMCO Long Duration Corporate Bond	Barclays U.S. Long Credit Index
PIMCO Low Duration	Barclays 1-3 Year U.S. Government/Credit Bond Index
PIMCO Moderate Duration	Barclays Intermediate Aggregate Bond Index
PIMCO Mortgage	Citi 3-Month Treasury Bill Index Barclays U.S. MBS Fixed Rate Index
PIMCO Municipal Sector	Citi 3-Month Treasury Bill Index Barclays Long Municipal Bond Index
PIMCO Real Return	Citi 3-Month Treasury Bill Index Barclays U.S. TIPS Index
PIMCO Senior Floating Rate	J.P. Morgan BB/B Leveraged Loan Index
PIMCO Short-Term	Citi 3-Month Treasury Bill Index 3 Month USD LIBOR Index
PIMCO Short-Term Floating NAV II	Citi 3-Month Treasury Bill Index
PIMCO U.S. Government Sector	Citi 3-Month Treasury Bill Index Barclays Government Bond Index

Securities Ownership

To the best of the Trust’s knowledge, the table below shows the dollar range of shares of the Portfolios beneficially owned as of March 31, 2014, unless otherwise noted, by each portfolio manager of the Portfolios.

Portfolio Manager	Portfolios Managed by Portfolio Manager	Dollar Range of Shares Owned
Andrew Balls	PIMCO International Portfolio*	None*
Vineer Bhansali	PIMCO FX Strategy Portfolio	None
Rich Clarida	PIMCO FX Strategy Portfolio	None
Michael Cudzil	PIMCO Mortgage Portfolio	None
Joe Deane	PIMCO Municipal Sector Portfolio	None
Sachin Gupta	PIMCO International Portfolio*	None*
Daniel Hyman	PIMCO Municipal Sector Portfolio	None
Daniel J. Ivascyn	PIMCO Asset-Backed Securities Portfolio	None
	PIMCO Short Term Portfolio	None
Mark Kiesel	PIMCO Investment Grade Corporate Portfolio	None
	PIMCO Long Duration Corporate Bond Portfolio	None
Thomas Kressin	PIMCO FX Strategy Portfolio	None
Elizabeth MacLean	PIMCO Senior Floating Rate Portfolio	None
Lorenzo Pagani	PIMCO International Portfolio*	None*
Saumil Parikh	PIMCO Low Duration Portfolio	None
	PIMCO Moderate Duration Portfolio	None
Stephen Rodosky	PIMCO U.S. Government Sector Portfolio	None
Javier Romo	PIMCO Developing Local Markets Portfolio	None
	PIMCO Emerging Markets Portfolio	None
Jerome Schneider	PIMCO Short-Term Floating NAV Portfolio II	None
Christian Stracke	PIMCO High Yield Portfolio	None
Mihir Worah	PIMCO Real Return Portfolio	None
*	As of September 26, 2014.

DISTRIBUTION OF TRUST SHARES

Distributor

PIMCO Investments LLC (the “Distributor”) serves as the principal underwriter of the Portfolios’ shares pursuant to a distribution contract (“Distribution Contract”) with the Trust which is subject to annual approval by the Board. The Distributor is a wholly-owned subsidiary of PIMCO and an indirect subsidiary of Allianz Asset Management. The Distributor does not participate in the distribution of non-PIMCO products. Furthermore, representatives of the Distributor may also be employees or associated persons of PIMCO. Because of these affiliations with PIMCO, the interests of the Distributor may conflict with the interests of Portfolio investors. Moreover, representatives of the Distributor may receive differing levels of compensation from the sale of various PIMCO products, which may create additional conflicts. The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the SEC and is a member of FINRA. Please note all account requests should be mailed to the Trust’s transfer agent and should not be mailed to the Distributor. The Distribution Contract is terminable with respect to the Portfolios without penalty, at any time, by the Portfolios by not more than 60 days’ nor less than 30 days’ written notice to the Distributor, or by the Distributor upon not more than 60 days’ nor less than 30 days’ written notice to the Trust. The Distributor is not obligated to sell any specific amount of Trust shares.

The Distribution Contract will continue in effect with respect to each Portfolio for successive one-year periods, provided that each such continuance is specifically approved: (i) by the vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Distribution Contract or the Supervision and Administration Agreement; and (ii) by the vote of a majority of the entire Board of Trustees cast in person at a meeting called for that purpose. If the Distribution Contract is terminated (or not renewed) with respect to one or more Portfolios, it may continue in effect with respect to any Portfolio as to which it has not been terminated (or has been renewed).

Shares of the Portfolios are offered only to clients of PIMCO, including separately managed private accounts and investment companies registered under the 1940 Act and other Portfolios, who are also “accredited investors,” as defined in Regulation D under the Securities Act, and either: (i) “qualified purchasers,” as defined for purposes of

Section 3(c)(7) of the 1940 Act; or (ii) “qualified institutional buyers,” as defined in Rule 144A(a)(1) of the Securities Act. Shares of the Private Account Portfolio Series also may be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.

Intermediary Agreements

The Portfolios may from time to time enter into agreements with intermediaries, including affiliates of PIMCO, who provide information about the shares to investors outside of the United States, consistent with applicable regulatory requirements.

Purchases Exchanges and Redemptions

Purchases, redemptions and exchanges of shares of the Portfolios are discussed in the Offering Memorandum under the headings “Purchasing Shares,” “Redeeming Shares,” and “Exchange Privilege.” Each Portfolio issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

Certain managed account clients of PIMCO may purchase shares of the Trust. To avoid the imposition of duplicative fees, PIMCO may be required to make adjustments in the management fees charged separately by PIMCO to these clients to offset the management fees and expenses paid indirectly through a client’s investment in the Trust.

Certain clients of PIMCO whose assets would be eligible for purchase by one or more of the Portfolios may purchase shares of the Trust with such assets. Assets so purchased by a Portfolio will be valued in accordance with procedures adopted by the Board of Trustees.

Certain Portfolios may not be qualified or registered for sale in all States. Prospective investors should inquire as to whether shares of a particular Portfolio are available for offer and sale in their State of domicile or residence. Shares of a Portfolio may not be offered or sold in any State unless registered or qualified in that jurisdiction, unless an exemption from registration or qualification is available.

As described in the Offering Memorandum under the caption “Exchange Privilege,” shares of any Portfolio may be exchanged for shares of any other Portfolio on the basis of their respective net asset values. In addition, subject to compliance with applicable private placement restrictions and the investment restrictions of the Portfolios, shares of the Portfolios may be purchased by exchanging Institutional Class shares of another series of the Trust for shares of the Portfolios.

Independent financial intermediaries unaffiliated with PIMCO may perform shareholder servicing functions with respect to certain of their clients whose assets may be invested in the Portfolios. These services, normally provided by PIMCO directly to Trust shareholders, may include the provision of ongoing information concerning the Portfolios and their investment performance, responding to shareholder inquiries, assisting with purchases, redemptions and exchanges of Trust shares, and other services. PIMCO may pay fees to such entities for the provision of these services which PIMCO normally would perform, out of PIMCO’s own resources.

Orders for exchanges accepted prior to the close of regular trading on the NYSE on any day the Trust is open for business will be executed at the respective net asset values determined as of the close of business that day. Orders for exchanges received after the close of regular trading on the NYSE on any business day will be executed at the respective net asset values determined at the close of the next business day.

An excessive number of exchanges may be disadvantageous to the Trust. Therefore, the Trust, in addition to its right to reject any exchange, reserves the right to adopt a policy of terminating the exchange privilege of any shareholder who makes more than a specified number of exchanges in a 12-month period or in any calendar quarter. The Trust reserves the right to modify or discontinue the exchange privilege at any time.

The Trust reserves the right to suspend or postpone redemptions during any period when: (a) trading on the NYSE is restricted, as determined by the SEC, or the NYSE is closed for other than customary weekend and holiday closings; (b) the SEC has by order permitted such suspension; or (c) an emergency, as determined by the SEC, exists, making disposal of portfolio securities or valuation of net assets of a Portfolio not reasonably practicable.

The Trust is committed to paying in cash all requests for redemptions by any shareholder of record of the Portfolios, limited in amount with respect to each shareholder during any 90-day period to the lesser of (i) $250,000, or (ii) 1% of the net asset value of the Trust at the beginning of such period. Although the Trust will normally redeem all shares for cash, it may, in unusual circumstances, redeem amounts in excess of the lesser of (i) or (ii) above by payment in kind of securities held in the Portfolios’ portfolios.

The Trust has adopted procedures under which it may make redemptions-in-kind to shareholders who are affiliated persons of a Portfolio. Under these procedures, the Trust generally may satisfy a redemption request from an affiliated person in-kind, provided that: (1) the redemption in-kind is effected at approximately the affiliated shareholder’s proportionate share of the distributing Portfolio’s current net assets, and thus does not result in the dilution of the interests of the remaining shareholders; (2) the distributed securities are valued in the same manner as they are valued for purposes of computing the distributing Portfolio’s net asset value; (3) the redemption in-kind is consistent with the Portfolio’s Offering Memorandum and this Offering Memorandum Supplement; and (4) neither the affiliated shareholder nor any other party with the ability and the pecuniary incentive to influence the redemption-in-kind selects, or influences the selection of, the distributed securities.

Request for Multiple Copies of Shareholder Documents

To reduce expenses, it is intended that only one copy of the Portfolios’ Offering Memorandum and each annual and semi-annual report, when available, will be mailed to those addresses shared by two or more accounts. If you wish to receive an additional copy of these documents and your shares are held directly with the Trust, please contact the Trust at 1-800-426-0107. Alternatively, if your shares are held through a financial institution, please contact them directly.

NET ASSET VALUE

Net asset value is determined as indicated under “How Portfolio Shares are Priced” in the Offering Memorandum. Net asset value will not be determined on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

For all Portfolios, portfolio securities and other assets for which market quotations are readily available are valued at market value. Market value is determined on the basis of last reported sales prices, or if no sales are reported, as is the case for most securities traded OTC, at the mean between representative bid and asked quotations obtained from a quotation reporting system, established market makers or independent pricing services. For exchange-traded securities, market value also may be determined on the basis of the exchange’s Official Closing Price or Settlement instead of the last reported sales prices. Certain exchange-traded equity options may be valued using evaluations from independent pricing services. Fixed income securities, including those to be purchased under firm commitment agreements (other than obligations having a maturity of 60 days or less), are normally valued on the basis of quotes obtained from brokers and dealers or independent pricing services, which take into account appropriate factors such as institutional-sized trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data.

TAXATION

The following summarizes certain additional federal income tax considerations generally affecting the Portfolios and their shareholders. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of shares of the Portfolios. The discussion is based upon current provisions of the Internal Revenue Code, existing regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, which change could be retroactive. The discussion applies only to beneficial owners of Portfolio shares in whose hands such shares are capital assets within the meaning of Section 1221 of the Internal Revenue Code, and may not apply to certain types of beneficial owners of shares (such as insurance companies, tax exempt organizations, and broker-dealers) who may be subject to special rules. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership and disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction. The discussion here and in the Offering Memorandum is not intended as a substitute for careful tax planning.

Each Portfolio intends to qualify annually and elect to be treated as a regulated investment company under the Internal Revenue Code. To qualify as a regulated investment company, each Portfolio generally must, among other things, (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to its business of investing in such stock, securities or currencies (“Qualifying Income Test”); (b) diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Portfolio’s assets is represented by cash, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Portfolio’s total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies), the securities of certain controlled issuers in the same or similar trades or businesses, or the securities of one or more “qualified publicly traded partnerships”; and (c) distribute in each taxable year an amount at least equal to the sum of (i) 90% of its investment company taxable income (which includes dividends, interest and net short-term capital gains in excess of any net long-term capital losses) and (ii) 90% of its tax exempt interest, net of expenses allocable thereto. The Treasury Department is authorized to promulgate regulations under which gains from foreign currencies (and options, futures, and forward contracts on foreign currency) would constitute qualifying income for purposes of the Qualifying Income Test only if such gains are directly related to investing in securities. To date, such regulations have not been issued.

If a Portfolio failed to qualify as a regulated investment company accorded special tax treatment in any taxable year, a Portfolio would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders and reduced rates of taxation on qualified dividend income in the case of individuals. In addition, a Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

As a regulated investment company, a Portfolio generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (any net long-term capital gains in excess of the sum of net short-term capital losses and capital loss carryovers from prior years) designated by the Portfolio as capital gain dividends, if any, that it distributes to shareholders on a timely basis. Each Portfolio intends to distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income and any net capital gains. In addition, amounts not distributed by a Portfolio on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax. Unless an applicable exception applies, to avoid the tax, a Portfolio must distribute during each calendar year an amount at least equal to the sum of (1) 98% of its ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of its capital gains in excess of its capital losses (and adjusted for certain ordinary losses) for the twelve-month period ending on October 31, and (3) all ordinary income and capital gains for previous years that were not distributed during such years. A distribution will be treated as paid on December 31 of the calendar year if it is declared by a Portfolio in October, November, or December of that calendar year to shareholders of record on a date in such a month and paid by the Portfolio during January of the following calendar year. Such distributions will be taxable to shareholders (other than those not subject to federal income tax) in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

To avoid application of the excise tax, each Portfolio generally intends, to the extent necessary, to make its distributions in accordance with the calendar year distribution requirement. However, each Portfolio reserves the right to retain a portion of its earnings and be subject to excise tax on such earnings.

The PIMCO Municipal Sector Portfolio must have at least 50% of its total assets invested in Municipal Bonds at the end of each taxable quarter so that dividends derived from its net interest income on Municipal Bonds and so designated by the Portfolio will be “exempt-interest dividends,” which are generally exempt from federal income tax when received by an investor. A portion of the distributions paid by the PIMCO Municipal Sector Portfolio may be subject to tax as ordinary income (including certain amounts attributable to bonds acquired at a market discount). In addition, any distributions of net short-term capital gains would be taxed as ordinary income and any distribution of capital gain dividends would be taxed as long-term capital gains. Certain exempt-interest dividends may increase alternative minimum taxable income for purposes of determining a shareholder’s liability for the alternative minimum tax. In addition, exempt-interest dividends allocable to interest from certain “private activity bonds” will not be tax exempt for purposes of the regular income tax to shareholders who are “substantial users” of the facilities financed by such obligations or “related persons” of “substantial users.” The tax-exempt portion of dividends paid for a calendar year constituting “exempt-interest dividends” will be designated after the end of that year and will be based upon the ratio of net tax-exempt income to total net income earned by the Portfolio during the entire year. That ratio may be substantially different than the ratio of net tax-exempt income to total net income earned during a portion of the year. Thus, an investor who holds shares for only a part of the year may be allocated more or less tax-exempt interest dividends than would be the case if the allocation were based on the ratio of net tax-exempt income to total net income actually earned by the Portfolio while the investor was a shareholder. All or a portion of interest on indebtedness incurred or continued by a shareholder to purchase or carry shares of the PIMCO Municipal Sector Portfolio will not be deductible by the shareholder. The portion of interest that is not deductible is equal to the total interest paid or accrued on the indebtedness multiplied by the percentage of the Portfolio’s total distributions (not including distributions of the excess of net long-term capital gains over net short-term capital losses) paid to the shareholder that are exempt-interest dividends. Under rules used by the IRS for determining when borrowed funds are considered used for the purpose of purchasing or carrying particular assets, the purchase of shares may be considered to have been made with borrowed funds even though such funds are not directly traceable to the purchase of shares. Future changes in federal and/or state laws could possibly have a negative impact on the tax treatment and/or value of municipal securities.

Distributions

Except for exempt interest dividends paid by the PIMCO Municipal Sector Portfolio, all dividends and distributions of a Portfolio, whether received in shares or cash, generally are taxable and must be reported on each shareholder’s federal income tax return. Dividends paid out of a Portfolio’s investment company taxable income will be taxable to a U.S. shareholder as ordinary income. Distributions received by tax-exempt shareholders will not be subject to federal income tax to the extent permitted under the applicable tax exemption.

Although a portion of the dividends paid by certain Portfolios may qualify for the deduction for dividends received by certain corporations and/or the reduced tax rate for individuals on certain dividends, it is not expected that any such portion would be significant. Dividends paid by certain other Portfolios generally are not expected to qualify for the deduction for dividends received by certain corporations and/or the reduced tax rate for individuals on certain dividends. Distributions of net capital gains, if any, designated as capital gain dividends, are taxable as long-term capital gains, regardless of how long the shareholder has held a Portfolio’s shares and are not eligible for the dividends received deduction. Any distributions that are not from a Portfolio’s investment company taxable income or net realized capital gains may be characterized as a return of capital to shareholders or, in some cases, as capital gain. The tax treatment of dividends and distributions will be the same whether a shareholder reinvests them in additional shares or elects to receive them in cash. The maximum individual rate applicable to “qualified dividend income” and long-term capital gains is generally either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. Any Portfolio’s participation in a securities lending transaction may affect the amount, timing, and character of distributions derived from such transaction to shareholders. In this case, amounts derived by a Portfolio in place of dividends earned on a security during the period that such security was not directly held by the Portfolio may not give rise to qualified dividend income or the deduction for dividends received by certain corporations. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from a Portfolio and net gains from redemptions or other taxable dispositions of Portfolio shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

The PIMCO Municipal Sector Portfolio may derive and distribute ordinary income and/or capital gains including income from taxable investments, securities loans and market discount on tax exempt securities.

Shareholders of the PIMCO Municipal Sector Portfolio receiving social security or railroad retirement benefits may be taxed on a portion of those benefits as a result of receiving tax exempt income (including exempt-interest dividends distributed by the Portfolio). The tax may be imposed on up to 50% of a recipient’s benefits in cases where the sum of the recipient’s adjusted gross income (with certain adjustments, including tax-exempt interest) and 50% of the recipient’s benefits, exceeds a base amount. In addition, up to 85% of a recipient’s benefits may be subject to tax if the sum of the recipient’s adjusted gross income (with certain adjustments, including tax-exempt interest) and 50% of the recipient’s benefits exceeds a higher base amount. Shareholders receiving social security or railroad retirement benefits should consult with their tax advisors.

In years when a Portfolio distributes amounts in excess of its earnings and profits, such distributions may be treated in part as a return of capital. A return of capital is not taxable to a shareholder and has the effect of reducing the shareholder’s basis in the shares.

The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of a Portfolio’s distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes.

Sales of Shares

Upon the disposition of shares of a Portfolio (whether by redemption, sale or exchange), a shareholder may realize a gain or loss. Such gain or loss will be capital gain or loss if the shares are capital assets in the shareholder’s hands, and will be long-term or short-term generally depending upon the shareholder’s holding period for the shares. Any loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on a disposition of shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends received by the shareholder with respect to such shares. Additionally, any loss realized upon the sale or exchange of Portfolio shares with a tax holding period of six months or less may be disallowed to the extent of any distributions treated as exempt interest dividends with respect to such shares. If a Portfolio redeems a shareholder in-kind rather than in cash, the shareholder would realize the same gain or loss as if the shareholder had been redeemed in cash. Further, the shareholder’s basis in the securities received in the in-kind redemption would be the securities’ fair market value on the date of the in-kind redemption.

For shares of the Portfolios redeemed after January 1, 2012, your financial intermediary or the Portfolio (if you hold your shares in a Portfolio direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations purchased after January 1, 2012 to the IRS. This information will also be reported to you on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of Portfolio shares purchased after January 1, 2012 unless you instruct the Portfolio in writing that you want to use another available method for cost basis reporting (for example, First In, First Out (“FIFO”), Last In, First Out (“LIFO”), Specific Lot Identification (“SLID”) or High Cost, First Out (“HIFO”)). If you designate SLID as your cost basis method, you will also need to designate a secondary cost basis method (Secondary Method). If a Secondary Method is not provided, the Portfolios will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals made after January 1, 2012.

If a shareholder is a corporation and has not instructed the Portfolio that it is a C corporation in its account application or by written instruction, the Portfolio will treat the shareholder as an S corporation and file a Form 1099-B.

Potential Pass-Through of Tax Credits

If a Portfolio invests in Build America Bonds, created by the American Recovery and Reinvestment Act of 2009, as amended, or any other qualified tax credit bonds, the investment will result in taxable income to such Portfolio. The applicable Portfolio may elect to pass through to shareholders the applicable interest income and available tax credits, in which case shareholders will be required to report both the interest income and tax credits as taxable income. Shareholders may be able to claim the tax credits on their federal tax returns against their income tax, including alternative minimum tax, liability. However, such tax credits are generally not refundable. There is no assurance that a Portfolio will elect to pass through any such income and credits.

Backup Withholding

A Portfolio may be required to withhold up to 28% of all taxable distributions payable to shareholders who fail to provide the Portfolio with their correct taxpayer identification number or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Corporate shareholders and certain other shareholders specified in the Internal Revenue Code generally are exempt from such backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal tax liability.

Options, Futures and Forward Contracts, and Swap Agreements

Some of the options, futures contracts, forward contracts, and swap agreements used by the Portfolios may be “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40”) although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by a Portfolio at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Internal Revenue Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss.

Generally, the hedging transactions and certain other transactions in options, futures and forward contracts undertaken by a Portfolio, may result in “straddles” for U.S. federal income tax purposes. In some cases, the straddle rules also could apply in connection with swap agreements. The straddle rules may affect the character of gains (or losses) realized by a Portfolio. In addition, losses realized by a Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures, forward contracts, and swap agreements to a Portfolio are not entirely clear. The transactions may increase the amount of short-term capital gain realized by a Portfolio which is taxed as ordinary income when distributed to shareholders.

A Portfolio may make one or more of the elections available under the Internal Revenue Code which are applicable to straddles. If a Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions.

Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders, and which will be taxed to shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not engage in such hedging transactions.

Rules governing the tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the Portfolios intend to account for such transactions in a manner they deem to be appropriate, the IRS might not accept such treatment. If it did not, the status of a Portfolio as a regulated investment company might be affected. The Trust intends to monitor developments in this area.

Certain requirements that must be met under the Internal Revenue Code in order for a Portfolio to qualify as a regulated investment company, including the qualifying income and diversification requirements applicable to a Portfolio’s assets may limit the extent to which a Portfolio will be able to engage in transactions in options, futures contracts, forward contracts, and swap agreements.

In addition, the use of swaps or other derivatives could adversely affect the character (capital gain vs. ordinary income) of the income recognized by the Portfolios for federal income tax purposes, as well as the amount and timing of such recognition, as compared to a direct investment in underlying securities, and could result in a Portfolio’s recognition of income prior to the receipt of any corresponding cash. As a result of the use of swaps and derivatives, a larger portion of the Portfolio’s distributions may be treated as ordinary income than would have been the case if the Portfolio did not enter into such swaps or derivatives. The tax treatment of swap agreements and other derivatives may also be affected by future legislation or Treasury Regulations and/or guidance issued by the Internal Revenue Service that could affect the character, timing and/or amount of a Portfolio’s taxable income or gains and distributions made by the Portfolio.

Short Sales

Certain Portfolios may make short sales of securities. In general, gain or loss on a short sale is recognized when a Portfolio closes the short sale by delivering the borrowed securities to the lender, not when the borrowed securities are sold. Short sales may increase the amount of short-term capital gain realized by a Portfolio, which is taxed as ordinary income when distributed to shareholders. In addition, these rules may terminate the holding period of “substantially identical property” held by these Portfolios. Moreover, a loss recognized by a Portfolio on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Portfolio for more than one year. A Portfolio generally will not be permitted to deduct payments made to reimburse a lender of securities for dividends paid on borrowed securities of the short sale is closed on or before the 45th day after the Portfolio enters into the short sale. Short sales also may be subject to the “Constructive Sales” rules, discussed below.

Passive Foreign Investment Companies

Certain Portfolios may invest in the stock of foreign corporations which may be classified under the Internal Revenue Code as passive foreign investment companies (“PFICs”). In general, a foreign corporation is classified as a PFIC for a taxable year if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. If a Portfolio receives a so-called “excess distribution” with respect to PFIC stock, the Portfolio itself may be subject to tax on a portion of the excess distribution, whether or not the corresponding income is distributed by the Portfolio to stockholders. In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which the Portfolio held the PFIC stock. A Portfolio itself will be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior taxable years and an interest factor will be added to the tax, as if the tax had been payable in such prior taxable years. Certain distributions from a PFIC as well as gain from the sale of PFIC stock are treated as excess distributions. Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been classified as capital gain.

A Portfolio may be eligible to elect alternative tax treatment with respect to PFIC stock. Under an election that currently is available in some circumstances, a Portfolio generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions are received from the PFIC in a given year. If this election were made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. Alternatively, another election may be available that would involve marking-to-market a Portfolio’s PFIC shares at the end of each taxable year (and on certain other dates prescribed in the Internal Revenue Code), with the result that unrealized gains are treated as though they were realized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of PFIC shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income with respect to such shares in prior years. If this election were made, tax at the Portfolio level under the PFIC rules would generally be eliminated, but the Portfolio could, in limited circumstances, incur nondeductible interest charges. A Portfolio’s intention to qualify annually as a regulated investment company may limit its elections with respect to PFIC shares.

Because the application of the PFIC rules may affect, among other things, the character of gains and the amount of gain or loss and the timing of the recognition of income with respect to PFIC shares, and may subject a Portfolio itself to tax on certain income from PFIC shares, the amount that must be distributed to shareholders and will be taxed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares.

Foreign Currency Transactions

Under the Internal Revenue Code, gains or losses attributable to fluctuations in exchange rates which occur between the time a Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities generally are treated as ordinary income or loss. Similarly, on disposition of debt securities denominated in a foreign currency and on disposition of certain other instruments, gains or losses attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security or contract and the date of disposition also are treated as ordinary gain or loss. These gains and losses, referred to under the Internal Revenue Code as “section 988” gains or losses, may increase or decrease the amount of a Portfolio’s investment company taxable income to be distributed to its shareholders as ordinary income.

Foreign Taxation

Income received by the Portfolios from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. In addition, PIMCO intends to manage the Portfolios with the intention of minimizing foreign taxation in cases where it is deemed prudent to do so. If more than 50% of the value of the PIMCO International, PIMCO Emerging Markets or PIMCO Developing Local Markets Portfolios’ total assets at the close of their taxable year consists of securities of foreign corporations or foreign governments, such Portfolio will be eligible to elect to “pass-through” to the Portfolio’s shareholders the amount of foreign income and similar taxes paid by the Portfolio. If this election is made, a shareholder generally subject to tax will be required to include in gross income (in addition to taxable dividends actually received) his or her pro rata share of the foreign taxes paid by the Portfolio, and may be entitled either to deduct (as an itemized deduction) his or her pro rata share of foreign taxes in computing his taxable income or to use it (subject to limitations) as a foreign tax credit against his or her U.S. federal income tax liability. No deduction for foreign taxes may be claimed by a shareholder who does not itemize deductions. Each shareholder will be notified after the close of the Portfolio’s taxable year whether any foreign income or related foreign taxes paid by the Portfolio will “pass-through” for that year.

Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the shareholder’s U.S. tax attributable to his or her total foreign source taxable income. For this purpose, if the pass-through election is made, the source of the PIMCO International, PIMCO Emerging Markets or PIMCO Developing Local Markets Portfolios’ income will flow through to shareholders of the Trust. With respect to such Portfolios, gains from the sale of securities will be treated as derived from U.S. sources and certain currency fluctuation gains, including fluctuation gains from foreign currency-denominated debt securities, receivables and payables will be treated as ordinary income derived from U.S. sources. Furthermore, any amounts received by a Portfolio in place of dividends earned and any related withholding taxes incurred on a security while such security was subject to a securities loan, respectively, will not qualify as foreign income as well as will not qualify as a foreign tax paid by such Portfolio and, therefore, will not be able to be passed through to shareholders even if the Portfolio satisfies the requirements described above. The limitation on the foreign tax credit is applied separately to foreign source passive income, and to certain other types of income. Shareholders may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Portfolio. Various other limitations, including a minimum holding period requirement, apply to limit the credit and/or deduction for foreign taxes for purposes of regular federal tax and/or alternative minimum tax.

Original Issue Discount and Market Discount

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by a Portfolio may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities may be treated as a dividend for Federal income tax purposes.

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by a Portfolio in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. A Portfolio may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income. The PIMCO Municipal Sector Portfolio also may acquire securities at a market discount which could result in ordinary income and/or capital gain distributions to shareholders.

Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by a Portfolio may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, the Portfolio will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Portfolio may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.

A Portfolio generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Portfolio. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Portfolio.

Investments in REITs and REMICs

Some of the Portfolios may invest in REITs. Such investments in REIT equity securities may require a Portfolio to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, the Portfolio may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold. A Portfolio’s investments in REIT equity securities may at other times result in the Portfolio’s receipt of cash in excess of the REIT’s earnings; if the Portfolio distributes such amounts, such distribution could constitute a return of capital to Portfolio shareholders for federal income tax purposes. Dividends received by a Portfolio from a REIT generally will not constitute qualified dividend income.

A Portfolio might invest directly or indirectly in residual interests in real estate mortgage investment conduits (“REMICs”) or equity interests in taxable mortgage pools (“TMPs”). Under a notice issued by the IRS in October 2006 and Treasury regulations that have not yet been issued (but may apply with retroactive effect) a portion of a Portfolio’s income from a REIT that is attributable to the REIT’s residual interest in a REMIC or a TMP (referred to in the Internal Revenue Code as an “excess inclusion”) will be subject to federal income taxation in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a regulated investment company, such as each of the Portfolios, will generally be allocated to shareholders of the regulated investment company in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related REMIC or TMP residual interest directly.

In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions) and (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income. In addition, because the Internal Revenue Code provides that excess inclusion income is ineligible for treaty benefits, a regulated investment company must withhold tax on excess inclusions attributable to its foreign shareholders at a 30% rate of withholding, regardless of any treaty benefits for which a shareholder is otherwise eligible.

Any investment in residual interests of a CMO that has elected to be treated as a REMIC can create complex tax problems, especially if the Portfolio has state or local governments or other tax-exempt organizations as shareholders. Under current law, the Portfolio serves to block unrelated business taxable income (“UBTI”) from being realized by its tax-exempt shareholders. Notwithstanding the foregoing, a tax-exempt shareholder will recognize UBTI by virtue of its investment in the Portfolio if shares in the Portfolio constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Section 514(b) of the Internal Revenue Code. Furthermore, a tax-exempt shareholder may recognize UBTI if the Portfolio recognizes “excess inclusion income” derived from direct or indirect investments in REMIC residual interests or TMPs if the amount of such income recognized by the Portfolio exceeds the Portfolio’s investment company taxable income (after taking into account deductions for dividends paid by the Portfolio).

Uncertain Tax Consequences

A Portfolio may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Portfolio. U.S. federal income tax rules are not entirely clear about issues such as when the Portfolio may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Portfolios to the extent necessary in order to seek to ensure that they distribute sufficient income that they do not become subject to U.S. federal income or excise tax.

Constructive Sales

Certain rules may affect the timing and character of gain if a Portfolio engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If a Portfolio enters into certain transactions in property while holding substantially identical property, the Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon the Portfolio’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on the Portfolio’s holding period and the application of various loss deferral provisions of the Internal Revenue Code.

Non-U.S. Shareholders

Withholding of Income Tax on Dividends: Under U.S. federal tax law, dividends paid on shares beneficially held by a person who is a “foreign person” within the meaning of the Internal Revenue Code, are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which may, in some cases, be reduced by an applicable tax treaty. However, if a beneficial holder who is a foreign person has a permanent establishment in the United States, and the shares held by such beneficial holder are effectively connected with such permanent establishment and, in addition, the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. Distributions of long-term net realized capital gains generally will not be subject to withholding of U.S. federal income tax.

Under prior law, a Portfolio was generally able to designate certain distributions to foreign persons as being derived from certain net interest income or net short-term capital gains and such designated distributions were generally not subject to U.S. tax withholding. Unless extended by Congress, this provision has currently expired for the Portfolios’ tax year beginning after March 31, 2014. There can be no assurance that the prior law will be extended. Distributions that are derived from any dividends on corporate stock or from ordinary income other than U.S. source interest would still be subject to withholding. Foreign currency gains, foreign source interest, and ordinary income from swaps or investments in PFICs would still be subject to withholding when distributed to foreign investors. There can be no assurance as to the amount of distributions that would not be subject to withholding when paid to foreign persons.

Effective July 1, 2014, the Portfolios will be required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends and (effective January 1, 2017) redemption proceeds and certain capital gain dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Portfolios to enable the Portfolios to determine whether withholding is required.

Income Tax on Sale of a Portfolio’s shares: Under U.S. federal tax law, a beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such shares unless: (i) the shares in question are effectively connected with the conduct of a trade or business carried on by such holder within the United States; or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.

A Portfolio may invest in the securities of corporations that invest in U.S. real property, including U.S. REITs. The sale or other disposition of a U.S. real property interest (“USRPI”) by a Portfolio, a U.S. REIT, or a U.S. real property holding corporation in which the Portfolio invests may trigger special tax consequences to the Portfolio’s non-U.S. shareholders. The Foreign Investment in Real Property Tax Act, as amended (“FIRPTA”), makes non-U.S. persons subject to U.S. tax on the sale or other disposition of a USRPI as if such person was a U.S. person. Such gain is sometimes referred to as FIRPTA gain. The Code provides a look-through rule for distributions of FIRPTA gain by certain RICs received from U.S. REITs. Because each Portfolio expects to invest less than 50% of its assets at all times, directly or indirectly, in USRPIs, each Fund expects that neither gain on the sale or redemption of Portfolio shares nor Portfolio dividends and distributions would be subject to FIRPTA reporting and any related tax withholding.

State and Local Tax: A beneficial holder of shares who is a foreign person may be subject to state and local tax in addition to the federal tax on income referred above.

Estate and Gift Taxes: Under existing law, upon the death of a beneficial holder of shares who is a foreign person, such shares will be deemed to be property situated within the United States and will be subject to U.S. federal estate tax. If at the time of death the deceased holder is a resident of a foreign country and not a citizen or resident of the United States, such tax will be imposed at graduated rates from 18% to 40% on the total value (less allowable deductions and allowable credits) of the decedent’s property situated within the United States. In general, there is no gift tax on gifts of shares by a beneficial holder who is a foreign person.

The availability of reduced U.S. taxation pursuant to any applicable treaties depends upon compliance with established procedures for claiming the benefits thereof and may further, in some circumstances, depend upon making a satisfactory demonstration to U.S. tax authorities that a foreign investor qualifies as a foreign person under U.S. domestic tax law and such treaties.

Other Taxation

Distributions also may be subject to additional state, local and foreign taxes, depending on each shareholder’s particular situation. Under the laws of various states, distributions of investment company taxable income generally are taxable to shareholders even though all or a substantial portion of such distributions may be derived from interest on certain federal obligations which, if the interest were received directly by a resident of such state, would be exempt from such state’s income tax (“qualifying federal obligations”). However, some states may exempt all or a portion of such distributions from income tax to the extent the shareholder is able to establish that the distribution is derived from qualifying federal obligations. Moreover, for state income tax purposes, interest on some federal obligations generally is not exempt from taxation, whether received directly by a shareholder or through distributions of investment company taxable income (for example, interest on FNMA Certificates and GNMA Certificates). Each Portfolio will provide information annually to shareholders indicating the amount and percentage of a Portfolio’s dividend distribution which is attributable to interest on federal obligations, and will indicate to the extent possible from what types of federal obligations such dividends are derived. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Portfolio.

OTHER INFORMATION

Capitalization

The Trust is a Massachusetts business trust established under a Declaration of Trust dated February 19, 1987, as amended and restated December 15, 2010. The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest with a par value of $0.0001 each. The Board of Trustees may establish additional series (with different investment objectives and fundamental policies) at any time in the future. Establishment and offering of additional series will not alter the rights of the Trust’s shareholders. When issued, shares are fully paid, non-assessable, redeemable and freely transferable. Shares do not have preemptive rights or subscription rights. In liquidation of a Portfolio, each shareholder is entitled to receive his pro rata share of the net assets of that Portfolio.

Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims liability of the shareholders, Trustees or officers of the Trust for acts or obligations of the Trust, which are binding only on the assets and property of the Trust, and requires that notice of the disclaimer be given in each contract or obligation entered into or executed by the Trust or the Trustees. The Declaration of Trust also provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust. The risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which such disclaimer is inoperative or the Trust itself is unable to meet its obligations, and thus should be considered remote.

Voting Rights

Under the Declaration of Trust, the Trust is not required to hold annual meetings of Trust shareholders to elect Trustees or for other purposes. It is not anticipated that the Trust will hold shareholders’ meetings unless required by law or the Declaration of Trust. In this regard, the Trust will be required to hold a meeting to elect Trustees to fill any existing vacancies on the Board of Trustees if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Trust. In addition, the Declaration of Trust provides that the holders of not less than two-thirds of the outstanding shares of the Trust may remove a person serving as Trustee either by declaration in writing or at a meeting called for such purpose. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than ten percent of the outstanding shares of the Trust. In the event that such a request was made, the Trust has represented that it would assist with any necessary shareholder communications. Shareholders of a class of shares have different voting rights with respect to matters that affect only that class.

The Trust’s shares do not have cumulative voting rights, so that the holder of more than 50% of the outstanding shares may elect the entire Board of Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees. To avoid potential conflicts of interest, to the extent the Portfolios own shares of a money market fund or short-term bond fund (each a series of the Trust) pursuant to the November 19, 2001 SEC exemptive order discussed above, the Portfolios will vote such shares in proportion to the votes of all other shareholders of the respective money market or short-term bond fund.

Control Persons and Principal Holders of Securities

As of July 16, 2014, the following persons owned of record or beneficially 5% or more of the noted shares of the following Portfolios:

FUND NAME	CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED		PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED
ASSET-BACKED SECURITIES PORTFOLIO	Institutional	NORTHERN TRUST FBO, TRINITY IGC, 801 S CANAL C-1N CHICAGO IL 60607-4715	8,498,099.82		7.03%
ASSET-BACKED SECURITIES PORTFOLIO	Institutional	NORTHERN TRUST FBO, ILLINOIS STATE UNIVERSITIES, RETIREMENT SYSTEM 801 S CANAL ST # CB-1N CHICAGO IL 60607-4715	11,556,160.34		9.55%
DEVELOPING LOCAL MARKETS PORTFOLIO	Institutional	MAC & CO A/C XXXXX, ONE MELLON CENTER, ROOM 151-510 PITTSBURGH PA 15258-0001	1,463,170.66		8.74%
DEVELOPING LOCAL MARKETS PORTFOLIO	Institutional	JP MORGAN CHASE FBO, BOEING CO EMPLOYEE RETIREMENT, PLANS MASTER TRUST 3 CHASE METROTECH CENTER 7TH FLOOR BROOKLYN NY 11245-0001	12,920,901.00	*	77.14%
EMERGING MARKETS PORTFOLIO	Institutional	TOYOTA MOTOR CREDIT CORP FBO, TOYOTA MOTOR INSURANCE SERVICES INC, 19001 SOUTH WESTERN AVENUE NF 10 TORRANCE CA 90501-1106	5,327,042.37		5.31%
EMERGING MARKETS PORTFOLIO	Institutional	JP MORGAN CHASE FBO, BOEING CO EMPLOYEE RETIREMENT, PLANS MASTER TRUST 3 CHASE METROTECH CENTER 7TH FLOOR BROOKLYN NY 11245-0001	6,666,710.10		6.64%
EMERGING MARKETS PORTFOLIO	Institutional	BAE EMPLOYEE’S RETIREMENT PLAN, C/O STATE STREET BANK & TRUST, 2 AVENUE DE LAFAYETTE BOSTON MA 02111-1750	6,213,835.30		6.19%
FX STRATEGIES PORTFOLIO	Institutional	WELLS FARGO BANK FBO, WELLS FARGO LDI, 733 MARQUETTE AVE 5TH FLOOR MAC# N9306-059 MINNEAPOLIS MN 55402	443,814.10	*	27.72%
FX STRATEGIES PORTFOLIO	Institutional	US BANK NATIONAL ASSOCIATION, FBO US BANK PENSION PLAN, 60 LIVINGSTON AVE SAINT PAUL MN 55107-2292	210,256.71		13.13%

FX STRATEGIES PORTFOLIO	Institutional	STATE STREET BANK FBO, ILTRS MAIN GMAS, 2 AVENUE DE LAFAYETTE STE 1 BOSTON MA 02111-1748	728,148.42	*	45.47%
FX STRATEGIES PORTFOLIO	Institutional	NORTHERN TRUST FBO, CATHOLIC BISHOP OF CHICAGO LD, 801 S CANAL ST CB-1N CHICAGO IL 60607-4715	195,944.28		12.24%
HIGH YIELD PORTFOLIO	Institutional	TOYOTA MOTOR CREDIT CORP FBO, TOYOTA MOTOR INSURANCE SERVICES INC, 19001 SOUTH WESTERN AVENUE NF 10 TORRANCE CA 90501-1106	4,798,728.97		6.68%
HIGH YIELD PORTFOLIO	Institutional	STATE STREET BANK AND TRUST FBO, ARKANSAS TEACHER’S RETIREMENT, SYSTEM PO BOX 5501 BOSTON MA 02206-5501	3,751,562.29		5.22%
HIGH YIELD PORTFOLIO	Institutional	MAC & CO A/C XXXXX, MUTUAL FUND OPERATIONS, PO BOX 3198 525 WILLIAM PENN PLACE PITTSBURGH PA 15230-3198	4,255,782.23		5.92%
INTERNATIONAL PORTFOLIO	Institutional	TOYOTA MOTOR CREDIT CORP FBO, TOYOTA MOTOR INSURANCE SERVICES INC, 19001 SOUTH WESTERN AVENUE NF 10 TORRANCE CA 90501-1106	30,917,992.74		8.22%
INVESTMENT GRADE CORPORATE PORTFOLIO	Institutional	TOYOTA MOTOR CREDIT CORP FBO, TOYOTA MOTOR INSURANCE SERVICES INC, 19001 SOUTH WESTERN AVENUE NF 10 TORRANCE CA 90501-1106	24,474,803.30		6.94%
LONG DURATION CORPORATE BOND PORTFOLIO	Institutional	MAC & CO, FBO XXXXX, PO BOX 3198 ATTN MUTUAL FUNDS DEPT PITTSBURGH PA 15230-3198	191,771,473.10		10.50%
LOW DURATION PORTFOLIO	Institutional	STATE STREET BANK & TRUST FBO, NESTLE LOW DURATION PORTFOLIO, 2 AVENUE DE LAFAYETTE FL 1 BOSTON MA 02111	27,660,310.78	*	78.74%

LOW DURATION PORTFOLIO	Institutional	NORTHERN TRUST COMPANY FBO, ACCENTURE PROFIT SHARING & 401K, TRUST PLAN 801 SOUTH CANAL ST CB-1N CHICAGO IL 60607-4715	5,916,729.92		16.84%
MODERATE DURATION PORTFOLIO	Institutional	NORTHERN TRUST COMPANY FBO, ACCENTURE PROFIT SHARING & 401K, TRUST PLAN 801 SOUTH CANAL ST CB-1N CHICAGO IL 60607-4715	24,175,660.64	*	45.43%
MODERATE DURATION PORTFOLIO	Institutional	JP MORGAN CHASE FBO, COMMINGLED PENSION TR-JPMORGAN, 14221 DALLAS PKWY FL 6 DALLAS TX 75254-2942	12,186,306.52		22.90%
MODERATE DURATION PORTFOLIO	Institutional	FIDELITY MGMT TRUST CO FBO, EATON STABLE VALUE STATE STREET, 82 DEVONSHIRE ST TRUST OPERATIONS - H11A BOSTON MA 02109-3605	4,689,381.76		8.81%
MODERATE DURATION PORTFOLIO	Institutional	FIDELITY MANAGEMENT TRUST CO FBO, COOPER INDUSTRIES MASTER TRUST FOR, DEFINED CON 82 DEVONSHIRE ST TRUST OPERATIONS - H11A BOSTON MA 02109-3605	12,164,117.92		22.86%
MORTGAGE PORTFOLIO	Institutional	TOYOTA MOTOR CREDIT CORP FBO, TOYOTA MOTOR INSURANCE SERVICES INC, 19001 SOUTH WESTERN AVENUE NF 10 TORRANCE CA 90501-1106	40,207,913.61		8.26%
MUNICIPAL SECTOR PORTFOLIO	Institutional	TOYOTA MOTOR CREDIT CORP FBO, TOYOTA MOTOR INSURANCE SERVICES INC, 19001 SOUTH WESTERN AVENUE NF 10 TORRANCE CA 90501-1106	2,291,629.60		7.33%
MUNICIPAL SECTOR PORTFOLIO	Institutional	JP MORGAN CHASE FBO, REYNOLDS AMERICAN DEFINED BENEFIT, MASTER TRUST GLOBAL SECURITIES SERVICES 3 CHASE METROTECH CTR FL 6 BROOKLYN NY 11245-0001	3,846,168.43		12.31%

REAL RETURN PORTFOLIO	Institutional	TOYOTA MOTOR CREDIT CORP FBO, TOYOTA MOTOR INSURANCE SERVICES INC, 19001 SOUTH WESTERN AVENUE NF 10 TORRANCE CA 90501-1106	25,108,862.73	8.37%
SENIOR FLOATING RATE PORTFOLIO	Institutional	STATE STREET BANK & TRUST FBO, RIO TINTO AMERICA, 2 AVENUE DE LAFAYETTE FL 1 BOSTON MA 02111-1750	461,507.45	6.26%
SENIOR FLOATING RATE PORTFOLIO	Institutional	NORTHERN TRUST FBO, ILLINOIS STATE UNIVERSITIES, RETIREMENT SYSTEM 801 S CANAL ST # CB-1N CHICAGO IL 60607-4715	1,202,929.19	16.33%
SENIOR FLOATING RATE PORTFOLIO	Institutional	NORTHERN TRUST COMPANY FBO, CENTURYLINK INC DB MASTER TRUST, 801 S CANAL ST # CB-1N CHICAGO IL 60607-4715	1,304,260.18	17.70%
SENIOR FLOATING RATE PORTFOLIO	Institutional	MAC & CO FBO XXXXX, ATTN MUTUAL FUNDS DEPT, PO BOX 3198 525 WILLIAM PENN PLACE PITTSBURGH PA 15230-3198	1,093,571.99	14.84%
SENIOR FLOATING RATE PORTFOLIO	Institutional	CAPITAL ONE BANK FBO BLUE CROSS, AND BLUE SHIELD OF LOUISIANA, PO BOX 61540 NEW ORLEANS LA 70161-1540	530,902.79	7.21%
SENIOR FLOATING RATE PORTFOLIO	Institutional	BROWN BROTHERS HARRIMAN & CO FBO, BCBS ARIZONA GENERAL ACCOUNT PLUS, 140 BROADWAY NEW YORK NY 10005-1108	516,311.19	7.01%
SHORT-TERM FLOATING NAV II PORTFOLIO	Institutional	MAC & CO FBO XXXXX, PO BOX 3198, ATTN MUTUAL FUNDS DEPT PITTSBURGH PA 15230-3198	65,177,776.04	8.99%
SHORT-TERM PORTFOLIO	Institutional	STATE STREET BANK & TRUST FBO, LOS ANGELES COUNTY EMPLOYEES, RETIREMENT ASSOCIATION PO BOX 5501 BOSTON MA 02206-5501	19,920,482.63	10.71%

SHORT-TERM PORTFOLIO	Institutional	STATE STREET BANK & TRUST FBO, ILLINOIS TEACHERS TR UBFUND, 2 AVENUE DE LAFAYETTE FL 1 BOSTON MA 02111-1712	11,579,251.60	6.23%
SHORT-TERM PORTFOLIO	Institutional	JP MORGAN CHASE FBO, NEW MEXICO STATE INVSTMT COUNCIL, 14221 DALLAS PARKWAY DALLAS TX 75254-2942	12,220,817.30	6.57%
US GOVERNMENT SECTOR PORTFOLIO	Institutional	TOYOTA MOTOR CREDIT CORP FBO, TOYOTA MOTOR INSURANCE SERVICES INC, 19001 SOUTH WESTERN AVENUE NF 10 TORRANCE CA 90501-1106	30,572,642.03	8.34%

(*)	Shares are believed to be held only as nominee.
(**)

Entity owned 25% or more of the outstanding shares of beneficial interest of the Portfolio, and therefore may be presumed to “control” the Portfolios, as that term is defined in the 1940 Act. To the extent a shareholder “controls” a Portfolio, it may not be possible for matters subject to a vote of a majority of the outstanding voting securities of a Portfolio to be approved without the affirmative vote of such shareholder, and it may be possible for such matters to be approved by such shareholder without the affirmative vote of any other shareholders.

Code of Ethics

The Trust, PIMCO and the Distributor have each adopted a Code of Ethics pursuant to the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended. These Codes of Ethics permit personnel subject to the Codes of Ethics to invest in securities, including securities that may be purchased or held by the Portfolios.

Custodian, Transfer Agent and Dividend Disbursing Agent

State Street Bank and Trust Company (“State Street”), 801 Pennsylvania, Kansas City, Missouri 64105, serves as custodian for assets of the Portfolios. Under the custody agreement, State Street may hold the foreign securities at its principal office at 225 Franklin Street, Boston, Massachusetts 02110, and at State Street’s branches, and subject to approval by the Board of Trustees, at a foreign branch of a qualified U.S. bank, with an eligible foreign subcustodian, or with an eligible foreign securities depository.

Pursuant to rules adopted under the 1940 Act, the Trust may maintain foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board of Trustees following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Trust; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Trust assets. The Board of Trustees reviews annually the continuance of foreign custodial arrangements for the Trust. No assurance can be given that the Trustees’ appraisal of the risks in connection with foreign custodial arrangements will always be correct or that expropriation, nationalization, freezes, or confiscation of assets that would impact assets of the Portfolios will not occur, and shareholders bear the risk of losses arising from these or other events.

Boston Financial Data Services - Midwest, 330 W. 9th Street, 5th Floor, Kansas City, Missouri 64105, serves as transfer agent and dividend disbursing agent for the Portfolios.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, Missouri 64106-2197, serves as the independent registered public accounting firm for the Portfolios. PricewaterhouseCoopers LLP provides audit services, tax assistance and consultation in connection with review of SEC and IRS filings.

Counsel

Dechert LLP, 1900 K Street, NW, Washington, DC 20006-1110, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as counsel to the Trust.

Financial Statements

Audited financial statements for the Portfolios as of March 31, 2014, including the notes thereto, and the report of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference from the Portfolios’ March 31, 2014 Annual Report.

Offering Memorandum

Private Account Portfolio Series

This cover is not part of the Offering Memorandum. The Portfolio issues shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the "Securities Act''). The enclosed Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act. This Offering Memorandum is intended for use only by the person to whom it has been issued. Reproduction of this Offering Memorandum is prohibited. Neither the Securities and Exchange Commission nor the U.S. Commodity Futures Trading Commission has approved or disapproved these securities, or determined if this Offering Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

July 31, 2014 (as amended October 14, 2014)

SHORT TERM PORTFOLIOS
PIMCO Short-Term Floating NAV Portfolio
PIMCO Short-Term Floating NAV Portfolio III

Portfolio Summaries
PIMCO Short-Term Floating NAV Portfolio
PIMCO Short-Term Floating NAV Portfolio III
Summary of Other Important Information Regarding Portfolio Shares

Description of Principal Risks

Disclosure of Portfolio Holdings

Management of the Portfolios

Purchases and Redemptions

How Portfolio Shares Are Priced

Portfolio Distributions

Tax Consequences

Investment Restrictions

Portfolio Transactions and Brokerage

Characteristics and Risks of Securities and Investment Techniques

Financial Highlights

Appendix A-Description of Securities Ratings

PIMCO Short-Term Floating NAV Portfolio

Investment Objective

The Portfolio seeks maximum current income, consistent with preservation of capital and daily liquidity.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.00%
Total Annual Portfolio Operating Expenses[1]	0.00%
[1]

As discussed in the "Summary of Other Important Information Regarding Portfolio Shares – Purchase and Sale of Portfolio Shares" section of this Offering Memorandum, shares of the Portfolio may be purchased only by series of the PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series or PIMCO Equity Series VIT (each an "Investing Fund"). The Portfolio does not pay PIMCO an advisory fee in return for providing investment advisory services. However, by investing in the Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the Portfolio.

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$0	$0	$0	$0

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. "Fixed Income Instruments" include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.

The average duration of the Portfolio will vary based on Pacific Investment Management Company LLC's ("PIMCO") forecast for interest rates and will normally not exceed one year. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates. In addition, the dollar-weighted average maturity of the Portfolio, under normal circumstances, is not expected to exceed three years.

The Portfolio may invest only in investment grade securities. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated and may only invest up to 5% of its total assets in securities and instruments that are economically tied to emerging market countries.

The Portfolio may invest in options, futures contracts, swap agreements, mortgage- or asset-backed securities and purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Jerome Schneider. Mr. Schneider is a Managing Director of PIMCO, and he has managed the Portfolio since March 2010.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page 3 of this Offering Memorandum.

PIMCO Short-Term Floating NAV Portfolio III

Investment Objective

The Portfolio seeks maximum current income, consistent with preservation of capital and daily liquidity.

Annual Portfolio Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.00%
Total Annual Portfolio Operating Expenses[1]	0.00%
[1]

As discussed in the "Summary of Other Important Information Regarding Portfolio Shares – Purchase and Sale of Portfolio Shares" section of this Offering Memorandum, shares of the Portfolio may be purchased only by series of the PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series or PIMCO Equity Series VIT (each an "Investing Fund"). The Portfolio does not pay PIMCO an advisory fee in return for providing investment advisory services. However, by investing in the Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the Portfolio.

Example. The Example is intended to help you compare the cost of investing in shares of the Portfolio with the costs of investing in other mutual funds. The Example assumes that you invest $10,000 for the time periods indicated, and then redeem all your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, the Example shows what your costs would be based on these assumptions.

1 Year	3 Years	5 Years	10 Years
$0	$0	$0	$0

Principal Investment Strategies

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. "Fixed Income Instruments" include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.

The Portfolio may invest up to 25% of its total assets in the PIMCO Cayman Japan Fund I Ltd., a wholly-owned subsidiary of the Portfolio organized under the laws of the Cayman Islands. The Portfolio may also invest in the PIMCO ST Floating NAV III Subsidiary LLC, a wholly-owned subsidiary of the Portfolio organized under the laws of the state of Delaware. Each of the PIMCO Cayman Japan Fund I Ltd. and the PIMCO ST Floating NAV III Subsidiary LLC is referred to herein as a "Subsidiary." Each Subsidiary is advised by PIMCO and primarily invests in Japanese government bonds, finance bills and treasury bills.

The average duration of the Portfolio will vary based on Pacific Investment Management Company LLC's ("PIMCO") forecast for interest rates and will normally not exceed one year. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates. In addition, the dollar-weighted average maturity of the Portfolio, under normal circumstances, is not expected to exceed six months.

The Portfolio may invest only in investment grade securities. The Portfolio may invest in securities of non-U.S. issuers without limit and may invest up to 25% of its total assets in non-U.S. dollar-denominated securities. The Portfolio will normally limit its foreign (non-U.S.) currency exposure (from non-U.S. dollar-denominated securities or currencies) to 5% of its total assets. The Portfolio may only invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity).

The Portfolio may invest in options, futures contracts, swap agreements, mortgage- or asset-backed securities, including to-be-announced transactions, and purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

Investment Adviser/Portfolio Manager

PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Jerome Schneider. Mr. Schneider is a Managing Director of PIMCO, and he has managed the Portfolio since its inception in March 2012.

Other Important Information Regarding Portfolio Shares

For important information about purchase and sale of Portfolio shares and tax information, please turn to the "Summary of Other Important Information Regarding Portfolio Shares" section on page 3 of this Offering Memorandum.

Summary of Other Important Information Regarding Portfolio Shares

Purchase and Sale of Portfolio Shares

Shares of the Portfolios may be purchased only by series of the PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series or PIMCO Equity Series VIT (each an "Investing Fund"). PIMCO, acting as agent for the Investing Funds, will effect all purchases/redemptions of shares of the Portfolios for the Investing Funds.

Shares of the Portfolios are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in this Offering Memorandum.

Tax Information

The Portfolios' distributions are generally taxable as ordinary income, capital gains, or a combination of the two.

Description of Principal Risks

The value of your investment in a Portfolio changes with the values of the Portfolio's investments. Many factors can affect those values. The factors that are most likely to have a material effect on a Portfolio's holdings as a whole are called "principal risks." This section describes the principal risks of investing in a Portfolio. A Portfolio may be subject to additional risks other than those described below because the types of investments made by a Portfolio can change over time. Securities and investment techniques mentioned in this summary that appear in bold type are described in greater detail under "Characteristics and Risks of Securities and Investment Techniques." That section and "Investment Objective and Policies" in the Offering Memorandum Supplement also include more information about each Portfolio, its investments and the related risks. There is no guarantee that a Portfolio will be able to achieve its investment objective. It is possible to lose money by investing in a Portfolio.

Interest Rate Risk

Interest rate risk is the risk that fixed income securities and other instruments in a Portfolio's portfolio will decline in value because of an increase in interest rates. As nominal interest rates rise, the value of certain fixed income securities held by a Portfolio is likely to decrease. A nominal interest rate can be described as the sum of a real interest rate and an expected inflation rate. Interest rate changes can be sudden and unpredictable, and the Portfolio may lose money as a result of movements in interest rates. A Portfolio may not be able to hedge against changes in interest rates or may choose not to do so for cost or other reasons. In addition, any hedges may not work as intended.

Fixed income securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations. The values of equity and other non-fixed income securities may also decline due to fluctuations in interest rates. Inflation-indexed bonds, including Treasury Inflation-Protected Securities ("TIPS"), decline in value when real interest rates rise. In certain interest rate environments, such as when real interest rates are rising faster than nominal interest rates, inflation-indexed bonds may experience greater losses than other fixed income securities with similar durations.

Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. Inverse floating rate securities may decrease in value if interest rates increase. Inverse floating rate securities may also exhibit greater price volatility than a fixed rate obligation with similar credit quality. When a Portfolio holds variable or floating rate securities, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the net asset value of the Portfolio's shares.

A wide variety of factors can cause interest rates to rise (e.g., central bank monetary policies, inflation rates, general economic conditions, etc.). This is especially true under current economic conditions because interest rates are at historically low levels. Thus, the Portfolios currently face a heightened level if interest rate risk, especially since the Federal Reserve Board has begun tapering its quantitative easing program.

Call Risk

Call risk refers to the possibility that an issuer may exercise its right to redeem a fixed income security earlier than expected (a call). Issuers may call outstanding securities prior to their maturity for a number of reasons (e.g., declining interest rates, changes in credit spreads and improvements in the issuer's credit quality). If an issuer calls a security in which the Portfolio has invested, the Portfolio may not recoup the full amount of its initial investment and may be forced to reinvest in lower-yielding securities, securities with greater credit risks or securities with other, less favorable features.

Credit Risk

A Portfolio could lose money if the issuer or guarantor of a fixed income security (including a security purchased with securities lending collateral), or the counterparty to a derivatives contract, repurchase agreement or a loan of portfolio securities, is unable or unwilling, or is perceived (whether by market participants, ratings agencies, pricing services or otherwise) as unable or unwilling, to make timely principal and/or interest payments, or to otherwise honor its obligations. The downgrade of the credit of a security held by a Portfolio may decrease its value. Securities are subject to varying degrees of credit risk, which are often reflected in credit ratings. Municipal bonds are subject to the risk that litigation, legislation or other political events, local business or economic conditions, or the bankruptcy of the issuer could have a significant effect on an issuer's ability to make payments of principal and/or interest.

Market Risk

The market price of securities owned by a Portfolio may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security may decline due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, adverse changes to credit markets or adverse investor sentiment generally. The value of a security may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously. Equity securities generally have greater price volatility than fixed income securities. Credit ratings downgrades may also negatively affect securities held by the Portfolio. Even when markets perform well, there is no assurance that the investments held by a Portfolio will increase in value along with the broader market. In addition, market risk includes the risk that geopolitical events will disrupt the economy on a national or global level. For instance, terrorism, market manipulation, government defaults, government shutdowns, and natural/environmental disasters can all negatively impact the securities markets, which could cause the Portfolios to lose value. Any market disruptions could also prevent a Portfolio from executing advantageous investment decisions in a timely manner. Portfolios that have focused their investments in a region enduring geopolitical market disruption will face higher risks of loss. Thus, investors should closely monitor current market conditions to determine whether a specific Portfolio meets their individual financial needs and tolerance for risk.

Current market conditions may pose heightened risks with respect to Portfolios that invest in fixed income securities. As discussed more under "Interest Rate Risk," the U.S. is experiencing historically low interest rate levels. However, continued economic recovery and the tapering of the Federal Reserve Board's quantitative easing program increase the risk that interest rates will rise in the near future. Any future interest rate increases could cause the value of any Portfolio that invests in fixed income securities to decrease. As such, the fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk. If rising interest rates cause a Portfolio to lose enough value, the Portfolio could also face increased shareholder redemptions, which could force the Portfolio to liquidate investments at disadvantageous times or prices, therefore adversely affecting the Portfolio.

Exchanges and securities markets may close early, close late or issue trading halts on specific securities, which may result in, among other things, a Portfolio being unable to buy or sell certain securities or financial instruments at an advantageous time or accurately price its portfolio investments.

Issuer Risk

The value of a security owned by a Portfolio may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer may affect securities markets as a whole.

Liquidity Risk

Liquidity risk exists when particular investments are difficult to purchase or sell. Illiquid securities are securities that cannot be disposed of within seven days in the ordinary course of business at approximately the value at which the Portfolio has valued the securities. Illiquid securities may become harder to value, especially in changing markets. A Portfolio's investments in illiquid securities may reduce the returns of the Portfolio because it may be unable to sell the illiquid securities at an advantageous time or price, which could prevent the Portfolio from taking advantage of other investment opportunities. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. Bond markets have consistently grown over the past three decades while the capacity for traditional dealer counterparties to engage in fixed income trading has not kept pace and in some cases has decreased. As a result, dealer inventories of corporate bonds, which provide a core indication of the ability of financial intermediaries to "make markets," are at or near historic lows in relation to market size. Because market makers provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets. Such issues may be exacerbated during periods of economic uncertainty.

In such cases, a Portfolio, due to limitations on investments in illiquid securities and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector. To the extent that a Portfolio's principal investment strategies involve securities of companies with smaller market capitalizations, foreign (non-U.S.) securities, Rule 144A securities, illiquid sectors of fixed income securities, derivatives or securities with substantial market and/or credit risk, the Portfolio will tend to have the greatest exposure to liquidity risk. Further, fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity. Finally, liquidity risk also refers to the risk of unusually high redemption requests or other unusual market conditions that may make it difficult for a Portfolio to fully honor redemption requests within the allowable time period. Meeting such redemption requests could require a Portfolio to sell securities at reduced prices or under unfavorable conditions, which would reduce the value of the Portfolio. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as a Portfolio, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure.

Derivatives Risk

Derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index. The various derivative instruments that the Portfolio may use are referenced under "Characteristics and Risks of Securities and Investment Techniques—Derivatives" in this prospectus and described in more detail under "Investment Objectives and Policies" in the Statement of Additional Information. The Portfolio typically uses derivatives as a substitute for taking a position in the underlying asset and/or as part of strategies designed to gain exposure to, for example, issuers, portions of the yield curve, indices, sectors, currencies, and/or geographic regions, and/or to reduce exposure to other risks, such as interest rate or currency risk. The Portfolio may also use derivatives for leverage, in which case their use would involve leveraging risk, and in some cases, may subject the Portfolio to the potential for unlimited loss. The use of derivatives may cause the Portfolio's investment returns to be impacted by the performance of securities the Portfolio does not own and result in the Portfolio's total investment exposure exceeding the value of its portfolio.

The Portfolio's use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks described elsewhere in this section, such as liquidity risk (which may be heightened for highly customized derivatives), interest rate risk, market risk, credit risk and management risk, as well as risks arising from changes in margin requirements. They also involve the risk of mispricing or improper valuation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. By investing in a derivative instrument, the Portfolio could lose more than the principal amount invested and derivatives may increase the volatility of the Portfolio, especially in unusual or extreme market conditions. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in these transactions to reduce exposure to other risks when that would be beneficial or that, if used, such strategies will be successful. In addition, the Portfolio's use of derivatives may increase or accelerate the amount of taxes payable by shareholders.

Participation in the markets for derivative instruments involves investment risks and transaction costs to which the Portfolio may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If the Portfolio incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, the Portfolio might have been in a better position if the Portfolio had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments, it is important to consider that certain derivative transactions may be modified or terminated only by mutual consent of the Portfolio and its counterparty. Therefore, it may not be possible for the Portfolio to modify, terminate, or offset the Portfolio's obligations or the Portfolio's exposure to the risks associated with a derivative transaction prior to its scheduled termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Portfolio. In such case, the Portfolio may lose money.

Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, appropriate derivative transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, the Portfolio may wish to retain the Portfolio's position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found. When such markets are unavailable, the Portfolio will be subject to increased liquidity and investment risk.

When a derivative is used as a hedge against a position that the Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. Although hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Portfolio's hedging transactions will be effective.

The regulation of the derivatives markets has increased over the last few years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability of derivatives, or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness of the Portfolio's derivative transactions and cause the Portfolio to lose value.

Mortgage-Related and Other Asset-Backed Securities Risk

Mortgage-related and other asset-backed securities represent interests in "pools" of mortgages or other assets such as consumer loans or receivables held in trust and often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments. Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related securities, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, if a Portfolio holds mortgage-related securities, it may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Portfolio to lose money. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause an investing Portfolio to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. In addition, adjustable and fixed rate mortgage-related securities are subject to prepayment risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of a Portfolio because the Portfolio may have to reinvest that money at the lower prevailing interest rates. A Portfolio's investments in other asset-backed securities are subject to risks similar to those associated with mortgage-related securities, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed securities may be largely dependent upon the cash flows generated by the assets backing the securities, and asset-backed securities may not have the benefit of any security interest in the related assets.

Foreign (Non-U.S.) Investment Risk

A Portfolio that invests in foreign (non-U.S.) securities may experience more rapid and extreme changes in value than a Portfolio that invests exclusively in securities of U.S. companies. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign (non-U.S.) securities are usually not subject to the same degree of regulation as U.S. issuers. Reporting, accounting and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Also, nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect a Portfolio's investments in a foreign country. In the event of nationalization, expropriation or other confiscation, a Portfolio could lose its entire investment in foreign (non-U.S.) securities. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that a Portfolio invests a significant portion of its assets in a specific geographic region, the Portfolio will generally have more exposure to regional economic risks associated with foreign investments.

Leveraging Risk

Certain transactions may give rise to a form of leverage. Such transactions may include, among others, reverse repurchase agreements, loans of portfolio securities and the use of when-issued, delayed delivery or forward commitment transactions. The use of derivatives may also create leveraging risk. In accordance with federal securities laws, rules and staff positions, PIMCO will mitigate its leveraging risk by segregating or "earmarking" liquid assets or otherwise covering transactions that may give rise to such risk. The PIMCO Cayman Japan Fund I Ltd. will comply with these asset segregation or "earmarking" requirements to the same extent as the PIMCO Short-Term Floating NAV Portfolio III. A Portfolio also may be exposed to leveraging risk by borrowing money for investment purposes. Leveraging may cause a Portfolio to liquidate portfolio positions to satisfy its obligations or to meet segregation or "earmarking" requirements when it may not be advantageous to do so. Leveraging, including borrowing, may cause a Portfolio to be more volatile than if the Portfolio had not been leveraged. This is because leveraging tends to exaggerate the effect of any increase or decrease in the value of a Portfolio's securities. Certain types of leveraging transactions, such as short sales that are not "against the box," could theoretically be subject to unlimited losses in cases where a Portfolio, for any reason, is unable to close out the transaction. In addition, to the extent a Portfolio borrows money, interest costs on such borrowings may not be recovered by any appreciation of the securities purchased with the borrowed amounts and could exceed the Portfolio's investment returns, resulting in greater losses.

Management Risk

The Portfolios and each Subsidiary are subject to management risk because they are actively managed investment portfolios. PIMCO and each individual portfolio manager will apply investment techniques and risk analyses in making investment decisions for the Portfolios and each Subsidiary, as applicable, but there can be no guarantee that these decisions will produce the desired results. Additionally, legislative, regulatory, or tax restrictions, policies or developments may affect the investment techniques available to PIMCO and each individual portfolio manager in connection with managing the Portfolios and each Subsidiary, as applicable, and may also adversely affect the ability of the Portfolios and each Subsidiary, as applicable, to achieve their investment objectives. There also can be no assurance that all of the personnel of PIMCO will continue to be associated with PIMCO for any length of time. The loss of servcies of one or more key employees of PIMCO could have an adverse impact on the Portfolios' and each Subsidiary's, as applicable, ability to realize their investment objectives.

Subsidiary Risk

By investing in each Subsidiary, the PIMCO Short-Term Floating NAV Portfolio III is indirectly exposed to the risks associated with each Subsidiary's investments. The securities and other investments held by each Subsidiary are generally similar to those that are permitted to be held by the Portfolio, and are subject to the same risks that apply to similar investments if held directly by the Portfolio. These risks are described elsewhere in this Offering Memorandum. There can be no assurance that the investment objective of the Portfolio or each Subsidiary will be achieved.

Each Subsidiary is not registered under the 1940 Act, and, unless otherwise noted in this Offering Memorandum, is not subject to all the investor protections of the 1940 Act. In addition, changes in the laws of the United States, the Cayman Islands and/or Japan could result in the inability of the Portfolio and/or a Subsidiary to operate as described in this Offering Memorandum and the Offering Memorandum Supplement and could adversely affect the Portfolio. Changes in the laws of the United States, the Cayman Islands and/or Japan could adversely affect the performance of the Portfolio and/or a Subsidiary and result in the Portfolio underperforming its benchmark index(es).

Short Sale Risk

A Portfolio's short sales, if any, are subject to special risks. A short sale involves the sale by a Portfolio of a security that it does not own with the hope of purchasing the same security at a later date at a lower price. Each Portfolio may also enter into a short position through a forward commitment or a short derivative position through a futures contract or swap agreement. If the price of the security or derivative has increased during this time, then a Portfolio will incur a loss equal to the increase in price from the time that the short sale was entered into plus any premiums and interest paid to the third party. Therefore, short sales involve the risk that losses may be exaggerated, potentially losing more money than the actual cost of the investment. By contrast, a loss on a long position arises from decreases in the value of the security and is limited by the fact that a security's value cannot decrease below zero.

By investing the proceeds received from selling securities short, a Portfolio could be deemed to be employing a form of leverage, which creates special risks. The use of leverage may increase a Portfolio's exposure to long securities positions and make any change in the Portfolio's NAV greater than it would be without the use of leverage. This could result in increased volatility of returns. There is no guarantee that any leveraging strategy a Portfolio employs will be successful during any period in which it is employed.

In times of unusual or adverse market, economic, regulatory or political conditions, a Portfolio may not be able, fully or partially, to implement its short selling strategy. Periods of unusual or adverse market, economic, regulatory or political conditions generally may exist for as long as six months and, in some cases, much longer. Also, there is the risk that the third party to the short sale may fail to honor its contract terms, causing a loss to  a Portfolio.

Disclosure of Portfolio Holdings

Please see "Disclosure of Portfolio Holdings" in the Offering Memorandum Supplement for information about the availability of the complete schedule of each Portfolio's holdings.

Management of the Portfolios

The business affairs of each Portfolio are managed under the direction of the Board of Trustees of PIMCO Funds (the "Trust"). Information about the Trustees and the Trust's executive officers is included in the Offering Memorandum Supplement under the heading "Management of the Trust."

Investment Adviser and Administrator

PIMCO serves as the investment adviser and the administrator (serving in its capacity as administrator, the "Administrator") for each Portfolio. Subject to the supervision of the Board of Trustees, PIMCO is responsible for managing the investment activities of each Portfolio and each Portfolio's business affairs and other administrative matters. PIMCO also serves as the investment adviser for each Subsidiary.

PIMCO is located at 650 Newport Center Drive, Newport Beach, CA 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to mutual funds. As of June 30, 2014, PIMCO had approximately $1.97 trillion in assets under management.

From time to time, PIMCO or its affiliates may pay investment consultants or their parent or affiliated companies for certain services including technology, operations, tax, or audit consulting services, and may pay such firms for PIMCO's attendance at investment forums sponsored by such firms or for various studies, surveys, or access to databases. Subject to applicable law, PIMCO and its affiliates may also provide investment advisory services to investment consultants and their affiliates and may execute brokerage transactions on behalf of each Portfolio with such investment consultants or their affiliates. These consultants or their affiliates may, in the ordinary course of their investment consultant business, recommend that their clients utilize PIMCO's investment advisory services or invest in other products sponsored by PIMCO and its affiliates.

Advisory Fees and Supervisory and Administrative Fees

The Portfolios do not pay PIMCO an advisory fee in return for providing investment advisory services. However, by investing in a Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the Portfolio.

The Portfolios do not pay PIMCO a supervisory and administrative fee for the supervisory and administrative services they require. PIMCO provides supervisory and administrative services for each Portfolio's shareholders and also bears the costs of various third-party services required by the Portfolios, including audit, custodial, portfolio accounting, legal, transfer agency and printing costs. Each Portfolio bears other expenses that are not covered under the supervision and administration agreement which may vary and affect the total level of expenses paid by a Portfolio, such as taxes and governmental fees, brokerage fees, commissions and other transaction expenses, costs of borrowing money, including interest expenses, and extraordinary expenses (such as litigation and indemnification expenses).

As discussed in the "Portfolio Summary-Principal Investment Strategies" section, the PIMCO Short-Term Floating NAV Portfolio III may pursue its investment objective by investing in each Subsidiary. Each Subsidiary has entered into a separate contract with PIMCO whereby PIMCO provides investment advisory and administrative services to each Subsidiary. By investing in the PIMCO Short-Term Floating NAV Portfolio III, each Investing Fund will agree that a portion of the advisory fee that each Investing Fund is currently obligated to pay PIMCO will be designated as compensation for the investment advisory services PIMCO provides to the PIMCO Cayman Japan Fund I Ltd.  Each Subsidiary will not pay PIMCO a fee for advisory or administrative services.

The table below shows the advisory and supervisory and administrative fee for each Portfolio at an annual rate based upon the average daily net assets of a Portfolio. A Portfolio may incur additional fees and expenses that are not shown in the table, which include, but are not limited to, interest expense incurred as a result of investment management activities. These additional fees and expenses may be significant and you should refer to each Portfolio's annual and semi-annual report to shareholders for information regarding the total ratio of expenses to average net assets.

Shareholder Fees (fees paid directly from your investment): None

Annual Advisory and Supervisory and Administrative Fees (expenses that are deducted from Portfolio assets)

Advisory Fee	Supervisory and Administrative Fee	Total Annual Fees Paid to PIMCO
0.00%[1]	0.00%	0.00%
[1]

By investing in a Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the Portfolio.

Individual Portfolio Manager

The following individual has primary responsibility for managing the Portfolios.

Portfolio	Portfolio Manager	Since	Recent Professional Experience
PIMCO Short-Term Floating NAV PIMCO Short-Term Floating NAV III	Jerome Schneider	3/10 3/12*

Managing Director, PIMCO. Mr. Schneider joined PIMCO in 2008. Prior to joining PIMCO, he served as Senior Managing Director with Bear Stearns, specializing in credit and mortgage-related funding transactions. Mr. Schneider joined Bear Stearns in 1995.

*	Inception of the Portfolio.

Please see the Offering Memorandum Supplement for additional information about other accounts managed by the portfolio manager, the portfolio manager's compensation and the portfolio manager's ownership of shares of the Portfolios.

A discussion of the basis for the Board of Trustees' approval of the investment advisory contract for the Portfolios is available in the Portfolios' Semi-Annual Report to shareholders for the fiscal half-year ended September 30, 2013.

Distributor

The Trust's Distributor is PIMCO Investments LLC ("Distributor"). The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the Securities and Exchange Commission.

Purchases and Redemptions

Purchasing Shares

Shares of each Portfolio are restricted securities and are issued only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Offering Memorandum does not constitute an offer to sell, or the solicitation of any offer to buy, any "security" to the public within the meaning of the Securities Act.

Shares of each Portfolio are offered only to the Investing Funds. Shares of each Portfolio may be purchased at the relevant net asset value ("NAV") without a sales charge or other fee.

PIMCO, acting as agent for the Investing Funds, will effect all purchases of shares of a Portfolio for the Investing Funds.

■

Timing of Purchase Orders and Share Price Calculations. A purchase order received by the Trust or its designee prior to the close of regular trading (normally 4:00 p.m., Eastern time) on the New York Stock Exchange ("NYSE") (the "NYSE Close"), on a day the Trust is open for business, will be effected at that day's NAV. An order received after the NYSE Close will be effected at the NAV determined on the next business day. The Trust is "open for business" on each day the NYSE is open for trading, which excludes the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE is closed due to weather or other extenuating circumstances on a day it would typically be open for business, the Trust reserves the right to treat such day as a Business Day and accept purchase and redemption orders and calculate a Portfolio's NAV, in accordance with applicable law. Purchase orders will be accepted only on days on which the Trust is open for business.

■

Redeeming Shares — Additional Information. Purchases of a Portfolio's shares will be made in full and fractional shares. In the interest of economy and convenience, certificates for shares will not be issued.

The Trust and the Distributor each reserves the right, in its sole discretion, to suspend the offering of shares of a Portfolio or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Trust.

Shares of a Portfolio are not registered or qualified for sale in the states. Shares of a Portfolio may not be offered or sold in any state unless an exemption from registration or qualification is available. Investors should inquire as to whether shares of a Portfolio are available for offer and sale in the investor's state of residence.

Subject to the approval of the Trust, shares of a Portfolio may be purchased with liquid securities that are eligible for purchase by the Portfolio (consistent with the Portfolio's investment policies and restrictions) and that have a value that is readily ascertainable in accordance with the Trust's valuation policies. These transactions will be effected only if PIMCO intends to retain the security in the Portfolio as an investment. Assets purchased by a Portfolio in such a transaction will be valued in generally the same manner as they would be valued for purposes of pricing the Portfolio's shares, if such assets were included in the Portfolio's assets at the time of purchase. The Trust reserves the right to amend or terminate this practice at any time.

Redeeming Shares

As stated above, a Portfolio's shares are restricted securities that may not be sold to investors other than "accredited investors" within the meaning of Regulation D under the Securities Act, unless sold pursuant to another available exemption from the Securities Act. Shares of a Portfolio may not be assigned, resold or otherwise transferred without the written consent of the Trust and, if requested, an opinion of counsel acceptable to the Trust that an exemption from registration is available. Any attempt at a transfer to a third party in violation of this provision shall be void. The Trust may enforce the provisions of this paragraph, either directly or through its agents, by entering an appropriate stop-transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any purported transfer not in accordance with these restrictions.

PIMCO, acting as agent for the Investing Funds, will effect all redemptions of shares of a Portfolio.

■

Timing of Redemption Requests and Share Price Calculations. A redemption request received by the Trust or its designee prior to the NYSE Close, on a day the Trust is open for business, is effective on that day. A redemption request received after that time becomes effective on the next business day. Redemption requests for Portfolio shares are effected at the NAV per share next determined after receipt of a redemption request by the Trust or its designee. The request must properly identify all relevant information such as account number, redemption amount (in dollars or shares), and the Portfolio name.

■

Other Redemption Information. Redemption proceeds will ordinarily be wired within three business days after receipt of the redemption request, but may take up to seven days. Redemptions of Portfolio shares may be suspended when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Portfolios to dispose of their securities or to determine fairly the value of their net assets, or during any other period as permitted by the Securities and Exchange Commission for the protection of investors. Under these and other unusual circumstances, the Trust may suspend redemptions or postpone payment for more than seven days, as permitted by law.

The Trust agrees to redeem shares of the Portfolios solely in cash up to the lesser of $250,000 or 1% of a Portfolio's net assets during any 90-day period for any one shareholder. In consideration of the best interests of the remaining shareholders, the Trust reserves the right to pay any redemption proceeds exceeding this amount in whole or in part by a distribution in kind of securities held by a Portfolio in lieu of cash. It is highly unlikely that shares would ever be redeemed in kind. When shares are redeemed in kind, the redeeming shareholder should expect to incur transaction costs upon the disposition of the securities received in the distribution.

Abusive Trading Practices

The Trust discourages excessive, short-term trading and other abusive trading practices, sometimes referred to as "market timing."

To discourage excessive, short-term trading and other abusive trading practices, the Trust's Board of Trustees has adopted policies and procedures reasonably designed to detect and prevent short-term trading activity that may be harmful to a Portfolio and its shareholders. However, because only PIMCO is permitted to purchase and redeem Portfolio shares, on behalf of the Investing Funds, and because the Portfolios are intended as a vehicle for cash management activities of the Investing Funds, the risk of market timing activity in the Portfolios is negligible.

How Portfolio Shares Are Priced

The price of a Portfolio's shares is based on the Portfolio's NAV. The NAV of a Portfolio's shares is determined by dividing the total value of the Portfolio's investments and other assets, less any liabilities, by the total number of shares outstanding.

Portfolio shares are valued as of the NYSE Close on each day that the NYSE is open. Information that becomes known to a Portfolio or its agents after the NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the NAV determined earlier that day. Each Portfolio reserves the right to change the time its NAV is calculated if the Portfolio closes earlier, or as permitted by the SEC.

For purposes of calculating NAV, portfolio securities and other assets for which market quotes are readily available are valued at market value. Market value is generally determined on the basis of official closing prices or the last reported sales prices, or if no sales are reported, based on quotes obtained from a quotation reporting system, established market makers, or pricing services. The Portfolios will normally use pricing data for domestic equity securities received shortly after the NYSE Close and do not normally take into account trading, clearances or settlements that take place after the NYSE Close. A foreign (non-U.S.) equity security traded on a foreign exchange or on more than one exchange is typically valued using pricing information from the exchange considered by the manager to be the primary exchange. A foreign (non-U.S.) equity security will be valued as of the close of trading on the foreign exchange, or the NYSE Close, if the NYSE Close occurs before the end of trading on the foreign exchange.

Domestic and foreign (non-U.S.) fixed income securities, non-exchange traded derivatives and equity options are normally valued on the basis of quotes obtained from brokers and dealers or pricing services using data reflecting the earlier closing of the principal markets for those securities. Prices obtained from independent pricing services use information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Certain fixed income securities purchased on a delayed-delivery basis are marked to market daily until settlement at the forward settlement date. Short-term investments having a maturity of 60 days or less are generally valued at amortized cost. Exchange traded options, except equity options, futures and options on futures are valued at the settlement price determined by the relevant exchange. With respect to any portion of a Portfolio's assets that are invested in one or more open-end management investment companies, the Portfolio's NAV will be calculated based upon the NAVs of such investments.

If a foreign (non-U.S.) security's value has materially changed after the close of the security's primary exchange or principal market but before the NYSE Close, the security will be valued at fair value based on procedures established and approved by the Board of Trustees. Foreign (non-U.S.) securities that do not trade when the NYSE is open are also valued at fair value. Each Portfolio may determine the fair value of investments based on information provided by pricing services and other third-party vendors, which may recommend fair value prices or adjustments with reference to other securities, indices or assets. In considering whether fair value pricing is required and in determining fair values, a Portfolio may, among other things, consider significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the NYSE Close. Each Portfolio may utilize modeling tools provided by third-party vendors to determine fair values of non-U.S. securities. Foreign (non-U.S.) exchanges may permit trading in foreign (non-U.S.) securities on days when the Trust is not open for business, which may result in a Portfolio's portfolio investments being affected when you are unable to buy or sell shares.

Investments initially valued in currencies other than the U.S. dollar are converted to the U.S. dollar using exchange rates obtained from pricing services. As a result, the NAV of a Portfolio's shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of securities traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the NYSE is closed. As a result, to the extent that a Portfolio holds foreign (non-U.S.) securities, the NAV of the Portfolio's shares may change when you cannot purchase, redeem or exchange shares.

Securities and other assets for which market quotes are not readily available are valued at fair value as determined in good faith by the Board of Trustees or persons acting at its direction. The Board of Trustees has adopted methods for valuing securities and other assets in circumstances where market quotes are not readily available, and has delegated to PIMCO the responsibility for applying the valuation methods. In the event that market quotes are not readily available, and the security or asset cannot be valued pursuant to one of the valuation methods, the value of the security or asset will be determined in good faith by the Valuation Committee of the Board of Trustees, generally based upon recommendations provided by PIMCO.

Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/ask information, broker quotes), including where events occur after the close of the relevant market, but prior to the NYSE Close, that materially affect the values of a Portfolio's securities or assets. In addition, market quotes are considered not readily available when, due to extraordinary circumstances, the exchanges or markets on which the securities trade do not open for trading for the entire day and no other market prices are available. The Board has delegated to PIMCO the responsibility for monitoring significant events that may materially affect the values of a Portfolio's securities or assets and for determining whether the value of the applicable securities or assets should be reevaluated in light of such significant events.

When a Portfolio uses fair value pricing to determine its NAV, securities will not be priced on the basis of quotes from the primary market in which they are traded, but rather may be priced by another method that the Board of Trustees or persons acting at their direction believe reflects fair value. Fair value pricing may require subjective determinations about the value of a security. While the Trust's policy is intended to result in a calculation of a Portfolio NAV that fairly reflects security values as of the time of pricing, the Trust cannot ensure that fair values determined by the Board of Trustees or persons acting at their direction would accurately reflect the price that the Portfolio could obtain for a security if it were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). The prices used by a Portfolio may differ from the value that would be realized if the securities were sold.

Portfolio Distributions

Each Portfolio distributes substantially all of its net investment income to shareholders in the form of dividends. Each Portfolio intends to declare income dividends daily and distribute them monthly to shareholders of record.

In addition, each Portfolio distributes any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually.

Each Portfolio's dividend and capital gain distributions will automatically be reinvested in additional shares of the Portfolio at NAV unless the shareholder elects to have the distributions paid in cash. Shareholders do not pay any sales charges on shares received through the reinvestment of Portfolio distributions.

Tax Consequences

The following information is meant as a general summary for U.S. taxpayers. Please see the Offering Memorandum Supplement for additional information. You should rely on your own tax adviser for advice about the particular federal, state and local tax consequences to you of investing in the Portfolio.

■

Portfolio Distributions. Each Portfolio will distribute substantially all of its income and gains to its shareholders every year, and shareholders will be taxed on distributions they receive, regardless of whether they are paid in cash or are reinvested in additional shares of the Portfolio. If a Portfolio declares a dividend in October, November or December but pays it in January, you may be taxed on the dividend as if you received it in the previous year.

Portfolio taxable dividends (i.e., distributions of investment income) are generally taxable to shareholders as ordinary income. A portion of distributions may be qualified dividends taxable at lower rates for individual shareholders. However, in light of the investment strategies of the Portfolios, it is not anticipated that a significant portion of the dividends paid by the Portfolios will be eligible to be designated as qualified dividends. Federal taxes on Portfolio distributions of gains are determined by how long the Portfolio owned the investments that generated the gains, rather than how long a shareholder has owned the shares. Distributions of gains from investments that a Portfolio owned for more than one year will generally be taxable to shareholders as long-term capital gains. Distributions of gains from investments that a Portfolio owned for one year or less will generally be taxable as ordinary income.

You will receive a tax report early each year. The report will tell you which dividends and redemptions must be treated as taxable ordinary income, and which, if any, are long-term capital gains. If a Portfolio designates a dividend as a capital gains distribution (typically from gains from investments that the Portfolio owned for more than one year), you will be liable for tax on that dividend at the long-term capital gains tax rate, no matter how long you have held your shares of the Portfolio. Distributions of investment income and any short-term capital gains will generally be taxed as ordinary income.

The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of a Portfolio's distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes. See "Returns of Capital" below.

Taxable Portfolio distributions are taxable to shareholders even if they are paid from income or gains earned by the Portfolios prior to a shareholder's investment and thus were included in the price paid for the shares. For example, a shareholder who purchases shares on or just before the record date of the Portfolio distribution will pay full price for the shares and may receive a portion of the investment back as a taxable distribution.

■

Important Tax Reporting Considerations. For shares of the Portfolios redeemed after January 1, 2012, your financial intermediary or the Portfolio (if you hold your shares in a Portfolio direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations purchased after January 1, 2012 to the Internal Revenue Service (IRS). This information will also be reported to you on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of Portfolio shares purchased after January 1, 2012 unless you instruct the Portfolio in writing that you want to use another available method for cost basis reporting (for example, First In, First Out (FIFO), Last In, First Out (LIFO), Specific Lot Identification (SLID) or High Cost, First Out (HIFO)). If you designate SLID as your cost basis method, you will also need to designate a secondary cost basis method (Secondary Method). If a Secondary Method is not provided, the Portfolios will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals made after January 1, 2012.

If a shareholder is a corporation and has not instructed the Portfolio that it is a C corporation in its Account Application or by written instruction, the Portfolio will treat the shareholder as an S corporation and file a Form 1099-B.

■

Sales and Redemptions of Portfolio Shares. You will generally have a capital gain or loss if you dispose of your Portfolio shares by redemption or sale. The amount of the gain or loss and the rate of tax will depend primarily upon how much you paid for the shares, how much you sell them for, and how long you hold them.

■

Returns of Capital. If a Portfolio's distributions exceed its taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to shareholders. A return of capital distribution will generally not be taxable, but will reduce each shareholder's cost basis in a Portfolio and result in a higher reported capital gain or lower reported capital loss when those shares on which the distribution was received are sold.

■

Backup Withholding. A Portfolio may be required to withhold U.S. federal income tax on all taxable distributions payable to you if you fail to provide the Portfolio with your correct taxpayer identification number or to make required certifications, or if you have been notified by the IRS that you are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against your U.S. federal income tax liability.

■

Medicare Tax. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Portfolios and net gains from redemptions or other taxable dispositions of Portfolio shares) of U.S. individuals, estates and trusts to the extent that such person's "modified adjusted gross income" (in the case of an individual) or "adjusted gross income" (in the case of an estate or trust) exceeds certain threshold amounts.

■

Foreign Withholding Taxes. A Portfolio may be subject to foreign withholding or other foreign taxes, which in some cases can be significant on any income or gain from investments in foreign securities. In that case, the Portfolio's total return on those securities would be decreased. Each Portfolio may generally deduct these taxes in computing its taxable income. Rather than deducting these foreign taxes, if more than 50% of the value of a Portfolio's total assets at the close of its taxable year consists of stock or securities of foreign corporations, or if at least 50% of the value of a Portfolio's total assets at the close of each quarter of its taxable year is represented by interests in other regulated investment companies, such Portfolio may make an election to treat a proportionate amount of eligible foreign taxes as constituting a taxable distribution to each shareholder, which would, subject to certain limitations, generally allow the shareholder to either (i) to credit that proportionate amount of taxes against U.S. Federal income tax liability as a foreign tax credit or (ii) to take that amount as an itemized deduction. Although in some cases the Portfolio may be able to apply for a refund of a portion of such taxes, the ability to successfully obtain such a refund may be uncertain.

Any foreign shareholders would (with certain exceptions) generally be subject to U.S. tax withholding of 30% (or lower applicable treaty rate) on distributions from a Portfolio. Additionally, effective July 1, 2014, the Portfolios will be required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends and (effective January 1, 2017) redemption proceeds and certain capital gain dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to enable the Portfolios to determine whether withholding is required.

Investment Restrictions

Fundamental Investment Restrictions

The investment restrictions set forth below are fundamental policies of the Portfolios and may not be changed with respect to a Portfolio without shareholder approval by vote of a majority of the outstanding shares of the Portfolio.

1.

A Portfolio may not concentrate its investments in a particular industry, as that term is used in the 1940 Act, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time;

2.

A Portfolio may not, with respect to 75% of its assets, purchase securities of any issuer, except securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, if, as a result, (i) more than 5% of the Portfolio's assets would be invested in securities of that issuer, or (ii) the Portfolio would hold more than 10% of the outstanding voting securities of that issuer;

3.

A Portfolio may not purchase or sell real estate, although it may purchase securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein;

4.

A Portfolio may not purchase or sell commodities or commodities contracts or oil, gas or mineral programs;

5.

A Portfolio may not borrow money or issue any senior security, except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time;

6.

A Portfolio may not make loans except as permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time; and

7.

A Portfolio may not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.

Notwithstanding the foregoing, it is a fundamental policy of each Portfolio that it may elect, in the future, to pursue its investment objective by investing in one or more underlying investment companies or vehicles that in turn invest in the securities described in the "Investment Objective and Strategies" section and whose shares may be offered to other parties as well as a Portfolio.

Each Portfolio interprets its policy with respect to concentration in a particular industry under Fundamental Investment Restriction No. 1, above, to apply to direct investments in the securities of issuers in a particular industry, as defined by the Trust. For purposes of this restriction, a foreign government is considered to be an industry. Currency positions are not considered to be an investment in a foreign government for industry concentration purposes. Mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities are not subject to a Portfolio's industry concentration restrictions, by virtue of the exclusion from that test available to all U.S. Government securities. Similarly, municipal bonds issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies and authorities are not subject to the Portfolios' industry concentration restrictions. In the case of privately issued mortgage-related securities, or any asset-backed securities, the Trust takes the position that such securities do not represent interests in any particular "industry" or group of industries.

Each Portfolio may invest in certain derivative instruments which, while representing a relatively small amount of the Portfolio's net assets, provide a greater amount of economic exposure to a particular industry. To the extent that a Portfolio obtains economic exposure to a particular industry in this manner, it may be subject to similar risks of concentration in that industry as if it had invested in the securities of issuers in that industry directly.

Non-Fundamental Investment Restrictions

Each Portfolio's investment objective as set forth in its "Investment Objective and Strategies" section, together with the investment restriction set forth below, is non-fundamental and may be changed without shareholder approval.

1.

A Portfolio may not invest more than 15% of its net assets (taken at market value at the time of the investment) in illiquid securities.

Portfolio Transactions and Brokerage

Investment Decisions and Portfolio Transactions

Investment decisions for a Portfolio and for the other investment advisory clients of PIMCO are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved (including the Portfolios). Some securities considered for investments by the Portfolios may also be appropriate for other clients served by PIMCO. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time, including accounts in which PIMCO, its officers or employees may have a financial interest. If a purchase or sale of securities consistent with the investment policies of a Portfolio and one or more of these clients served by PIMCO is considered at or about the same time, transactions in such securities will be allocated among the Portfolio and other clients pursuant to PIMCO's trade allocation policy that is designed to ensure that all accounts, including the Portfolio, are treated fairly, equitably, and in a non-preferential manner, such that allocations are not based upon fee structure or portfolio manager preference.

PIMCO may aggregate orders for a Portfolio with simultaneous transactions entered into on behalf of other clients of PIMCO when, in PIMCO's reasonable judgment, aggregation may result in an overall economic benefit to a Portfolio and other clients in terms of pricing, brokerage commissions or other expenses. When feasible, PIMCO allocates trades prior to execution. When pre-execution allocation is not feasible, PIMCO promptly allocates trades following established and objective procedures. Allocations generally are made at or about the time of execution and before the end of the trading day. As a result, one account may receive a price for a particular transaction that is different from the price received by another account for a similar transaction on the same day. In general, trades are allocated among portfolio managers on a pro rata basis (to the extent a portfolio manager decides to participate fully in the trade), for further allocation by each portfolio manager among that manager's eligible accounts. In allocating trades among accounts, portfolio managers generally consider a number of factors, including, but not limited to, each account's deviation (in terms of risk exposure and/or performance characteristics) from a relevant model portfolio, each account's investment objectives, restrictions and guidelines, its risk exposure, its available cash, and its existing holdings of similar securities. Once trades are allocated, they may be reallocated only in unusual circumstances due to recognition of specific account restrictions.

PIMCO may acquire on behalf of its clients (including the Trust) securities or other financial instruments providing exposure to different aspects of the capital and debt structure of an issuer, including without limitation those that relate to senior and junior/subordinate obligations of such issuer. In certain circumstances, the interests of those clients exposed to one portion of the issuer's capital and debt structure may diverge from those clients exposed to a different portion of the issuer's capital and debt structure. PIMCO may advise some clients or take actions for them in their best interests with respect to their exposures to an issuer's capital and debt structure that may diverge from the interests of other clients with different exposures to the same issuer's capital and debt structure.

In some cases, PIMCO may sell a security on behalf of a client, including the Portfolios, to a broker-dealer that thereafter may be purchased for the accounts of one or more of PIMCO's other clients, including the Portfolios, from that or another broker-dealer. PIMCO has adopted procedures it believes are reasonably designed to obtain the best execution for the transactions by each account.

Brokerage and Research Services

There is generally no stated commission in the case of fixed income securities, which are traded in the over-the-counter markets, but the price paid by the Portfolios usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Portfolios includes a disclosed, fixed commission or discount retained by the underwriter or dealer. Transactions on U.S. stock exchanges and other agency transactions involve the payment by a Portfolio of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

PIMCO places all orders for the purchase and sale of portfolio securities for the Portfolios and buys and sells such securities for the Trust through a substantial number of brokers and dealers. In so doing, PIMCO uses its best efforts to obtain for the Trust the best execution available. In seeking the best execution, PIMCO, having in mind the Trust's best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. Changes in the aggregate amount of brokerage commissions paid by the Portfolios from year-to-year may be attributable to changes in the asset size of the Portfolios, the volume of portfolio transactions effected by the Portfolios, the types of instruments in which the Portfolios invest or the rates negotiated by PIMCO on behalf of the Portfolios.

PIMCO places orders for the purchase and sale of portfolio investments for the Portfolios' accounts with brokers or dealers selected by it in its discretion. In effecting purchases and sales of portfolio securities for the account of the Portfolios, PIMCO will seek the best execution of the Portfolios' orders. In doing so, the Portfolios may pay higher commission rates than the lowest available when PIMCO believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction, as discussed below. Although PIMCO may use financial firms that sell shares of funds managed by PIMCO to execute transactions for the Portfolios, PIMCO will not consider the sale of fund shares as a factor when choosing financial firms to execute those transactions.

It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, PIMCO may receive research services from broker-dealers with which PIMCO places the Trust's portfolio transactions. PIMCO may also receive research or research credits from brokers which are generated from underwriting commissions when purchasing new issues of fixed income securities or other assets for a Portfolio. These services, which in some cases may be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to PIMCO in advising various of its clients (including the Trust), although not all of these services are necessarily useful and of value in managing the Trust. The advisory fee paid by the Trust would not be reduced in the event that PIMCO and its affiliates received such services.

As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust may pay a broker-dealer that provides "brokerage and research services" (as defined in the Exchange Act) to PIMCO an amount of disclosed commission or spread for effecting a securities transaction for the Trust in excess of the commission or spread that another broker-dealer would have charged for effecting the same transaction.

As noted above, PIMCO may purchase new issues of securities for the Trust in underwritten fixed price offerings. In these situations, the underwriter or selling group member may provide PIMCO with research in addition to selling the securities (at the fixed public offering price) to the Trust or other advisory clients. Because the offerings are conducted at a fixed price, the ability to obtain research from a broker-dealer in this situation provides knowledge that may benefit the Trust, other PIMCO clients, and PIMCO without incurring additional costs. These arrangements may not fall within the safe harbor of Section 28(e) because the broker-dealer is considered to be acting in a principal capacity in underwritten transactions. However, the Financial Industry Regulatory Authority, Inc. has adopted rules expressly permitting broker-dealers to provide bona fide research to advisers in connection with fixed price offerings under certain circumstances. As a general matter in these situations, the underwriter or selling group member will provide research credits at a rate that is higher than that which is available for secondary market transactions.

Portfolio Turnover

The length of time the Portfolios have held a particular security is not generally a consideration in investment decisions. A change in the securities held by the Portfolios is known as "portfolio turnover." PIMCO manages the Portfolios without regard generally to the restrictions on portfolio turnover. When the portfolio manager deems it appropriate and particularly during periods of volatile market movements, each Portfolio may engage in frequent and active trading of portfolio securities to achieve its investment objective. The use of certain derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for the Portfolios. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. The use of futures contracts may involve the payment of commissions to futures commission merchants. Higher portfolio turnover (e.g., an annual rate greater than 100% of the average value of each Portfolio's portfolio) involves correspondingly greater expenses to the Portfolios, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of the Portfolios, the higher these transaction costs borne by the Portfolios generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which are generally taxed to shareholders at ordinary income tax rates). The trading costs and tax effects associated with portfolio turnover may adversely effect the Portfolios' performance.

The portfolio turnover rate of the Portfolios is calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio securities owned by the Portfolios during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less. Proceeds from short sales and assets used to cover short positions undertaken are included in the amounts of securities sold and purchased, respectively, during the year.

Characteristics and Risks of Securities and Investment Techniques

This section provides additional information about some of the principal investments and related risks of the Portfolios described under "Portfolio Summaries" and "Description of Principal Risks" above. It also describes characteristics and risks of additional securities and investment techniques that may be used by the Portfolios from time to time. Most of these securities and investment techniques are discretionary, which means that PIMCO can decide whether to use them or not. This Offering Memorandum does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Portfolios. As with any mutual fund, investors in the Portfolios rely on the professional investment judgement and skill of PIMCO and the portfolio managers. The investments made by the Portfolios at any given time are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including mutual funds with investment objectives and strategies similar to the Portfolios. Accordingly, the performance of the Portfolios can be expected to vary from that of other funds advised by PIMCO. Please see "Investment Objectives and Policies" in the Offering Memorandum Supplement for more detailed information about the securities and investment techniques described in this section and about other strategies and techniques that may be used by the Portfolios.

Because the PIMCO Short-Term Floating NAV Portfolio III may invest a portion of its assets in each Subsidiary, which may hold some of the investments described in this Offering Memorandum, the Portfolio may be indirectly exposed to the risks associated with those investments. With respect to its investments, each Subsidiary will generally be subject to the same fundamental, non-fundamental and certain other investment restrictions as the Portfolio. The Portfolio and each Subsidiary may test for compliance with certain investment restrictions on a consolidated basis, except that with respect to its investments in certain securities that may involve leverage, the PIMCO Cayman Japan Fund I Ltd. will comply with asset segregation or "earmarking" requirements to the same extent as the Portfolio.

Investment Selection

In selecting investments for the Portfolios, PIMCO develops an outlook for interest rates, currency exchange rates and the economy; analyzes credit and call risks, and uses other investment selection techniques. The proportion of the Portfolios' assets committed to investments with particular characteristics (such as quality, sector, interest rate or maturity) varies based on PIMCO's outlook for the U.S. economy and the economies of other countries in the world, the financial markets and other factors.

With respect to fixed income investing, PIMCO attempts to identify areas of the bond market that are undervalued relative to the rest of the market. PIMCO identifies these areas by grouping Fixed Income Instruments into sectors such as money markets, governments, corporates, mortgages, asset-backed and international. In seeking to identify undervalued currencies, PIMCO may consider many factors, including but not limited to longer-term analysis of relative interest rates, inflation rates, real exchange rates, purchasing power parity, trade account balances and current account balances, as well as other factors that influence exchange rates such as flows, market technical trends and government policies. Sophisticated proprietary software then assists in evaluating sectors and pricing specific investments. Once investment opportunities are identified, PIMCO will shift assets among sectors depending upon changes in relative valuations, credit spreads and other factors. There is no guarantee that PIMCO's investment selection techniques will produce the desired results.

Investors should be aware that the investments made by a Portfolio and the results achieved by a Portfolio at any given time are not expected to be the same as those made by other funds for which PIMCO acts as investment adviser, including funds with names, investment objectives and policies similar to a Portfolio.

Fixed Income Instruments

"Fixed Income Instruments," as used generally in this Offering Memorandum, include:

■

securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises ("U.S. Government Securities");

■

corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper;

■

mortgage-backed and other asset-backed securities;

■

inflation-indexed bonds issued both by governments and corporations;

■

structured notes, including hybrid or "indexed" securities and event-linked bonds;

■

loan participations and assignments;

■

delayed funding loans and revolving credit facilities;

■

bank certificates of deposit, fixed time deposits and bankers' acceptances;

■

repurchase agreements on Fixed Income Instruments and reverse repurchase agreements on Fixed Income Instruments;

■

debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises;

■

obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; and

■

obligations of international agencies or supranational entities.

Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury.

The Portfolios may invest in derivatives based on Fixed Income Instruments.

Duration

Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates. The longer a security's duration, the more sensitive it will be to changes in interest rates. Similarly, a portfolio with a longer average portfolio duration will be more sensitive to changes in interest rates than a portfolio with a shorter average portfolio duration. By way of example, the price of a bond fund with an average duration of five years would be expected to fall approximately 5% if interest rates rose by one percentage point. Conversely, the price of a bond fund with an average duration of negative three years would be expected to rise approximately 3% if interest rates rose by one percentage point.The maturity of a security, another commonly used measure of price sensitivity, measures only the time until final payment is due, whereas duration takes into account the pattern of all payments of interest and principal on a security over time, including how these payments are affected by prepayments and by changes in interest, as well as the time until an interest rate on a security is reset (in the case of variable-rate securities). PIMCO uses an internal model for calculating duration, which may result in a different value for the duration of an index compared to the duration calculated by the index provider or another third party.

U.S. Government Securities

U.S. Government Securities are obligations of, or guaranteed by, the U.S. Government, its agencies or government-sponsored enterprises. The U.S. Government does not guarantee the NAV of the Portfolio's shares. U.S. Government Securities are subject to market and interest rate risk, as well as varying degrees of credit risk. Some U.S. Government Securities are issued or guaranteed by the U.S. Treasury and are supported by the full faith and credit of the United States. Other types of U.S. Government Securities are supported by the full faith and credit of the United States (but not issued by the U.S. Treasury). These securities may have less credit risk than U.S. Government Securities not supported by the full faith and credit of the United States. Such other types of U.S. Government Securities are: (1) supported by the ability of the issuer to borrow from the U.S. Treasury; (2) supported only by the credit of the issuing agency, instrumentality or government-sponsored corporation; or (3) supported by the United States in some other way. These securities may be subject to greater credit risk. U.S. Government Securities include zero coupon securities, which tend to be subject to greater market risk than interest-paying securities of similar maturities.

Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. Government National Mortgage Association ("GNMA"), a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government.

Municipal Bonds

Municipal bonds are generally issued by states, territories, possessions and local governments and their agencies, authorities and other instrumentalities. Municipal bonds are subject to interest rate, credit and market risk. The ability of an issuer to make payments could be affected by litigation, legislation or other political events or the bankruptcy of the issuer. Lower rated municipal bonds are subject to greater credit and market risk than higher quality municipal bonds. The types of municipal bonds in which the Portfolios may invest include municipal lease obligations, municipal general obligation bonds, municipal cash equivalents, and pre-refunded and escrowed to maturity municipal bonds. The Portfolios may also invest in industrial development bonds, which are municipal bonds issued by a government agency on behalf of a private sector company and, in most cases, are not backed by the credit of the issuing municipality and may therefore involve more risk. The Portfolios may also invest in securities issued by entities whose underlying assets are municipal bonds.

Pre-refunded municipal bonds are tax-exempt bonds that have been refunded to a call date on or before the final maturity of principal and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded municipal bonds held by the Portfolios is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities ("Agency Securities")). As the payment of principal and interest is generated from securities held in a designated escrow account, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded municipal bond do not guarantee the price movement of the bond before maturity. Investment in pre-refunded municipal bonds held by the Portfolios may subject the Portfolios to interest rate risk and market risk. In addition, while a secondary market exists for pre-refunded municipal bonds, if a Portfolio sells pre-refunded municipal bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale.

The Portfolios may invest, without limitation, in residual interest bonds ("RIBs"), which brokers create by depositing a municipal bond in a trust. The trust in turn issues a variable rate security and RIBs. The interest rate for the variable rate security is determined by the remarketing broker-dealer, while the RIB holder receives the balance of the income from the underlying municipal bond. The market prices of RIBs may be highly sensitive to changes in market rates and may decrease significantly when market rates increase.

In a transaction in which the Portfolios purchase a RIB from a trust, and the underlying municipal bond was held by the Portfolios prior to being deposited into the trust, the Portfolios treat the transaction as a secured borrowing for financial reporting purposes. As a result, the Portfolios will incur a non-cash interest expense with respect to interest paid by the trust on the variable rate securities, and will recognize additional interest income in an amount directly corresponding to the non-cash interest expense. Therefore, each Portfolio's NAV per share and performance are not affected by the non-cash interest expense. This accounting treatment does not apply to RIBs acquired by a Portfolio where the Portfolio did not previously own the underlying municipal bond.

Mortgage-Related and Other Asset-Backed Securities

Mortgage-related securities include mortgage pass-through securities, collateralized mortgage obligations ("CMOs"), commercial mortgage-backed securities, mortgage dollar rolls, CMO residuals, stripped mortgage-backed securities ("SMBSs") and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property.

The value of some mortgage- or asset-backed securities may be particularly sensitive to changes in prevailing interest rates. Early repayment of principal on some mortgage-related securities may expose the Portfolios to a lower rate of return upon reinvestment of principal. When interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may shorten or extend the effective maturity of the security beyond what was anticipated at the time of purchase. If unanticipated rates of prepayment on underlying mortgages increase the effective maturity of a mortgage-related security, the volatility of the security can be expected to increase. The value of these securities may fluctuate in response to the market's perception of the creditworthiness of the issuers. See "Extension Risk" and "Prepayment Risk" below. The value of these securities may also fluctuate in response to the market's perception of the creditworthiness of the issuers. Additionally, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantee and/or insurance, there is no assurance that guarantors or insurers will meet their obligations.

■

Extension Risk. Mortgage-related and other asset-backed securities are subject to Extension Risk, which is the risk that the issuer of such a security pays back the principal of such an obligation later than expected. This may occur when interest rates rise. This may negatively affect Portfolio returns, as the value of the security decreases when principal payments are made later than expected. In addition, because principal payments are made later than expected, the Portfolio may be prevented from investing proceeds it would otherwise have received at a given time at the higher prevailing interest rates.

■

Prepayment Risk. Mortgage-related and other asset-backed securities are subject to Prepayment Risk, which is the risk that the issuer of such a security pays back the principal of such an obligation earlier than expected (due to the sale of the underlying property, refinancing, or foreclosure). This may occur when interest rates decline. Prepayment may expose the Portfolio to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, the value of the premium would be lost in the event of prepayment.

One type of SMBS has one class receiving all of the interest from the mortgage assets (the interest-only, or "IO" class), while the other class will receive all of the principal (the principal-only, or "PO" class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Portfolios' yield to maturity from these securities. Each Portfolio may invest up to 5% of its total assets in any combination of mortgage-related or other asset-backed IO, PO or inverse floater securities.

Certain Portfolios may invest in mortgage-related securities that reflect an interest in reverse mortgages. Due to the unique nature of the underlying loans, reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain.

Each Portfolio may invest in each of collateralized bond obligations ("CBOs"), collateralized loan obligations ("CLOs"), other collateralized debt obligations ("CDOs") and other similarly structured securities. CBOs, CLOs and other CDOs are types of asset-backed securities. A CBO is a trust which is backed by a diversified pool of high-risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. Each Portfolio may invest in other asset-backed securities that have been offered to investors.

■

Privately Issued Mortgage-Related Securities. Pools created by non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in such pools. Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. The risk of nonpayment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in a Portfolio's portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

Privately Issued Mortgage-Related Securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants.

Loan Participations and Assignments

The Portfolios may invest in fixed- and floating-rate loans, which investments generally will be in the form of loan participations and assignments of portions of such loans. Participations and assignments involve special types of risk, including credit risk, interest rate risk, liquidity risk, and the risks of being a lender. If a Portfolio purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to the borrower.

Reinvestment

Reinvestment risk is the risk that the returns of a Portfolio will decline during periods of falling interest rates because the Portfolio may have to reinvest the proceeds from matured, traded or called debt obligations at interest rates below the Portfolio's current earnings rate. For instance, when interest rates decline, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, thereby forcing the Portfolio to invest in lower-yielding securities. A Portfolio also may choose to sell higher-yielding portfolio securities and to purchase lower-yielding securities to achieve greater portfolio diversification, because the Portfolio's portfolio manager believes the current holdings are overvalued or for other investment-related reasons. A decline in the returns received by a Portfolio from its investments is likely to have an adverse effect on the Portfolio's net asset value, yield and total return.

Focused Investment

To the extent that a Portfolio focuses its investments in a particular sector, the Portfolio may be susceptible to loss due to adverse developments affecting that sector. These developments include, but are not limited to, governmental regulation; inflation; rising interest rates; cost increases in raw materials, fuel and other operating expenses; technological innovations that may render existing products and equipment obsolete; competition from new entrants; high research and development costs; increased costs associated with compliance with environmental or other governmental regulations; and other economic, business or political developments specific to that sector. Furthermore, a Portfolio may invest a substantial portion of its assets in companies in related sectors that may share common characteristics, are often subject to similar business risks and regulatory burdens, and whose securities may react similarly to the types of developments described above, which will subject the Portfolio to greater risk. A Portfolio also will be subject to focused investment risk to the extent that it invests a substantial portion of its assets in a particular issuer, market, asset class, country or geographic region.

Corporate Debt Securities

Corporate debt securities are subject to the risk of the issuer's inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities. Corporate debt securities may include forms of preferred stock, including dividend received deduction preferred stocks or other tax-advantaged securities.

Variable and Floating Rate Securities

Variable and floating rate securities are securities that pay interest at rates that adjust whenever a specified interest rate changes and/or that reset on predetermined dates (such as the last day of a month or calendar quarter). The Portfolios may invest in floating rate debt instruments ("floaters") and engage in credit spread trades. Variable and floating rate securities generally are less sensitive to interest rate changes but may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. While floaters provide a certain degree of protection against rises in interest rates, the Portfolios will participate in any declines in interest rates as well. The Portfolios may also invest in inverse floating rate debt instruments ("inverse floaters"). An inverse floater may exhibit greater price volatility than a fixed rate obligation of similar credit quality. Each Portfolio may invest no more than 5% of its total assets in any combination of mortgage-related or other asset-backed IO, PO, or inverse floater securities. Additionally, each Portfolio may also invest, without limitation, in RIBs.

Inflation-Indexed Bonds

Inflation-indexed bonds (other than municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, which are more fully described below) are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of inflation-indexed bonds (other than municipal inflation indexed bonds and certain corporate inflation-indexed bonds) will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

With regard to municipal inflation-indexed bonds and certain corporate inflation-indexed bonds, the inflation adjustment is reflected in the semi-annual coupon payment. As a result, the principal value of municipal inflation-indexed bonds and such corporate inflation-indexed bonds does not adjust according to the rate of inflation.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Short-term increases in inflation may lead to a decline in value. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Event-Linked Exposure

The Portfolios may obtain event-linked exposure by investing in "event-linked bonds" or "event-linked swaps" or by implementing "event-linked strategies."  Event-linked exposure results in gains or losses that typically are contingent, or formulaically related to defined trigger events. Examples of trigger events include hurricanes, earthquakes, weather-related phenomena, or statistics relating to such events. Some event-linked bonds are commonly referred to as "catastrophe bonds." If a trigger event occurs, the Portfolios may lose a portion or their entire principal invested in the bond or notional amount on a swap. Event-linked exposure often provides for an extension of maturity to process and audit loss claims where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. Event-linked exposure may also expose the Portfolios to certain unanticipated risks including credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences. Event-linked exposures may also be subject to liquidity risk.

Foreign (Non-U.S.) Securities

The Portfolios may invest in certain securities and instruments that are economically tied to foreign (non-U.S.) countries. PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. A Portfolio's investments in foreign securities may include American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and similar securities that represent interests in non-U.S. companies securities that have been deposited with a bank or trust and that trade on a U.S. exchange or over-the-counter. ADRs, EDRs and GDRs may be less liquid or may trade at a different price than the underlying securities of the issuer. In the case of certain money market instruments, such instruments will be considered economically tied to a non-U.S. country if either the issuer or the guarantor of such money market instrument is organized under the laws of a non-U.S. country.

Investing in foreign (non-U.S.) securities involves special risks and considerations not typically associated with investing in U.S. securities. Investors should consider carefully the substantial risks involved for a Portfolio that invests in securities issued by foreign companies and governments of foreign countries. These risks include: differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations; and political instability. Individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rates of inflation, capital reinvestment, resources, self-sufficiency and balance of payments position. The securities markets, values of securities, yields and risks associated with foreign (non-U.S.) securities markets may change independently of each other. Also, foreign (non-U.S.) securities and dividends and interest payable on those securities may be subject to foreign taxes, including taxes withheld from payments on those securities. Foreign (non-U.S.) securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Investments in foreign (non-U.S.) securities may also involve higher custodial costs than domestic investments and additional transaction costs with respect to foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in foreign currencies.

The Portfolios also may invest in sovereign debt issued by governments, their agencies or instrumentalities, or other government-related entities. Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In addition, there is no bankruptcy proceeding by which defaulted sovereign debt may be collected.

■

Emerging Market Securities. The PIMCO Short-Term Floating NAV Portfolio may invest up to 5% of its total assets in securities and instruments that are economically tied to developing (or "emerging market") countries; the PIMCO Short-Term Floating NAV Portfolio III may invest up to 10% of its total assets in securities and instruments that are economically tied to developing (or "emerging market") countries. PIMCO generally considers an instrument to be economically tied to an emerging market country if the security's "country of exposure" is an emerging market country, as determined by the criteria set forth below. Alternatively, such as when a "country of exposure" is not available or when PIMCO believes the following tests more accurately reflect which country the security is economically tied to, PIMCO may consider an instrument to be economically tied to an emerging market country if the issuer or guarantor is a government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government), if the issuer or guarantor is organized under the laws of an emerging market country, or if the currency of settlement of the security is a currency of an emerging market country. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries. A security's "country of exposure" is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the "country of exposure." The factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in which the collateral backing the security is located, (ii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee, (iii) the "country of risk" of the issuer, (iv) the "country of risk" of the issuer's ultimate parent, or (v) the country where the issuer is organized or incorporated under the laws thereof. "Country of risk" is a separate four-part test determined by the following factors, listed in order of importance: (i) management location, (ii) country of primary listing, (iii) sales or revenue attributable to the country, and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In making investments in emerging market securities, the Portfolio emphasizes those countries with relatively low gross national product per capita and with the potential for rapid economic growth. Emerging market countries are generally located in Asia, Africa, the Middle East, Latin America and Eastern Europe. PIMCO will select the country and currency composition based on its evaluation of relative interest rates, inflation rates, exchange rates, monetary and fiscal policies, trade and current account balances, legal and political developments and any other specific factors it believes to be relevant.

Investing in emerging market securities imposes risks different from, or greater than, risks of investing in domestic securities or in foreign, developed countries. These risks include: smaller market capitalization of securities markets, which may suffer periods of relative illiquidity; significant price volatility; restrictions on foreign investment; possible repatriation of investment income and capital. In addition, foreign investors may be required to register the proceeds of sales; future economic or political crises could lead to price controls, forced mergers, expropriation or confiscatory taxation, seizure, nationalization, or creation of government monopolies. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries.

Additional risks of emerging market securities may include: greater social, economic and political uncertainty and instability; more substantial governmental involvement in the economy; less governmental supervision and regulation; unavailability of currency hedging techniques; companies that are newly organized and small; differences in auditing and financial reporting standards, which may result in unavailability of material information about issuers; and less developed legal systems. In addition, emerging securities markets may have different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions. Settlement problems may cause a Portfolio to miss attractive investment opportunities, hold a portion of its assets in cash pending investment, or be delayed in disposing of a portfolio security. Such a delay could result in possible liability to a purchaser of the security.

Foreign (Non-U.S.) Currencies

To the extent that the PIMCO Short-Term Floating NAV Portfolio III invests directly in foreign (non-U.S.) currencies or in securities that trade in, or receive revenues in, foreign currencies will be subject to currency risk. Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by supply and demand in the foreign exchange markets and the relative merits of investments in different countries, actual or perceived changes in interest rates and other complex factors. Currency exchange rates also can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Currencies in which the Portfolio's assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio.

■

Foreign Currency Transactions. To the extent that the PIMCO Short-Term Floating NAV Portfolio III invests in securities denominated in foreign (non-U.S.) currencies may engage in foreign currency transactions on a spot (cash) basis, enter into forward foreign currency exchange contracts and invest in foreign currency futures contracts and options on foreign currencies and futures. A forward foreign currency exchange contract, which involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract, reduces the Portfolio's exposure to changes in the value of the currency it will deliver and increases its exposure to changes in the value of the currency it will receive for the duration of the contract. Certain foreign currency transactions may also be settled in cash rather than the actual delivery of the relevant currency. The effect on the value of the PIMCO Short-Term Floating NAV Portfolio III is similar to selling securities denominated in one currency and purchasing securities denominated in another currency. A contract to sell a foreign currency would limit any potential gain which might be realized if the value of the hedged currency increases. The PIMCO Short-Term Floating NAV Portfolio III may enter into these contracts to hedge against foreign exchange risk, to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that the Portfolio will engage in such transactions at any given time or from time to time. Also, such transactions may not be successful and may eliminate any chance for the Portfolio to benefit from favorable fluctuations in relevant foreign currencies. The PIMCO Short-Term Floating NAV Portfolio III may use one currency (or a basket of currencies) to hedge against adverse changes in the value of another currency (or a basket of currencies) when exchange rates between the two currencies are positively correlated. The PIMCO Short-Term Floating NAV Portfolio III will segregate or "earmark" assets determined to be liquid by PIMCO in accordance with the procedures established by the Board of Trustees (or, as permitted by applicable law, enter into certain offsetting positions) to cover its obligations under forward foreign currency exchange contracts entered into for non-hedging purposes.

■

Redenomination. Continuing uncertainty as to the status of the euro and the European Monetary Union (the "EMU") has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU could have significant adverse effects on currency and financial markets and on the values of the PIMCO Short-Term Floating NAV Portfolio III's portfolio investments. If one or more EMU countries were to stop using the euro as its primary currency, the PIMCO Short-Term Floating NAV Portfolio III's investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to currency risk, liquidity risk and risk of improper valuation to a greater extent than similar investments currently denominated in euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The PIMCO Short-Term Floating NAV Portfolio III may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.

There can be no assurance that if the PIMCO Short-Term Floating NAV Portfolio III earns income or capital gains in a non-U.S. country or PIMCO otherwise seeks to withdraw the PIMCO Short-Term Floating NAV Portfolio III's investments from a given country, capital controls imposed by such country will not prevent, or cause significant expense in, doing so.

Repurchase Agreements

The Portfolios may enter into repurchase agreements, in which the Portfolios purchase a security from a bank or broker-dealer, which agrees to repurchase the security at the Portfolios' cost plus interest within a specified time. If the party agreeing to repurchase should default, the Portfolios will seek to sell the securities which they hold. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements maturing in more than seven days and which may not be terminated within seven days at approximately the amount at which the Portfolios have valued the agreements are considered illiquid securities.

Reverse Repurchase Agreements, Dollar Rolls and Other Borrowings

The Portfolios may enter into reverse repurchase agreements and dollar rolls, subject to the Portfolios' limitations on borrowings. A reverse repurchase agreement involves the sale of a security by a Portfolio and its agreement to repurchase the instrument at a specified time and price. A dollar roll is similar except that the counterparty is not obligated to return the same securities as those originally sold by a Portfolio but only securities that are "substantially identical." Reverse repurchase agreements and dollar rolls may be considered borrowing for some purposes. The Portfolios will segregate or "earmark" assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees to cover their obligations under reverse repurchase agreements and dollar rolls. Reverse repurchase agreements, dollar rolls and other forms of borrowings may create leveraging risk for the Portfolios.

The Portfolios may borrow money to the extent permitted under the 1940 Act. This means that, in general, the Portfolios may borrow money from banks for any purpose in an amount up to 1/3 of a Portfolio's total assets, less all liabilities and indebtedness not represented by senior securities. The Portfolios may also borrow money for temporary administrative purposes in an amount not to exceed 5% of a Portfolio's total assets.

Derivatives

The Portfolios may, but is not required to, use derivative instruments for risk management purposes or as part of its investment strategies. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to stocks, bonds, interest rates, spreads between different interest rates, currencies or currency exchange rates, commodities, and related indexes. Examples of derivative instruments include options contracts, futures contracts, options on futures contracts and swap agreements (including, but not limited to, credit default swaps and swaps on exchange-traded funds). A Portfolio may invest all of its assets in derivative instruments, subject to the Portfolio's objective and policies. The portfolio manager may decide not to employ any of these strategies and there is no assurance that any derivatives strategy used by the Portfolios will succeed. A description of these and other derivative instruments that the Portfolios may use are described under "Investment Objective and Policies" in the Offering Memorandum Supplement.

The Portfolios' use of derivative instruments involves risks different from, or greater than, the risks associated with investing directly in securities and other more traditional investments. Certain derivative transactions may have a leveraging effect on a Portfolio. For example, a small investment in a derivative instrument may have a significant impact on a Portfolio's exposure to interest rates, currency exchange rates or other investments. As a result, a relatively small price movement in a derivative instrument may cause an immediate and substantial loss or gain. A Portfolio may engage in such transactions regardless of whether the Portfolio owns the asset, instrument or components of the index underlying the derivative instrument. A Portfolio may invest a significant portion of its assets in these types of instruments. If it does, the Portfolio's investment exposure could far exceed the value of its portfolio securities and its investment performance could be primarily dependent upon securities it does not own. Some of the important risk factors relating to derivative instruments that may be used by a Portfolio include liquidity risk, interest rate risk, market risk, credit risk, management risk and leverage risk, each of which is discussed in "Description of Principal Risks." A further description of various risks associated with particular derivative instruments is included in "Investment Objectives and Policies" in the Offering Memorandum Supplement. The following provides a more general discussion of important risk factors relating to all derivative instruments that may be used by a Portfolio.

Management Risk. Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.

Credit Risk. The use of certain derivative instruments involves the risk that a loss may be sustained as a result of the failure of another party to the contract (usually referred to as a "counterparty") to make required payments or otherwise comply with the contract's terms. Additionally, a short position in a credit default swap could result in losses if a Portfolio does not correctly evaluate the creditworthiness of the company on which the credit default swap is based.

Liquidity Risk. Liquidity risk exists when a particular derivative instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price.

Leverage Risk. Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index could result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When a Portfolio uses derivatives for leverage, investments in the Portfolio will tend to be more volatile, resulting in larger gains or losses in response to market changes. To limit leverage risk, a Portfolio will segregate or "earmark" assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees (or, as permitted by applicable regulation, enter into certain offsetting positions) to cover its obligations under derivative instruments.

Lack of Availability. Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, the portfolio manager may wish to retain a Portfolio's position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other suitable counterparty can be found. There is no assurance that a Portfolio will engage in derivatives transactions at any time or from time to time. A Portfolio's ability to use derivatives may also be limited by certain regulatory and tax considerations.

Market and Other Risks. Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to a Portfolio's interest. If the portfolio manager incorrectly forecasts the values of securities, currencies or interest rates or other economic factors in using derivatives for a Portfolio, the Portfolio might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. A Portfolio may also have to buy or sell a security at a disadvantageous time or price because the Portfolio is legally required to maintain offsetting positions or asset coverage in connection with certain derivatives transactions.

Other risks in using derivatives include the risk of mispricing or improper valuation of derivatives and the inability of derivatives to correlate perfectly with underlying assets, rates and indexes. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to a Portfolio. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. For example, a swap agreement on an exchange traded fund would not correlate perfectly with the index upon which the exchange traded fund is based because the fund's return is net of fees and expenses. In addition, the Portfolios' use of derivatives may cause the Portfolios to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Portfolios had not used such instruments.

Investments in a Wholly Owned Subsidiary

It is expected that the Subsidiary will invest primarily in Japanese government bonds, finance bills and treasury bills. Although the PIMCO Short-Term Floating NAV Portfolio III may enter into these debt instruments directly, the Portfolio will likely gain exposure to these instruments indirectly by investing in the Subsidiary. The Subsidiary may also invest in derivatives, forward contracts and other Fixed Income Instruments. To the extent that the Portfolio invests in the Subsidiary, it may be subject to the risks associated with those securities and instruments, which are discussed elsewhere in this prospectus.

While each Subsidiary may be considered similar to an investment company, it is not registered under the 1940 Act and, unless otherwise noted in this Offering Memorandum, is not subject to all of the investor protections of the 1940 Act. In addition, changes in the laws of the United States, the Cayman Islands and/or Japan could result in the inability of the Portfolio and/or a Subsidiary to operate as described in this Offering Memorandum and the Offering Memorandum Supplement and could adversely affect the Portfolio. Changes in the laws of the United States, the Cayman Islands and/or Japan could adversely affect the performance of a Portfolio and/or a Subsidiary and result in the Portfolio underperforming its benchmark index(es).

Exchange-Traded Notes (ETNs)

ETNs are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the NYSE) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day's market benchmark or strategy factor.

ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer's credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer's credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When a Portfolio invests in ETNs, it will bear its proportionate share of any fees and expenses borne by the ETN. A Portfolio's decision to sell its ETN holdings may be limited by the availability of a secondary market. ETNs are also subject to tax risk. The IRS and Congress are considering proposals that would change the timing and character of income and gains from ETNs. There may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

Delayed Funding Loans and Revolving Credit Facilities

A Portfolio may also enter into, or acquire participations in, delayed funding loans and revolving credit facilities, in which a lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. These commitments may have the effect of requiring a Portfolio to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company's financial condition makes it unlikely that such amounts will be repaid). To the extent that a Portfolio is committed to advance additional funds, it will segregate or "earmark" assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees in an amount sufficient to meet such commitments. Delayed funding loans and revolving credit facilities are subject to credit, interest rate and liquidity risk and the risks of being a lender.

When-Issued, Delayed Delivery and Forward Commitment Transactions

A Portfolio may purchase or sell securities which it is eligible to purchase or sell on a when-issued basis, may purchase and sell such securities for delayed delivery and may make contracts to purchase such securities for a fixed price at a future date beyond normal settlement time (forward commitments). When-issued transactions, delayed delivery purchases and forward commitments involve a risk of loss if the value of the securities declines prior to the settlement date. This risk is in addition to the risk that a Portfolio's other assets will decline in value. Therefore, these transactions may result in a form of leverage and increase a Portfolio's overall investment exposure. Typically, no income accrues on securities a Portfolio has committed to purchase prior to the time delivery of the securities is made, although a Portfolio may earn income on securities it has segregated or "earmarked" to cover these positions. When a Portfolio has sold a security on a when-issued, delayed delivery or forward commitment basis, the Portfolio does not participate in future gains or losses with respect to a security. If the other party to a transaction fails to pay for the securities, a Portfolio could realize a loss. Additionally, when selling a security on a when-issued, delayed delivery or forward commitment basis without owning the security, a Portfolio will incur a loss if the security's price appreciates in value such that the security's price is above the agreed-upon price on the settlement date.

Investment in Other Investment Companies

A Portfolio may invest in securities of other investment companies, such as open-end or closed-end management investment companies, including exchange traded funds, or in pooled accounts, or other unregistered accounts or investment vehicles to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief therefrom. The limitation in the foregoing sentence shall not apply to the PIMCO Short-Term Floating NAV Portfolio III's investment in each Subsidiary. A Portfolio may invest in other investment companies to gain broad market or sector exposure, including during periods when it has large amounts of uninvested cash or when PIMCO believes share prices of other investment companies offer attractive values. As a shareholder of an investment company or other pooled vehicle, a Portfolio may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees a Portfolio pays its service providers.

Subject to the restrictions and limitations of the 1940 Act, a Portfolio may, in the future, elect to pursue its investment objective by investing in one or more underlying investment vehicles or companies that have substantially similar investment objectives and policies as a Portfolio.

Short Sales

A Portfolio may make short sales as part of its overall portfolio management strategies or to offset a potential decline in value of a security. A short sale involves the sale of a security that is borrowed from a broker or other institution to complete the sale. Short sales expose a Portfolio to the risk that it will be required to acquire, convert or exchange securities to replace the borrowed securities (also known as "covering" the short position) at a time when the securities sold short have appreciated in value, thus resulting in a loss to a Portfolio. A Portfolio making a short sale (other than a "short sale against the box") must segregate or "earmark" assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees or otherwise cover its position in a permissible manner. A Portfolio may engage in short selling to the extent permitted by the 1940 Act and rules and interpretations thereunder and other federal securities laws. To the extent a Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, a Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction.

Illiquid Securities

A Portfolio may invest up to 15% of its net assets (taken at the time of investment) in illiquid securities. Certain illiquid securities may require pricing at fair value as determined in good faith under the supervision of the Board of Trustees. A portfolio manager may be subject to significant delays in disposing of illiquid securities, and transactions in illiquid securities may entail registration expenses and other transaction costs that are higher than those for transactions in liquid securities. The term "illiquid securities" for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which a Portfolio has valued the securities. Restricted securities, i.e., securities subject to legal or contractual restrictions on resale, may be illiquid. However, some restricted securities (such as securities issued pursuant to Rule 144A under the Securities Act and certain commercial paper) may be treated as liquid, although they may be less liquid than registered securities traded on established secondary markets.

Loans of Portfolio Securities

For the purpose of achieving income, a Portfolio may lend its portfolio securities to brokers, dealers, and other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. Please see "Investment Objective and Policies" in the Offering Memorandum Supplement for details. When a Portfolio lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and a Portfolio will also receive a fee or interest on the collateral. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. A Portfolio may pay lending fees to a party arranging the loan. Cash collateral received by a Portfolio in securities lending transactions may be invested in short-term liquid fixed income instruments or in money market or short-term mutual funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. A Portfolio bears the risk of such instruments.

Temporary Defensive Positions

For temporary or defensive purposes, a Portfolio may invest without limit in U.S. debt securities, including taxable securities and short-term money market securities, when PIMCO deems it appropriate to do so. When a Portfolio engages in such strategies, it may not achieve its investment objective.

Changes in Investment Objectives and Policies

The investment objective of each Portfolio is non-fundamental and may be changed by the Board of Trustees without shareholder approval. Unless otherwise stated, all investment policies of a Portfolio may be changed by the Board of Trustees without shareholder approval.

Percentage Investment Limitations

Unless otherwise stated, all percentage limitations on Portfolio investments listed in this Offering Memorandum will apply at the time of investment. A Portfolio would not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment.

Credit Ratings and Unrated Securities

Rating agencies are private services that provide ratings of the credit quality of fixed income securities, including convertible securities. Appendix A to this Offering Memorandum describes the various ratings assigned to fixed income securities by Moody's, S&P and Fitch. Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risks. Rating agencies may fail to make timely changes in credit ratings and an issuer's current financial condition may be better or worse than a rating indicates. PIMCO does not rely solely on credit ratings, and develops its own analysis of issuer credit quality.

A Portfolio may purchase unrated securities (which are not rated by a rating agency) if PIMCO determines that the security is of comparable quality to a rated security that the Portfoilo may purchase. Unrated securities may be less liquid than comparable rated securities and involve the risk that the portfolio manager may not accurately evaluate the security's comparative credit rating. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher-quality fixed income securities. To the extent that a Portfolio invests in high yield and/or unrated securities, the Portfolio's success in achieving its investment objective may depend more heavily on the portfolio manager's creditworthiness analysis than if the Portfolio invested exclusively in higher-quality rated securities.

Other Investments and Techniques

A Portfolio may invest in other types of securities and use a variety of investment techniques and strategies which are not described in this Offering Memorandum. These securities and techniques may subject a Portfolio to additional risks. Please see the Offering Memorandum Supplement for additional information about the securities and investment techniques described in this Offering Memorandum and about additional securities and techniques that may be used by  a Portfolio.

Financial Highlights

The financial highlights table is intended to help a shareholder understand each Portfolio's financial performance for the last five fiscal years or, if shorter, the period since the Portfolio commenced operations. Certain information reflects financial results for a single Portfolio share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in shares of the Portfolio (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, the Portfolios' independent registered public accounting firm. Their report, along with full financial statements, appears in the Trust's Annual Report, which is available upon request.

Selected Per Share Data for the Year or Period Ended:	Net Asset Value Beginning of Year or Period	Net Investment Income (Loss)(a)		Net Realized/ Unrealized Gain (Loss)	Total Income (Loss) from Investment Operations	Dividends from Net Investment Income	Distributions from Net Realized Capital Gains	Tax Basis Return of Capital	Total Distributions	Net Asset Value End of Year or Period	Total Return	Net Assets End of Year or Period (000s)	Ratio of Expenses to Average Net Assets	Ratio of Expenses to Average Net Assets Excluding Waivers	Ratio of Expenses to Average Net Assets Excluding Interest Expense	Ratio of Expenses to Average Net Assets Excluding Interest Expense and Waivers	Ratio of Net Investment Income(Loss) to Average Net Assets	Portfolio Turnover Rate**
PIMCO Short-Term Floating NAV Portfolio
03/31/2014	$10.01	$0.03		$0.00	$0.03	$(0.03)	$0.00	$0.00	$(0.03)	$10.01	0.23%	$7,962,630	0.00%	0.00%	0.00%	0.00%	0.26%	87%
03/31/2013	10.02	0.03		0.00	0.03	(0.03)	(0.01)	0.00	(0.04)	10.01	0.34	21,169,065	0.00	0.00	0.00	0.00	0.32	184
03/31/2012	10.02	0.03		0.00	0.03	(0.03)	0.00	0.00	(0.03)	10.02	0.34	30,750,639	0.00	0.00	0.00	0.00	0.27	84
03/31/2011	10.01	0.03		0.01	0.04	(0.03)	0.00	0.00	(0.03)	10.02	0.41	59,498,485	0.00	0.00	0.00	0.00	0.34	40
03/31/2010	10.01	0.03		0.01	0.04	(0.04)	0.00	0.00	(0.04)	10.01	0.46	35,523,113	0.00	0.00	0.00	0.00	0.31	125
PIMCO Short-Term Floating NAV Portfolio III
03/31/2014	$9.99	$0.05		$(0.01)	$0.04	$(0.04)	$0.00	$0.00	$(0.04)	$9.99	0.34%	$49,219,987	0.00%	0.00%	0.00%	0.00%	0.49%	267%
03/31/2013	10.01	0.06		(0.02)	0.04	(0.06)	0.00	0.00	(0.06)	9.99	0.44	19,768,175	0.00	0.00	0.00	0.00	0.61	319
03/12/2012 - 03/31/2012	10.00	0.00	^	0.01	0.01	0.00	0.00	0.00	0.00	10.01	0.06	856,978	0.00 *	0.00 *	0.00 *	0.00 *	0.25 *	0

*	Annualized
**	Effective April 1, 2010, the calculation methodology of the portfolio turnover rate has been updated to exclude investments in the PIMCO Short-Term Floating NAV Portfolio.
^	Reflects an amount rounding to less than one cent.
(a)	Per share amounts based on average number of shares outstanding during the year or period.

Appendix A
Description of Securities Ratings

The Portfolio's investments may range in quality from securities rated in the lowest category in which the Portfolio is permitted to invest to securities rated in the highest category (as rated by Moody's, S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality). The percentage of the Portfolio's assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:

High Quality Debt Securities are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by PIMCO.

Investment Grade Debt Securities are those rated in one of the four highest rating categories or, if unrated, deemed comparable by PIMCO.

Below Investment Grade High Yield Securities ("Junk Bonds"), are those rated lower than Baa by Moody's, BBB by S&P or Fitch, and comparable securities. They are deemed predominantly speculative with respect to the issuer's ability to repay principal and interest.

The following is a description of Moody's, S&P's and Fitch's rating categories applicable to fixed income securities.

Moody's Investors Service, Inc.

Long-Term Corporate Obligation Ratings
Moody's long-term obligation ratings are opinions of the relative credit risk of fixed-income obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings use Moody's global scale and reflect both the likelihood of default and any financial loss suffered in the event of default.

Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are judged to be medium grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Medium-Term Note Program Ratings

Moody's assigns provisional ratings to medium-term note (MTN) programs and definitive ratings to the individual debt securities issued from them (referred to as drawdowns or notes).

MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (e.g. senior or subordinated). To capture the contingent nature of a program rating, Moody's assigns provisional ratings to MTN programs. A provisional rating is denoted by a (P) in front of the rating.

The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer's default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating. In some circumstances, no rating may be assigned to a drawdown.

Moody's encourages market participants to contact Moody's Ratings Desks or visit www.moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program. Unrated notes issued under an MTN program may be assigned an NR (not rated) symbol.

Short-Term Ratings
Moody's short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

Moody's employs the following designations to indicate the relative repayment ability of rated issuers:

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Canadian issuers rated P-1 or P-2 have their short-term ratings enhanced by the senior-most long-term rating of the issuer, its guarantor or support-provider.

National Scale Long-Term Ratings
Moody's long-term National Scale Ratings (NSRs) are opinions of the relative creditworthiness of issuers and financial obligations within a particular country. NSRs are not designed to be compared among countries; rather, they address relative credit risk within a given country. Moody's assigns national scale ratings in certain local capital markets in which investors have found the global rating scale provides inadequate differentiation among credits or is inconsistent with a rating scale already in common use in the country.

In each specific country, the last two characters of the rating indicate the country in which the issuer is located (e.g., Aaa.br for Brazil).

Aaa.n: Issuers or issues rated Aaa.n demonstrate the strongest creditworthiness relative to other domestic issuers.

Aa.n: Issuers or issues rated Aa.n demonstrate very strong creditworthiness relative to other domestic issuers.

A.n: Issuers or issues rated A.n present above-average creditworthiness relative to other domestic issuers.

Baa.n: Issuers or issues rated Baa.n represent average creditworthiness relative to other domestic issuers.

Ba.n: Issuers or issues rated Ba.n demonstrate below-average creditworthiness relative to other domestic issuers.

B.n: Issuers or issues rated B.n demonstrate weak creditworthiness relative to other domestic issuers.

Caa.n: Issuers or issues rated Caa.n demonstrate very weak creditworthiness relative to other domestic issuers.

Ca.n: Issuers or issues rated Ca.n demonstrate extremely weak creditworthiness relative to other domestic issuers.

C.n: Issuers or issues rated C.n demonstrate the weakest creditworthiness relative to other domestic issuers.

Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. National scale long-term ratings of D.ar and E.ar may also be applied to Argentine obligations.

US Municipal Short-Term Debt and Demand Obligation Ratings
Short-Term Obligation Ratings
There are three rating categories for short-term municipal obligations that are considered investment grade. These ratings are designated as Municipal Investment Grade (MIG) and are divided into three levels—MIG 1 through MIG 3. In addition, those short-term obligations that are of speculative quality are designated SG, or speculative grade. MIG ratings expire at the maturity of the obligation.

MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Demand Obligation Ratings
In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long- or short-term debt rating and a demand obligation rating. The first element represents Moody's evaluation of risk associated with scheduled principal and interest payments. The second element represents Moody's evaluation of risk associated with the ability to receive purchase price upon demand ("demand feature"). The second element uses a rating from a variation of the MIG scale called the Variable Municipal Investment Grade (VMIG) scale.

VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

Standard & Poor's Ratings Services

Long-Term Issue Credit Ratings
Issue credit ratings are based, in varying degrees, on Standard & Poor's analysis of the following considerations:

■

Likelihood of payment—capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

■

Nature of and provisions of the obligation;

■

Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

Investment Grade
AAA: An obligation rated 'AAA' has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated 'AA' differs from the highest-rated obligations only to a small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A: An obligation rated 'A' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated 'BBB' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Speculative Grade
Obligations rated 'BB', 'B', 'CCC', 'CC', and 'C' are regarded as having significant speculative characteristics. 'BB' indicates the least degree of speculation and 'C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated 'BB' is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated 'B' is more vulnerable to nonpayment than obligations rated 'BB', but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated 'CCC' is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated 'CC' is currently highly vulnerable to nonpayment. The 'CC' rating is used when a default has not yet occurred, but Standard & Poor's expects default to be a virtual certainty, regardless of the anticipated time to default.

C: An obligation rated 'C' is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D: An obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor's believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation's rating is lowered to 'D' if it is subject to a distressed exchange offer.

Plus (+) or minus (-): The ratings from 'AA' to 'CCC' may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

NR: This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular obligation as a matter of policy.

Short-Term Issue Credit Ratings
A-1: A short-term obligation rated 'A-1' is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: A short-term obligation rated 'B' is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitments.

C: A short-term obligation rated 'C' is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless Standard & Poor's believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation's rating is lowered to 'D' if it is subject to a distressed exchange offer.

Dual Ratings: Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, 'AAA/A-1+' or 'A-1+/A-1'). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, 'SP-1+/A-1+').

Active Qualifiers
Standard & Poor's uses six qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a 'p' qualifier, which indicates the rating addressed the principal portion of the obligation only. Likewise, the qualifier can indicate a limitation on the type of information used, such as "pi" for public information. A qualifier appears as a suffix and is part of the rating.

L: Ratings qualified with 'L' apply only to amounts invested up to federal deposit insurance limits.

p: This suffix is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The 'p' suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.

pi: Ratings with a 'pi' suffix are based on an analysis of an issuer's published financial information, as well as additional information in the public domain. They do not, however, reflect in-depth meetings with an issuer's management and therefore may be based on less comprehensive information than ratings without a 'pi' suffix. Ratings with a 'pi' suffix are reviewed annually based on a new year's financial statements, but may be reviewed on an interim basis if a major event occurs that may affect the issuer's credit quality.

prelim: Preliminary ratings, with the 'prelim' suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by Standard & Poor's of appropriate documentation. Standard & Poor's reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.

■

Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.

■

Preliminary ratings are assigned to Rule 415 Shelf Registrations. As specific issues, with defined terms, are offered from the master registration, a final rating may be assigned to them in accordance with Standard & Poor's policies.

■

Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor's emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).

■

Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in Standard & Poor's opinion, documentation is close to final. Preliminary ratings may also be assigned to these entities' obligations.

■

Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, Standard & Poor's would likely withdraw these preliminary ratings.

■

A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

t: This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.

Inactive Qualifiers (no longer applied or outstanding)
*:This symbol that indicated that the rating was contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.

c: This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable. Discontinued use in January 2001.

G: The letter 'G' followed the rating symbol when a fund's portfolio consists primarily of direct U.S. government securities.

pr: The letters 'pr' indicate that the rating is provisional. A provisional rating assumed the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements was largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, made no comment on the likelihood of or the risk of default upon failure of such completion.

q: A 'q' subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.

r: The 'r' modifier was assigned to securities containing extraordinary risks, particularly market risks, which are not covered in the credit rating. The absence of an 'r' modifier should not be taken as an indication that an obligation will not exhibit extraordinary non-credit related risks. Standard & Poor's discontinued the use of the 'r' modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.

Fitch, Inc.

Long-Term Credit Ratings
Investment Grade
AAA: Highest credit quality. 'AAA' ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. "AA" ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. "A" ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. "BBB" ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

Speculative Grade
BB: Speculative. 'BB' ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B: Highly speculative. 'B' ratings indicate that material credit risk is present.

CCC: Substantial credit risk. 'CCC' ratings indicate that substantial credit risk is present.

CC: Very high levels of credit risk. 'CC' ratings indicate very high levels of credit risk.

C: Exceptionally high levels of credit risk. 'C' indicates exceptionally high levels of credit risk.

Defaulted obligations typically are not assigned 'D' ratings, but are instead rated in the 'B' to 'C' rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

The modifiers "+" or "-" may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the 'AAA' obligation rating category, or to corporate finance obligation ratings in the categories below 'CCC.'

The subscript 'emr' is appended to a rating to denote embedded market risk which is beyond the scope of the rating. The designation is intended to make clear that the rating solely addresses the counterparty risk of the issuing bank. It is not meant to indicate any limitation in the analysis of the counterparty risk, which in all other respects follows published Fitch criteria for analyzing the issuing financial institution. Fitch does not rate these instruments where the principal is to any degree subject to market risk.

Recovery Ratings
Recovery Ratings are assigned to selected individual securities and obligations. These currently are published for most individual obligations of corporate issuers with Issuer Default Ratings (IDRs) in the 'B' rating category and below.

Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.

The Recovery Rating scale is based upon the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral.

Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages, but actual recoveries for a given security may deviate materially from historical averages.

RR1: Outstanding recovery prospects given default. 'RR1' rated securities have characteristics consistent with securities historically recovering 91%-100% of current principal and related interest.

RR2: Superior recovery prospects given default. 'RR2' rated securities have characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.

RR3: Good recovery prospects given default. 'RR3' rated securities have characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.

RR4: Average recovery prospects given default. 'RR4' rated securities have characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.

RR5: Below average recovery prospects given default. 'RR5' rated securities have characteristics consistent with securities historically recovering 11%-30% of current principal and related interest.

RR6: Poor recovery prospects given default. 'RR6' rated securities have characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.

Short-Term Credit Ratings
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as "short term" based on market convention. Typically, this means up to 13 months for corporate, sovereign and structured obligations, and up to 36 months for obligations in US public finance markets.

F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High short-term default risk. Default is a real possibility.

RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

INVESTMENT ADVISER AND ADMINISTRATOR

PIMCO, 650 Newport Center Drive, Newport Beach, CA 92660

DISTRIBUTOR

PIMCO Investments LLC, 1633 Broadway, New York, NY 10019

CUSTODIAN

State Street Bank & Trust Co., 801 Pennsylvania Avenue, Kansas City, MO 64105

TRANSFER AGENT

Boston Financial Data Services - Midwest, 330 W. 9th Street, Kansas City, MO 64105

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, MO 64106-2197

LEGAL COUNSEL

Dechert LLP, 1900 K Street N.W., Washington, D.C. 20006

PIMCO FUNDS
650 Newport Center Drive
Newport Beach, CA 92660

The Portfolios' Offering Memorandum Supplement to shareholders includes additional information about the Portfolios. The Offering Memorandum Supplement is incorporated by reference into this Offering Memorandum, which means it is part of this Offering Memorandum for legal purposes. Additional information about the Portfolio's investments will be available in each Portfolio's annual report and semi-annual report to shareholders. Each Portfolio's annual report will discuss the market conditions and investment strategies that significantly affected each Portfolio's performance during its fiscal year.

You may obtain free copies of any of these materials, request other information about a Portfolio, or make inquiries by writing to:

PIMCO Funds
650 Newport Center Drive
Newport Beach, CA 92660

Daily updates on the NAV of a Portfolio may be obtained by calling 1-888-87-PIMCO.

You may review and copy information about the Trust, including the Offering Memorandum Supplement, at the Securities and Exchange Commission's public reference room in Washington, D.C. You may call the Commission at 1.202.551.8090 for information about the operation of the public reference room. You may also access reports and other information about the Trust on the EDGAR Database on the Commission's Web site at www.sec.gov. You may obtain copies of this information, with payment of a duplication fee, by writing the Public Reference Section of the Commission, Washington, D.C. 20549-1520, or by e-mailing your request to publicinfo@sec.gov.

The Portfolios issue shares only in accordance with Regulation D or other applicable exemptions under the Securities Act. This Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

Investment Company Act File Number: 811-05028	PAPS0002_101414

PIMCO Funds

Offering Memorandum Supplement:

PIMCO Funds: Private Account Portfolio Series

PIMCO Short-Term Floating NAV Portfolio

PIMCO Short-Term Floating NAV Portfolio III

July 31, 2014 (as amended October 14, 2014)

This Offering Memorandum Supplement (the “Supplement”) should be read in conjunction with the Offering Memorandum of the Private Account Portfolio Series: PIMCO Short-Term Floating NAV Portfolio and PIMCO Short-Term Floating NAV Portfolio III (each, a “Portfolio”), each a separate portfolio of PIMCO Funds (the “Trust”), dated July 31, 2014, as amended from time to time. Each Portfolio issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the “Securities Act”). This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

Shares of the Portfolios may be purchased only by series of the Trust or by series of PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series or PIMCO Equity Series VIT (each an “Investing Fund”). Pacific Investment Management Company LLC (“PIMCO”), acting as agent for the Investing Funds, will effect all purchases/redemptions of shares of the Portfolios for the Investing Funds.

Shares of the Portfolios are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in the Offering Memorandum.

This Supplement is intended for use only by the person to whom it has been issued. Reproduction of this Supplement is prohibited.

i

(Cont’d)

ii

(Cont’d)

Voting Rights	71

Control Persons and Principal Holders of Securities	72

Code of Ethics	73

Custodian, Transfer Agent and Dividend Disbursing Agent	73

Independent Registered Public Accounting Firm	73

Counsel	74

Financial Statements	74

iii

THE TRUST

The Trust is an open-end management investment company (“mutual fund”). Each Portfolio is a separate investment portfolio of the Trust. Each Portfolio is registered under the Investment Company Act of 1940 Act, as amended (the “1940 Act”).

INVESTMENT OBJECTIVE AND POLICIES

The investment objective and general investment policies of the Portfolios are described in the Offering Memorandum. Additional information concerning the characteristics of certain of each Portfolio’s investments, strategies and risks is set forth below.

The PIMCO Short-Term Floating NAV Portfolio III may invest up to 25% of its total assets in the PIMCO Cayman Japan Fund I Ltd., a wholly owned subsidiary of the PIMCO Short-Term Floating NAV Portfolio III organized under the laws of the Cayman Islands. The PIMCO Short-Term Floating NAV Portfolio III may also invest in the PIMCO ST Floating NAV III Subsidiary LLC, a wholly-owned subsidiary of the PIMCO Short-Term Floating NAV Portfolio III organized under the laws of the state of Delaware. Each of the PIMCO Cayman Japan Fund I Ltd. and the PIMCO ST Floating NAV III Subsidiary LLC is referred to herein as a “Subsidiary.” Each Subsidiary is advised by PIMCO, and has the same investment objective and will generally be subject to the same fundamental, non-fundamental and certain other investment restrictions as the Portfolio; however, each Subsidiary will invest without limitation in Japanese government bonds, finance bills, treasury bills. The Portfolio and each Subsidiary may test for compliance with certain investment restrictions on a consolidated basis, except that with respect to its investments in certain securities that may involve leverage, the PIMCO Cayman Japan Fund I Ltd. will comply with asset segregation or “earmarking” requirements to the same extent as the Portfolio. By investing in each Subsidiary, the Portfolio is indirectly exposed to the risks associated with each Subsidiary’s investments. The securities and other investments held by each Subsidiary are generally similar to those held by the Portfolio and are subject to the same risks that apply to similar investments if held directly by the Portfolio. See below “Investment Objectives and Policies—Investments in the Wholly-Owned Subsidiary” for a more detailed discussion of the Portfolio’s Subsidiary.

U.S. Government Securities

U.S. Government securities are obligations of and, in certain cases, guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the net asset value of a Portfolio’s shares. Some U.S. Government securities, such as Treasury bills, notes and bonds, and securities guaranteed by the Government National Mortgage Association (“GNMA”), are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the “U.S. Treasury”); others, such as those of the Federal National Mortgage Association (“FNMA”), are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as securities issued by members of the Farm Credit System, are supported only by the credit of the agency, instrumentality or corporation. U.S. Government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.

Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. GNMA, a wholly owned U.S. Government corporation, is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the FNMA and the Federal Home Loan Mortgage Corporation (“FHLMC”). Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. Government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its participation certificates are not backed by the full faith and credit of the U.S. Government.

1

Municipal Bonds

Each Portfolio may invest in securities issued by states, territories, possessions, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states, territories, possessions and multi-state agencies or authorities (“Municipal Bonds”).

Municipal Bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. The Municipal Bonds which the Portfolios may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Tax-exempt private activity bonds and industrial development bonds generally are also revenue bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).

The Portfolios may invest 25% or more of its total assets in Municipal Bonds that finance similar projects, such as those relating to education, health care, housing, transportation, and utilities, and 25% or more of its total assets in industrial development bonds. The Portfolios may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of similar projects or industrial development bonds.

The Portfolios may invest in pre-refunded Municipal Bonds. Pre-refunded Municipal Bonds are tax-exempt bonds that have been refunded to a call date prior to the final maturity of principal, or, in the case of pre-refunded Municipal Bonds commonly referred to as “escrowed-to-maturity bonds,” to the final maturity of principal, and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded Municipal Bonds held by the Portfolios is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. Government (including its agencies and instrumentalities (“Agency Securities”)). As the payment of principal and interest is generated from securities held in an escrow account established by the municipality and an independent escrow agent, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded Municipal Bond do not guarantee the price movement of the bond before maturity. Issuers of Municipal Bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investments in pre-refunded Municipal Bonds held by the Portfolios may subject the Portfolios to interest rate risk, market risk and credit risk. In addition, while a secondary market exists for pre-refunded Municipal Bonds, if the Portfolios sell pre-refunded Municipal Bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale. To the extent permitted by the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service (“IRS”), a Portfolio’s investment in pre-refunded Municipal Bonds backed by U.S. Treasury and Agency securities in the manner described above, will, for purposes of diversification tests applicable to the Portfolios, be considered an investment in the respective U.S. Treasury and Agency securities.

Under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), certain limited obligation bonds are considered “private activity bonds” and interest paid on such bonds is treated as an item of tax preference for purposes of calculating federal alternative minimum tax liability.

The Portfolios may invest in Build America Bonds. Build America Bonds are tax credit bonds created by the American Recovery and Reinvestment Act of 2009, which authorizes state and local governments to issue Build America Bonds as taxable bonds in 2009 and 2010, without volume limitations, to finance any capital expenditures

2

for which such issuers could otherwise issue traditional tax-exempt bonds. State and local governments may receive a direct federal subsidy payment for a portion of their borrowing costs on Build America Bonds equal to 35% of the total coupon interest paid to investors. The state or local government issuer can elect to either take the federal subsidy or pass the 35% tax credit along to bondholders. The Portfolios’ investments in Build America Bonds, if any, will result in taxable income and the Portfolios may elect to pass through to shareholders the corresponding tax credits. The tax credits can generally be used to offset federal income taxes and the alternative minimum tax, but such credits are generally not refundable. Build America Bonds involve similar risks as Municipal Bonds, including credit and market risk. They are intended to assist state and local governments in financing capital projects at lower borrowing costs and are likely to attract a broader group of investors than tax-exempt Municipal Bonds. For example, taxable funds may choose to invest in Build America Bonds. Although Build America Bonds were only authorized for issuance during 2009 and 2010, the program may have resulted in reduced issuance of tax-exempt Municipal Bonds during the same period. As a result, to the extent the Portfolios invest in tax-exempt Municipal Bonds, it may have increased its holdings of Build America Bonds and other investments permitted by the Portfolios’ investment objectives and policies during 2009 and 2010. The Build America Bond Program expired on December 31, 2010, at which point no further issuance of new Build America Bonds was permitted. As of the date of this Offering Memorandum Supplement, there is no indication that Congress will renew the program to permit issuance of new Build America Bonds.

Municipal leases may also be subject to “abatement risk.” The leases underlying certain municipal lease obligations may state that lease payments are subject to partial or full abatement. That abatement might occur, for example, if material damage to or destruction of the leased property interferes with the lessee’s use of the property. However, in some cases that risk might be reduced by insurance covering the leased property, or by the use of credit enhancements such as letters of credit to back lease payments, or perhaps by the lessee’s maintenance of reserve monies for lease payments. While the obligation might be secured by the lease, it might be difficult to dispose of that property in case of a default.

The Portfolios’ Board of Trustees has adopted guidelines to govern the purchase of municipal lease obligations and the determination of the liquidity of municipal lease obligations purchased by a Portfolio for purposes of compliance with the Portfolio’s investment restrictions with respect to illiquid securities. In determining whether a municipal lease obligation is liquid and is therefore not subject to the Portfolio’s limitations on investing in illiquid securities, PIMCO considers, on a case-by-case basis, the following factors:

1.	the frequency of trades and quotes for the municipal lease obligation over the course of the last six months or as otherwise reasonably determined by PIMCO;

2.

the number of dealers willing to purchase or sell the municipal lease obligation and the number of other potential purchases over the course of the last six months or as otherwise reasonably determined by PIMCO;

3.	any dealer undertakings to make a market in the municipal lease obligation;

4.

the nature of the municipal lease obligation and the nature of the market for the municipal lease obligation (i.e., the time needed to dispose of the municipal lease obligation, the method of soliciting offers, and the mechanics of transfer); and

5.	other factors, if any, which PIMCO deems relevant to determining the existence of a trading market for such municipal lease obligation.

Once a municipal lease obligation is acquired by a Portfolio, PIMCO monitors the liquidity of such municipal lease obligation pursuant to the considerations set forth above. PIMCO also evaluates the likelihood of a continuing market for municipal lease obligations and their credit quality. The Portfolios may purchase unrated municipal lease obligations if determined by PIMCO to be of comparable quality to rated securities in which the Portfolio is permitted to invest. A Portfolio may also acquire illiquid municipal lease obligations, subject to the Portfolio’s investment restrictions with respect to illiquid securities generally.

3

The Portfolios may seek to enhance their yield through the purchase of private placements. These securities are sold through private negotiations, usually to institutions or mutual funds, and may have resale restrictions. Their yields are usually higher than comparable public securities to compensate the investor for their limited marketability. The Portfolios may not invest more than 15% of its net assets in illiquid securities, including unmarketable private placements.

Some longer-term Municipal Bonds give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request—usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the Portfolios would hold the longer-term security, which could experience substantially more volatility.

The Portfolios may invest in municipal warrants, which are essentially call options on Municipal Bonds. In exchange for a premium, municipal warrants give the purchaser the right, but not the obligation, to purchase a Municipal Bond in the future. The Portfolios might purchase a warrant to lock in forward supply in an environment where the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and they may have reduced liquidity. The Portfolios will not invest more than 5% of its net assets in municipal warrants.

The Portfolios may invest in Municipal Bonds with credit enhancements such as letters of credit, municipal bond insurance and Standby Bond Purchase Agreements (“SBPAs”). Letters of credit are issued by a third party, usually a bank, to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying Municipal Bond should default. Municipal bond insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond’s principal and interest will be paid when due. Insurance does not guarantee the price of the bond or the share price of any fund. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured Municipal Bonds have been low to date and municipal bond insurers have met their claims, there is no assurance this will continue. A higher-than-expected default rate could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders. A significant portion of insured Municipal Bonds that have been issued and are outstanding are insured by a small number of insurance companies an event involving one or more of these insurance companies, such as a credit rating downgrade, could have a significant adverse effect on the value of the Municipal Bonds insured by that insurance company and on the Municipal Bond markets as a whole. Downgrades of certain insurance companies have negatively impacted the price of certain insured Municipal Bonds. Given the large number of potential claims against the insurers of Municipal Bonds, there is a risk that they will not be able to meet all future claims. An SBPA is a liquidity facility provided to pay the purchase price of bonds that cannot be re-marketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be remarketed and does not cover principal or interest under any other circumstances. The liquidity provider’s obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.

The Portfolios may invest in Residual Interest Bonds (“RIBs”), which brokers create by depositing a Municipal Bond in a trust. The trust in turn issues a variable rate security and RIBs. The interest rate on the short-term component is determined by the remarketing broker-dealer, while the RIB holder receives the balance of the income from the underlying Municipal Bond. Therefore, rising short-term interest rates result in lower income for the RIB, and vice versa. An investment in RIBs typically will involve greater risk than an investment in a fixed rate bond. RIBs have interest rates that bear an inverse relationship to the interest rate on another security or the value of an index. Because increases in the interest rate on the other security or index reduce the residual interest paid on a RIB, the value of a RIB is generally more volatile than that of a fixed rate bond. RIBs have interest rate adjustment formulas that generally reduce or, in the extreme, eliminate the interest paid to the Portfolios when short-term interest rates rise, and increase the interest paid to the Portfolios when short-term interest rates fall. RIBs have varying degrees of liquidity that approximate the liquidity of the underlying bond(s), and the market price for these securities is volatile. RIBs can be very volatile and may be less liquid than other Municipal Bonds of comparable maturity. These securities will generally underperform the market of fixed rate bonds in a rising interest rate environment, but tend to outperform the market of fixed rate bonds when interest rates decline or remain relatively stable. Although volatile, RIBs typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality, coupon, call provisions and maturity. To the extent permitted by the Portfolios’ investment objectives and general investment policies, the Portfolios may invest in RIBs without limitation.

4

Regulators recently finalized rules implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Volcker Rule”). These rules may preclude banking entities from: (i) sponsoring the trusts used to hold a Municipal Bond in the creation of RIBs; and (ii) continuing to service or maintain relationships with existing programs involving such trusts. The results of these rules are not certain, and there can be no assurance that appropriate restructuring of existing trusts will be possible or that the creation of new RIBs will continue. Because of RIBs’ role in the Municipal Bond market, implementation of the Volcker Rule may adversely impact the Municipal Bond market. For example, as a result of the Volcker Rule’s implementation, the Municipal Bond market may experience reduced demand or liquidity and increased financing costs.

In a transaction in which a Portfolio purchases a RIB from a trust, and the underlying Municipal Bond was held by the Portfolio prior to being deposited into the trust, the Portfolio treats the transaction as a secured borrowing for financial reporting purposes. As a result, the Portfolios will incur a non-cash interest expense with respect to interest paid by the trust on the variable rate securities, and will recognize additional interest income in an amount directly corresponding to the non-cash interest expense. Therefore, the Portfolios’ net asset value per share and performance are not affected by the non-cash interest expense. This accounting treatment does not apply to RIBs acquired by the Portfolios where the Portfolios did not previously own the underlying Municipal Bond.

The Portfolios also may invest in participation interests. Participation interests are various types of securities created by converting fixed rate bonds into short-term, variable rate certificates. These securities have been developed in the secondary market to meet the demand for short-term, tax-exempt securities. The Portfolio will invest only in such securities deemed tax-exempt by a nationally recognized bond counsel, but there is no guarantee the interest will be exempt because the IRS has not issued a definitive ruling on the matter.

Municipal Bonds are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate less with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues.

The recent economic downturn and budgetary constraints have made Municipal Bonds more susceptible to downgrade, default and bankruptcy. In addition, difficulties in the Municipal Bond markets could result in increased illiquidity, volatility and credit risk, and a decrease in the number of Municipal Bond investment opportunities. The value of Municipal Bonds may also be affected by uncertainties involving the taxation of Municipal Bonds or the rights of Municipal Bond holders in the event of a bankruptcy. Proposals to restrict or eliminate the federal income tax exemption for interest on Municipal Bonds are introduced before Congress from time to time. These legal uncertainties could affect the Municipal Bond market generally, certain specific segments of the market, or the relative credit quality of particular securities.

The Portfolios may purchase and sell portfolio investments to take advantage of changes or anticipated changes in yield relationships, markets or economic conditions. The Portfolios also may sell Municipal Bonds due to changes in PIMCO’s evaluation of the issuer or cash needs resulting from redemption requests for Portfolio shares. The secondary market for Municipal Bonds typically has been less liquid than that for taxable debt/fixed income securities, and this may affect the Portfolios’ ability to sell particular Municipal Bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities.

Prices and yields on Municipal Bonds are dependent on a variety of factors, including general money-market conditions, the financial condition of the issuer, general conditions of the Municipal Bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of Municipal Bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.

The Portfolios may purchase custodial receipts representing the right to receive either the principal amount or the periodic interest payments or both with respect to specific underlying Municipal Bonds. In a typical custodial receipt arrangement, an issuer or third party owner of Municipal Bonds deposits the bonds with a custodian in exchange for

5

two classes of custodial receipts. The two classes have different characteristics, but, in each case, payments on the two classes are based on payments received on the underlying Municipal Bonds. In no event will the aggregate interest paid with respect to the two classes exceed the interest paid by the underlying Municipal Bond. Custodial receipts are sold in private placements. The value of a custodial receipt may fluctuate more than the value of a Municipal Bond of comparable quality and maturity.

The perceived increased likelihood of default among issuers of Municipal Bonds has resulted in constrained illiquidity, increased price volatility and credit downgrades of issuers of Municipal Bonds. Local and national market forces-such as declines in real estate prices and general business activity-may result in decreasing tax bases, fluctuations in interest rates, and increasing construction costs, all of which could reduce the ability of certain issuers of Municipal Bonds to repay their obligations. Certain issuers of Municipal Bonds have also been unable to obtain additional financing through, or must pay higher interest rates on, new issues, which may reduce revenues available for issuers of Municipal Bonds to pay existing obligations. In addition, events have demonstrated that the lack of disclosure rules in this area can make it difficult for investors to obtain reliable information on the obligations underlying Municipal Bonds. Adverse developments in the Municipal Bond market may negatively affect the value of all or a substantial portion of the Portfolios’ holdings in Municipal Bonds.

Obligations of issuers of Municipal Bonds are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their Municipal Bonds may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for Municipal Bonds or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of the Portfolios’ Municipal Bonds in the same manner.

From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on certain types of Municipal Bonds, and it can be expected that similar proposals may be introduced in the future. As a result of any such future legislation, the availability of such Municipal Bonds for investment by the Portfolios and the value of such Municipal Bonds held by the Portfolios may be affected. In addition, it is possible that events occurring after the date of a Municipal Bond’s issuance, or after a Portfolio’s acquisition of such obligation, may result in a determination that the interest paid on that obligation is taxable, in certain cases retroactively.

Mortgage-Related and Asset-Backed Securities

Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. See “Mortgage Pass-Through Securities.” The Portfolios may also invest in debt securities which are secured with collateral consisting of mortgage-related securities (see “Collateralized Mortgage Obligations”).

The recent financial downturn-particularly the increase in delinquencies and defaults on residential mortgages, falling home prices, and unemployment-has adversely affected the market for mortgage-related securities. In addition, various market and governmental actions may impair the ability to foreclose on or exercise other remedies against underlying mortgage holders, or may reduce the amount received upon foreclosure. These factors have caused certain mortgage-related securities to experience lower valuations and reduced liquidity. There is also no assurance that the U.S. Government will take further action to support the mortgage-related securities industry, as it has in the past, should the economic downturn continue or the economy experience another downturn. Further, recent legislative action and any future government actions may significantly alter the manner in which the mortgage-related securities market functions. Each of these factors could ultimately increase the risk that the Portfolios could realize losses on mortgage-related securities.

Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at

6

maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase. The residential mortgage market in the United States recently has experienced difficulties that may adversely affect the performance and market value of certain of the Portfolios’ mortgage-related investments. Delinquencies and losses on residential mortgage loans (especially subprime and second-lien mortgage loans) generally have increased recently and may continue to increase, and a decline in or flattening of housing values (as has recently been experienced and may continue to be experienced in many housing markets) may exacerbate such delinquencies and losses. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. Also, a number of residential mortgage loan originators have experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for certain mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

Agency Mortgage Related Securities. The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned United States Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the United States Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).

Government-related guarantors (i.e., not backed by the full faith and credit of the United States Government) include FNMA and FHLMC. FNMA is a government-sponsored corporation. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the United States Government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues Participation Certificates (“PCs”) which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the United States Government.

On September 6, 2008, the Federal Housing Finance Agency (“FHFA”) placed FNMA and FHLMC into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC.

In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement with each of FNMA and FHLMC pursuant to which the U.S. Treasury will purchase up to an aggregate of $100 billion of each of FNMA and FHLMC to maintain a positive net worth in each enterprise. This agreement contains various covenants that severely limit each enterprise’s operations. In exchange for entering into these agreements,

7

the U.S. Treasury received $1 billion of each enterprise’s senior preferred stock and warrants to purchase 79.9% of each enterprise’s common stock. In 2009, the U.S. Treasury announced that it was doubling the size of its commitment to each enterprise under the Senior Preferred Stock Program to $200 billion. The U.S. Treasury’s obligations under the Senior Preferred Stock Program are for an indefinite period of time for a maximum amount of $200 billion per enterprise. In 2009, the U.S. Treasury further amended the Senior Preferred Stock Purchase Agreement to allow the cap on the U.S. Treasury’s funding commitment to increase as necessary to accommodate any cumulative reduction in FNMA’s and FHLMC’s net worth through the end of 2012. In August 2012, the Senior Preferred Stock Purchase Agreement was further amended to, among other things, accelerate the wind down of the retained portfolio, terminate the requirement that FNMA and FHLMC each pay a 10% dividend annually on all amounts received under the funding commitment, and require the submission of an annual risk management plan to the U.S. Treasury.

FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.

Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.

FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.

In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.

Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.

In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or

8

exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.

In addition, in a February 2011 report to Congress from the Treasury Department and the Department of Housing and Urban Development, the Obama administration provided a plan to reform America’s housing finance market. The plan would reduce the role of and eventually eliminate FNMA and FHLMC. Notably, the plan does not propose similar significant changes to GNMA, which guarantees payments on mortgage-related securities backed by federally insured or guaranteed loans such as those issued by the Federal Housing Association or guaranteed by the Department of Veterans Affairs. The report also identified three proposals for Congress and the administration to consider for the long-term structure of the housing finance markets after the elimination of FNMA and FHLMC, including implementing: (i) a privatized system of housing finance that limits government insurance to very limited groups of creditworthy low- and moderate-income borrowers; (ii) a privatized system with a government backstop mechanism that would allow the government to insure a larger share of the housing finance market during a future housing crisis; and (iii) a privatized system where the government would offer reinsurance to holders of certain highly-rated mortgage-related securities insured by private insurers and would pay out under the reinsurance arrangements only if the private mortgage insurers were insolvent.

Privately Issued Mortgage-Related Securities. Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets the Trust’s investment quality standards. There can be no assurance that insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Portfolios may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originators/servicers and poolers, PIMCO determines that the securities meet the Trust’s quality standards. Securities issued by certain private organizations may not be readily marketable. The Portfolios will not purchase mortgage-related securities or any other assets which in PIMCO’s opinion are illiquid if, as a result, more than 15% of the value of the Portfolios’ net assets will be illiquid.

Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately issued mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government-sponsored entity guarantee is not available. The coupon rates and maturities of the underlying mortgage loans in a privately-issued mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans are loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.

The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately issued mortgage-related securities, such as those classified as pay-option adjustable rate or Alt-A have also performed poorly. Even loans classified as prime have experienced higher levels of delinquencies and defaults. The substantial decline in real property values across the U.S. has exacerbated the

9

level of losses that investors in privately issued mortgage-related securities have experienced. It is not certain when these trends may reverse. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.

Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Portfolios’ portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

The Portfolios may purchase privately issued mortgage-related securities that are originated, packaged and serviced by third party entities. It is possible these third parties could have interests that are in conflict with the holders of mortgage-related securities, and such holders (such as the Portfolios) could have rights against the third parties or their affiliates. For example, if a loan originator, servicer or its affiliates engaged in negligence or willful misconduct in carrying out its duties, then a holder of the mortgage-related security could seek recourse against the originator/servicer or its affiliates, as applicable. Also, as a loan originator/servicer, the originator/servicer or its affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related security. If one or more of those representations or warranties is false, then the holders of the mortgage-related securities (such as the Portfolios) could trigger an obligation of the originator/servicer or its affiliates, as applicable, to repurchase the mortgages from the issuing trust. Notwithstanding the foregoing, many of the third parties that are legally bound by trust and other documents have failed to perform their respective duties, as stipulated in such trust and other documents, and investors have had limited success in enforcing terms.

Mortgage-related securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Portfolios’ industry concentration restrictions, set forth under “Investment Restrictions” in the Offering Memorandum by virtue of the exclusion from that test available to all U.S. Government securities. In the case of privately issued mortgage-related securities, the Portfolios take the position that mortgage-related securities do not represent interests in any particular “industry” or group of industries. Therefore, the Portfolios may invest more or less than 25% of its total assets in privately issued mortgage-related securities. The assets underlying such securities may be represented by a portfolio of residential or commercial mortgages (including both whole mortgage loans and mortgage participation interests that may be senior or junior in terms of priority of repayment) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of privately issued mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

PIMCO seeks to manage the portion of the Portfolios’ assets committed to privately issued mortgage-related securities in a manner consistent with the Portfolios’ investment objectives, policies and overall portfolio risk profile. In determining whether and how much to invest in privately issued mortgage-related securities, and how to allocate those assets, PIMCO will consider a number of factors. These include, but are not limited to: (1) the nature of the borrowers (e.g., residential vs. commercial); (2) the collateral loan type (e.g., for residential: First Lien - Jumbo/Prime, First Lien - Alt-A, First Lien - Subprime, First Lien - Pay-Option or Second Lien; for commercial: Conduit, Large Loan or Single Asset / Single Borrower); and (3) in the case of residential loans, whether they are fixed rate or adjustable mortgages. Each of these criteria can cause privately issued mortgage-related securities to have differing primary economic characteristics and distinguishable risk factors and performance characteristics.

Collateralized Mortgage Obligations (“CMOs”). A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

10

CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including pre-payments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as “sequential pay” CMOs), payments of principal received from the pool of underlying mortgages, including pre-payments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full. In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or asset-backed securities.

As CMOs have evolved, some classes of CMO bonds have become more common. For example, the Portfolios may invest in parallel-pay and planned amortization class (“PAC”) CMOs and multi-class pass through certificates. Parallel-pay CMOs and multi-class pass-through certificates are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO and multi-class pass-through structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PACs generally require payments of a specified amount of principal on each payment date. PACs are parallel-pay CMOs with the required principal amount on such securities having the highest priority after interest has been paid to all classes. Any CMO or multi-class pass through structure that includes PAC securities must also have support tranches-known as support bonds, companion bonds or non-PAC bonds-which lend or absorb principal cash flows to allow the PAC securities to maintain their stated maturities and final distribution dates within a range of actual prepayment experience. These support tranches are subject to a higher level of maturity risk compared to other mortgage-related securities, and usually provide a higher yield to compensate investors. If principal cash flows are received in amounts outside a pre-determined range such that the support bonds cannot lend or absorb sufficient cash flows to the PAC securities as intended, the PAC securities are subject to heightened maturity risk. Consistent with the Portfolios’ investment objectives and policies, PIMCO may invest in various tranches of CMO bonds, including support bonds.

Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.

Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, CMO residuals or stripped mortgage-backed securities (“SMBS”). Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

Mortgage-related securities include, among other things, securities that reflect an interest in reverse mortgages. In a reverse mortgage, a lender makes a loan to a homeowner based on the homeowner’s equity in his or her home. While a homeowner must be age 62 or older to qualify for a reverse mortgage, reverse mortgages may have no income restrictions. Repayment of the interest or principal for the loan is generally not required until the homeowner dies, sells the home, or ceases to use the home as his or her primary residence.

11

There are three general types of reverse mortgages: (1) single-purpose reverse mortgages, which are offered by certain state and local government agencies and nonprofit organizations; (2) federally-insured reverse mortgages, which are backed by the U. S. Department of Housing and Urban Development; and (3) proprietary reverse mortgages, which are privately offered loans. A mortgage-related security may be backed by a single type of reverse mortgage. Reverse mortgage-related securities include agency and privately issued mortgage-related securities. The principal government guarantor of reverse mortgage-related securities is GNMA.

Reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities due to the unique nature of the underlying loans. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain. Because reverse mortgages are offered only to persons 62 and older and there may be no income restrictions, the loans may react differently than traditional home loans to market events.

CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Other Mortgage-Related Securities—Stripped Mortgage-Backed Securities.” In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances the Portfolios may fail to recoup fully its initial investment in a CMO residual.

CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may, or pursuant to an exemption therefrom, may not have been registered under the Securities Act. CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability, and may be deemed “illiquid” and subject to the Portfolios’ limitations on investment in illiquid securities.

Adjustable Rate Mortgage Backed Securities. Adjustable rate mortgage-backed securities (“ARMBSs”) have interest rates that reset at periodic intervals. Acquiring ARMBSs permits the Portfolios to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMBSs are based. Such ARMBSs generally have higher current yield and lower price fluctuations than is the case with more traditional fixed income debt securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Portfolios can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMBSs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, the Portfolios, when holding an ARMBS, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMBSs behave more like fixed income securities and less like adjustable rate securities and are subject to the risks associated with fixed income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.

12

Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the “IO” class), while the other class will receive all of the principal (the principal-only or “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including pre-payments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Portfolios’ yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated pre-payments of principal, the Portfolios may fail to recoup some or all of their initial investment in these securities even if the security is in one of the highest rating categories.

Collateralized Bond Obligations, Collateralized Loan Obligations and other Collateralized Debt Obligations. The Portfolios may invest in each of collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), other collateralized debt obligations (“CDOs”) and other similarly structured securities. CBOs, CLOs and other CDOs are types of asset-backed securities. A CBO is a trust which is often backed by a diversified pool of high risk, below investment grade fixed income securities. The collateral can be from many different types of fixed income securities such as high yield debt, residential privately issued mortgage-related securities, commercial privately issued mortgage-related securities, trust preferred securities and emerging market debt. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. CBOs, CLOs and other CDOs may charge management fees and administrative expenses.

For CBOs, CLOs and other CDOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since they are partially protected from defaults, senior tranches from a CBO trust, CLO trust or trust of another CDO typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO, CLO or other CDO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO, CLO or other CDO securities as a class.

The risks of an investment in a CBO, CLO or other CDO depend largely on the type of the collateral securities and the class of the instrument in which a Portfolio invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CBOs, CLOs and other CDOs may be characterized by the Portfolios as illiquid securities, however an active dealer market may exist for CBOs, CLOs and other CDOs allowing them to qualify for Rule 144A transactions. In addition to the normal risks associated with fixed income securities discussed elsewhere in this Offering Memorandum Supplement and the Portfolios’ Offering Memorandum (e.g., interest rate risk and default risk), CBOs, CLOs and other CDOs carry additional risks including, but are not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the risk that Portfolios may invest in CBOs, CLOs or other CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

Asset-Backed Securities. Asset-backed securities (“ABS”) are bonds backed by pools of loans or other receivables. ABS are created from many types of assets, including, but not limited to, auto loans, accounts receivable such as credit card receivables and hospital account receivables, home equity loans, student loans, boat loans, mobile home loans, recreational vehicle loans, manufactured housing loans, aircraft leases, computer leases and syndicated bank loans. ABS are issued through special purpose vehicles that are bankruptcy remote from the issuer of the collateral.

13

The credit quality of an ABS transaction depends on the performance of the underlying assets. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement.

Some ABS, particularly home equity loan transactions, are subject to interest-rate risk and prepayment risk. A change in interest rates can affect the pace of payments on the underlying loans, which in turn, affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction. Additionally, the value of ABS is subject to risks associated with the servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. Finally, ABS have structure risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include: a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level, or even the bankruptcy of the originator. Once early amortization begins, all incoming loan payments (after expenses are paid) are used to pay investors as quickly as possible based upon a predetermined priority of payments.

Consistent with the Portfolios’ investment objectives and policies, PIMCO also may invest in other types of asset-backed securities.

Bank Obligations

Bank obligations in which the Portfolios may invest include certificates of deposit, bankers’ acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. The Portfolios will not invest in fixed time deposits which: (1) are not subject to prepayment; or (2) provide for withdrawal penalties upon prepayment (other than overnight deposits) if, in the aggregate, more than 15% of its net assets would be invested in such deposits, repurchase agreements with remaining maturities of more than seven days and other illiquid assets.

Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of United States banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of United States banks, that a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to United States banks. Foreign banks are not generally subject to examination by any United States Government agency or instrumentality.

Indebtedness, Loan Participations and Assignments

The Portfolios may purchase indebtedness and participations in commercial loans, as well as interests and/or servicing or similar rights in such loans. Such investments may be secured or unsecured and may be newly-originated (and may be specifically designed for a Portfolio). Indebtedness is different from traditional debt securities in that debt securities are part of a large issue of securities to the public and indebtedness may not be a security, but may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or

14

other financial institutions or lending syndicates. The Portfolios may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing indebtedness and loan participations, the Portfolios assume the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The indebtedness and loan participations in which the Portfolios intend to invest may not be rated by any nationally recognized rating service.

A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, the Portfolios have direct recourse against the corporate borrower, the Portfolios may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower.

A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of the Portfolios were determined to be subject to the claims of the agent bank’s general creditors, the Portfolios might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If the Portfolios do not receive scheduled interest or principal payments on such indebtedness, the Portfolios’ share price and yield could be adversely affected. Loans that are fully secured offer the Portfolios more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral can be liquidated. In the event of the bankruptcy of a borrower, a Portfolio could experience delays or limitations in its ability to realize the benefits of any collateral securing a loan.

The Portfolios may invest in loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when investing in indebtedness of companies with poor credit, the Portfolios bear a substantial risk of losing the entire amount invested.

The Portfolios are diversified and limits the amount of the total assets that it will invest in any one issuer and the Portfolios limit the amount of its total assets that it will invest in issuers within the same industry (see “Investment Restrictions” in the Offering Memorandum). For purposes of these limits, the Portfolios generally will treat the corporate borrower as the “issuer” of indebtedness held by the Portfolios. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between the Portfolios and the corporate borrower, if the participation does not shift to the Portfolios the direct debtor-creditor relationship with the corporate borrower, SEC interpretations require the Portfolios to treat both the lending bank or other lending institution and the corporate borrower as “issuers.” Treating a financial intermediary as an issuer of indebtedness may restrict the Portfolios’ ability to invest in indebtedness related to a single financial intermediary, or a group of intermediaries engaged in the same industry, even if the underlying borrowers represent many different companies and industries.

Loans and other types of direct indebtedness (which a Portfolio may originate, invest in or otherwise gain exposure to) may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what PIMCO believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining the Portfolios’ net asset value than if that value were based on available market quotations, and could result in significant variations in the Portfolios’ daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments is

15

expected to improve. In addition, the Portfolios currently intend to treat indebtedness for which there is no readily available market as illiquid for purposes of the Portfolios’ limitation on illiquid investments. Investments in loan participations are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by the Portfolios.

Investments in loans through a direct assignment of the financial institution’s interests with respect to the loan may involve additional risks to the Portfolios. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. If a loan is foreclosed, the Portfolios could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Portfolios could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Portfolios rely on PIMCO’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Portfolios.

The Portfolios may invest in debtor-in-possession financings (commonly known as “DIP financings”). DIP financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code. These financings allow the entity to continue its business operations while reorganizing under Chapter 11. Such financings constitute senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). There is a risk that the entity will not emerge from Chapter 11 and will be forced to liquidate its assets under Chapter 7 of the U.S. Bankruptcy Code. In the event of liquidation, the Portfolios’ only recourse will be against the property securing the DIP financing.

Each Portfolio may act as the originator for direct loans to a borrower. Direct loans between a Portfolio and a borrower may not be administered by an underwriter or agent bank. The Portfolios may provide financing to commercial borrowers directly or through companies acquired (or created) and owned by or otherwise affiliated with one or more Portfolios. The terms of the direct loans are negotiated with borrowers in private transactions. Furthermore, a direct loan may be secured or unsecured.

In determining whether to make a direct loan, a Portfolio will rely primarily upon the creditworthiness of the borrower and/or any collateral for payment of interest and repayment of principal. In making a direct loan, a Portfolio is exposed to the risk that the borrower may default or become insolvent and, consequently, that the Portfolio will lose money on the loan. Furthermore, direct loans may subject a Portfolio to liquidity and interest rate risk and certain direct loans may be deemed illiquid. Direct loans are not publicly traded and may not have a secondary market. The lack of a secondary market for direct loans may have an adverse impact on the ability of a Portfolio to dispose of a direct loan and/or to value the direct loan.

When engaging in direct lending, a Portfolio’s performance may depend, in part, on the ability of the Portfolio to originate loans on advantageous terms. In originating and purchasing loans, a Portfolio will compete with a broad spectrum of lenders. Increased competition for, or a diminishment in the available supply of, qualifying loans could result in lower yields on such loans, which could reduce Portfolio performance.

As part of its lending activities, a Portfolio may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to the Portfolio, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. Different types of assets may be used as collateral for a Portfolio’s loans and, accordingly, the valuation of and risks associated with such collateral will vary by loan. There is no assurance that a Portfolio will correctly evaluate the value of the assets collateralizing the Portfolio’s loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that the Portfolio funds, the Portfolio may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by the Portfolio or its affiliates to the borrower. Furthermore, in the event of a default by a borrower, a Portfolio may have difficulty disposing of the assets used as collateral for a loan.

16

Various state licensing requirements could apply to a Portfolio with respect to investments in, or the origination and servicing of, loans and similar assets. The licensing requirements could apply depending on the location of the borrower, the location of the collateral securing the loan, or the location where the Portfolio or PIMCO operates or has offices. In states in which it is licensed, a Portfolio or PIMCO will be required to comply with applicable laws and regulations, including consumer protection and anti-fraud laws, which could impose restrictions on the Portfolio’s or PIMCO’s ability to take certain actions to protect the value of its investments in such assets and impose compliance costs. Failure to comply with such laws and regulations could lead to, among other penalties, a loss of a Portfolio’s or PIMCO’s license, which in turn could require the Portfolio to divest assets located in or secured by real property located in that state. These risks will also apply to issuers and entities in which a Portfolio invests that hold similar assets, as well as any origination company or servicer in which the Portfolio owns an interest.

Loan origination and servicing companies are routinely involved in legal proceedings concerning matters that arise in the ordinary course of their business. These legal proceedings range from actions involving a single plaintiff to class action lawsuits with potentially tens of thousands of class members. In addition, a number of participants in the loan origination and servicing industry (including control persons of industry participants) have been the subject of regulatory actions by state regulators, including state Attorneys General, and by the federal government. Governmental investigations, examinations or regulatory actions, or private lawsuits, including purported class action lawsuits, may adversely affect such companies’ financial results. To the extent a Portfolio seeks to engage in origination and/or servicing directly, or has a financial interest in, or is otherwise affiliated with, an origination or servicing company, the Portfolio will be subject to enhanced risks of litigation, regulatory actions and other proceedings. As a result, a Portfolio may be required to pay legal fees, settlement costs, damages, penalties or other charges, any or all of which could materially adversely affect the Portfolio and its investments.

Corporate Debt Securities

The Portfolios’ investments in U.S. dollar-denominated corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities) which meet the minimum ratings criteria set forth for the Portfolios, or, if unrated, are in PIMCO’s opinion comparable in quality to corporate debt securities in which the Portfolios may invest.

The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt securities may be acquired with warrants attached.

Securities rated Baa and BBB are the lowest which are considered “investment grade” obligations. Moody’s describes securities rated Baa as “judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.” S&P describes securities rated BBB as “having adequate capacity to meet financial commitments, but more subject to adverse economic conditions.” For securities rated BBB, Fitch states that “...expectations of default risk are currently low...capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.”

Creditor Liability and Participation on Creditors Committees

Generally, when the Portfolios hold bonds or other similar fixed income securities of an issuer, the Portfolios become a creditor of the issuer. If the Portfolios are a creditor of an issuer, it may be subject to challenges related to the securities that it holds, either in connection with the bankruptcy of the issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself. The Portfolios may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Portfolios. Such participation may subject the Portfolios to expenses such as legal fees and may make the Portfolios “insiders” of the issuer for purposes of the federal securities laws, and therefore may restrict the Portfolios’ ability to trade in or acquire additional positions in a particular security when it might

17

otherwise desire to do so. Participation by the Portfolios on such committees also may expose the Portfolios to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. The Portfolios will participate on such committees only when PIMCO believes that such participation is necessary or desirable to enforce the Portfolios’ rights as a creditor or to protect the value of securities held by the Portfolios. Further, PIMCO has the authority to represent the Trust and the Portfolios on creditors’ committees or similar committees and generally with respect to challenges related to the securities held by the Portfolios relating to the bankruptcy of an issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself.

Variable and Floating Rate Securities

Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.

The Portfolios may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide the Portfolios with a certain degree of protection against rises in interest rates, the Portfolios will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies, where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.

Inflation-Indexed Bonds

Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semiannual coupon.

Inflation-indexed securities issued by the U.S. Treasury have maturities of five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Portfolio purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole years’ inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Portfolios also may invest in other inflation related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.

18

While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Event-Linked Exposure

The Portfolios may obtain event-linked exposure by investing in “event-linked bonds” or “event-linked swaps,” or by implementing “event-linked strategies.” Event-linked exposure results in gains that typically are contingent on the non-occurrence of a specific “trigger” event, such as a hurricane, earthquake, or other physical or weather-related phenomena. Some event-linked bonds are commonly referred to as “catastrophe bonds.” They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities (such special purpose entities are created to accomplish a narrow and well-defined objective, such as the issuance of a note in connection with a reinsurance transaction). If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, the Portfolios investing in the bond may lose a portion or all of its principal invested in the bond. If no trigger event occurs, the Portfolios will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-portfolio losses, industry indices, or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. In addition to the specified trigger events, event-linked bonds also may expose the Portfolios to certain unanticipated risks including but not limited to issuer risk, credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations, and adverse tax consequences.

Event-linked bonds are a relatively new type of financial instrument. As such, there is no significant trading history of these securities, and there can be no assurance that a liquid market in these instruments will develop. See “Illiquid Securities” below. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that the Portfolios may be forced to liquidate positions when it would not be advantageous to do so. Event-linked bonds are typically rated, and the Portfolios will only invest in catastrophe bonds that meet the credit quality requirements for the Portfolios.

Warrants to Purchase Securities

The Portfolios may invest in or acquire warrants to purchase fixed income securities. Warrants are instruments that give the holder the right, but not the obligation, to buy a security at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss. Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security and do not represent any rights in the assets of the issuing company. A warrant ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments. Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate. A decline in interest rates would permit the Portfolios to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.

19

The Portfolios will not invest more than 5% of its net assets in warrants to purchase securities. Warrants acquired in units or attached to securities will be deemed without value for purposes of this restriction.

The Portfolios may from time to time use non-standard warrants, including low exercise price warrants or low exercise price options (“LEPOs”), to gain exposure to issuers in certain countries. LEPOs are different from standard warrants in that they do not give their holders the right to receive a security of the issuer upon exercise. Rather, LEPOs pay the holder the difference in price of the underlying security between the date the LEPO was purchased and the date it is sold. Additionally, LEPOs entail the same risks as other OTC derivatives, including the risks that the counterparty or issuer of the LEPO may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Furthermore, while LEPOs may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a LEPO will be willing to repurchase such instrument when a Portfolio wishes to sell it.

Foreign Securities

The Portfolios may invest in securities of foreign issuers. The Portfolios may invest in corporate debt securities of foreign issuers, certain foreign bank obligations (see “Bank Obligations”) and obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities.

PIMCO generally considers an instrument to be economically tied to a non-U.S. country if the issuer is a foreign government (or any political subdivision, agency, authority or instrumentality of such government), or if the issuer is organized under the laws of a non-U.S. country. In the case of certain money market instruments, such instruments will be considered economically tied to a non-U.S. country if either the issuer or the guarantor of such money market instrument is organized under the laws of a non-U.S. country. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to non-U.S. countries if the underlying assets are foreign currencies (or baskets or indexes of such currencies), or instruments or securities that are issued by foreign governments or issuers organized under the laws of a non-U.S. country (or if the underlying assets are certain money market instruments, if either the issuer or the guarantor of such money market instruments is organized under the laws of a non-U.S. country).

A Portfolio that invests in instruments economically tied to non-U.S. countries may invest in a range of countries and, as such, the value of the Portfolio’s assets may be affected by uncertainties such as international political developments, changes in government policies, changes in taxation, restrictions on foreign investment and currency repatriation, currency fluctuations and other developments in the laws and regulations of countries in which investment may be made.

The PIMCO Short-Term Floating NAV Portfolio may invest up to 5% of its total assets in securities and instruments that are economically tied to emerging market countries. The PIMCO Short-Term Floating NAV Portfolio III may invest up to 10% of its total assets in securities and instruments that are economically tied to emerging market countries (this limitation does not apply to investment grade sovereign debt denominated in the local currency with less than 1 year remaining to maturity). PIMCO generally considers an instrument to be economically tied to an emerging market country if the security’s “country of exposure” is an emerging market country, as determined by the criteria set forth below. Alternatively, such as when a “country of exposure” is not available or when PIMCO believes the following tests more accurately reflect which country the security is economically tied to, PIMCO may consider an instrument to be economically tied to an emerging market country if the issuer or guarantor is a government of an emerging market country (or any political subdivision, agency, authority or instrumentality of such government), if the issuer or guarantor is organized under the laws of an emerging market country, or if the currency of settlement of the security is a currency of an emerging market country. With respect to derivative instruments, PIMCO generally considers such instruments to be economically tied to emerging market countries if the underlying assets are currencies of emerging market countries (or baskets or indexes of such currencies), or instruments or securities that are issued or guaranteed by governments of emerging market countries or by entities organized under the laws of emerging market countries. A security’s “country of exposure” is determined by PIMCO using certain factors provided by a third-party analytical service provider. The factors are applied in order such that the first factor to result in the assignment of a country determines the “country of exposure.” The factors, listed in the order in which they are applied, are: (i) if an asset-backed or other collateralized security, the country in

20

which the collateral backing the security is located, (ii) if the security is guaranteed by the government of a country (or any political subdivision, agency, authority or instrumentality of such government), the country of the government or instrumentality providing the guarantee, (iii) the “country of risk” of the issuer, (iv) the “country of risk” of the issuer’s ultimate parent, or (v) the country where the issuer is organized or incorporated under the laws thereof. “Country of risk” is a separate four-part test determined by the following factors, listed in order of importance: (i) management location, (ii) country of primary listing, (iii) sales or revenue attributable to the country, and (iv) reporting currency of the issuer. PIMCO has broad discretion to identify countries that it considers to qualify as emerging markets. In exercising such discretion, PIMCO identifies countries as emerging markets consistent with the strategic objectives of the particular Portfolio. For example, a Portfolio may consider a country to be an emerging market country based on a number of factors including, but not limited to, if the country is classified as an emerging or developing economy by any supranational organization such as the World Bank or the United Nations, or related entities, or if the country is considered an emerging market country for purposes of constructing emerging markets indices.

Investment risk may be particularly high to the extent that the Portfolios invest in instruments economically tied to emerging market countries. These securities may present market, credit, currency, liquidity, legal, political and other risks different from, or greater than, the risks of investing in developed countries. The Portfolios may invest in emerging markets that may be in the process of opening to trans-national investment, which may increase these risks. Risks particular to emerging market countries include, but are not limited to, the following risks.

General Emerging Market Risk. The securities markets of countries in which the Portfolios may invest may be relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers in countries in which the Portfolios may invest may not be subject to a high degree of regulation and the financial institutions with which the Portfolios may trade may not possess the same degree of financial sophistication, creditworthiness or resources as those in developed markets. Furthermore, the legal infrastructure and accounting, auditing and reporting standards in certain countries in which the Portfolios may invest may not provide the same degree of investor protection or information to investors as would generally apply in major securities markets.

Nationalization, expropriation or confiscatory taxation, currency blockage, political changes or diplomatic developments could adversely affect the Portfolios’ investments in a foreign country. In the event of nationalization, expropriation or other confiscation, the Portfolios could lose their entire investment in that country. Adverse conditions in a certain region can adversely affect securities of other countries whose economies appear to be unrelated. To the extent that the Portfolios invest a portion of its assets in a concentrated geographic area, the Portfolios will generally have more exposure to regional economic risks associated that geographic area.

Restrictions on Foreign Investment. A number of emerging securities markets restrict foreign investment to varying degrees. Furthermore, repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some countries. While the Portfolios will only invest in markets where these restrictions are considered acceptable, new or additional repatriation or other restrictions might be imposed subsequent to the Portfolios’ investment. If such restrictions were to be imposed subsequent to the Portfolios’ investment in the securities markets of a particular country, the Portfolios’ response might include, among other things, applying to the appropriate authorities for a waiver of the restrictions or engaging in transactions in other markets designed to offset the risks of decline in that country. Such restrictions will be considered in relation to the Portfolios’ liquidity needs and all other acceptable positive and negative factors. Some emerging markets limit foreign investment, which may decrease returns relative to domestic investors. The Portfolios may seek exceptions to those restrictions. If those restrictions are present and cannot be avoided by the Portfolios, the Portfolios’ returns may be lower.

Settlement Risks. Settlement systems in emerging markets may be less well organized and less transparent than in developed markets and transactions may take longer to settle as a result. Supervisory authorities may also be unable to apply standards which are comparable with those in developed markets. Thus there may be risks that settlement may be delayed and that cash or securities belonging to the Portfolios may be in jeopardy because of failures of or defects in the systems. In particular, market practice may require that payment shall be made prior to receipt of the security which is being purchased or that delivery of a security must be made before payment is received. In such cases, default by a broker or bank (the “Counterparty”) through whom the relevant transaction is effected might result in a loss being suffered by the Portfolios. The Portfolios may not know the identity of a Counterparty, which

21

may increase the possibility of the Portfolios not receiving payment or delivery of securities in a transaction. The Portfolios will seek, where possible, to use Counterparties whose financial status is such that this risk is reduced. However, there can be no certainty that the Portfolios will be successful in eliminating or reducing this risk, particularly as Counterparties operating in developing countries frequently lack the substance, capitalization and/or financial resources of those in developed countries.

There may also be a danger that, because of uncertainties in the operation of settlement systems in individual markets, competing claims may arise in respect of securities held by or to be transferred to the Portfolios. Furthermore, compensation schemes may be non-existent, limited or inadequate to meet the Portfolios’ claims in any of these events.

Counterparty Risk. Trading in the securities of emerging market markets presents additional credit and financial risks. The Portfolios may have limited access to, or there may be a limited number of, potential Counterparties that trade in the securities of emerging market issuers. Governmental regulations may restrict potential Counterparties to certain financial institutions located or operating in the particular emerging market. Potential Counterparties may not possess, adopt or implement creditworthiness standards, financial reporting standards or legal and contractual protections similar to those in developed markets. Currency hedging techniques may not be available or may be limited. The Portfolios may not be able to reduce or mitigate risks related to trading with emerging market Counterparties. The Portfolios will seek, where possible, to use Counterparties whose financial status is such that the risk of default is reduced, but the risk of losses resulting from default is still possible.

Government in the Private Sector. Government involvement in the private sector varies in degree among the emerging markets in which the Portfolios invest. Such involvement may, in some cases, include government ownership of companies in certain sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any emerging market country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, or creation of government monopolies, to the possible detriment of the Portfolios’ investment in that country.

Litigation. The Portfolios may encounter substantial difficulties in obtaining and enforcing judgments against individuals and companies located in certain emerging market countries. It may be difficult or impossible to obtain or enforce legislation or remedies against governments, their agencies and sponsored entities.

Fraudulent Securities. It is possible, particularly in markets in emerging market countries, that purported securities in which the Portfolios invest may subsequently be found to be fraudulent and as a consequence the Portfolios could suffer losses.

Taxation. The local taxation of income and capital gains accruing to non-residents varies among emerging market countries and, in some cases, is comparatively high. In addition, emerging market countries typically have less well-defined tax laws and procedures and such laws may permit retroactive taxation so that the Portfolios could in the future become subject to local tax liabilities that had not been anticipated in conducting its investment activities or valuing its assets. The Portfolios will seek to reduce these risks by careful management of their assets. However, there can be no assurance that these efforts will be successful.

Political Risks/Risks of Conflicts. Recently, various countries have seen significant internal conflicts and in some cases, civil wars may have had an adverse impact on the securities markets of the countries concerned. In addition, the occurrence of new disturbances due to acts of war or other political developments cannot be excluded. Apparently stable systems may experience periods of disruption or improbable reversals of policy. Nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political, regulatory or social instability or uncertainty or diplomatic developments could adversely affect the Portfolios’ investments. The transformation from a centrally planned, socialist economy to a more market oriented economy has also resulted in many economic and social disruptions and distortions. Moreover, there can be no assurance that the economic, regulatory and political initiatives necessary to achieve and sustain such a transformation will continue or, if such initiatives continue and are sustained, that they will be successful or that such initiatives will continue to benefit foreign (or non-national) investors. Certain instruments, such as inflation index instruments, may depend upon measures compiled by governments (or entities under their influence) which are also the obligors.

22

The Portfolios may invest in Brady Bonds. Brady Bonds are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”). Brady Plan debt restructurings were implemented in a number of countries, including: Argentina, Bolivia, Brazil, Bulgaria, Costa Rica, the Dominican Republic, Ecuador, Jordan, Mexico, Niger, Nigeria, Panama, Peru, the Philippines, Poland, Uruguay, and Venezuela. Beginning in the early 2000s, certain countries began retiring their Brady Bonds, including Brazil, Colombia, Mexico, the Philippines and Venezuela.

Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar) and are actively traded in the over-the-counter (“OTC”) secondary market. Brady Bonds are not considered to be U.S. Government securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the “residual risk”).

Brady Bonds involve various risk factors including residual risk and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which the Portfolios may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolios to suffer a loss of interest or principal on any of its holdings.

Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of the debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy toward the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities also may depend on expected disbursements from foreign governments, multilateral agencies and others to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Portfolios) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

A Portfolio’s investments in foreign currency denominated debt obligations and hedging activities will likely produce a difference between its book income and its taxable income. This difference may cause a portion of a Portfolio’s income distributions to constitute returns of capital for tax purposes or require the Portfolio to make distributions exceeding book income to qualify as a regulated investment company for federal tax purposes.

Euro-related risks. The global economic crisis brought several small economies in Europe to the brink of bankruptcy and many other economies into recession and weakened the banking and financial sectors of many European countries. For example, the governments of Greece, Spain, Portugal, and the Republic of Ireland have all experienced large public budget deficits, the effects of which are still yet unknown and may slow the overall recovery of the European economies from the global economic crisis. In addition, due to large public deficits, some European countries may be dependent on assistance from other European governments and institutions or

23

multilateral agencies and offices. Assistance may be dependent on a country’s implementation of reforms or reaching a certain level of performance. Failure to reach those objectives or an insufficient level of assistance could result in a deep economic downturn which could significantly affect the value of the PIMCO Short-Term Floating NAV Portfolio III’s European investments.

The Economic and Monetary Union of the European Union (“EMU”) is comprised of the European Union members that have adopted the euro currency. By adopting the euro as its currency, a member state relinquishes control of its own monetary policies. As a result, European countries are significantly affected by fiscal and monetary controls implemented by the EMU. The euro currency may not fully reflect the strengths and weaknesses of the various economies that comprise the EMU and Europe generally.

It is possible that EMU member countries could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EMU, and global markets are impossible to predict, but are likely to be negative. The exit of any country out of the euro would likely have an extremely destabilizing effect on all eurozone countries and their economies and a negative effect on the global economy as a whole. In addition, under these circumstances, it may be difficult to value investments denominated in euros or in a replacement currency.

Foreign Currency Transactions

The PIMCO Short-Term Floating NAV Portfolio III may invest in foreign currency-denominated securities, may purchase and sell foreign currency options and foreign currency futures contracts and related options (see “Derivative Instruments”), and may engage in foreign currency transactions either on a spot (cash) basis at the rate prevailing in the currency exchange market at the time or through forward currency contracts (“forwards”). The Portfolio may engage in these transactions in order to protect against uncertainty in the level of future foreign exchange rates in the purchase and sale of securities. The Portfolio also may use foreign currency options and foreign currency forward contracts to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another.

A forward involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect a Portfolio against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar or to increase exposure to a particular foreign currency. Open positions in forwards used for non-hedging purposes will be covered by the segregation or “earmarking” of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, and are marked-to-market daily. Although forwards are intended to minimize the risk of loss due to a decline in the value of the hedged currencies, at the same time, they tend to limit any potential gain which might result should the value of such currencies increase. Forwards will be used primarily to adjust the foreign exchange exposure of a Portfolio with a view to protecting the outlook, and the Portfolio might be expected to enter into such contracts under the following circumstances:

Lock In. When PIMCO desires to lock in the U.S. dollar price on the purchase or sale of a security denominated in a foreign currency.

Cross Hedge. If a particular currency is expected to decrease against another currency, the PIMCO Short-Term NAV Portfolio III may sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount approximately equal to some or all of the Portfolio’s portfolio holdings denominated in the currency sold.

Direct Hedge. If PIMCO wants to eliminate substantially all of the risk of owning a particular currency, and/or if PIMCO thinks that the PIMCO Short-Term Floating NAV Portfolio III can benefit from price appreciation in a given country’s bonds but does not want to hold the currency, it may employ a direct hedge back into the U.S. dollar. In either case, the Portfolio would enter into a forward contract to sell the currency in which a portfolio security is denominated and purchase U.S. dollars at an exchange rate established at the time it initiated the contract. The cost of the direct hedge transaction may offset most, if not all, of the yield advantage offered by the foreign security, but the Portfolio would hope to benefit from an increase (if any) in value of the bond.

24

Proxy Hedge. PIMCO might choose to use a proxy hedge, which may be less costly than a direct hedge. In this case, a Portfolio, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the United States and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times.

Costs of Hedging. When the PIMCO Short-Term Floating NAV Portfolio III purchases a foreign bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign bond could be substantially reduced or lost if the Portfolio were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar. This is what is known as the “cost” of hedging. Proxy hedging attempts to reduce this cost through an indirect hedge back to the U.S. dollar.

It is important to note that hedging costs are treated as capital transactions and are not, therefore, deducted from the Portfolio’s dividend distribution and are not reflected in its yield. Instead such costs will, over time, be reflected in the Portfolio’s net asset value per share.

The forecasting of currency market movement is extremely difficult, and whether any hedging strategy will be successful is highly uncertain. Moreover, it is impossible to forecast with precision the market value of portfolio securities at the expiration of a foreign currency forward contract. Accordingly, the Portfolio may be required to buy or sell additional currency on the spot market (and bear the expense of such transaction) if PIMCO’s predictions regarding the movement of foreign currency or securities markets prove inaccurate. In addition, the use of cross-hedging transactions may involve special risks, and may leave the Portfolio in a less advantageous position than if such a hedge had not been established. Because foreign currency forward contracts are privately negotiated transactions, there can be no assurance that a Portfolio will have flexibility to roll-over a foreign currency forward contract upon its expiration if it desires to do so. Additionally, there can be no assurance that the other party to the contract will perform its services thereunder. Under definitions recently adopted by the CFTC and SEC, many non-deliverable foreign currency forwards will be considered swaps for certain purposes, including determination of whether such instruments need to be exchange-traded and centrally cleared as discussed further in “Risks of Potential Government Regulation of Derivatives.” These changes are expected to reduce counterparty risk as compared to bi-laterally negotiated contracts.

The PIMCO Short-Term Floating NAV Portfolio III may hold a portion of its assets in bank deposits denominated in foreign currencies, so as to facilitate investment in foreign securities as well as protect against currency fluctuations and the need to convert such assets into U.S. dollars (thereby also reducing transaction costs). To the extent these monies are converted back into U.S. dollars, the value of the assets so maintained will be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations.

Tax Consequences of Hedging. Under applicable tax law, the PIMCO Short-Term Floating NAV Portfolio III may be required to limit their gains from hedging in foreign currency forwards, futures, and options. Although the Portfolio is expected to comply with such limits, the extent to which these limits apply is subject to tax regulations as yet unissued. Hedging also may result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code. Those provisions could result in an increase (or decrease) in the amount of taxable dividends paid by the Portfolio and could affect whether dividends paid by the Portfolio are classified as capital gains or ordinary income.

Foreign Currency Exchange-Related Securities

Foreign currency warrants. Foreign currency warrants such as Currency Exchange Warrants™ (“CEWs™”) are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the

25

United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed-income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or the euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered, and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time value” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants), and, in the case the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (“OCC”). Unlike foreign currency options issued by OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political or economic factors.

Principal exchange rate linked securities. Principal exchange rate linked securities (“PERLs™”) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” principal exchange rate linked securities is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” principal exchange rate linked securities are like the “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). Principal exchange rate linked securities may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

Performance indexed paper. Performance indexed paper (“PIPs™”) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on performance indexed paper is established at maturity as a function of spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

26

Borrowing

The Portfolios may borrow money to the extent permitted under the 1940 Act and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. This means that, in general, the Portfolios may borrow money from banks for any purpose in an amount up to 1/3 of the Portfolios’ total assets. The Portfolios also may borrow money for temporary administrative purposes in an amount not to exceed 5% of the Portfolios’ total assets.

Specifically, provisions of the 1940 Act require the Portfolios to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of the Portfolios’ total assets made for temporary administrative purposes. Any borrowings for temporary administrative purposes in excess of 5% of the Portfolios’ total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, the Portfolios may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time.

As noted below, the Portfolios also may enter into certain transactions, including reverse repurchase agreements, mortgage dollar rolls, and sale-buybacks, that can be viewed as constituting a form of borrowing or financing transaction by the Portfolios. To the extent the Portfolios cover its commitment under a reverse repurchase agreement (or economically similar transaction) by the segregation or “earmarking” of assets determined in accordance with procedures adopted by the Trustees, equal in value to the amount of the Portfolios’ commitment to repurchase, such an agreement will not be considered a “senior security” by the Portfolios and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Portfolios. Borrowing will tend to exaggerate the effect on net asset value of any increase or decrease in the market value of the Portfolios’ portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. The Portfolios also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

The Portfolios may enter into reverse repurchase agreements, mortgage dollar rolls, and economically similar transactions. A reverse repurchase agreement involves the sale of a portfolio-eligible security by the Portfolios to another party, such as a bank or broker-dealer, coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, the Portfolios continue to receive any principal and interest payments on the underlying security during the term of the agreement. The Portfolios typically will segregate or “earmark” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, equal (on a daily mark-to-market basis) to its obligations under reverse repurchase agreements. However, reverse repurchase agreements involve the risk that the market value of securities retained by the Portfolios may decline below the repurchase price of the securities sold by the Portfolios which it is obligated to repurchase. With respect to reverse repurchase agreements in which banks are counterparties, the Portfolios may treat such transactions as bank borrowings, which would be subject to the Portfolios’ limitations on borrowings. Such treatment would, among other things, restrict the aggregate of such transactions (plus any other borrowings) to one-third of the Portfolios’ total assets.

A “mortgage dollar roll” is similar to a reverse repurchase agreement in certain respects. In a “dollar roll” transaction the Portfolios sell a mortgage-related security, such as a security issued by GNMA, to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A “dollar roll” can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which the Portfolios pledge a mortgage-related security to a dealer to obtain cash. Unlike in the case of reverse repurchase agreements, the dealer with which the Portfolios enter into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Portfolios, but only securities which are “substantially identical.” To be considered “substantially identical,” the securities returned to the Portfolios generally must: (1) be collateralized by the same types of underlying mortgages; (2) be issued by the same agency and be part of the same program; (3) have a similar original stated maturity; (4) have identical net coupon rates; (5) have similar market yields (and therefore price); and (6) satisfy “good delivery” requirements, meaning that the aggregate principal amounts of the securities delivered and received back must be within 0.25% of the initial amount delivered.

27

The Portfolios’ obligations under a dollar roll agreement must be covered by segregated or “earmarked” liquid assets equal in value to the securities subject to repurchase by the Portfolios. As with reverse repurchase agreements, to the extent that positions in dollar roll agreements are not covered by segregated or “earmarked” liquid assets at least equal to the amount of any forward purchase commitment, such transactions would be subject to the Portfolios’ restrictions on borrowings. Furthermore, because dollar roll transactions may be for terms ranging between one and six months, dollar roll transactions may be deemed “illiquid” and subject to the Portfolios’ overall limitations on investments in illiquid securities.

The Portfolios also may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty who purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Portfolios’ repurchase of the underlying security. The Portfolios’ obligations under a sale-buyback typically would be offset by liquid assets equal in value to the amount of the Portfolios’ forward commitment to repurchase the subject security.

Derivative Instruments

In pursuing its objective the Portfolios may, to the extent permitted by its investment objective and policies, purchase and sell (write) both put options and call options on securities, swap agreements, securities indexes, and commodity indexes, and enter into interest rate, foreign currency, index and commodity futures contracts and purchase and sell options on such futures contracts (“futures options”) for hedging purposes, to seek to replicate the composition and performance of a particular index, or as part of its overall investment strategies. The Portfolios may not enter into transactions involving currency futures or options. The Portfolios also may enter into swap agreements with respect to interest rates, commodities and indexes of securities or commodities. The Portfolios may invest in structured notes. If other types of financial instruments, including other types of options, futures contracts, or futures options are traded in the future, the Portfolios also may use those instruments, provided that the Board of Trustees determines that their use is consistent with the Portfolios’ investment objective.

A Portfolio may engage in investment strategies, including the use of derivatives, to, among other things, generate current, distributable income without regard to possible declines in the Portfolio’s net asset value. A Portfolio’s income and gain-generating strategies, including certain derivative strategies, may generate current income and gains for distributions, which will generally be taxable, even in situations when the Portfolio has experienced a decline in net assets, including losses due to adverse changes in securities markets or the Portfolio’s portfolio of investments, including derivatives.

The value of some derivative instruments in which the Portfolios invests may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Portfolios, the ability of the Portfolios to successfully utilize these instruments may depend in part upon the ability of PIMCO to forecast interest rates and other economic factors correctly. If PIMCO incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Portfolios could be exposed to the risk of loss.

The Portfolios might not employ any of the strategies described herein, and no assurance can be given that any strategy used will succeed. If PIMCO incorrectly forecasts interest rates, market values or other economic factors in using a derivatives strategy for the Portfolios, the Portfolios might have been in a better position if it had not entered into the transaction at all. Also, suitable derivative transactions may not be available in all circumstances. The use of these strategies involves certain special risks, including a possible imperfect correlation, or even no correlation, between price movements of derivative instruments and price movements of related investments. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in related investments or otherwise, due to the possible inability of the Portfolios to purchase or sell a portfolio security at a time that otherwise would be favorable or the possible need to sell a portfolio security at a disadvantageous time because the Portfolios are required to maintain asset coverage or offsetting positions in connection with transactions in derivative instruments, and the possible inability of the Portfolios to close out or to liquidate its derivatives positions. In addition, the Portfolios’ use of such instruments may cause the Portfolios to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if it had not used such instruments. If the Portfolios gain exposure to an asset class using derivative instruments backed by a collateral portfolio of Fixed Income Instruments, changes in the value of the Fixed Income Instruments may result in greater or lesser exposure to that asset class than would have resulted from a direct investment in securities comprising that asset class.

28

Options on Securities and Indexes. The Portfolios may, to the extent specified herein or in the Offering Memorandum, purchase and sell both put and call options on fixed income or other securities or indexes in standardized contracts traded on foreign or domestic securities exchanges, boards of trade, or similar entities, or quoted on NASDAQ or on an OTC market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue of bonds from a dealer.

An option on a security (or index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index) at a specified exercise price often at any time during the term of the option for American options or only at expiration for European options. The writer of an option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. (An index is designed to reflect features of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.)

A Portfolio will “cover” its obligations when it writes call options or put options. In the case of a call option on a debt obligation or other security, the option is covered if the Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or other assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in such amount are segregated by its custodian or “earmarked”) upon conversion or exchange of other securities held by a Portfolio. A call option on a security is also “covered” if a Portfolio does not hold the underlying security or have the right to acquire it, but the Portfolio segregates or “earmarks” assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees in an amount equal to the contract value of the position (minus any collateral deposited with a broker-dealer), on a mark-to-market basis (a so-called “naked” call option).

For a call option on an index, the option is covered if a Portfolio maintains with its custodian liquid assets in an amount equal to the contract value of the index. A call option is also covered if a Portfolio holds a call on the same index or security as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written, provided the difference is maintained by the Portfolio in segregated or “earmarked” liquid assets. A put option on a security or an index is covered if a Portfolio segregates or “earmarks” liquid assets equal to the exercise price. A put option is also covered if the Portfolio holds a put on the same security or index as the put written where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided the difference is maintained by the Portfolio in segregated or “earmarked” liquid assets. Obligations under written call and put options so covered will not be construed to be “senior securities” for purposes of the Portfolio’s investment restrictions concerning senior securities and borrowings.

If an option written by a Portfolio expires unexercised, the Portfolio realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by a Portfolio expires unexercised, the Portfolio realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange-traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when a Portfolio desires.

The Portfolios may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series. The Portfolios will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Portfolios will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Portfolios will realize a capital gain or, if it is less, the Portfolios

29

will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.

The premium paid for a put or call option purchased by a Portfolio is an asset of the Portfolio. The premium received for an option written by a Portfolio is recorded as a deferred credit. The value of an option purchased or written is marked-to-market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and asked prices.

The Portfolios may write covered straddles consisting of a combination of a call and a put written on the same underlying security. A straddle will be covered when sufficient assets are deposited to meet the Portfolios’ immediate obligations. The Portfolios may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or where the exercise price of the call is higher than that of the put. In such cases, the Portfolios will also segregate or “earmark” liquid assets equivalent to the amount, if any, by which the put is “in the money.”

Risks Associated with Options on Securities and Indexes. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

The writer of an American option often has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. If a put or call option purchased by the Portfolios are not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Portfolios will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security.

There can be no assurance that a liquid market will exist when a Portfolio seeks to close out an option position. If a Portfolio were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless.

If trading were suspended in an option purchased by a Portfolio, the Portfolio would not be able to close out the option. If restrictions on exercise were imposed, a Portfolio might be unable to exercise an option it has purchased. Except to the extent that a call option on an index written by a Portfolio is covered by an option on the same index purchased by the Portfolio, movements in the index may result in a loss to the Portfolio; however, such losses may be mitigated by changes in the value of the Portfolios’ securities during the period the option was outstanding.

To the extent that a Portfolio writes a call option on a security it holds in its portfolio and intends to use such security as the sole means of “covering” its obligation under the call option, the Portfolio has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying security above the exercise price during the option period, but, as long as its obligation under such call option continues, has retained the risk of loss should the price of the underlying security decline. If a Portfolio were unable to close out such a call option, the Portfolio would not be able to sell the underlying security unless the option expired without exercise.

Futures Contracts and Options on Futures Contracts. A futures contract is an agreement to buy or sell a security or commodity for a set price on a future date. These contracts are traded on exchanges, so that, in most cases, a party can close out its position on the exchange for cash, without delivering the security or commodity. An option on a futures contract gives the holder of the option the right to buy (or sell) a position in a futures contract to the writer of the option, at a specified price and on or before a specified expiration date. Under definitions recently adopted by the CFTC and SEC, many foreign currency options will be considered swaps for certain purposes, including determination of whether such instruments need to be exchange-traded and centrally cleared as discussed further in “Risks of Potential Government Regulation of Derivatives.”

30

Each of the Portfolios may invest in futures contracts and options thereon (“futures options”) with respect to, but not limited to, interest rates, commodities, and security or commodity indexes. To the extent that a Portfolio may invest in foreign currency-denominated securities, it also may invest in foreign currency futures contracts and options thereon.

An interest rate, commodity, foreign currency or index futures contract provides for the future sale or purchase of a specified quantity of a financial instrument, commodity, foreign currency or the cash value of an index at a specified price and time. A futures contract on an index is an agreement pursuant to which a party agrees to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made. A public market exists in futures contracts covering a number of indexes as well as financial instruments and foreign currencies, including: the S&P 500; the S&P Midcap 400; the Nikkei 225; the NYSE composite; U.S. Treasury bonds; U.S. Treasury notes; U.S. Treasury bills; GNMA Certificates; 90-day commercial paper; bank certificates of deposit; Eurodollar certificates of deposit; the Australian dollar; the Canadian dollar; the British pound; the Japanese yen; the Swiss franc; the Mexican peso; and certain multinational currencies, such as the euro. It is expected that other futures contracts will be developed and traded in the future. Certain of the Portfolios also may invest in commodity futures contracts and options thereon. A commodity futures contract is an agreement to buy or sell a commodity, such as an energy, agricultural or metal commodity at a later date at a price and quantity agreed-upon when the contract is bought or sold.

The Portfolios may purchase and write call and put futures options, as specified for the Portfolios in the Offering Memorandum. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. A call option is “in the money” if the value of the futures contract that is the subject of the option exceeds the exercise price. A put option is “in the money” if the exercise price exceeds the value of the futures contract that is the subject of the option.

The Portfolios claim an exclusion from the definition of the term “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and, therefore, are not subject to registration or regulation as commodity pools under the CEA. PIMCO is not deemed to be a CPO with respect to its service as investment adviser to the Portfolios.

Limitations on Use of Futures and Futures Options. When a purchase or sale of a futures contract is made by a Portfolio, the Portfolio is required to deposit with its custodian (or broker, if legally permitted) a specified amount of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees (“initial margin”). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Margin requirements on foreign exchanges may be different than U.S. exchanges. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to a Portfolio upon termination of the contract, assuming all contractual obligations have been satisfied. Each Portfolio expects to earn interest income on its initial margin deposits. A futures contract held by a Portfolio is valued daily at the official settlement price of the exchange on which it is traded. Each day the Portfolios pay or receive cash, called “variation margin,” equal to the daily change in value of the futures contract. This process is known as “marking to market.” Variation margin does not represent a borrowing or loan by the Portfolios but is instead a settlement between the Portfolios and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, the Portfolios will mark-to-market its open futures positions.

The Portfolios are also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Portfolios.

31

Although some futures contracts call for making or taking delivery of the underlying securities, or commodities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or commodity with the same delivery date. If an offsetting purchase price is less than the original sale price, the Portfolios realize a capital gain, or if it is more, the Portfolios realize a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, the Portfolios realize a capital gain, or if it is less, the Portfolios realize a capital loss. The transaction costs must also be included in these calculations.

When purchasing a futures contract, the Portfolios will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that, when added to the amounts deposited with a futures commission merchant as margin, are equal to the market value of the futures contract. Alternatively, the Portfolios may “cover” its position by purchasing a put option on the same futures contract with a strike price as high or higher than the price of the contract held by the Portfolios.

When selling a futures contract, the Portfolios will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that are equal to the market value of the futures contract. Alternatively, the Portfolios may “cover” its position by owning the instruments underlying the futures contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based), or by holding a call option permitting the Portfolios to purchase the same futures contract at a price no higher than the price of the contract written by the Portfolios (or at a higher price if the difference is maintained in liquid assets with the Trust’s custodian).

With respect to futures contracts that are not legally required to “cash settle,” a Portfolio may cover the open position by setting aside or “earmarking” liquid assets in an amount that, when added to the amounts deposited with a futures commission merchant as margin, equal the market value of the instruments underlying the futures contract (sometimes referred to as the notional value of the contract). With respect to futures that are required to “cash settle,” however, a Portfolio is permitted to set aside or “earmark” liquid assets in an amount that, when added to the amounts deposited with a futures commission merchant as margin, equal the Portfolio’s daily marked to market (net) obligation under the contract (i.e., the daily market value of the contract itself), if any; in other words, the Portfolio may set aside its daily net liability, if any, rather than the notional value of the futures contract. By setting aside or “earmarking” assets equal to only its net obligation under cash-settled futures, a Portfolio will have the ability to utilize these contracts to a greater extent than if the Portfolio were required to segregate or “earmark” assets equal to the full notional value of the futures contract.

When selling a call option on a futures contract, a Portfolio will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that, when added to the amounts deposited with a futures commission merchant as margin, equal the total full notional value of the futures contract underlying the call option. Alternatively, the Portfolio may cover its position by entering into a long position in the same futures contract at a price no higher than the strike price of the call option, by owning the instruments underlying the futures contract, or by holding a separate call option permitting the Portfolio to purchase the same futures contract at a price not higher than the strike price of the call option sold by the Portfolio.

When selling a put option on a futures contract, the Portfolios will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, that equal the purchase price of the futures contract, less any margin on deposit. Alternatively, the Portfolios may cover the position either by entering into a short position in the same futures contract, or by owning a separate put option permitting it to sell the same futures contract so long as the strike price of the purchased put option is the same or higher than the strike price of the put option sold by the Portfolios.

To the extent that securities with maturities greater than one year are used to segregate or “earmark” assets to cover the Portfolios’ obligations under futures contracts and related options, such use will not eliminate the risk of a form of leverage, which may tend to exaggerate the effect on net asset value of any increase or decrease in the market value of each Portfolio’s portfolio, and may require liquidation of portfolio positions when it is not advantageous to

32

do so. However, any potential risk of leverage resulting from the use of securities with maturities greater than one year may be mitigated by the overall duration limit on each Portfolio’s portfolio securities. Thus, the use of a longer-term security may require the Portfolios to hold offsetting short-term securities to balance the Portfolios’ portfolios such that the Portfolios’ duration does not exceed the maximum permitted for the Portfolios in the Offering Memorandum.

The requirements for qualification as a regulated investment company also may limit the extent to which the Portfolios may enter into futures, futures options and forward contracts. See “Taxation.”

Risks Associated with Futures and Futures Options. There are several risks associated with the use of futures contracts and futures options as hedging techniques. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the Portfolios securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends. Futures contracts on U.S. Government securities historically have reacted to an increase or decrease in interest rates in a manner similar to that in which the underlying U.S. Government securities reacted. To the extent, however, that the Portfolios enter into such futures contracts the value of such futures will not vary in direct proportion to the value of the Portfolios’ holdings of U.S. Government securities. Thus, the anticipated spread between the price of the futures contract and the hedged security may be distorted due to differences in the nature of the markets. The spread also may be distorted by differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets.

Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

There can be no assurance that a liquid market will exist at a time when the Portfolios seek to close out a futures or a futures option position, and the Portfolios would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

Additional Risks of Options on Securities, Futures Contracts, and Options on Futures Contracts. Options on securities, futures contracts, options on futures contracts, may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. The value of such positions also could be adversely affected by: (i) other complex foreign political, legal and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Portfolio’s ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) lesser trading volume.

33

Swap Agreements and Options on Swap Agreements. The Portfolios may engage in swap transactions, including, but not limited to, swap agreements on interest rates, security or commodity indexes, specific securities and commodities, and credit and event-linked swaps. The Portfolios also may enter into options on swap agreements (“swaptions”).

A Portfolio may enter into swap transactions for any legal purpose consistent with its investment objectives and policies, such as attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities a Portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in a more cost efficient manner.

OTC swap agreements are bilateral contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard OTC swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or change in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities or commodities representing a particular index. A “quanto” or “differential” swap combines both an interest rate and a currency transaction. Certain swap agreements, such as interest rate swaps, are traded on exchanges and cleared through central clearing counterparties. Other forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. A total return swap agreement is a contract in which one party agrees to make periodic payments to another party based on the change in market value of underlying assets, which may include a single stock, a basket of stocks, or a stock index during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Consistent with a Portfolio’s investment objectives and general investment policies, certain of the Portfolios may invest in commodity swap agreements. For example, an investment in a commodity swap agreement may involve the exchange of floating-rate interest payments for the total return on a commodity index. In a total return commodity swap, a Portfolio will receive the price appreciation of a commodity index, a portion of the index, or a single commodity in exchange for paying an agreed-upon fee. If the commodity swap is for one period, a Portfolio may pay a fixed fee, established at the outset of the swap. However, if the term of the commodity swap is more than one period, with interim swap payments, a Portfolio may pay an adjustable or floating fee. With a “floating” rate, the fee may be pegged to a base rate, such as the London Interbank Offered Rate (“LIBOR”), and is adjusted each period. Therefore, if interest rates increase over the term of the swap contract, a Portfolio may be required to pay a higher fee at each swap reset date.

The Portfolios also may enter into swaptions. A swap option is a contract that gives a counterparty the right (but not the obligation) in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. The Portfolios may write (sell) and purchase put and call swaptions.

Depending on the terms of the particular option agreement, the Portfolios will generally incur a greater degree of risk when it writes a swap option than it will incur when it purchases a swap option. When the Portfolios purchases a swap option, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when the Portfolios writes a swap option, upon exercise of the option the Portfolios will become obligated according to the terms of the underlying agreement.

A Portfolio also may enter into forward volatility agreements, also known as volatility swaps. In a volatility swap, the counterparties agree to make payments in connection with changes in the volatility (i.e., the magnitude of change over a specified period of time) of an underlying reference instrument, such as a currency, rate, index, security or other financial instrument. Volatility swaps permit the parties to attempt to hedge volatility risk and/or take positions on the projected future volatility of an underlying reference instrument. For example, a Portfolio may enter into a volatility swap in order to take the position that the reference instrument’s volatility will increase over a particular period of time. If the reference instrument’s volatility does increase over the specified time, the Portfolio

34

will receive payment from its counterparty based upon the amount by which the reference instrument’s realized volatility level exceeds a volatility level agreed upon by the parties. If the reference instrument’s volatility does not increase over the specified time, the Portfolio will make a payment to the counterparty based upon the amount by which the reference instrument’s realized volatility level falls below the volatility level agreed upon by the parties. Payments on a volatility swap will be greater if they are based upon the mathematical square of volatility (i.e., the measured volatility multiplied by itself, which is referred to as “variance”). This type of a volatility swap is frequently referred to as a variance swap. Certain of the Portfolios may engage in volatility swaps.

Most types of swap agreements entered into by the Portfolios will calculate the obligations of the parties to the agreement on a “net basis.” Consequently, the Portfolios’ current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The Portfolios’ current obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Portfolios) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the segregation or “earmarking” of assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, to avoid any potential leveraging of each Portfolio’s portfolio. Obligations under swap agreements so covered will not be construed to be “senior securities” for purposes of the Portfolios’ investment restriction concerning senior securities.

A Portfolio also may enter into OTC and cleared credit default swap agreements. The credit default swap agreement may reference one or more debt securities or obligations that are not currently held by the Portfolio. The protection “buyer” in an OTC credit default contract is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract until a credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount if the swap is cash settled. A Portfolio may be either the buyer or seller in the transaction. If the Portfolio is a buyer and no credit event occurs, the Portfolio may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, a Portfolio generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, a Portfolio would effectively add leverage to its portfolio because, in addition to its total net assets, a Portfolio would be subject to investment exposure on the notional amount of the swap.

The spread of a credit default swap is the annual amount the protection buyer must pay the protection seller over the length of the contract, expressed as a percentage of the notional amount. When spreads rise, market -perceived credit risk rises and when spreads fall, market -perceived credit risk falls. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the credit soundness of the issuer of the reference obligation and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values, as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.

Credit default swap agreements sold by a Portfolio may involve greater risks than if a Portfolio had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, and with respect to OTC credit default swaps, counterparty risk and credit risk. A Portfolio will enter into uncleared credit default swap agreements only with counterparties that meet certain standards of creditworthiness. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. The Portfolio’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to the Portfolio). In connection with credit default swaps in which a Portfolio is the buyer or the seller, if the Portfolio covers its position through asset segregation, the Portfolio will segregate or “earmark” cash or liquid assets with a value at least equal to the Portfolio’s exposure (any accrued but unpaid net amounts owed by the Portfolio to any counterparty), on a marked-to-market basis (when the Portfolio is the buyer), or the full notional amount of the swap (minus any amounts owed to the Portfolio) (when the Portfolio is the seller). Such segregation or “earmarking” seeks to ensure that the Portfolio has assets available to satisfy its obligations with respect to the transaction and could have the effect of limiting any potential leveraging of a Portfolio’s portfolio. Such segregation or “earmarking” will not limit a Portfolio’s exposure to loss.

35

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related regulatory developments will require the clearing and exchange-trading of many standardized OTC derivative instruments that the CFTC and SEC recently defined as “swaps” including non-deliverable foreign exchange forwards, OTC foreign exchange options and swaptions. Mandatory exchange-trading and clearing is occurring on a phased-in basis based on type of market participant and CFTC approval of contracts for central clearing. PIMCO will continue to monitor developments in this area, particularly to the extent regulatory changes affect the Portfolios ability to enter into swap agreements.

Whether a Portfolio’s use of swap agreements or swaptions will be successful in furthering its investment objective will depend on PIMCO’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, a Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Portfolios will enter into swap agreements only with counterparties that meet certain standards of creditworthiness. Certain restrictions imposed on the Portfolios by the Internal Revenue Code may limit the Portfolios’ ability to use swap agreements. Currently, the swaps market is largely unregulated. It is possible that developments in the swaps market, including additional government regulation, could adversely affect a Portfolio’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with traditional investments. The use of a swap requires an understanding not only of the reference asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Because OTC swap agreements are two party contracts that may be subject to contractual restrictions on transferability and termination and because they may have remaining terms of greater than seven days, swap agreements may be considered to be illiquid and subject to a Portfolio’s limitation on investments in illiquid securities. However, the Trust has adopted procedures pursuant to which PIMCO may determine swaps to be liquid under certain circumstances. To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.

Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to a Portfolio’s interest. A Portfolio bears the risk that PIMCO will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing swap positions for the Portfolio. If PIMCO attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, the Portfolio will be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Portfolio. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Portfolio investments. Many swaps are complex and often valued subjectively.

A Portfolio also may enter into recovery locks. A recovery lock is an agreement between two parties that provides for a fixed payment by one party and the delivery of a reference obligation, typically a bond, by the other party upon the occurrence of a credit event, such as a default, by the issuer of the reference obligation. Recovery locks are used to “lock in” a recovery amount on the reference obligation at the time the parties enter into the agreement. In contrast to a credit default swap where the final settlement amount may be dependent on the market price for the reference obligation upon the credit event, a recovery lock fixes the settlement amount in advance and is not dependent on the market price of the reference obligation at the time of the credit event. Unlike certain other types of derivatives, recovery locks generally do not involve upfront or periodic cash payments by either of the parties. Instead, payment and settlement occurs after there has been a credit event. If a credit event does not occur prior to the termination date of a recovery lock, the agreement terminates and no payments are made by either party. A Portfolio may enter into a recovery lock to purchase or sell a reference obligation upon the occurrence of a credit event.

36

Recovery locks are subject to the risk that PIMCO will not accurately forecast the value of a reference obligation upon the occurrence of a credit event. For example, if a Portfolio enters into a recovery lock and agrees to deliver a reference obligation in exchange for a fixed payment upon the occurrence of a credit event, the value of the reference obligation or eventual recovery on the reference obligation following the credit event may be greater than the fixed payment made by the counterparty to the Portfolio. If this occurs, the Portfolio will incur a loss on the transaction. In addition to general market risks, recovery locks are subject to illiquidity risk, counterparty risk and credit risk. The market for recovery locks is relatively new and is smaller and less liquid than the market for credit default swaps and other derivatives. Elements of judgment may play a role in determining the value of a recovery lock. It may not be possible to enter into a recovery lock at an advantageous time or price. A Portfolio will only enter into recovery locks with counterparties that meet certain standards of creditworthiness.

A Portfolio’s obligations under a recovery lock will be determined daily. In connection with recovery locks in which a Portfolio is the seller, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, or enter into certain offsetting positions, with a value at least equal to the Portfolio’s obligations, on a marked-to-market basis. In connection with recovery locks in which a Portfolio is the buyer, the Portfolio will segregate or “earmark” cash or assets determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, or enter into offsetting positions, with a value at least equal to the fixed payment amount of the recovery lock (minus any amounts owed to the Portfolio, if applicable). Such segregation or “earmarking” will ensure that the Portfolio has assets available to satisfy its obligations with respect to the transaction and will limit any potential leveraging of the Portfolio’s portfolio.

Correlation Risk. In certain cases, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. There are a number of factors which may prevent a mutual fund, or derivatives or other strategies used by a fund, from achieving desired correlation (or inverse correlation) with an index. These may include, but are not limited to: (i) the impact of fund fee, expenses and transaction costs, including borrowing and brokerage costs/bid-ask spreads, which are not reflected in index returns; (ii) differences in the timing of daily calculations of the value of an index and the timing of the valuation of derivatives, securities and other assets held by a fund and the determination of the net asset value of fund shares; (iii) disruptions or illiquidity in the markets for derivative instruments or securities in which a fund invests; (iv) a portfolio having exposure to or holding less than all of the securities in the underlying index and/or having exposure to or holding securities not included in the underlying index; (v) large or unexpected movements of assets into and out of a portfolio (due to share purchases or redemptions, for example), potentially resulting in the portfolio being over- or under-exposed to the index; (vi) the impact of accounting standards or changes thereto; (vii) changes to the applicable index that are not disseminated in advance; (viii) a possible need to conform a fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (ix) fluctuations in currency exchange rates.

Risk of Potential Government Regulation of Derivatives. It is possible that government regulation of various types of derivative instruments, including futures, options and swap agreements, may limit or prevent the Portfolios from using such instruments as a part of its investment strategy, and could ultimately prevent the Portfolios from being able to achieve its investment objective. It is impossible to fully predict the effects of past, present or future legislation and regulation in this area, but the effects could be substantial and adverse. It is possible that legislative and regulatory activity could limit or restrict the ability of the Portfolios to use certain instruments as a part of its investment strategy. Limits or restrictions applicable to the counterparties with which the Portfolios engages in derivative transactions could also prevent the Portfolios from using certain instruments.

There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Portfolios or the ability of the Portfolios to continue to implement their investment strategies. The futures, options and swaps markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures, options and swaps transactions in the U.S. is a rapidly changing area of law and is subject to modification by government and judicial action.

37

In particular, the Dodd-Frank Act was signed into law on July 21, 2010. The Dodd-Frank Act has changed the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a new legislative framework for OTC derivatives, including financial instruments, such as swaps, in which the Portfolios may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and will require clearing and exchange trading of many OTC derivatives transactions. The CFTC and SEC recently finalized the definition of “swap” and “security-based swap.” These definitions were effective October 12, 2012 and provide the parameters around which contracts will be subject to further regulation under the Dodd-Frank Act.

Provisions in the Dodd-Frank Act include new capital and margin requirements and the mandatory use of clearinghouse mechanisms for many OTC derivative transactions. The CFTC, SEC and other federal regulators have been developing the rules and regulations enacting the provisions of the Dodd-Frank Act. Because there is a prescribed phase-in period during which most of the mandated rulemaking and regulations will be implemented, it is not possible at this time to gauge the exact nature and full scope of the impact of the Dodd-Frank Act on any of the Portfolios. However, it is expected that swap dealers, major market participants and swap counterparties will experience new and/or additional regulations, requirements, compliance burdens and associated costs. The new law and the rules to be promulgated may negatively impact a Portfolio’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. In particular, new position limits imposed on a Portfolio or its counterparties may impact that Portfolio’s ability to invest in futures, options and swaps in a manner that efficiently meets its investment objective. New requirements even if not directly applicable to the Portfolios, including capital requirements, changes to the CFTC speculative position limits regime and mandatory clearing, may increase the cost of a Portfolio’s investments and cost of doing business, which could adversely affect investors.

Exchange-Traded Notes

Exchange-traded notes (“ETNs”) are senior, unsecured, unsubordinated debt securities whose returns are linked to the performance of a particular market benchmark or strategy minus applicable fees. ETNs are traded on an exchange (e.g., the New York Stock Exchange (“NYSE”)) during normal trading hours. However, investors can also hold the ETN until maturity. At maturity, the issuer pays to the investor a cash amount equal to the principal amount, subject to the day’s market benchmark or strategy factor.

ETNs do not make periodic coupon payments or provide principal protection. ETNs are subject to credit risk and the value of the ETN may drop due to a downgrade in the issuer’s credit rating, despite the underlying market benchmark or strategy remaining unchanged. The value of an ETN may also be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying assets, changes in the applicable interest rates, changes in the issuer’s credit rating, and economic, legal, political, or geographic events that affect the referenced underlying asset. When a Portfolio invests in ETNs it will bear its proportionate share of any fees and expenses borne by the ETN. A Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market. In addition, although an ETN may be listed on an exchange, the issuer may not be required to maintain the listing and there can be no assurance that a secondary market will exist for an ETN.

ETNs are also subject to tax risk. No assurance can be given that the IRS will accept, or a court will uphold, how the Portfolios characterize and treat ETNs for tax purposes. Further, the IRS and Congress are considering proposals that would change the timing and character of income and gains from ETNs.

An ETN that is tied to a specific market benchmark or strategy may not be able to replicate and maintain exactly the composition and relative weighting of securities, commodities or other components in the applicable market benchmark or strategy. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Leveraged ETNs are subject to the same risk as other instruments that use leverage in any form.

The market value of ETN shares may differ from their market benchmark or strategy. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the securities, commodities or other components underlying the market benchmark or strategy that the ETN seeks to track. As a result, there may be times when an ETN share trades at a premium or discount to its market benchmark or strategy.

38

Delayed Funding Loans and Revolving Credit Facilities

The Portfolios may enter into, or acquire participations in, delayed funding loans and revolving credit facilities. Delayed funding loans and revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. A revolving credit facility differs from a delayed funding loan in that as the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolving credit facility. Delayed funding loans and revolving credit facilities usually provide for floating or variable rates of interest. These commitments may have the effect of requiring the Portfolios to increase its investment in a company at a time when it might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). To the extent that the Portfolios are committed to advance additional funds, it will at all times segregate or “earmark” assets, determined to be liquid by PIMCO in accordance with procedures established by the Board of Trustees, in an amount sufficient to meet such commitments.

The Portfolios may invest in delayed funding loans and revolving credit facilities with credit quality comparable to that of issuers of its securities investments. Delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the Portfolios may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. The Portfolios currently intend to treat delayed funding loans and revolving credit facilities for which there is no readily available market as illiquid for purposes of the Portfolios’ limitation on illiquid investments. For a further discussion of the risks involved in investing in loan participations and other forms of direct indebtedness, see “Indebtedness, Loan Participations and Assignments.” Participation interests in revolving credit facilities will be subject to the limitations discussed in “Indebtedness, Loan Participations and Assignments.” Delayed funding loans and revolving credit facilities are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by the Portfolios.

When-Issued, Delayed Delivery and Forward Commitment Transactions

The Portfolios may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis. When such purchases are outstanding, a Portfolio will segregate or “earmark” liquid assets in an amount sufficient to meet the purchase price. Typically, no income accrues on securities the Portfolio has committed to purchase prior to the time delivery of the securities is made, although the Portfolio may earn income on securities it has segregated or “earmarked.”

When purchasing a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolios assume the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. Because the Portfolios are not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Portfolios’ other investments. If the other party to a transaction fails to deliver the securities, the Portfolios could miss a favorable price or yield opportunity. If the Portfolios remain substantially fully invested at a time when when-issued, delayed delivery, or forward commitment purchases are outstanding, the purchases may result in a form of leverage.

When the Portfolios have sold a security on a when-issued, delayed delivery, or forward commitment basis, the Portfolios do not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, the Portfolios could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery, or forward commitment basis without owning the security, the Portfolios will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed upon price on the settlement date.

The Portfolios may dispose of or renegotiate a transaction after it is entered into, and may purchase or sell when-issued, delayed delivery or forward commitment securities before the settlement date, which may result in a gain or loss. There is no percentage limitation on the extent to which the Portfolios may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis.

39

Standby Commitment Agreements

The Portfolios may enter into standby commitment agreements, which are agreements that obligate a party, for a set period of time, to buy a certain amount of a security that may be issued and sold at the option of the issuer. The price of a security purchased pursuant to a standby commitment agreement is set at the time of the agreement. In return for its promise to purchase the security, the Portfolios receive a commitment fee based upon a percentage of the purchase price of the security. The Portfolios receive this fee whether or not it is ultimately required to purchase the security.

There is no guarantee that the securities subject to a standby commitment agreement will be issued or, if such securities are issued, the value of the securities on the date of issuance may be more or less than the purchase price. The Portfolios will limit its investments in standby commitment agreements with remaining terms exceeding seven days pursuant to the limitation on investments in illiquid securities. The Portfolios will record the purchase of a standby commitment agreement, and will reflect the value of the security in the Portfolios’ net asset value, on the date on which the security can reasonably be expected to be issued.

Short Sales

The Portfolios, may make short sales of securities to: (i) offset potential declines in long positions in similar securities; (ii) to increase the flexibility of the Portfolios; (iii) for investment return; (iv) as part of a risk arbitrage strategy; and (v) as part of its overall portfolio management strategies involving the use of derivative instruments. A short sale is a transaction in which a Portfolio sells a security it does not own in anticipation that the market price of that security will decline.

When a Portfolio makes a short sale, it will often borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. In connection with short sales of securities, the Portfolios may pay a fee to borrow securities or maintain an arrangement with a broker to borrow securities, and is often obligated to pay over any accrued interest and dividends on such borrowed securities.

If the price of the security sold short increases between the time of the short sale and the time that the Portfolios replace the borrowed security, the Portfolios will incur a loss; conversely, if the price declines, the Portfolios will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. The successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.

The Portfolios may invest pursuant to a risk arbitrage strategy to take advantage of a perceived relationship between the value of two securities. Frequently, a risk arbitrage strategy involves the short sale of a security.

To the extent that a Portfolio engages in short sales, it will provide collateral to the broker-dealer and (except in the case of short sales “against the box”) will maintain additional asset coverage in the form of segregated or “earmarked” assets that PIMCO determines to be liquid in accordance with procedures established by the Board of Trustees and that is equal to the current market value of the securities sold short, or will ensure that such positions are covered by “offsetting” positions, until the Portfolio replaces the borrowed security. A short sale is “against the box” to the extent that a Portfolio contemporaneously owns, or has the right to obtain at no added cost, securities identical to those sold short. The Portfolios will engage in short selling to the extent permitted by the federal securities laws and rules and interpretations thereunder. To the extent a Portfolio engages in short selling in foreign (non-U.S.) jurisdictions, the Portfolio will do so to the extent permitted by the laws and regulations of such jurisdiction.

144A Securities

In addition to the Portfolios’ investments in privately placed and unregistered securities, the Portfolios may also invest in securities sold pursuant to Rule 144A of the Securities Act. Such securities are commonly known as “144A securities” and may only be resold under certain circumstances to other institutional buyers. 144A securities

40

frequently trade in an active secondary market and are treated as liquid under procedures approved by the Board of Trustees. As a result of the resale restrictions on 144A securities, there is a greater risk that they will become illiquid than securities registered with the SEC.

Regulation S Securities

A Portfolio may invest in the securities of U.S. and non-U.S. issuers that are issued through private offerings without registration with the SEC pursuant to Regulation S under the Securities Act of 1933 (“Regulation S Securities”). Offerings of Regulation S Securities may be conducted outside of the United States. Because Regulation S Securities are subject to legal or contractual restrictions on resale, Regulation S Securities may be considered illiquid. If a Regulation S Security is determined to be illiquid, the investment will be included with a Portfolio’s 15% of net assets limitation on investment in illiquid securities. Furthermore, because Regulation S Securities are generally less liquid than registered securities, a Portfolio may take longer to liquidate these positions than would be the case for publicly traded securities. Although Regulation S Securities may be resold in privately negotiated transactions, the price realized from these sales could be less than those originally paid by a Portfolio. Further, companies whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that would be applicable if their securities were publicly traded. Accordingly, Regulation S Securities may involve a high degree of business and financial risk and may result in substantial losses.

Illiquid Securities

The Portfolios may invest up to 15% of its net assets in illiquid securities. The term “illiquid securities” for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Portfolios has valued the securities. Illiquid securities are considered to include, among other things, written OTC options, securities or other liquid assets being used as cover for such options, repurchase agreements with remaining maturities in excess of seven days, certain loan participation interests, fixed time deposits which are not subject to prepayment or provide for withdrawal penalties upon prepayment (other than overnight deposits), and other securities whose disposition is restricted under the federal securities laws (other than 144A securities and certain commercial paper that PIMCO has determined to be liquid under procedures approved by the Board of Trustees).

Illiquid securities may include privately placed securities, which are sold directly to a small number of investors, usually institutions. Unlike public offerings, such securities are not registered under the federal securities laws. Although certain of these securities may be readily sold, others may be illiquid, and their sale may involve substantial delays and additional costs.

Loans of Portfolio Securities

For the purpose of achieving income, the Portfolios may lend their portfolio securities to brokers, dealers, and other financial institutions, provided: (i) the loan is secured continuously by collateral consisting of U.S. Government securities, cash or cash equivalents (negotiable certificates of deposits, bankers’ acceptances or letters of credit) maintained on a daily mark-to-market basis in an amount at least equal to 102% or the market value (plus accrued interest) of the securities loaned or 105% of the market value (plus accrued interest) of the securities loaned if the borrowed securities are principally cleared and settled outside of the U.S.; (ii) the Portfolios may at any time call the loan and obtain the return of the securities loaned; (iii) the Portfolios will receive any interest or dividends paid on the loaned securities; and (iv) the aggregate market value of securities loaned will not at any time exceed 33-1/3% of the total assets of the Portfolios (including the collateral received with respect to such loans). The Portfolios’ performance will continue to reflect the receipt of either interest through investment of cash collateral by the Portfolios in permissible investments, or a fee, if the collateral is U.S. Government securities. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral should the borrower fail to return the securities loaned or become insolvent. The Portfolios may pay lending fees to the party arranging the loan. Cash collateral received by the Portfolios in securities lending transactions may be invested in short-term liquid Fixed Income Instruments or in money market or short-term funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. The Portfolios bear the risk of such investments.

41

Government Intervention in Financial Markets

Instability in the financial markets during and after the 2008-2009 financial downturn has led the U.S. Government and governments across the world to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, and in some cases a lack of liquidity. Most significantly, the U.S. Government has enacted a broad-reaching regulatory framework over the financial services industry and consumer credit markets, the potential impact of which on the value of securities held by the Portfolios is unknown. Federal, state, and other governments, their regulatory agencies, or self regulatory organizations may take actions that affect the regulation of the instruments in which the Portfolios invest, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Portfolios itself is regulated. Such legislation or regulation could limit or preclude the Portfolios’ ability to achieve its investment objective.

Governments or their agencies may also acquire distressed assets from financial institutions and acquire ownership interests in those institutions. The implications of government ownership and disposition of these assets are unclear, and such a program may have positive or negative effects on the liquidity, valuation and performance of the Portfolios’ portfolio holdings. Furthermore, volatile financial markets can expose the Portfolios to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Portfolios. The Portfolios has established procedures to assess the liquidity of portfolio holdings and to value instruments for which market prices may not be readily available. PIMCO will monitor developments and seek to manage the Portfolios in a manner consistent with achieving the Portfolios’ investment objective, but there can be no assurance that it will be successful in doing so.

The value of the Portfolios’ holdings is also generally subject to the risk of future local, national, or global economic disturbances based on unknown weaknesses in the markets in which the Portfolios invest. In the event of such a disturbance, issuers of securities held by the Portfolios may experience significant declines in the value of their assets and even cease operations, or may receive government assistance accompanied by increased restrictions on their business operations or other government intervention. In addition, it is not certain that the U.S. Government will intervene in response to a future market disturbance and the effect of any such future intervention cannot be predicted. It is difficult for issuers to prepare for the impact of future financial downturns, although companies can seek to identify and manage future uncertainties through risk management programs.

Investments in Business Development Companies (“BDCs”)

Certain of the Portfolios may invest in BDCs, which typically operate as publicly traded private equity firms that invest in early stage to mature private companies as well as small public companies. BDCs are regulated under the 1940 Act and are generally taxed as regulated investment companies under the Internal Revenue Code. BDCs realize operating income when their investments are sold off, and therefore maintain complex organizational, operational, tax and compliance requirements. For tax purposes, BDCs generally intend to qualify for taxation as regulated investment companies. To so qualify, BDCs must satisfy certain asset diversification and source of income tests and must generally distribute at least 90% of their taxable earnings as dividends. Under the 1940 Act, BDCs are also required to invest at least 70% of their total assets primarily in securities of private companies or thinly traded U.S. public companies, cash, cash equivalents, U.S. government securities and high quality debt investments that mature in one year or less. Generally, little public information exists for private and thinly traded companies and there is a risk that investors may not be able to make a fully informed decision. Additionally, a BDC may only incur indebtedness in amounts such that the BDC’s asset coverage equals at least 200% after such incurrence. These limitations on asset mix and leverage may prohibit the way that the BDC raises capital.

Investments in the Wholly-Owned Subsidiary

Investments in each Subsidiary are expected to permit the PIMCO Short-Term Floating NAV Portfolio III to engage in tax-exempt trading of Japanese government bonds, finance bills and treasury bills. The PIMCO Short-Term Floating NAV Portfolio III is the sole shareholder of each Subsidiary, and it is not currently expected that shares of each Subsidiary will be sold or offered to other investors. It is expected that each Subsidiary will invest primarily in Japanese government bonds, finance bills and treasury bills. Although the PIMCO Short-Term Floating NAV Portfolio III may invest in these instruments directly, the Portfolio will likely gain exposure to these instruments

42

indirectly by investing in each Subsidiary. Each Subsidiary may also invest in derivatives, forward contracts and other Fixed Income Instruments. To the extent that the PIMCO Short-Term Floating NAV Portfolio III invests in a Subsidiary, the Portfolio may be subject to the risks associated with those securities and instruments, which are discussed elsewhere in the Offering Memorandum and this Offering Memorandum Supplement.

While each Subsidiary may be considered similar to an investment company, it is not registered under the 1940 Act and, unless otherwise noted in the Offering Memorandum and this Offering Memorandum Supplement, is not subject to all of the investor protections of the 1940 Act and other U.S. regulations. Changes in the laws of the United States, the Cayman Islands and/or Japan could result in the inability of the PIMCO Short-Term Floating NAV Portfolio III and/or a Subsidiary to operate as described in the Offering Memorandum and this Offering Memorandum Supplement and could negatively affect the Portfolio and its shareholders.

In May 2014, the Board of Trustees granted PIMCO the authority to establish and terminate wholly-owned subsidiaries of the Funds to implement certain trading strategies, hold certain investments or for other reasons.

Increasing Government Debt

The total public debt of the United States as a percentage of gross domestic product has grown rapidly since the beginning of the 2008-2009 financial downturn. Governmental agencies project that the United States will continue to maintain high debt levels for the foreseeable future. Although high debt levels do not necessarily indicate or cause economic problems, they may create certain systemic risks if sound debt management practices are not implemented.

A high national debt level may increase market pressures to meet government funding needs, which may drive debt costs higher and cause the U.S. Treasury to sell additional debt with shorter maturity periods, thereby increasing refinancing risk. A high national debt also raises concerns that the U.S. Government will not be able to make principal or interest payments when they are due. In the worst case, unsustainable debt levels can cause declines in the valuation of currencies, and can prevent the U.S. Government from implementing effective counter-cyclical fiscal policy in economic downturns.

In August 2011, S&P lowered its long-term sovereign credit rating on the U.S. In explaining the downgrade, S&P cited, among other reasons, controversy over raising the statutory debt ceiling and growth in public spending. The ultimate impact of the downgrade is uncertain, but it may lead to increased interest rates and volatility, particularly if other rating agencies similarly lower their ratings on the U.S. The market prices and yields of securities supported by the full faith and credit of the U.S. government may be adversely affected by a sovereign credit rating downgrade. Moreover, additional credit rating downgrades of U.S. sovereign debt or of U.S. government-sponsored enterprises may result in financial market declines, increased volatility and significant disruption across various financial markets and asset classes. This could adversely affect the value of the Portfolios’ investments.

Inflation and Deflation

The Portfolios may be subject to inflation and deflation risk. Inflation risk is the risk that the present value of assets or income of a Portfolio will be worth less in the future as inflation decreases the present value of money. A Portfolio’s dividend rates or borrowing costs, where applicable, may also increase during periods of inflation. This may further reduce Portfolio performance. Deflation risk is the risk that prices throughout the economy decline over time creating an economic recession, which could make issuer default more likely and may result in a decline in the value of a Portfolio’s assets. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.

Temporary Investment

If PIMCO believes that economic or market conditions are unfavorable to investors, PIMCO may temporarily invest up to 100% of the Portfolios’ assets in certain defensive strategies, including holding a substantial portion of the Portfolios’ assets in cash, cash equivalents or other highly rated short-term securities, including securities issued or guaranteed by the U.S. government, its agencies or instrumentalities.

43

Regulatory Risk

Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way a Portfolio is regulated, affect the expenses incurred directly by the Portfolio and the value of its investments, and limit and/or preclude a Portfolio’s ability to achieve its investment objective. Government regulation may change frequently and may have significant adverse consequences. Moreover, government regulation may have unpredictable and unintended effects. Many of the changes required by the Dodd-Frank Act could materially impact the profitability of the Portfolios and the value of assets they hold, expose the Portfolios to additional costs, require changes to investment practices, and adversely affect the Portfolios’ ability to pay dividends. For example, the Volcker Rule’s restrictions on proprietary trading may negatively impact fixed income market making capacity and could, therefore, result in reduced liquidity in fixed income markets. While there continues to be uncertainty about the full impact of these and other regulatory changes, it is the case that the Portfolios will be subject to a more complex regulatory framework, and may incur additional costs to comply with new requirements as well as to monitor for compliance in the future.

Portfolio Operations

Operational Risk. An investment in a Portfolio, like any portfolio, can involve operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on a Portfolio. While the Portfolios seek to minimize such events through controls and oversight, there may still be failures that could cause losses to a Portfolio.

Cyber Security Risk. As the use of technology has become more prevalent in the course of business, the Portfolios have become potentially more susceptible to operational risks through breaches in cyber security. A breach in cyber security refers to both intentional and unintentional events that may cause a Portfolio to lose proprietary information, suffer data corruption, or lose operational capacity. This in turn could cause a Portfolio to incur regulatory penalties, reputational damage, additional compliance costs associated with corrective measures, and/or financial loss. Cyber security breaches may involve unauthorized access to a Portfolio’s digital information systems (e.g., through “hacking” or malicious software coding), but may also result from outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users). In addition, cyber security breaches of a Portfolio’s third party service providers (e.g., administrators, transfer agents, custodians and sub-advisers) or issuers that a Portfolio invests in can also subject a Portfolio to many of the same risks associated with direct cyber security breaches. Like with operational risk in general, the Portfolios have established risk management systems designed to reduce the risks associated with cyber security. However, there is no guarantee that such efforts will succeed, especially since the Portfolios do not directly control the cyber security systems of issuers or third party service providers.

INVESTMENT RESTRICTIONS

Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed. To the extent that borrowings for temporary administrative purposes exceed 5% of the total assets of a Portfolio, such excess shall be subject to the 300% asset coverage requirement.

To the extent a Portfolio covers its commitment under a reverse repurchase agreement (or economically similar transaction), credit default swap or other derivative instrument by the segregating or “earmarking” of assets

44

determined to be liquid in accordance with procedures adopted by the Board of Trustees, equal in value to the amount of the Portfolio’s commitment to repurchase, such an agreement will not be considered a “senior security” by the Portfolio and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Portfolio.

The staff of the SEC has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Portfolios have adopted an investment policy pursuant to which the Portfolios will not purchase or sell OTC options if, as a result of such transactions, the sum of: (1) the market value of purchased OTC options currently outstanding which are held by a Portfolio, and (2) the market value of the underlying securities (including any collateral posted by the Portfolios) covering OTC options currently outstanding which were sold by the Portfolios, exceeds 15% of the net assets of a Portfolio, taken at market value, together with all other assets of the Portfolio which are illiquid or are otherwise not readily marketable. However, if an OTC option is sold by a Portfolio to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Portfolio has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Portfolio will treat as illiquid such amount of the underlying securities equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying securities minus the option’s strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is “in-the-money.” This policy is not a fundamental policy of the Portfolio and may be amended by the Board of Trustees without the approval of shareholders. However, the Portfolio will not change or modify this policy prior to the change or modification by the SEC staff of its position.

For purposes of applying the Portfolios’ investment policies and restrictions (as stated in the Offering Memorandum and this Offering Memorandum Supplement) swap agreements are generally valued by the Portfolios at market value. In the case of a credit default swap, however, in applying certain of the Portfolios’ investment policies and restrictions the Portfolio will value the credit default swap at its notional value or its full exposure value (i.e., the sum of the notional amount for the contract plus the market value), but may value the credit default swap at market value for purposes of applying certain of the Portfolios’ other investment policies and restrictions. For example, a Portfolio may value credit default swaps at full exposure value for purposes of the Portfolio’s credit quality guidelines because such value reflects the Portfolio’s actual economic exposure during the term of the credit default swap agreement. In this context, both the notional amount and the market value may be positive or negative depending on whether the Portfolio is selling or buying protection through the credit default swap. The manner in which certain securities or other instruments are valued by the Portfolios for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.

For purposes of each Portfolio’s policy with respect to diversification (as stated in Fundamental Investment Restriction 2 in the “Investment Restrictions” section of the Offering Memorandum), traditional bond insurance on a security will not be treated as a separate security, and the insurer will not be treated as a separate issuer of the security. Therefore, each Portfolio’s policy with respect to diversification does not limit the percentage of the Portfolio’s assets that may be invested in securities insured by a single bond insurer.

The Portfolios interpret their policies with respect to borrowing and lending to permit such activities as may be lawful for the Portfolios, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC. Pursuant to an exemptive order issued by the SEC on November 19, 2001, the Portfolios may enter into transactions among the other open-end funds advised by PIMCO with respect to the investment of daily cash balances of such other funds in shares of the Portfolios, as well as the use of daily excess cash balances of the Portfolios in inter-fund lending transactions with such other funds for temporary cash management purposes. The interest paid by such other funds in such an arrangement will be less than that otherwise payable for a comparable loan, and will be in excess of the overnight rate the Portfolios could otherwise earn as lender in such a transaction. The Portfolios may not invest in any stock or equities.

Unless otherwise indicated, all limitations applicable to a Portfolios’ investments (as stated above and elsewhere in this Offering Memorandum Supplement) apply only at the time of investment. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed to be of comparable quality), or change in the percentage of a Portfolio’s assets invested in certain securities or other instruments, or change in the average

45

duration of a Portfolio’s investment portfolio, resulting from market fluctuations or other changes in the Portfolio’s total assets will not require the Portfolio to dispose of an investment. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security.

From time to time, a Portfolio may voluntarily participate in actions (for example, rights offerings, conversion privileges, exchange offers, credit event settlements, etc.) where the issuer or counterparty offers securities or instruments to holders or counterparties, such as the Portfolio, and the acquisition is determined to be beneficial to Portfolio shareholders (“Voluntary Action”). Notwithstanding any percentage investment limitation listed under the “Investment Restrictions” sections of the Offering Memorandum and this Offering Memorandum Supplement or any percentage investment limitation of the 1940 Act or rules thereunder, if a Portfolio has the opportunity to acquire a permitted security or instrument through a Voluntary Action, and the Portfolio will exceed a percentage investment limitation following the acquisition, it will not constitute a violation if, prior to the receipt of the securities or instruments and after announcement of the offering, the Portfolio sells an offsetting amount of assets that are subject to the investment limitation in question at least equal to the value of the securities or instruments to be acquired.

Unless otherwise indicated, all percentage limitations on Portfolio investments (as stated throughout the Offering Memorandum and this Offering Memorandum Supplement) that are not: (i) specifically included in the “Investment Restrictions” section of the Offering Memorandum and this Offering Memorandum Supplement; or (ii) imposed by the 1940 Act, rules thereunder, the Internal Revenue Code or related regulations (the “Elective Investment Restrictions”), will apply only at the time of investment unless the acquisition is a Voluntary Action. The percentage limitations and absolute prohibitions with respect to Elective Investment Restrictions are not applicable to the Portfolios’ acquisitions of securities or instruments through a Voluntary Action.

Each Portfolio has investment policies, limitations, or practices that are applicable “normally” or under “normal circumstances” or “normal market conditions” (as stated above and elsewhere in this Offering Memorandum Supplement or in the Offering Memorandum). Pursuant to the discretion of PIMCO, these investment policies, limitations, or practices may not apply during periods of abnormal purchase or redemption activity or during periods of unusual or adverse market, economic, political or other conditions. Such market, economic or political conditions may include periods of abnormal or heightened market volatility, strained credit and/or liquidity conditions, or increased governmental intervention in the markets or industries. During such periods, the Portfolios may not invest according to its principal investment strategies or in the manner in which its name may suggest, and may be subject to different and/or heightened risks. It is possible that such unusual or adverse conditions may continue for extended periods of time.

MANAGEMENT OF THE TRUST

Trustees and Officers

The business of the Trust is managed under the direction of the Trust’s Board of Trustees. Subject to the provisions of the Trust’s Declaration of Trust, its By-Laws and Massachusetts law, the Board of Trustees (the “Board”) has all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust’s officers.

Leadership Structure and Risk Oversight Function

The Board is currently composed of five Trustees, three of whom are not “interested persons” of the Trust (as that term is defined by Section 2(a)(19) of the 1940 Act) (“Independent Trustees”). The Trustees meet periodically throughout the year to discuss and consider matters concerning the Trust and to oversee the Trust’s activities, including its investment performance, compliance program and risks associated with its activities.

Brent R. Harris, a Managing Director and member of the Executive Committee of PIMCO, and therefore an “interested person” of the Trust, serves as Chairman of the Board. The Board has established three standing committees to facilitate the Trustees’ oversight of the management of the Trust: an Audit Committee, a Valuation Committee and a Governance Committee. The scope of each Committee’s responsibilities is discussed in greater

46

detail below. The Board does not have a lead Independent Trustee; however, the Chairs of the Audit Committee and Governance Committee, each of whom is an Independent Trustee, act as liaisons between the Independent Trustees and the Trust’s management between Board Meetings and, with management, are involved in the preparation of agendas for Board and Committee meetings. The Board believes that, as Chairman, Mr. Harris provides skilled executive leadership to the Trust and performs an essential liaison function between the Trust and PIMCO, its investment adviser. The Board believes that its governance structure allows all of the Independent Trustees to participate in the full range of the Board’s oversight responsibilities. The Board reviews its structure regularly as part of its annual self-evaluation. The Board has determined that its leadership structure is appropriate in light of the characteristics and circumstances of the Trust because it allocates areas of responsibility among the Committees and the Board in a manner that enhances effective oversight. The Board considered, among other things, the role of PIMCO in the day-to-day management of the Trust’s affairs; the extent to which the work of the Board is conducted through the Committees; the number of portfolios that comprise the Trust and other trusts in the fund complex overseen by members of the Board; the variety of asset classes those portfolios include; the net assets of each Portfolio, the Trust and the fund complex; and the management, distribution and other service arrangements of each Portfolio, the Trust and the fund complex.

In its oversight role, the Board has adopted, and periodically reviews, policies and procedures designed to address risks associated with the Trust’s activities. In addition, PIMCO and the Trust’s other service providers have adopted policies, processes and procedures to identify, assess and manage risks associated with the Trust’s activities. The Trust’s senior officers, including, but not limited to, the Chief Compliance Officer (“CCO”) and Treasurer, PIMCO portfolio management personnel and other senior personnel of PIMCO, the Trust’s independent registered public accounting firm (the “independent auditors”) and personnel from the Trust’s third-party service providers make periodic reports to the Board and its Committees with respect to a variety of matters, including matters relating to risk management.

Qualifications of the Trustees

The charts below identify the Trustees and executive officers of the Trust. Unless otherwise indicated, the address of all persons below is 650 Newport Center Drive, Newport Beach, CA 92660.

Trustees of the Trust

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee*	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years

Interested Trustees[1]

Brent R. Harris (1959) Chairman of the Board and Trustee	02/1992 to present	Managing Director and member of Executive Committee, PIMCO.	175	Chairman and Trustee,
PIMCO Variable
Insurance Trust;
Chairman and Trustee,
PIMCO ETF Trust;
Chairman and Trustee,
PIMCO Equity Series;
Chairman and Trustee,
PIMCO Equity Series
VIT; Director,
StocksPLUS®
Management, Inc; and
member of Board of
Governors,
Investment Company
Institute. Board
Member and Owner,
Harris Holdings, LLC
(1992-present).

47

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served†	Principal Occupation(s) During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee*	Other Public Company and Investment Company Directorships Held by Trustee During the Past 5 Years

Douglas M. Hodge (1957) Trustee	02/2010 to present	Managing Director, Chief Executive Officer, PIMCO (since 2/14); Chief Operating Officer, PIMCO (7/09 – 2/14); Member of Executive Committee and Head of PIMCO’s Asia Pacific region. Member Global Executive Committee, Allianz Asset Management.	167	Trustee, PIMCO Variable Insurance Trust; Trustee, PIMCO ETF Trust.

Independent Trustees

E. Philip Cannon (1940) Trustee	05/2000 to present	Private Investor. Formerly, President, Houston Zoo.	175	Trustee, PIMCO Variable
Insurance Trust; Trustee,
PIMCO ETF Trust;
Trustee, PIMCO Equity
Series; Trustee, PIMCO
Equity Series VIT.
Formerly, Trustee,
Allianz Funds (formerly,
PIMCO Funds: Multi-
				Manager Series.

J. Michael Hagan (1939) Trustee	05/2000 to present	Private Investor and Business Advisor (primarily to manufacturing companies).	167	Trustee, PIMCO Variable Insurance Trust; Trustee, PIMCO ETF Trust.

Ronald C. Parker (1951) Trustee	07/2009 to present	Director of Roseburg Forest Products Company. Formerly, Chairman of the Board, The Ford Family Foundation. Formerly President, Chief Executive Officer, Hampton Affiliates (forestry products).	167	Trustee, PIMCO Variable Insurance Trust; Trustee, PIMCO ETF Trust.

(1)	Mr. Harris and Mr. Hodge are “interested persons” of the Trust (as that term is defined in the 1940 Act) because of their affiliations with PIMCO.
(†)	Trustees serve until their successors are duly elected and qualified.

48

(*)	The information for the individuals listed is as of June 1, 2014.

The Board has determined that each of the Trustees is qualified to serve as a Trustee of the Trust, based on a review of the experience, qualifications, attributes and skills of each Trustee, including those listed in the table above. With the exception of Messrs. Hodge and Parker, each Trustee has significant experience as a Trustee of the Trust and has served for several years as a Trustee for other funds in the same fund complex as the Trust. The Board has taken into account each Trustee’s commitment to the Board and participation in Board and committee meetings throughout his tenure on the Board. The following is a summary of qualifications, experiences and skills of each Trustee (in addition to the principal occupation(s) during the past five years noted in the table above) that support the conclusion that each individual is qualified to serve as a Trustee:

Mr. Harris’s position as a Managing Director of PIMCO and a Member of its Executive Committee give him valuable experience with the day-to-day management of the operation of the Trust as well as other funds within the fund complex, enabling him to provide essential management input to the Board.

Mr. Hodge’s position as Chief Executive Officer and a Managing Director of PIMCO, as well as his former position as Chief Operating Officer of PIMCO, and his position as a Member of the Global Executive Committee of Allianz Asset Management of America L.P. (“Allianz Asset Management”) give him valuable financial and operational experience with the day-to-day management of the Trust and PIMCO, its adviser, which enable him to provide essential management input to the Board.

Mr. Cannon has experience as the proprietor of a private equity investment firm and as president of a nonprofit entity. His qualifications also include past participation on the board of PIMCO Funds Multi-Manager Series (now known as Allianz Funds). Mr. Cannon also has prior experience as a board member of a public company.

Mr. Hagan has experience in the areas of financial reporting and accounting, including past experience as Chairman and CEO of a NYSE listed company. He also has experience as a board member and audit committee chairman of a public company.

Mr. Parker has prior financial, operations and management experience as the President and Chief Executive Officer of a privately held company. He also has investment experience as the Chairman of a family foundation.

Executive Officers

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years

Brent R. Harris (1959) President	03/2009 to present	Managing Director and member of Executive Committee, PIMCO.

David C. Flattum (1964) Chief Legal Officer	11/2006 to present	Managing Director and General Counsel, PIMCO. Formerly, Managing Director, Chief Operating Officer and General Counsel, Allianz Asset Management of America L.P. and Partner at Latham & Watkins LLP.

Jennifer E. Durham (1970) Chief Compliance Officer	07/2004 to present	Managing Director, PIMCO.

49

Name, Year of Birth and Position Held with Trust*	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years

Douglas M. Hodge (1957) Senior Vice President	05/2010 to present	Managing Director; Chief Executive Officer, PIMCO (since 2/14); Chief Operating Officer, PIMCO (7/09 – 2/14); Member of Executive Committee and Head of PIMCO’s Asia Pacific region. Member Global Executive Committee, Allianz Asset Management.

Kevin M. Broadwater (1964) Vice President — Senior Counsel	05/2012 to present	Executive Vice President and Attorney, PIMCO.

Joshua D. Ratner (1976) Vice President — Senior Counsel, Secretary	11/2013 to present Assistant Secretary 10/2007 to 01/2011	Senior Vice President and Attorney, PIMCO.

Ryan G. Leshaw (1980) Assistant Secretary	05/2012 to present	Vice President and Attorney, PIMCO. Formerly, Associate, Willkie Farr & Gallagher LLP.

Peter G. Strelow (1970) Senior Vice President	11/2013 to present Vice President 05/2008 to 11/2013	Managing Director, PIMCO.

William G. Galipeau (1974) Vice President	11/2013 to present	Senior Vice President, PIMCO.

Eric D. Johnson (1970) Vice President	05/2011 to present	Executive Vice President, PIMCO.

Henrik P. Larsen (1970) Vice President	02/1999 to present	Senior Vice President, PIMCO.

Greggory S. Wolf (1970) Vice President	05/2011 to present	Senior Vice President, PIMCO.

Trent W. Walker (1974) Treasurer	11/2013 to present Assistant Treasurer 05/2007 to 11/2013	Senior Vice President, PIMCO.

Stacie D. Anctil (1969) Assistant Treasurer	11/2003 to present	Senior Vice President, PIMCO.

Erik C. Brown (1967) Assistant Treasurer	02/2001 to present	Senior Vice President, PIMCO.

*	The information for the individuals listed is as of June 1, 2014.

50

Securities Ownership

Listed below for each Trustee is a dollar range of securities beneficially owned in each Portfolio together with the aggregate dollar range of equity securities in all registered investment companies overseen by the Trustee that are in the same family of investment companies as the Trust, as of December 31, 2013.

Name of Trustee	Dollar Range of Equity Securities in each Portfolio	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee in Family of Investment Companies
Interested Trustees
Brent R. Harris	None	Over $100,000
Douglas M. Hodge	None	Over $100,000
Independent Trustees
E. Philip Cannon	None	Over $100,000
J. Michael Hagan	None	Over $100,000
Ronald C. Parker	None	Over $100,000

To the best of the Trust’s knowledge, as of July 16, 2014, the Trustees and Officers of the Trust, as a group, owned less than 1% of the shares of each Portfolio.

No independent Trustee (or his immediate family members) had any direct or indirect interest, the value of which exceeds $120,000, in the investment adviser, the principal underwriter of the Trust, or any entity controlling, controlled by or under common control with the investment adviser or the principal underwriter of the Trust (not including registered investment companies). Set forth in the table below is information regarding each independent Trustee’s (and his immediate family members’) share ownership in securities of the investment adviser of the Trust, the principal underwriter of the Trust, and any entity controlling, controlled by or under common control with the investment adviser or principal underwriter of the Trust (not including registered investment companies), as of December 31, 2013.

Name of Independent Trustee	Name of Owners and Relationships to Trustee	Company	Title of Class	Value of Securities	Percent of Class
E. Philip Cannon	None	None	None	None	None
J. Michael Hagan	None	None	None	None	None
Ronald C. Parker	None	None	None	None	None

No independent Trustee or immediate family member has during the two most recently completed calendar years had any securities interest in the principal underwriter of the Trust or the investment adviser or their affiliates (other than the Trust). No independent Trustee or immediate family member has during the two most recently completed calendar years had any material interest, direct or indirect, in any transaction or series of similar transactions, in which the amount involved exceeds $120,000, with:

—	the Portfolios;

—	an officer of the Portfolios;

—

an investment company, or person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the

51

Portfolios or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolios;

—

an officer or an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser or principal underwriter as the Portfolios or having an investment adviser or principal underwriter that directly or indirectly controls, is controlled by, or is under common control with the investment adviser or principal underwriter of the Portfolios;

—	the investment adviser or principal underwriter of the Portfolios;

—	an officer of the investment adviser or principal underwriter of the Portfolios;

—	a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolios; or

—	an officer of a person directly or indirectly controlling, controlled by, or under common control with the investment adviser or principal underwriter of the Portfolios.

With respect to the persons listed in the bullet points above, no independent Trustee or immediate family member has during the two most recently completed calendar years had any direct or indirect relationship, the value of which exceeds $120,000, wherein the relationship included:

(i)	Payments for property or services to or from any such person;
(ii)	Provision of legal services to any such person;
(iii)	Provision of investment banking services to any such person; and
(iv)	Any consulting or other relationship that is substantially similar in nature and scope to the relationships listed in (i) through (iii) above.

Standing Committees

The Trust has a standing Audit Committee that consists of all of the independent Trustees (Messrs. Cannon, Hagan and Parker (Chair)). The Audit Committee’s responsibilities include, but are not limited to, (i) assisting the Board’s oversight of the integrity of the Trust’s financial statements, the Trust’s compliance with legal and regulatory requirements, the qualifications and independence of the Trust’s independent auditors, and the performance of such firm; (ii) overseeing the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (iii) overseeing the quality and objectivity of the Trust’s financial statements and the independent audit thereof; and (iv) acting a liaison between the Trust’s independent auditors and the full Board. The Audit Committee also reviews both the audit and non-audit work of the Trust’s independent auditors, submits a recommendation to the Board of Trustees as to the selection of an independent auditor, and reviews generally the maintenance of the Trust’s records and the safekeeping arrangement of the Trust’s custodian. During the fiscal year ended March 31, 2014, there were 4 meetings of the Audit Committee.

The Board of Trustees has formed a Valuation Committee whose function is to monitor the valuation of portfolio securities and other investments and, as required by the Trust’s valuation policies, when the Board of Trustees is not in session it shall determine the fair value of portfolio holdings after consideration of all relevant factors, which determinations shall be reported to the full Board of Trustees. The Valuation Committee currently consists of Messrs. Harris, Hodge, Strelow and Brown and Ms. Anctil. However, the members of this committee may be changed by the Board of Trustees from time to time. During the fiscal year ended March 31, 2014, there were 12 meetings of the Valuation Committee.

The Trust also has a Governance Committee, which is composed of all of the Trustees and which is responsible for the selection and nomination of candidates to serve as Trustees of the Trust. Only members of the Committee that are Independent Trustees (Messrs. Cannon, Hagan (Chair) and Parker) vote on the nomination of Independent Trustee candidates.

52

The Governance Committee has a policy in place for considering trustee candidates recommended by shareholders. The Governance Committee may consider potential trustee candidates recommended by shareholders provided that the proposed candidates: (i) satisfy any minimum qualifications of the Trust for its Trustees and (ii) are not “interested persons” of the Trust or the investment adviser within the meaning of the 1940 Act. The Governance Committee will not consider submissions in which the Nominating Shareholder is the trustee candidate.

Any shareholder (a “Nominating Shareholder”) submitting a proposed trustee candidate must continuously own as of record, or beneficially through a financial intermediary, shares of the Trust having a net asset value of not less than $25,000 during the two-year period prior to submitting the proposed trustee candidate. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the special meeting of shareholders to elect trustees.

All trustee candidate submissions by Nominating Shareholders must be received by a Portfolio by the deadline for submission of any shareholder proposals which would be included in the Portfolio’s proxy statement for the next special meeting of shareholders of the Portfolio.

Nominating Shareholders must substantiate compliance with these requirements at the time of submitting their proposed trustee nominee to the attention of the Trust’s Secretary. Notice to the Trust’s Secretary should be provided in accordance with the deadline specified above and include, (i) the Nominating Shareholder’s contact information; (ii) the number of Portfolio shares which are owned of record and beneficially by the Nominating Shareholder and the length of time which such shares have been so owned by the Nominating Shareholder; (iii) a description of all arrangements and understandings between the Nominating Shareholder and any other person or persons (naming such person or persons) pursuant to which the submission is being made and a description of the relationship, if any, between the Nominating Shareholder and the trustee candidate; (iv) the trustee candidate’s contact information, age, date of birth and the number of Portfolio shares owned by the trustee candidate; (v) all information regarding the trustee candidate’s qualifications for service on the Board of Trustees as well as any information regarding the trustee candidate that would be required to be disclosed in solicitations of proxies for elections of trustees required by Regulation 14A of the Securities Exchange Act of 1934, as amended (the “1934 Act”) had the trustee candidate been nominated by the Board; (vi) whether the Nominating Shareholder believes the trustee candidate would or would not be an “interested person” of the Portfolio, as defined in the 1940 Act and a description of the basis for such belief; and (vii) a notarized letter executed by the trustee candidate, stating his or her intention to serve as a nominee and be named in the Portfolio’s proxy statement, if nominated by the Board of Trustees, and to be named as a trustee if so elected.

During the fiscal year ended March 31, 2014, there were 2 meetings of the Governance Committee.

Compensation Table

The following table sets forth information regarding compensation received by the Trustees for the fiscal year ended March 31, 2014.

Name and Position	Aggregate Compensation from Trust[1,2]	Pension or Retirement Benefits Accrued As Part of Funds Expenses	Total Compensation from Trust and Fund Complex Paid to Trustees[3]

E. Philip Cannon, Trustee	$209,500	N/A	$417,050

J. Michael Hagan, Trustee	$203,250	N/A	$306,050

Ronald C. Parker, Trustee	$224,500	N/A	$339,800

53

(1)

For their services to PIMCO Funds, each Trustee, other than those affiliated with PIMCO or its affiliates, receives an annual retainer of $145,000, plus $15,000 for each Board of Trustees meeting attended in person, $750 ($2,000 in the case of the audit committee chair with respect to audit committee meetings) for each committee meeting attended and $1,500 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair receives an additional annual retainer of $15,000 and each other committee chair receives an additional annual retainer of $2,250. For his services to PIMCO Funds for the Trust’s fiscal year ended March 31, 2014, Vern O. Curtis received $209,500 in Aggregate Compensation from the Trust and $341,675 in Total Compensation from the Trust and Fund Complex. For his services to PIMCO Funds for the Trust’s fiscal year ended March 31, 2014, William J. Popejoy received $211,750 in Aggregate Compensation from the Trust and $322,300 in Total Compensation from the Trust and Fund Complex.

(2)	The amounts shown in this column represent the aggregate compensation before deferral with respect to the Trust’s fiscal year ended March 31, 2014.

(3)

During the one-year period ending March 31, 2014, each Trustee also served as a Trustee of PIMCO Variable Insurance Trust, a registered open-end management investment company, and as a Trustee of PIMCO ETF Trust, a registered open-end management investment company.

For their services to PIMCO Variable Insurance Trust, each Trustee, other than those affiliated with PIMCO or its affiliates, receives an annual retainer of $35,000, plus $3,600 for each Board of Trustees meeting attended in person, $750 for each committee meeting attended and $750 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair receives an additional annual retainer of $5,000 and each other committee chair receives an additional annual retainer of $1,500.

For their services to PIMCO ETF Trust, each Trustee, who is unaffiliated with PIMCO or its affiliates, receives an annual retainer of $35,000, plus $3,600 for each Board of Trustees meeting attended in person, $750 for each committee meeting attended and $750 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair receives an additional annual retainer of $5,000 and each other committee chair receives an additional annual retainer of $1,250.

For his services to PIMCO Equity Series, Mr. Cannon receives an annual retainer of $60,000, plus $4,750 for each Board of Trustees meeting attended in person, $375 ($750 in the case of the audit committee chair with respect to audit committee meetings) for each committee meeting attended and $750 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair receives an additional annual retainer of $7,500 and each other committee chair received an additional annual retainer of $750.

For his services to PIMCO Equity Series VIT, Mr. Cannon receives an annual retainer of $10,000, plus $1,500 for each Board of Trustees meeting attended in person, $250 ($375 in the case of the audit committee chair with respect to audit committee meetings) for each committee meeting attended and $375 for each Board of Trustees meeting attended telephonically, plus reimbursement of related expenses. In addition, the audit committee chair receives an additional annual retainer of $2,000 and each other committee chair received an additional annual retainer of $250.

Investment Adviser

PIMCO, a Delaware limited liability company, serves as investment adviser to the Portfolios pursuant to an investment advisory contract (“Advisory Contract”) between PIMCO and the Trust. PIMCO also serves as investment adviser to each Subsidiary. PIMCO is located at 650 Newport Center Drive, Newport Beach, California 92660. PIMCO had approximately $1.97 trillion of assets under management as of June 30, 2014.

PIMCO is a majority owned subsidiary of Allianz Asset Management with minority interests held by certain of its current and former officers, by Allianz Asset Management of America LLC, and by PIMCO Partners, LLC, a

54

California limited liability company. Prior to December 31, 2011, Allianz Asset Management was named Allianz Global Investors of America L.P. PIMCO Partners, LLC is owned by certain current and former officers of PIMCO. Through various holding company structures, Allianz Asset Management is majority owned by Allianz SE.

Allianz SE is a European based, multinational insurance and financial services holding company and a publicly traded German company. As of December 31, 2013, PIMCO had third-party assets under management of €1,114 bn.

The general partner of Allianz Asset Management has substantially delegated its management and control of Allianz Asset Management to a Management Board. The Management Board of Allianz Asset Management is comprised of John C. Maney.

There are currently no significant institutional shareholders of Allianz SE. Absent an SEC exemption or other regulatory relief, the Portfolios generally are precluded from effecting principal transactions with brokers that are deemed to be affiliated persons of the Portfolios or the Advisor, and the Portfolios’ ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker is subject to restrictions. Similarly, the Portfolios’ ability to utilize the affiliated brokers for agency transactions is subject to the restrictions of Rule 17e-1 under the 1940 Act. PIMCO does not believe that the restrictions on transactions with the affiliated brokers described above will materially adversely affect its ability to provide services to the Portfolios, the Portfolios’ ability to take advantage of market opportunities, or the Portfolios’ overall performance.

Advisory Agreement

PIMCO is responsible for making investment decisions and placing orders for the purchase and sale of the Trust’s investments directly with the issuers or with brokers or dealers selected by it in its discretion. See “Portfolio Transactions and Brokerage” in the Offering Memorandum. PIMCO also furnishes to the Board of Trustees, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of the Portfolios.

Under the terms of the Advisory Contract, PIMCO is obligated to manage the Portfolios in accordance with applicable laws and regulations. The investment advisory services of PIMCO to the Trust are not exclusive under the terms of the Advisory Contract. PIMCO is free to, and does, render investment advisory services to others. The Portfolios do not pay PIMCO an advisory fee in return for the advisory services PIMCO provides to the Portfolios. However, by investing in a Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO under its investment advisory contract will be designated as compensation for the investment advisory services PIMCO provides to the Portfolio.

Following the expiration of the two year period commencing with the effectiveness of the Advisory Contract, it will continue in effect on a yearly basis provided such continuance is approved annually: (i) by the holders of a majority of the outstanding voting securities of the Trust or by the Board of Trustees; and (ii) by a majority of the independent Trustees. The Advisory Contract may be terminated without penalty by vote of the Trustees or the shareholders of the Trust, or by PIMCO, on 60 days’ written notice by either party to the contract and will terminate automatically if assigned.

As discussed in “Investment Objectives and Policies” above, the PIMCO Short-Term Floating NAV Portfolio III may pursue its investment objective by investing in each Subsidiary. Each Subsidiary has entered into a separate contract with PIMCO whereby PIMCO provides investment advisory and administrative services to each Subsidiary (each a “Subsidiary Advisory Contract”). Each Subsidiary will not pay PIMCO a fee for advisory or administrative services.

Each Subsidiary Advisory Contract will continue in effect until terminated. Each Subsidiary Advisory Contract is terminable by either party thereto, without penalty, on 60 days’ prior written notice, and shall terminate automatically in the event: (i) it is “assigned” by PIMCO (as defined in the Investment Advisers Act of 1940, as amended (the “Advisers Act”)); or (ii) the Advisory Contract between the Trust, acting for and on behalf of the PIMCO Short-Term Floating NAV Portfolio III and PIMCO is terminated.

55

For the fiscal years ended March 31, 2014, 2013 and 2012, the aggregate amount of the advisory fees paid by the Portfolios were as follows:

Portfolio	Year Ended 3/31/14	Year Ended 3/31/13	Year Ended 3/31/12
PIMCO Short-Term Floating NAV Portfolio	$0	$0	$0
PIMCO Short-Term Floating NAV Portfolio III	0	0	0

Proxy Voting Policies and Procedures

PIMCO has adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Advisers Act. In addition to covering the voting of equity securities, the Proxy Policy also applies generally to voting and/or consent rights of fixed income securities, including but not limited to, plans of reorganization, and waivers and consents under applicable indentures. The Proxy Policy does not apply, however, to consent rights that primarily entail decisions to buy or sell investments, such as tender or exchange offers, conversions, put options, redemption and Dutch auctions. The Proxy Policy is designed and implemented in a manner reasonably expected to ensure that voting and consent rights (collectively, “proxies”) are exercised in the best interests of accounts.

With respect to the voting of proxies relating to equity securities, PIMCO has selected an unaffiliated third party proxy research and voting service (“Proxy Voting Service”), to assist it in researching and voting proxies. With respect to each proxy received, the Proxy Voting Service researches the financial implications of the proposals and provides a recommendation to PIMCO as to how to vote on each proposal based on the Proxy Voting Service’s research of the individual facts and circumstances and the Proxy Voting Service’s application of its research findings to a set of guidelines that have been approved by PIMCO. Upon the recommendation of the applicable portfolio managers, PIMCO may determine to override any recommendation made by the Proxy Voting Service. In the event that the Proxy Voting Service does not provide a recommendation with respect to a proposal, PIMCO may determine to vote on the proposals directly.

With respect to the voting of proxies relating to fixed income securities, PIMCO’s fixed income credit research group (the “Credit Research Group”) is responsible for researching and issuing recommendations for voting proxies. With respect to each proxy received, the Credit Research Group researches the financial implications of the proxy proposal and makes voting recommendations specific for each account that holds the related fixed income security. PIMCO considers each proposal regarding a fixed income security on a case-by-case basis taking into consideration any relevant contractual obligations as well as other relevant facts and circumstances at the time of the vote. Upon the recommendation of the applicable portfolio managers, PIMCO may determine to override any recommendation made by the Credit Research Group. In the event that the Credit Research Group does not provide a recommendation with respect to a proposal, PIMCO may determine to vote the proposal directly.

PIMCO may determine not to vote a proxy for an equity or fixed income security if: (1) the effect on the applicable account’s economic interests or the value of the portfolio holding is insignificant in relation to the account’s portfolio; (2) the cost of voting the proxy outweighs the possible benefit to the applicable account, including, without limitation, situations where a jurisdiction imposes share blocking restrictions which may affect the ability of the portfolio managers to effect trades in the related security; or (3) PIMCO otherwise has determined that it is consistent with its fiduciary obligations not to vote the proxy.

In the event that the Proxy Voting Service or the Credit Research Group, as applicable, does not provide a recommendation or the portfolio managers of a client account propose to override a recommendation by the Proxy Voting Service, or the Credit Research Group, as applicable, PIMCO will review the proxy to determine whether there is a material conflict between PIMCO and the applicable account or among PIMCO-advised accounts. If no material conflict exists, the proxy will be voted according to the portfolio managers’ recommendation. If a material conflict does exist, PIMCO will seek to resolve the conflict in good faith and in the best interests of the applicable client account, as provided by the Proxy Policy. The Proxy Policy permits PIMCO to seek to resolve material conflicts of interest by pursuing any one of several courses of action. With respect to material conflicts of interest

56

between PIMCO and a client account, the Proxy Policy permits PIMCO to either: (i) convene a committee to assess and resolve the conflict (the “Proxy Conflicts Committee”); or (ii) vote in accordance with protocols previously established by the Proxy Policy, the Proxy Conflicts Committee and/or other relevant procedures approved by PIMCO’s Legal and Compliance department with respect to specific types of conflicts. With respect to material conflicts of interest between one or more PIMCO-advised accounts, the Proxy Policy permits PIMCO to: (i) designate a PIMCO portfolio manager who is not subject to the conflict to determine how to vote the proxy if the conflict exists between two accounts with at least one portfolio manager in common; or (ii) permit the respective portfolio managers to vote the proxies in accordance with each client account’s best interests if the conflict exists between client accounts managed by different portfolio managers.

PIMCO will supervise and periodically review its proxy voting activities and the implementation of the Proxy Policy. Information about how each Portfolio voted proxies relating to portfolio securities it held during the most recent twelve month period ended June 30th will be available no later than the following August 31st without charge, upon request, by calling the Trust at 1-800-927-4648, by visiting the Trust’s website at www.pimco.com/investments, on the PIMCO Investments LLC’s website at www.pimco.com/investments, and on the SEC’s website at http://www.sec.gov.

Disclosure of Portfolio Holdings

Policies and Procedures Generally. The Trust has adopted portfolio holdings disclosure policies and procedures to govern the disclosure of the securities holdings of the Portfolios (the “Disclosure Policy”). The Disclosure Policy is designed to protect the confidentiality of the Portfolios’ non-public portfolio holdings information, to prevent the selective disclosure of such information, and to ensure compliance by PIMCO and the Portfolios with the federal securities laws, including the 1940 Act and the rules promulgated thereunder and general principles of fiduciary duty.

Monitoring and Oversight. The Trust’s Chief Compliance Officer (“CCO”) is responsible for ensuring that PIMCO has adopted and implemented policies and procedures reasonably designed to ensure compliance with the Disclosure Policy and, to the extent the CCO considers necessary, the CCO shall monitor PIMCO’s compliance with its policies and procedures.

Any exceptions to the Disclosure Policy may be made only if approved by the CCO upon determining that the exception is in the best interests of the Portfolios. The CCO must report any exceptions made to the Disclosure Policy to the Trust’s Board of Trustees at its next regularly scheduled meeting.

PIMCO will make available the complete schedule of the portfolio holdings of the Portfolios to the Investing Funds.

Each Portfolio files its complete schedules of securities holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Portfolios’ Forms N-Q will be available on the SEC’s website at http://www.sec.gov and may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling 1-202-551-8090.

Defaulted/Distressed Securities. PIMCO may, in its discretion, disclose to current and prospective shareholders of the Portfolios portfolio holdings information at any time with respect to securities held by the Portfolios that are in default or experiencing a negative credit event. Any such disclosure will be disseminated to current shareholders by such means as PIMCO deems appropriate.

Confidential Dissemination of Portfolio Holdings Information. No disclosure of non-public portfolio holdings information may be made to any unaffiliated third party except as set forth in this section. This prohibition does not apply to information sharing with the Portfolios’ service providers, such as the Portfolios’ investment adviser, sub-advisers (if any), distributor, custodian, transfer agent, administrator, sub-administrator (if any), accountant, counsel, securities class action claims services administrator, financial printer, proxy voting agent, lender and other select third party service providers (collectively, the “Service Providers”), who generally need access to such information in the performance of their contractual duties and responsibilities. Such Service Providers are subject to duties of confidentiality, including a duty not to trade on non-public information, imposed by law and/or contract.

57

In order to facilitate the review of the Portfolios by pricing services, proxy voting services, ratings agencies or other entities, each a Portfolio or PIMCO may, to the extent permitted under applicable law, distribute non-public information regarding a Portfolio, including portfolio holdings information, more frequently to such entities that have a legitimate business purpose in receiving such information. The distribution of non-public information must be authorized by an officer of the Trust or PIMCO after determining the requested disclosure is in the best interests of the Portfolio and its shareholders and after consulting with and receiving approval from PIMCO’s legal department. The Disclosure Policy does not require a delay between the date of the information and the date on which the information is disclosed, however, any recipient of non-public information will be subject to a confidentiality agreement that contains, at a minimum, provisions specifying that: (1) the Portfolios’ non-public information provided is the confidential property of the Portfolios and may not be used for any purpose except in connection with the provision of services to the Portfolios and, in particular, that such information may not be traded upon; (2) the recipient of the non-public information agrees to limit access to the information to its employees and agents who are subject to a duty to keep and treat such information as confidential; and (3) upon written request from the Portfolios or PIMCO, the recipient of the non-public information shall promptly return or destroy the information, except as otherwise required by applicable law or such recipient’s record retention policies and procedures. Neither the Portfolios nor PIMCO may receive compensation or consideration in connection with the distribution of non-public portfolio holdings information.

Non-Specific Information. Under the Disclosure Policy, the Portfolios or PIMCO may distribute non-specific information about the Portfolios and/or summary information about the Portfolios at any time. Such information will not identify any specific portfolio holding, but may reflect, among other things, the quality or character of a Portfolio’s holdings.

Portfolio Administrator

PIMCO also serves as Administrator to the Portfolios pursuant to a supervision and administration agreement (as amended and restated from time to time, the “Supervision and Administration Agreement”) with the Trust. PIMCO provides the Portfolios with certain supervisory, administrative and shareholder services necessary for Portfolio operations and is responsible for the supervision of other Portfolio service providers. PIMCO may in turn use the facilities or assistance of its affiliates to provide certain services under the Supervision and Administration Agreement, on terms agreed between PIMCO and such affiliates. The supervisory and administrative services provided by PIMCO include but are not limited to: (1) shareholder servicing functions, including preparation of shareholder reports and communications, (2) regulatory compliance, such as reports and filings with the SEC and state securities commissions, and (3) general supervision of the operations of the Portfolios, including coordination of the services performed by the Portfolios’ transfer agent, custodian, legal counsel, independent registered public accounting firm, and others. PIMCO (or an affiliate of PIMCO) also furnishes the Portfolios with office space facilities required for conducting the business of the Portfolios, and pays the compensation of those officers, employees and Trustees of the Trust affiliated with PIMCO. In addition, PIMCO, at its own expense, arranges for the provision of legal, audit, custody, transfer agency and other services for the Portfolios, and is responsible for the costs of registration of the Trust’s shares and the printing of Offering Memorandum and shareholder reports for current shareholders. The Portfolios do not pay PIMCO a supervisory and administrative fee for the services PIMCO provides to the Portfolios.

For the fiscal years ended March 31, 2014, 2013 and 2012, the aggregate amount of the supervisory and administrative fees paid by the Portfolios were as follows:

Portfolio	Year Ended 3/31/14	Year Ended 3/31/13	Year Ended 3/31/12
PIMCO Short-Term Floating NAV Portfolio	$0	$0	$0
PIMCO Short-Term Floating NAV Portfolio III	0	0	0

Except for the expenses paid by PIMCO, the Trust bears all costs of its operations. The Portfolios are responsible for: (i) salaries and other compensation of any of the Trust’s executive officers and employees who are not officers,

58

directors, stockholders, or employees of PIMCO or its subsidiaries or affiliates; (ii) taxes and governmental fees; (iii) brokerage fees and commissions and other portfolio transaction expenses; (iv) costs of borrowing money, including interest expenses; and (v) extraordinary expenses, including costs of litigation and indemnification expenses.

The Supervision and Administration Agreement may be terminated by the Trustees, or by a vote of a majority of the outstanding voting securities of the Trust or Portfolio, as applicable, at any time on 60 days’ written notice. Following the expiration of the one-year period commencing with the effectiveness of the Supervision and Administration Agreement, it may be terminated by PIMCO, also on 60 days’ written notice.

The Supervision and Administration Agreement is subject to annual approval by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (as that term is defined in the 1940 Act). The current Supervision and Administration Agreement, as supplemented from time to time, was approved by the Board of Trustees, including all of the independent Trustees at a meeting held for such purpose. In approving the Supervision and Administration Agreement, the Trustees determined that: (1) the Supervision and Administration Agreement is in the best interests of the Portfolios and their shareholders; (2) the services to be performed under the Agreement are services required for the operation of the Portfolios; (3) PIMCO is able to provide, or to procure, services for the Portfolios which are at least equal in nature and quality to services that could be provided by others; and (4) the Portfolios would not be charged a fee pursuant to the Supervision and Administration Agreement which was fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

PORTFOLIO MANAGER

Other Accounts Managed

The portfolio manager who is primarily responsible for the day-to-day management of the Portfolios also manages other registered investment companies, other pooled investment vehicles and other accounts, as indicated in the table below. The following table identifies, as of March 31, 2014: (i) the number of other registered investment companies, pooled investment vehicles and other accounts managed by the portfolio manager (exclusive of the Portfolios); and (ii) the total assets of such other companies, vehicles and accounts, and the number and total assets of such other companies, vehicles and accounts with respect to which the advisory fee is based on performance. The Portfolios managed by the portfolio manager, including each Portfolio’s total assets, are listed in the footnotes following the table.

	Total Number of Accounts	Total Assets of All Accounts (in $millions)	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee (in $millions)
Schneider(1)
Registered Investment Companies	13	85,922.94	0	0.00
Other Pooled Investment Vehicles	8	13,358.45	0	0.00
Other Accounts	49	34,967.44	1	101.48

(1)

Mr. Schneider manages each Portfolio. PIMCO Short-Term Floating NAV Portfolio has $7,961.8 million in total assets under management, and PIMCO Short-Term Floating NAV Portfolio III has $49,210.2 million in total assets under management.

59

Conflicts of Interest

From time to time, potential and actual conflicts of interest may arise between a portfolio manager’s management of the investments of a Portfolio, on the one hand, and the management of other accounts, on the other. Potential and actual conflicts of interest may also arise as a result of PIMCO’s other business activities and PIMCO’s possession of material non-public information about an issuer. Other accounts managed by a portfolio manager might have similar investment objectives or strategies as the Portfolios, track the same index a Portfolio tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Portfolios. The other accounts might also have different investment objectives or strategies than the Portfolios. Potential and actual conflicts of interest may also arise as a result of PIMCO serving as investment adviser to accounts that invest in the Portfolios. In this case, such conflicts of interest could in theory give rise to incentives for PIMCO to, among other things, vote proxies or redeem shares of a Portfolio in a manner beneficial to the investing account but detrimental to the Portfolio. Conversely, PIMCO’s duties to the Portfolios, as well as regulatory or other limitations applicable to the Portfolios, may affect the courses of action available to PIMCO-advised accounts (including certain Portfolios) that invest in the Portfolios in a manner that is detrimental to such investing accounts.

Because PIMCO is affiliated with Allianz, a large multi-national financial institution, conflicts similar to those described below may occur between the Portfolios or other accounts managed by PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to the Portfolios or other accounts managed by PIMCO. In many cases, PIMCO will not be in a position to mitigate those actions or address those conflicts, which could adversely affect the performance of the Portfolios or other accounts managed by PIMCO.

Knowledge and Timing of Portfolio Trades. A potential conflict of interest may arise as a result of the portfolio manager’s day-to-day management of a Portfolio. Because of their positions with the Portfolios, the portfolio managers know the size, timing and possible market impact of a Portfolio’s trades. It is theoretically possible that the portfolio managers could use this information to the advantage of other accounts they manage and to the possible detriment of a Portfolio.

Investment Opportunities. A potential conflict of interest may arise as a result of the portfolio manager’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for both a Portfolio and other accounts managed by the portfolio manager, but may not be available in sufficient quantities for both the Portfolio and the other accounts to participate fully. In addition, regulatory issues applicable to PIMCO or one or more Portfolios or other accounts may result in certain Portfolios not receiving securities that may otherwise be appropriate for them. Similarly, there may be limited opportunity to sell an investment held by a Portfolio and another account. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Under PIMCO’s allocation procedures, investment opportunities are allocated among various investment strategies based on individual account investment guidelines and PIMCO’s investment outlook. PIMCO has also adopted additional procedures to complement the general trade allocation policy that are designed to address potential conflicts of interest due to the side-by-side management of the Portfolios and certain pooled investment vehicles, including investment opportunity allocation issues.

Conflicts potentially limiting a Portfolio’s investment opportunities may also arise when the Portfolio and other PIMCO clients invest in different parts of an issuer’s capital structure, such as when the Portfolio owns senior debt obligations of an issuer and other clients own junior tranches of the same issuer. In such circumstances, decisions over whether to trigger an event of default, over the terms of any workout, or how to exit an investment may result in conflicts of interest. In order to minimize such conflicts, a portfolio manager may avoid certain investment opportunities that would potentially give rise to conflicts with other PIMCO clients or PIMCO may enact internal procedures designed to minimize such conflicts, which could have the effect of limiting a Portfolio’s investment opportunities. Additionally, if PIMCO acquires material non-public confidential information in connection with its business activities for other clients, a portfolio manager may be restricted from purchasing securities or selling securities for a Portfolio. Moreover, a Portfolio or other account managed by PIMCO may invest in a transaction in which one or more other Portfolios or accounts managed by PIMCO are expected to participate, or already have

60

made or will seek to make, an investment. Such Portfolios or accounts may have conflicting interests and objectives in connection with such investments, including, for example and without limitation, with respect to views on the operations or activities of the issuer involved, the targeted returns from the investment, and the timeframe for, and method of, exiting the investment. When making investment decisions where a conflict of interest may arise, PIMCO will endeavor to act in a fair and equitable manner as between a Portfolio and other clients; however, in certain instances the resolution of the conflict may result in PIMCO acting on behalf of another client in a manner that may not be in the best interest, or may be opposed to the best interest, of a Portfolio.

Performance Fees. A portfolio manager may advise certain accounts with respect to which the advisory fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the portfolio manager in that the portfolio manager may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to a Portfolio. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities between the Portfolios and such other accounts on a fair and equitable basis over time.

Portfolio Manager Compensation

PIMCO has adopted a Total Compensation Plan for its professional level employees, including its portfolio managers, that is designed to pay competitive compensation and reward performance, integrity and teamwork consistent with the firm’s mission statement. The Total Compensation Plan includes an incentive component that rewards high performance standards, work ethic and consistent individual and team contributions to the firm. The compensation of portfolio managers consists of a base salary and discretionary performance bonuses, and may include an equity or long term incentive component.

Certain employees of PIMCO, including portfolio managers, may elect to defer compensation through PIMCO’s deferred compensation plan. PIMCO also offers its employees a non-contributory defined contribution plan through which PIMCO makes a contribution based on the employee’s compensation. PIMCO’s contribution rate increases at a specified compensation level, which is a level that would include portfolio managers.

The Total Compensation Plan consists of three components:

—	Base Salary – Base salary is determined based on core job responsibilities, positions/levels, and market factors. Base salary levels are reviewed annually, when there is a significant change in job responsibilities or a significant change in the market. Base salary is paid in regular installments throughout the year and payment dates are in line with local practice.

—	Performance Bonus – Performance bonuses are designed to reward individual performance. Each professional and his or her supervisor will agree upon performance objectives to serve as a basis for performance evaluation during the year. The objectives will outline individual goals according to pre-established measures of the group or department success. Achievement against these goals as measured by the employee and supervisor will be an important, but not exclusive, element of the bonus decision process. Award amounts are determined at the discretion of the Compensation Committee (and/or certain senior portfolio managers, as appropriate) and will also consider firm performance.

—	Equity or Long Term Incentive Compensation – Equity allows key professionals to participate in the long-term growth of the firm. This program provides mid to senior level employees with the potential to acquire an equity stake in PIMCO over their careers and to better align employee incentives with the firm’s long-term results. These options vest over a number of years and may convert into PIMCO equity which shares in the profit distributions of the firm. M Units are non-voting common equity of PIMCO and provide a mechanism for individuals to build a significant equity stake in PIMCO over time. Employees who reach a total compensation threshold are delivered their annual compensation in a mix of cash and option awards. PIMCO incorporates a progressive allocation of option awards as a percentage of total compensation which is in line with market practices.

61

In certain countries with significant tax implications for employees to participate in the M Unit Option Plan, PIMCO continues to use the Long Term Incentive Plan (“LTIP”) in place of the M Unit Option Plan. The LTIP provides cash awards that appreciate or depreciate based upon PIMCO’s performance over a three-year period. The aggregate amount available for distribution to participants is based upon PIMCO’s profit growth.

Participation in the M Unit Option Plan and LTIP is contingent upon continued employment at PIMCO.

In addition, the following non-exclusive list of qualitative criteria may be considered when specifically determining the total compensation for portfolio managers:

—	3-year, 2-year and 1-year dollar-weighted and account-weighted, pre-tax investment performance as judged against the applicable benchmarks for each account managed by a portfolio manager (including the Portfolios) and relative to applicable industry peer groups;

—	Appropriate risk positioning that is consistent with PIMCO’s investment philosophy and the Investment Committee/CIO approach to the generation of alpha;

—	Amount and nature of assets managed by the portfolio manager;

—	Consistency of investment performance across portfolios of similar mandate and guidelines (reward low dispersion);

—	Generation and contribution of investment ideas in the context of PIMCO’s secular and cyclical forums, portfolio strategy meetings, Investment Committee meetings, and on a day-to-day basis;

—	Absence of defaults and price defaults for issues in the portfolios managed by the portfolio manager;

—	Contributions to asset retention, gathering and client satisfaction;

—	Contributions to mentoring, coaching and/or supervising; and

—	Personal growth and skills added.

A portfolio manager’s compensation is not based directly on the performance of any Portfolio or any other account managed by that portfolio manager.

Profit Sharing Plan. Portfolio managers who are Managing Directors of PIMCO receive compensation from a non-qualified profit sharing plan consisting of a portion of PIMCO’s net profits. Portfolio managers who are Managing Directors receive an amount determined by the Compensation Committee, based upon an individual’s overall contribution to the firm.

Securities Ownership

To the best of the Trust’s knowledge, the table below shows the dollar range of shares of the Portfolios beneficially owned as of March 31, 2014, by the portfolio manager.

Portfolio Manager	Portfolio Managed by Portfolio Manager	Dollar Range of Shares Owned
Jerome Schneider	PIMCO Short-Term Floating NAV Portfolio	None
	PIMCO Short-Term Floating NAV Portfolio III	None

62

DISTRIBUTION OF TRUST SHARES

Distributor

PIMCO Investments LLC (the “Distributor”) serves as the principal underwriter of the Portfolios’ shares pursuant to a distribution contract (“Distribution Contract”) with the Trust which is subject to annual approval by the Board. The Distributor is a wholly-owned subsidiary of PIMCO and an indirect subsidiary of Allianz Asset Management. The Distributor does not participate in the distribution of non-PIMCO products. Furthermore, representatives of the Distributor may also be employees or associated persons of PIMCO. Because of these affiliations with PIMCO, the interests of the Distributor may conflict with the interests of Portfolio investors. Moreover, representatives of the Distributor may receive differing levels of compensation from the sale of various PIMCO products, which may create additional conflicts. The Distributor, located at 1633 Broadway, New York, NY 10019, is a broker-dealer registered with the SEC and is a member of FINRA. Please note all account requests should be mailed to the Trust’s transfer agent and should not be mailed to the Distributor. The Distribution Contract is terminable with respect to the Portfolios without penalty, at any time, by the Portfolios by not more than 60 days’ nor less than 30 days’ written notice to the Distributor, or by the Distributor upon not more than 60 days’ nor less than 30 days’ written notice to the Trust. The Distributor is not obligated to sell any specific amount of Trust shares.

The Distribution Contract will continue in effect with respect to the Portfolios for successive one-year periods, provided that each such continuance is specifically approved (i) by the vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Distribution Contract or the Supervision and Administration Agreement; and (ii) by the vote of a majority of the entire Board of Trustees cast in person at a meeting called for that purpose. If the Distribution Contract is terminated (or not renewed) with respect to one or more Portfolios, it may continue in effect with respect to any Portfolio as to which it has not been terminated (or has been renewed).

Shares of the Portfolios are offered only to the Investing Funds. Shares of the Portfolios may be purchased at the relevant net asset value (“NAV”) without a sales charge or other fee.

Purchases and Redemptions

Purchases and redemptions of shares of the Portfolios are discussed in the Offering Memorandum under the headings “Purchasing Shares” and “Redeeming Shares.” The Portfolios issue their shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

The Portfolios are not qualified or registered for sale in all states. Prospective investors should inquire as to whether shares of the Portfolios are available for offer and sale in their state of domicile or residence. Shares of the Portfolios may not be offered or sold in any state unless registered or qualified in that jurisdiction, unless an exemption from registration or qualification is available.

The Trust reserves the right to suspend or postpone redemptions during any period when: (a) trading on the NYSE is restricted, as determined by the SEC, or the NYSE is closed for other than customary weekend and holiday closings; (b) the SEC has by order permitted such suspension; or (c) an emergency, as determined by the SEC, exists, making disposal of portfolio securities or valuation of net assets of a Portfolio not reasonably practicable.

The Trust is committed to paying in cash all requests for redemptions by any shareholder of record of the Portfolios, limited in amount with respect to each shareholder during any 90-day period to the lesser of (i) $250,000, or (ii) 1% of the net asset value of the Trust at the beginning of such period. Although the Trust will normally redeem all shares for cash, it may, in unusual circumstances, redeem amounts in excess of the lesser of (i) or (ii) above by payment in kind of securities held in the Portfolios’ portfolios.

The Trust has adopted procedures under which it may make redemptions-in-kind to shareholders who are affiliated persons of the Portfolios. Under these procedures, the Trust generally may satisfy a redemption request from an

63

affiliated person in-kind, provided that: (1) the redemption in-kind is effected at approximately the affiliated shareholder’s proportionate share of the distributing Portfolios’ current net assets, and thus does not result in the dilution of the interests of the remaining shareholders; (2) the distributed securities are valued in the same manner as they are valued for purposes of computing the distributing Portfolios’ net asset value; (3) the redemption in-kind is consistent with each Portfolio’s Offering Memorandum and this Offering Memorandum Supplement; and (4) neither the affiliated shareholder nor any other party with the ability and the pecuniary incentive to influence the redemption-in-kind selects, or influences the selection of, the distributed securities.

NET ASSET VALUE

Net asset value is determined as indicated under “How Portfolio Shares are Priced” in the Offering Memorandum. Net asset value will not be determined on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The NAV of the Portfolio’s shares is determined by dividing the total value of the Portfolio’s investments and other assets attributable to that class, less any liabilities, by the total number of shares outstanding of that class.

Portfolio shares are valued at the close of regular trading (normally 4:00 p.m., Eastern time) (the “NYSE Close”) on each day that the NYSE is open.

Portfolio securities and other assets for which market quotations are readily available are valued at market value. Market value is determined on the basis of last reported sales prices, or if no sales are reported, as is the case for most securities traded OTC, at the mean between representative bid and asked quotations obtained from a quotation reporting system, established market makers or independent pricing services. For exchange-traded securities, market value also may be determined on the basis of the exchange’s Official Closing Price or Settlement instead of the last reported sales prices. Certain exchange-traded equity options may be valued using evaluations from independent pricing services. Fixed income securities, including those to be purchased under firm commitment agreements (other than obligations having a maturity of 60 days or less), are normally valued on the basis of quotes obtained from brokers and dealers or independent pricing services, which take into account appropriate factors such as institutional-sized trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data.

TAXATION

The following summarizes certain additional federal income tax considerations generally affecting the Portfolios and their shareholders. The discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of shares of the Portfolios. The discussion is based upon current provisions of the Internal Revenue Code, existing regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, which change could be retroactive. The discussion applies only to beneficial owners of Portfolio shares in whose hands such shares are capital assets within the meaning of Section 1221 of the Internal Revenue Code, and may not apply to certain types of beneficial owners of shares (such as insurance companies, tax exempt organizations, and broker-dealers) who may be subject to special rules. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them. Prospective investors should consult their own tax advisers with regard to the federal tax consequences of the purchase, ownership and disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction. The discussion here and in the Offering Memorandum is not intended as a substitute for careful tax planning.

The Portfolios intend to qualify annually and elect to be treated as regulated investment companies under the Internal Revenue Code. To qualify as regulated investment companies, the Portfolios generally must, among other things, (a) derive in each taxable year at least 90% of gross income from dividends, interest, payments with respect

64

to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to the business of investing in such stock, securities or currencies (“Qualifying Income Test”); (b) diversify holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Portfolios’ assets is represented by cash, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Portfolios’ total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies) or the securities of one or more “qualified publicly traded partnerships”; and (c) distribute in each taxable year an amount at least equal to the sum of (i) 90% of investment company taxable income (which includes dividends, interest and net short-term capital gains in excess of any net long-term capital losses) and (ii) 90% of tax exempt interest, net of expenses allocable thereto. The Treasury Department is authorized to promulgate regulations under which gains from foreign currencies (and options, futures, and forward contracts on foreign currency) would constitute qualifying income for purposes of the Qualifying Income Test only if such gains are directly related to investing in securities. To date, such regulations have not been issued. If a Portfolio does not qualify as a regulated investment company in any year, then the Portfolio will be subject to federal income tax on its net income and gains at regular corporate income tax rates (without a deduction for distributions to shareholders). In addition, the shareholders would be taxed on distributions of earnings.

If a Portfolio failed to qualify as a regulated investment company accorded special tax treatment in any taxable year, the Portfolio would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders and reduced rates of taxation on qualified dividend income in the case of individuals. In addition, a Portfolio could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

As a regulated investment company, a Portfolio generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains (any net long-term capital gains in excess of the sum of net short-term capital losses and capital loss carryovers from prior years) designated by the Portfolio as capital gain dividends, if any, that it distributes to shareholders on a timely basis. The Portfolios intend to declare income dividends daily and distribute them monthly. In addition, the Portfolios distribute any net capital gains earned from the sale of portfolio securities to shareholders no less frequently than annually. Amounts not distributed by the Portfolios on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax. Unless an applicable exception applies, to avoid the tax, the Portfolios must distribute during each calendar year an amount at least equal to the sum of (1) 98% of its ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of its capital gains in excess of its capital losses (and adjusted for certain ordinary losses) for the twelve-month period ending on October 31, and (3) all ordinary income and capital gains for previous years that were not distributed or taxed during such years. A distribution will be treated as paid on December 31 of a calendar year if it is declared by a Portfolio in October, November, or December of that calendar year to shareholders of record on a date in such a month and paid by the Portfolios during January of the following calendar year. Such distributions will be taxable to shareholders (other than those not subject to federal income tax) in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

To avoid application of the excise tax, each Portfolio generally intends, to the extent necessary, to make its distributions in accordance with the calendar year distribution requirement. However, each Portfolio reserves the right to retain a portion of its earnings and be subject to excise tax on such earnings.

Distributions

All dividends and distributions of the Portfolios, whether received in shares or cash, generally are taxable and must be reported on each shareholder’s federal income tax return. Dividends paid out of the Portfolio’s investment company taxable income (which includes any net short-term capital gains) will be taxable to a U.S. shareholder as ordinary income. Distributions received by tax-exempt shareholders will not be subject to federal income tax to the extent permitted under the applicable tax exemption.

65

Although a portion of the dividends paid by certain Portfolios may qualify for the deduction for dividends received by certain corporations and/or the reduced tax rate for individuals on certain dividends, it is not expected that any such portion would be significant. Dividends paid by certain other Portfolios generally are not expected to qualify for the deduction for dividends received by corporations and/or the reduced tax rate for individuals on certain dividends. Distributions of net capital gains, if any, designated as capital gain dividends, are taxable as long-term capital gains, regardless of how long the shareholder has held a Portfolio’s shares and are not eligible for the dividends received deduction. Any distributions that are not from a Portfolio’s investment company taxable income or net realized capital gains may be characterized as a return of capital to shareholders or, in some cases, as capital gain. The tax treatment of dividends and distributions will be the same whether a shareholder reinvests them in additional shares or elects to receive them in cash. The maximum individual rate applicable to “qualified dividend income” and long-term capital gains is generally either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Portfolio and net gains from redemptions or other taxable dispositions of Portfolio shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

In years when a Portfolio distributes amounts in excess of its earnings and profits, such distributions may be treated in part as a return of capital. A return of capital is not taxable to a shareholder and has the effect of reducing the shareholder’s basis in the shares.

The tax treatment of income, gains and losses attributable to foreign currencies (and derivatives on such currencies), and various other special tax rules applicable to certain financial transactions and instruments could affect the amount, timing and character of a Portfolio’s distributions. In some cases, these tax rules could also result in a retroactive change in the tax character of prior distributions and may also possibly cause all, or a portion, of prior distributions to be reclassified as returns of capital for tax purposes.

Sales of Shares

Upon the disposition of shares of a Portfolio (whether by redemption, sale or exchange), a shareholder may realize a gain or loss. Such gain or loss will be capital gain or loss if the shares are capital assets in the shareholder’s hands, and will be long-term or short-term generally depending upon the shareholder’s holding period for the shares. Any loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss realized by a shareholder on a disposition of shares held by the shareholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends received by the shareholder with respect to such shares. Additionally, any loss realized upon the sale or exchange of Portfolio shares with a tax holding period of six months or less may be disallowed to the extent of any distributions treated as exempt interest dividends with respect to such shares. If a Portfolio redeems a shareholder in-kind rather than in cash, the shareholder would realize the same gain or loss as if the shareholder had been redeemed in cash. Further, the shareholder’s basis in the securities received in the in-kind redemption would be the securities’ fair market value on the date of the in-kind redemption.

For shares of the Portfolios redeemed after January 1, 2012, your financial intermediary or the Portfolio (if you hold your shares in a Portfolio direct account) will report gains and losses realized on redemptions of shares for shareholders who are individuals and S corporations purchased after January 1, 2012 to the Internal Revenue Service (IRS). This information will also be reported to you on Form 1099-B and the IRS each year. In calculating the gain or loss on redemptions of shares, the average cost method will be used to determine the cost basis of Portfolio shares purchased after January 1, 2012 unless you instruct the Portfolio in writing that you want to use another available method for cost basis reporting (for example, First In, First Out (“FIFO”), Last In, First Out (“LIFO”), Specific Lot Identification (“SLID”) or High Cost, First Out (“HIFO”)). If you designate SLID as your cost basis method, you will also need to designate a secondary cost basis method (Secondary Method). If a Secondary Method is not provided, the Portfolios will designate FIFO as the Secondary Method and will use the Secondary Method with respect to systematic withdrawals made after January 1, 2012.

66

If a shareholder is a corporation and has not instructed the Portfolio that it is a C corporation in its account application or by written instruction, the Portfolio will treat the shareholder as an S corporation and file a Form 1099-B.

Potential Pass-Through of Tax Credits

If a Portfolio invests in Build America Bonds, created by the American Recovery and Reinvestment Act of 2009, as amended, or any other qualified tax credit bonds, the investment will result in taxable income to the Portfolio. The Portfolio may elect to pass through to shareholders the applicable interest income and available tax credits, in which case shareholders will be required to report both the interest income and tax credits as taxable income. Shareholders may be able to claim the tax credits on their federal tax returns against their income tax, including alternative minimum tax, liability. However, such tax credits are generally not refundable. There is no assurance that a Portfolio will elect to pass through any such income and credits.

Options, Futures and Forward Contracts, and Swap Agreements

Some of the options, futures contracts, forward contracts, and swap agreements used by the Portfolios may be “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40”) although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by a Portfolio at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Internal Revenue Code) are “marked-to-market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss.

Generally, the hedging transactions and certain other transactions in options, futures and forward contracts undertaken by a Portfolio, may result in “straddles” for U.S. federal income tax purposes. In some cases, the straddle rules also could apply in connection with swap agreements. The straddle rules may affect the character of gains (or losses) realized by a Portfolio. In addition, losses realized by a Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences of transactions in options, futures, forward contracts, and swap agreements to a Portfolio are not entirely clear. The transactions may increase the amount of short-term capital gain realized by a Portfolio which is taxed as ordinary income when distributed to shareholders.

A Portfolio may make one or more of the elections available under the Internal Revenue Code which are applicable to straddles. If a Portfolio makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions.

Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders, and which will be taxed to shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not engage in such hedging transactions.

Rules governing the tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the Portfolios intend to account for such transactions in a manner they deem to be appropriate, the IRS might not accept such treatment. If it did not, the status of a Portfolio as a regulated investment company might be affected. The Trust intends to monitor developments in this area.

Certain requirements that must be met under the Internal Revenue Code in order for a Portfolio to qualify as a regulated investment company, including the qualifying income and diversification requirements applicable to a Portfolio’s assets may limit the extent to which a Portfolio will be able to engage in transactions in options, futures contracts, forward contracts, and swap agreements.

67

In addition, the use of swaps or other derivatives could adversely affect the character (capital gain vs. ordinary income) of the income recognized by the Portfolios for federal income tax purposes, as well as the amount and timing of such recognition, as compared to a direct investment in underlying securities, and could result in a Portfolio’s recognition of income prior to the receipt of any corresponding cash. As a result of the use of swaps and derivatives, a larger portion of a Portfolio’s distributions may be treated as ordinary income than would have been the case if the Portfolio did not enter into such swaps or derivatives. The tax treatment of swap agreements and other derivatives may also be affected by future legislation or Treasury Regulations and/or guidance issued by the Internal Revenue Service that could affect the character, timing and/or amount of a Portfolio’s taxable income or gains and distributions made by the Portfolio.

Short Sales

The Portfolios may make short sales of securities. In general, gain or loss on a short sale is recognized when a Portfolio closes the short sale by delivering the borrowed securities to the lender, not when the borrowed securities are sold. Short sales may increase the amount of short-term capital gain realized by the Portfolios, which is taxed as ordinary income when distributed to shareholders. In addition, these rules may terminate the holding period of “substantially identical property” held by these Portfolios. Moreover, a loss recognized by a Portfolio on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Portfolio for more than one year. A Portfolio generally will not be permitted to deduct payments made to reimburse a lender of securities for dividends paid on borrowed securities of the short sale is closed on or before the 45th day after the Portfolio enters into the short sale. Short sales also may be subject to the “Constructive Sales” rules, discussed below.

Passive Foreign Investment Companies

The Portfolios may invest in the stock of foreign corporations which may be classified under the Internal Revenue Code as passive foreign investment companies (“PFICs”). In general, a foreign corporation is classified as a PFIC for a taxable year if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. If a Portfolio receives a so-called “excess distribution” with respect to PFIC stock, the Portfolio itself may be subject to tax on a portion of the excess distribution, whether or not the corresponding income is distributed by the Portfolio to stockholders. In general, under the PFIC rules, an excess distribution is treated as having been realized ratably over the period during which the Portfolio held the PFIC stock. A Portfolio itself will be subject to tax on the portion, if any, of an excess distribution that is so allocated to prior taxable years and an interest factor will be added to the tax, as if the tax had been payable in such prior taxable years. Certain distributions from a PFIC as well as gain from the sale of PFIC stock are treated as excess distributions. Excess distributions are characterized as ordinary income even though, absent application of the PFIC rules, certain excess distributions might have been classified as capital gain.

A Portfolio may be eligible to elect alternative tax treatment with respect to PFIC stock. Under an election that currently is available in some circumstances, a Portfolio generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether distributions are received from the PFIC in a given year. If this election were made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. Alternatively, another election may be available that would involve marking to market a Portfolio’s PFIC shares at the end of each taxable year (and on certain other dates prescribed in the Internal Revenue Code), with the result that unrealized gains are treated as though they were realized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of PFIC shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income with respect to such shares in prior years. If this election were made, tax at a Portfolio level under the PFIC rules would generally be eliminated, but the Portfolio could, in limited circumstances, incur nondeductible interest charges. A Portfolio’s intention to qualify annually as a regulated investment company may limit its elections with respect to PFIC shares.

Because the application of the PFIC rules may affect, among other things, the character of gains and the amount of gain or loss and the timing of the recognition of income with respect to PFIC shares, and may subject a Portfolio

68

itself to tax on certain income from PFIC shares, the amount that must be distributed to shareholders and will be taxed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares.

Foreign Taxation

Income received by the Portfolios from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. In addition, PIMCO intends to manage the Portfolios with the intention of minimizing foreign taxation in cases where it is deemed prudent to do so.

Original Issue Discount and Market Discount

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by a Portfolio may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. A portion of the OID includable in income with respect to certain high-yield corporate debt securities may be treated as a dividend for Federal income tax purposes.

Some of the debt securities (with a fixed maturity date of more than one year from the date of issuance) that may be acquired by a Portfolio in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. A Portfolio may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income.

Some debt securities (with a fixed maturity date of one year or less from the date of issuance) that may be acquired by a Portfolio may be treated as having acquisition discount, or OID in the case of certain types of debt securities. Generally, the Portfolios will be required to include the acquisition discount, or OID, in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Portfolios may make one or more of the elections applicable to debt securities having acquisition discount, or OID, which could affect the character and timing of recognition of income.

A Portfolio generally will be required to distribute dividends to shareholders representing discount on debt securities that is currently includable in income, even though cash representing such income may not have been received by the Portfolio. Cash to pay such dividends may be obtained from sales proceeds of securities held by the Portfolios.

Uncertain Tax Consequences

A Portfolio may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Portfolio. U.S. federal income tax rules are not entirely clear about issues such as when the Portfolio may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Portfolios to the extent necessary in order to seek to ensure that they distribute sufficient income that they do not become subject to U.S. federal income or excise tax.

Constructive Sales

Certain rules may affect the timing and character of gain if a Portfolio engages in transactions that reduce or eliminate its risk of loss with respect to appreciated financial positions. If a Portfolio enters into certain transactions in property while holding substantially identical property, the Portfolio would be treated as if it had sold and

69

immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon a Portfolio’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on a Portfolio’s holding period and the application of various loss deferral provisions of the Internal Revenue Code.

Non-U.S. Shareholders

Withholding of Income Tax on Dividends: Under U.S. federal tax law, dividends paid on shares beneficially held by a person who is a “foreign person” within the meaning of the Internal Revenue Code, are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which may, in some cases, be reduced by an applicable tax treaty. However, if a beneficial holder who is a foreign person has a permanent establishment in the United States, and the shares held by such beneficial holder are effectively connected with such permanent establishment and, in addition, the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. Distributions of long-term net realized capital gains generally will not be subject to withholding of U.S. federal income tax.

Under prior law, a Portfolio was generally able to designate certain distributions to foreign persons as being derived from certain net interest income or net short-term capital gains and such designated distributions were generally not subject to U.S. tax withholding. Unless extended by Congress, this provision has currently expired for the Portfolios’ tax year beginning after March 31, 2014. There can be no assurance that the prior law will be extended. Distributions that are derived from any dividends on corporate stock or from ordinary income other than U.S. source interest would still be subject to withholding. Foreign currency gains, foreign source interest, and ordinary income from swaps or investments in PFICs would still be subject to withholding when distributed to foreign investors. There can be no assurance as to the amount of distributions that would not be subject to withholding when paid to foreign persons.

Effective July 1, 2014, the Portfolios will be required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends and (effective January 1, 2017) redemption proceeds and certain capital gain dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Portfolios to enable the Portfolios to determine whether withholding is required.

Income Tax on Sale of a Portfolio’s shares: Under U.S. federal tax law, a beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such shares unless: (i) the shares in question are effectively connected with the conduct of a trade or business carried on by such holder within the United States; or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.

State and Local Tax: A beneficial holder of shares who is a foreign person may be subject to state and local tax in addition to the federal tax on income referred above.

Estate and Gift Taxes: Under existing law, upon the death of a beneficial holder of shares who is a foreign person, such shares will be deemed to be property situated within the United States and will be subject to U.S. federal estate tax. If at the time of death the deceased holder is a resident of a foreign country and not a citizen or resident of the United States, such tax will be imposed at graduated rates from 18% to 40% on the total value (less allowable deductions and allowable credits) of the decedent’s property situated within the United States. In general, there is no gift tax on gifts of shares by a beneficial holder who is a foreign person.

The availability of reduced U.S. taxation pursuant to any applicable treaties depends upon compliance with established procedures for claiming the benefits thereof and may further, in some circumstances, depend upon making a satisfactory demonstration to U.S. tax authorities that a foreign investor qualifies as a foreign person under U.S. domestic tax law and such treaties.

70

Other Taxation

Distributions also may be subject to additional state, local and foreign taxes, depending on each shareholder’s particular situation. Under the laws of various states, distributions of investment company taxable income generally are taxable to shareholders even though all or a substantial portion of such distributions may be derived from interest on certain federal obligations which, if the interest were received directly by a resident of such state, would be exempt from such state’s income tax (“qualifying federal obligations”). However, some states may exempt all or a portion of such distributions from income tax to the extent the shareholder is able to establish that the distribution is derived from qualifying federal obligations. Moreover, for state income tax purposes, interest on some federal obligations generally is not exempt from taxation, whether received directly by a shareholder or through distributions of investment company taxable income (for example, interest on FNMA Certificates and GNMA Certificates). Each Portfolio will provide information annually to shareholders indicating the amount and percentage of a Fund’s dividend distribution which is attributable to interest on federal obligations, and will indicate to the extent possible from what types of federal obligations such dividends are derived. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in a Portfolio.

OTHER INFORMATION

Capitalization

The Trust is a Massachusetts business trust established under a Declaration of Trust dated February 19, 1987, as amended and restated December 15, 2010. The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest with a par value of $0.0001 each. The Board of Trustees may establish additional series (with different investment objectives and fundamental policies) at any time in the future. Establishment and offering of additional series will not alter the rights of the Trust’s shareholders. When issued, shares are fully paid, non-assessable, redeemable and freely transferable. Shares do not have preemptive rights or subscription rights. In liquidation of a Portfolio, each shareholder is entitled to receive his pro rata share of the net assets of that Portfolio.

Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims liability of the shareholders, Trustees or officers of the Trust for acts or obligations of the Trust, which are binding only on the assets and property of the Trust, and requires that notice of the disclaimer be given in each contract or obligation entered into or executed by the Trust or the Trustees. The Declaration of Trust also provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for the obligations of the Trust. The risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which such disclaimer is inoperative or the Trust itself is unable to meet its obligations, and thus should be considered remote.

Voting Rights

Under the Declaration of Trust, the Trust is not required to hold annual meetings of Trust shareholders to elect Trustees or for other purposes. It is not anticipated that the Trust will hold shareholders’ meetings unless required by law or the Declaration of Trust. In this regard, the Trust will be required to hold a meeting to elect Trustees to fill any existing vacancies on the Board of Trustees if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Trust. In addition, the Declaration of Trust provides that the holders of not less than two-thirds of the outstanding shares of the Trust may remove a person serving as Trustee either by declaration in writing or at a meeting called for such purpose. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than ten percent of the outstanding shares of the Trust. In the event that such a request was made, the Trust has represented that it would assist with any necessary shareholder communications.

The Trust’s shares do not have cumulative voting rights, so that the holder of more than 50% of the outstanding shares may elect the entire Board of Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees.

71

Control Persons and Principal Holders of Securities

As of July 16, 2014, the following persons owned of record or beneficially 5% or more of the noted shares of the Portfolios:

FUND NAME	CLASS	REGISTRATION	SHARES BENEFICIALLY OWNED		PERCENTAGE OF OUTSTANDING SHARES OF CLASS OWNED
SHORT-TERM FLOATING NAV III PORTFOLIO	Institutional	STATE STREET KANSAS CITY, PIMCO LOW DURATION FND, ATTN CHUCK NIXON 801 PENNSYLVANIA AVE KANSAS CITY MO 64105-1307	549,539,134.10		7.36%
SHORT-TERM FLOATING NAV III PORTFOLIO	Institutional	STATE STREET KANSAS CITY FBO, PIMCO TOTAL RETURN FUND, ATTN CHUCK NIXON 801 PENNSYLVANIA AVE KANSAS CITY MO 64105-1307	4,176,545,616.00	*	55.95%
SHORT-TERM FLOATING NAV III PORTFOLIO	Institutional	STATE STREET BANK FBO, PIMCO UNCONSTRAINED BND FND, ATTN CHUCK NIXON 801 PENNSYLVANIA AVE KANSAS CITY MO 64105-1307	457,205,350.50		6.12%
SHORT-TERM FLOATING NAV PORTFOLIO	Institutional	STATE STREET KANSAS CITY FBO, PIMCO PAPS MORTGAGE PORTFOLIO, 801 PENNSYLVANIA AVE ATTN CHUCK NIXON KANSAS CITY MO 64105-1307	79,547,138.78		11.54%
SHORT-TERM FLOATING NAV PORTFOLIO	Institutional	STATE STREET KANSAS CITY FBO, PIMCO EQS LONG/SHORT FUND, ATTN CHUCK NIXON 801 PENNSYLVANIA AVE KANSAS CITY MO 64105-1307	43,066,517.04		6.25%
SHORT-TERM FLOATING NAV PORTFOLIO	Institutional	STATE STREET BANK FBO, PIMCO EMERGING LOCAL BOND FND, 801 PENNSYLVANIA AVE ATTN CHUCK NIXON KANSAS CITY MO 64105-1307	95,298,126.57		13.82%
SHORT-TERM FLOATING NAV PORTFOLIO	Institutional	STATE STREET BANK FBO, PIMCO DIVERSIFIED INCOME, 801 PENNSYLVANIA AVE ATTN CHUCK NIXON KANSAS CITY MO 64105-1307	41,151,746.66		5.97%
SHORT-TERM FLOATING NAV PORTFOLIO	Institutional	STATE STREET BANK FBO, PIMCO CREDIT ABSOLUTE RETURN FUND, ATTN CHUCK NIXON 801 PENNSYLVANIA AVE KANSAS CITY MO 64105-1307	56,897,545.26		8.25%

72

SHORT-TERM FLOATING NAV PORTFOLIO	Institutional	STATE STREET BANK FBO, PIMCO COMMODITIESPLUS STRAT FUND, ATTN CHUCK NIXON 801 PENNSYLVANIA AVE KANSAS CITY MO 64105-1307	43,210,055.58	6.27%

(*)	Shares are believed to be held only as nominee.
(**)

Entity owned 25% or more of the outstanding shares of beneficial interest of the Portfolio, and therefore may be presumed to “control” the Portfolio’s, as that term is defined in the 1940 Act. To the extent a shareholder “controls” the Portfolio, it may not be possible for matters subject to a vote of a majority of the outstanding voting securities of the Portfolio to be approved without the affirmative vote of such shareholder, and it may be possible for such matters to be approved by such shareholder without the affirmative vote of any other shareholders.

Code of Ethics

The Trust, PIMCO and the Distributor have each adopted a Code of Ethics pursuant to the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended. These Codes of Ethics permit personnel subject to the Codes of Ethics to invest in securities, including securities that may be purchased or held by the Portfolios.

Custodian, Transfer Agent and Dividend Disbursing Agent

State Street Bank and Trust Company (“State Street”), 801 Pennsylvania, Kansas City, Missouri 64105, serves as custodian for assets of the Portfolios. Under the custody agreement, State Street may hold the foreign securities at its principal office at 225 Franklin Street, Boston, Massachusetts 02110, and at State Street’s branches, and subject to approval by the Board of Trustees, at a foreign branch of a qualified U.S. bank, with an eligible foreign subcustodian, or with an eligible foreign securities depository.

Pursuant to rules adopted under the 1940 Act, the Trust may maintain foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board of Trustees following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Trust; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Trust assets. The Board of Trustees reviews annually the continuance of foreign custodial arrangements for the Trust. No assurance can be given that the Trustees’ appraisal of the risks in connection with foreign custodial arrangements will always be correct or that expropriation, nationalization, freezes, or confiscation of assets that would impact assets of the Portfolios will not occur, and shareholders bear the risk of losses arising from these or other events.

Boston Financial Data Services - Midwest, 330 W. 9th Street, 5th Floor, Kansas City, Missouri 64105, serves as transfer agent and dividend disbursing agent for the Portfolios.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, 1100 Walnut Street, Suite 1300, Kansas City, Missouri 64106-2197, serves as the independent registered public accounting firm for the Portfolios. PricewaterhouseCoopers LLP provides audit services, tax assistance and consultation in connection with review of SEC and IRS filings.

73

Counsel

Dechert LLP, 1900 K Street, NW, Washington, DC 20006-1110, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as counsel to the Trust.

Financial Statements

Audited financial statements for the Portfolios as of March 31, 2014, including the notes thereto, and the report of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference from the Portfolios’ March 31, 2014 Annual Report.

74

PART	C. OTHER INFORMATION

Item 28.  Exhibits

(a)	(1)	Amended and Restated Declaration of Trust dated December 15, 2010(13)
	(2)	Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated November 9, 2010(13)
	(3)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Total Return Fund IV dated February 7, 2011(16)
	(4)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Emerging Markets Corporate Bond Fund, PIMCO Funds: Private Account Portfolio Series – Senior Floating Rate Portfolio, PIMCO International Fundamental IndexPLUS® AR Strategy Fund, PIMCO RealRetirement® 2015 Fund, PIMCO RealRetirement® 2025 Fund, PIMCO RealRetirement® 2035 Fund and PIMCO Small Company Fundamental IndexPLUS® AR Strategy Fund dated February 28, 2011(14)
	(5)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Senior Floating Rate Fund dated December 29, 2010(16)
	(6)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Credit Absolute Return Fund and PIMCO Inflation Response Multi-Asset Fund dated May 23, 2011(18)
	(7)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO Funds: Private Account Portfolio Series – Low Duration Portfolio and the PIMCO Funds: Private Account Portfolio Series – Moderate Duration Portfolio dated August 16, 2011(19)
	(8)	Establishment and Designation of Series of Beneficial Interest relating to the PIMCO RealRetirement® 2045 Fund dated November 8, 2011(20)
	(9)	Establishment and Designation of Additional Series of Shares of Beneficial Interest relating to the PIMCO California Municipal Bond Fund, PIMCO National Intermediate Municipal Bond Fund, PIMCO Short Asset Investment Fund and PIMCO Funds: Private Account Portfolio Series – Short Term Floating NAV Portfolio III dated February 28, 2012(21)
(10)	Establishment and Designation of Additional Series of Beneficial Interest relating to the PIMCO Mortgage Opportunities Fund and PIMCO Worldwide Fundamental Advantage AR Strategy Fund dated August 14,
2012(27)
	(11)	Establishment and Designation of Additional Series of Beneficial Interest relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(28)
	(12)	Amended Designation for PIMCO StocksPLUS® AR Short Strategy Fund, PIMCO Fundamental IndexPLUS® AR Fund, PIMCO StocksPLUS® Absolute Return Fund, PIMCO Small Cap StocksPLUS® AR Strategy Fund, PIMCO International StocksPLUS® AR Strategy Fund (Unhedged), PIMCO International StocksPLUS® AR Strategy Fund (U.S. Dollar Hedged), PIMCO Fundamental Advantage Absolute Return Strategy Fund, PIMCO EM Fundamental IndexPLUS® AR Strategy Fund, PIMCO Small Company Fundamental IndexPLUS® AR Strategy Fund, PIMCO International Fundamental IndexPLUS® AR Strategy Fund and PIMCO Worldwide Fundamental Advantage AR Strategy Fund dated February 26, 2013(29)
	(13)	Establishment and Designation of Additional Series of Beneficial Interest relating to the PIMCO TRENDS Managed Futures Strategy Fund dated August 13, 2013(33)
	(14)	Establishment and Designation of Additional Series of Beneficial Interest relating to the PIMCO EMG Intl Low Volatility RAFI®-PLUS AR Fund, the PIMCO Low Volatility RAFI®-PLUS AR Fund, and the PIMCO Intl Low Volatility RAFI®-PLUS AR Fund dated November 5, 2013(34)

2

	(15)	Amended Designation for PIMCO EMG Intl Low Volatility RAFI®-PLUS AR Fund, the PIMCO Low Volatility RAFI®-PLUS AR Fund, and the PIMCO Intl Low Volatility RAFI®-PLUS AR Fund dated December 18, 2013(34)
(b)		Amended and Restated By-Laws of Registrant dated December 15, 2010(13)
(c)		Not applicable
(d)	(1)	Amended and Restated Investment Advisory Contract dated February 23, 2009(3)
	(2)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets and Infrastructure Bond Fund and the PIMCO MuniGO Fund dated May 19, 2009(5)
	(3)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Real Income 2019 Fund, PIMCO Real Income 2029 Fund, and PIMCO Tax Managed Real Return Fund dated August 11, 2009(7)
	(4)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to fee changes dated October 1, 2009(8)
	(5)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO CommoditiesPLUS® Strategy Fund and PIMCO CommoditiesPLUS® Short Strategy Fund dated February 23, 2010(9)
	(6)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO High Yield Spectrum Fund and PIMCO Funds: Private Account Portfolio Series FX Strategies Portfolio dated August 17, 2010(11)
	(7)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to certain fee reductions dated October 1, 2010(12)
	(8)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Funds: Private Account Portfolio Series – Senior Floating Rate Portfolio, PIMCO Senior Floating Rate Fund, PIMCO Total Return Fund IV, PIMCO International Fundamental IndexPLUS® AR Strategy Fund, PIMCO RealRetirement® 2015 Fund, PIMCO RealRetirement® 2025 Fund, PIMCO RealRetirement® 2035 Fund and PIMCO Small Company Fundamental IndexPLUS® AR Strategy Fund dated February 28, 2011(15)
(9)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Credit Absolute Return Fund and PIMCO Inflation Response Multi-Asset Fund dated May 23,
2011(18)
	(10)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Funds: Private Account Portfolio Series – Low Duration Portfolio and PIMCO Funds: Private Account Portfolio Series – Moderate Duration Portfolio dated August 16, 2011(19)
	(11)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO California Municipal Bond Fund, PIMCO National Intermediate Municipal Bond Fund, PIMCO Short Asset Investment Fund and PIMCO Funds: Private Account Portfolio Series – Short Term Floating NAV Portfolio III dated February 28, 2012(21)
	(12)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to PIMCO RealRetirement® 2045 Fund dated November 8, 2011(20)
	(13)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Mortgage Opportunities Fund and PIMCO Worldwide Fundamental Advantage AR Strategy Fund dated August 15, 2012(27)
	(14)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(28)

3

	(15)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO EM Fundamental IndexPLUS® AR Strategy Fund, PIMCO Fundamental Advantage Absolute Return Strategy Fund, PIMCO Fundamental IndexPLUS® AR Fund, PIMCO International Fundamental IndexPLUS® AR Strategy Fund, PIMCO International StocksPLUS® AR Strategy Fund (Unhedged), PIMCO International StocksPLUS® AR Strategy Fund (U.S. Dollar Hedged), PIMCO Small Cap StocksPLUS® AR Strategy Fund, PIMCO Small Company Fundamental IndexPLUS® AR Strategy Fund, PIMCO StocksPLUS® Absolute Return Fund, PIMCO StocksPLUS® AR Short Strategy Fund and PIMCO Worldwide Fundamental Advantage AR Strategy Fund dated March 22, 2013(30)
	(16)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO TRENDS Managed Futures Strategy Fund dated August 13, 2013(33)
	(17)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO International Fundamental IndexPLUS® AR Strategy Fund, PIMCO RealRetirement® Income and Distribution Fund, PIMCO RealRetirement® 2015 Fund, PIMCO RealRetirement® 2020 Fund, PIMCO RealRetirement® 2025 Fund, PIMCO RealRetirement® 2030 Fund, PIMCO RealRetirement® 2035 Fund, PIMCO RealRetirement® 2040 Fund, PIMCO RealRetirement® 2045 Fund, PIMCO RealRetirement® 2050 Fund and PIMCO Senior Floating Rate Fund dated October 1, 2013(35)
	(18)	Supplement and Amended Exhibit A to Amended and Restated Investment Advisory Contract relating to the PIMCO EMG Intl Low Volatility RAFI®-PLUS AR Fund, the PIMCO Low Volatility RAFI®-PLUS AR Fund, and the PIMCO Intl Low Volatility RAFI®-PLUS AR Fund dated November 5, 2013(34)
	(19)	Amended and Restated Asset Allocation Sub-Advisory Agreement relating to PIMCO All Asset Fund and PIMCO All Asset All Authority Fund dated December 1, 2010(17)
	(20)	Supplement to Amended and Restated Asset Allocation Sub-Advisory Agreement relating to PIMCO All Asset Fund and PIMCO All Asset All Authority Fund and Sub-Advisory Agreement relating to PIMCO Fundamental IndexPLUS® AR Fund, PIMCO International Fundamental IndexPLUS® AR Strategy Fund and PIMCO Small Company Fundamental IndexPLUS® AR Strategy Fund dated December 1, 2012(28)
	(21)	Sub-Advisory Agreement relating to the PIMCO Fundamental IndexPLUS® Fund and PIMCO Fundamental IndexPLUS® AR Fund dated October 13, 2006(23)
	(22)	Supplement to Sub-Advisory Agreement relating to the PIMCO Fundamental Advantage Tax Efficient Strategy Fund and PIMCO Fundamental Advantage Absolute Return Strategy Fund dated February 26, 2008(4)
	(23)	Amended and Restated Sub-Advisory Agreement relating to the PIMCO EM Fundamental IndexPLUS® AR Strategy Fund, PIMCO EMG Intl Low Volatility RAFI®-PLUS AR Fund, PIMCO Fundamental Advantage Absolute Return Strategy Fund, PIMCO Fundamental IndexPLUS® AR Fund, PIMCO International Fundamental IndexPLUS® AR Strategy Fund, PIMCO Intl Low Volatility RAFI®-PLUS AR Fund, PIMCO Small Company Fundamental IndexPLUS® AR Strategy Fund, PIMCO Low Volatility RAFI®-PLUS AR Fund and PIMCO Worldwide Fundamental Advantage AR Strategy Fund dated December 20, 2013(34)
(e)	(1)	Amended and Restated Distribution Contract dated April 1, 2012(22)
	(2)	Supplement to Amended and Restated Distribution Contract relating to the PIMCO Mortgage Opportunities Fund and PIMCO Worldwide Fundamental Advantage AR Strategy Fund dated August 15, 2012(27)
	(3)	Supplement to Amended and Restated Distribution Contract relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(28)

4

	(4)	Supplement to Amended and Restated Distribution Contract relating to the PIMCO EM Fundamental IndexPLUS® AR Strategy Fund, PIMCO Fundamental Advantage Absolute Return Strategy Fund, PIMCO Fundamental IndexPLUS® AR Fund, PIMCO International Fundamental IndexPLUS® AR Strategy Fund, PIMCO International StocksPLUS® AR Strategy Fund (Unhedged), PIMCO International StocksPLUS® AR Strategy Fund (U.S. Dollar Hedged), PIMCO Small Cap StocksPLUS® AR Strategy Fund, PIMCO Small Company Fundamental IndexPLUS® AR Strategy Fund, PIMCO StocksPLUS® Absolute Return Fund, PIMCO StocksPLUS® AR Short Strategy Fund and PIMCO Worldwide Fundamental Advantage AR Strategy Fund dated March 22, 2013(30)
	(5)	Supplement to Amended and Restated Distribution Contract relating to the PIMCO TRENDS Managed Futures Strategy Fund dated August 13, 2013(33)
	(6)	Supplement to Amended and Restated Distribution Contract relating to the PIMCO EMG Intl Low Volatility RAFI®-PLUS AR Fund, the PIMCO Low Volatility RAFI®-PLUS AR Fund, and the PIMCO Intl Low Volatility RAFI®-PLUS AR Fund dated November 5, 2013(34)
	(7)	Form of Sales Agreement(35)
	(8)	Form of Sales Agreement(28)
(f)		Not Applicable
(g)	(1)	Custody and Investment Accounting Agreement dated January 1, 2000(6)
	(2)	Amendment to Custody and Investment Accounting Agreement dated June 8, 2001(6)
	(3)	Amendment to Custody and Investment Accounting Agreement dated March 30, 2010(9)
(h)	(1)	Second Amended and Restated Supervision and Administration Agreement dated April 1, 2012(23)
	(2)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Mortgage Opportunities Fund and PIMCO Worldwide Fundamental Advantage AR Strategy Fund dated August 15, 2012(27)
	(3)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(28)
	(4)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO EM Fundamental IndexPLUS® AR Strategy Fund, PIMCO Fundamental Advantage Absolute Return Strategy Fund, PIMCO Fundamental IndexPLUS® AR Fund, PIMCO International Fundamental IndexPLUS® AR Strategy Fund, PIMCO International StocksPLUS® AR Strategy Fund (Unhedged), PIMCO International StocksPLUS® AR Strategy Fund (U.S. Dollar Hedged), PIMCO Small Cap StocksPLUS® AR Strategy Fund, PIMCO Small Company Fundamental IndexPLUS® AR Strategy Fund, PIMCO StocksPLUS® Absolute Return Fund, PIMCO StocksPLUS® AR Short Strategy Fund and PIMCO Worldwide Fundamental Advantage AR Strategy Fund dated March 22, 2013(30)
	(5)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO TRENDS Managed Futures Strategy Fund dated August 13, 2013(33)
	(6)	Amendment to the Second Amended and Restated Supervision and Administration Agreement dated October 1, 2013(35)
	(7)	Supplement to the Second Amended and Restated Supervision and Administration Agreement relating to the PIMCO EMG Intl Low Volatility RAFI®-PLUS AR Fund, the PIMCO Low Volatility RAFI®-PLUS AR Fund, and the PIMCO Intl Low Volatility RAFI®-PLUS AR Fund dated November 5, 2013(34)
	(8)	Fourth Amended and Restated Fee Waiver Agreement relating to the PIMCO Global Multi-Asset Fund dated July 25, 2011(17)
	(9)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Inflation Response Multi-Asset Fund dated July 25, 2011(17)

5

	(10)	Sixth Amended and Restated Fee Waiver Agreement relating to PIMCO RealRetirement 2010® Fund, PIMCO RealRetirement 2015® Fund, PIMCO RealRetirement 2020® Fund, PIMCO RealRetirement 2025® Fund, PIMCO RealRetirement 2030® Fund, PIMCO RealRetirement 2035® Fund, PIMCO RealRetirement 2040® Fund, PIMCO RealRetirement 2045® Fund and PIMCO RealRetirement 2050® Fund dated November 8, 2011(20)
	(11)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Short Asset Investment Fund dated May 25, 2012(29)
	(12)	Amended and Restated Fee and Expense Limitation Agreement relating to PIMCO Government Money Market Fund, PIMCO Money Market Fund and PIMCO Treasury Money Market Fund dated July 31, 2013(35)
	(13)	Amended and Restated Expense Limitation Agreement dated February 23, 2009(17)
	(14)	Amendment to Amended and Restated Expense Limitation Agreement dated February 23, 2010(17)
	(15)	Revised Schedules A and B to Amended and Restated Expense Limitation Agreement dated November 5, 2013(34)
	(16)	Second Amended and Restated Expense Limitation Agreement relating to the PIMCO All Asset Fund dated September 26, 2012(29)
	(17)	Second Amended and Restated Expense Limitation Agreement relating to the PIMCO All Asset All Authority Fund dated September 26, 2012(29)
	(18)	Fee Waiver Agreement relating to the PIMCO Emerging Markets Full Spectrum Bond Fund dated November 13, 2012(28)
	(19)	Fee Waiver Agreement relating to the PIMCO TRENDS Managed Futures Strategy Fund dated August 13, 2013(33)
	(20)	Fee Waiver Agreement relating to the PIMCO EMG Intl Low Volatility RAFI®-PLUS AR Fund dated November 5, 2013(34)
	(21)	Amended and Restated Fee Waiver Agreement relating to the PIMCO CommodityRealReturn Strategy Fund (PIMCO Cayman Commodity Fund I Ltd.) dated February 23, 2009(29)
	(22)	Amended and Restated Fee Waiver Agreement relating to the PIMCO Global Multi-Asset Fund (PIMCO Cayman Commodity Fund II, Ltd.) dated February 23, 2009(29)
	(23)	Fee Waiver Agreement relating to the PIMCO CommoditiesPLUS Strategy Fund and PIMCO CommoditiesPLUS Short Strategy Fund (PIMCO Cayman Commodity Fund III, Ltd. and PIMCO Cayman Commodity Fund IV, Ltd.) dated May 7, 2010(29)
	(24)	Fee Waiver Agreement relating to the PIMCO Inflation Response Multi-Asset Fund (PIMCO Cayman Commodity Fund VII, Ltd.) dated May 23, 2011(29)
	(25)	Fee Waiver Agreement relating to the PIMCO TRENDS Managed Futures Strategy Fund (PIMCO Cayman Commodity Fund VIII, Ltd.) dated September 20, 2013(33)
	(26)	PIMCO Cayman Commodity Fund I Ltd. Appointment of Agent for Service of Process(1)
	(27)	PIMCO Cayman Commodity Fund II Ltd. Appointment of Agent for Service of Process(2)
	(28)	PIMCO Cayman Commodity Fund III Ltd. Appointment of Agent for Service of Process(9)
	(29)	PIMCO Cayman Commodity Fund IV Ltd. Appointment of Agent for Service of Process(9)
	(30)	PIMCO Cayman Commodity Fund VII, Ltd. Appointment of Agent for Service of Process(18)
	(31)	PIMCO Cayman Commodity Fund VIII, Ltd. Appointment of Agent for Service of Process(33)
	(32)	PIMCO Cayman Japan Fund I Ltd. Appointment of Agent for Service of Process(25)
	(33)	Transfer Agency and Service Agreement dated October 3, 2008(9)
	(34)	Amendment to the Transfer Agency and Service Agreement dated June 1, 2010(15)
	(35)	Amendment to the Transfer Agency and Service Agreement dated May 1, 2011(17)
(i)		Opinion and Consent of Counsel(36)
(j)		Consent of Independent Registered Public Accounting Firm(36)
(k)		Not Applicable

6

(l)		Not Applicable
(m)	(1)	Distribution and Servicing Plan for Class A Shares(6)
	(2)	Distribution and Servicing Plan for Class B Shares(6)
	(3)	Distribution and Servicing Plan for Class C Shares(6)
	(4)	Distribution and Servicing Plan for Class D Shares(22)
	(5)	Distribution and Servicing Plan for Administrative Class Shares(22)
	(6)	Distribution and Services Plan for Class R Shares(6)
	(7)	Form of Bank Fund Services Agreement(35)
	(8)	Form of Fund Services Agreement(35)
(n)		Eleventh Amended and Restated Multi-Class Plan Adopted Pursuant to Rule 18f-3 dated April 1, 2012(22)
(p)	(1)	Revised Code of Ethics for the Registrant(35)
	(2)	Revised Code of Ethics for PIMCO(35)
	(3)	Form of Code of Ethics for Research Affiliates, LLC(35)
	(4)	Revised Code of Ethics for PIMCO Investments LLC(35)
*		Power of Attorney(10)
**		Power of Attorney(34)

(1)	Filed with Post-Effective Amendment No. 133 on April 29, 2008, and incorporated by reference herein.
(2)	Filed with Post-Effective Amendment No. 147 on December 22, 2008, and incorporated by reference herein.
(3)	Filed with Post-Effective Amendment No. 151 on March 18, 2009, and incorporated by reference herein.
(4)	Filed with Post-Effective Amendment No. 153 on April 13, 2009, and incorporated by reference herein.
(5)	Filed with Post-Effective Amendment No. 157 on June 8, 2009, and incorporated by reference herein.
(6)	Filed with Post-Effective Amendment No. 160 on July 29, 2009, and incorporated by reference herein.
(7)	Filed with Post-Effective Amendment No. 165 on August 28, 2009, and incorporated by reference herein.
(8)	Filed with Post-Effective Amendment No. 167 on October 28, 2009, and incorporated by reference herein.
(9)	Filed with Post-Effective Amendment No. 173 on May 12, 2010, and incorporated by reference herein.
(10)	Filed with Post-Effective Amendment No. 177 on July 27, 2010, and incorporated by reference herein.
(11)	Filed with Post-Effective Amendment No. 178 on August 30, 2010, and incorporated by reference herein.
(12)	Filed with Post-Effective Amendment No. 181 on November 3, 2010, and incorporated by reference herein.
(13)	Filed with Post-Effective Amendment No. 183 on February 11, 2011, and incorporated by reference herein.
(14)	Filed with Amendment No. 243 on March 8, 2011, and incorporated by reference herein.
(15)	Filed with Post-Effective Amendment No. 187 on March 18, 2011, and incorporated by reference herein.
(16)	Filed with Post-Effective Amendment No. 191 on April 19, 2011, and incorporated by reference herein.
(17)	Filed with Post-Effective Amendment No. 210 on July 28, 2011, and incorporated by reference herein.

7

(18)	Filed with Post-Effective Amendment No. 213 on August 17, 2011, and incorporated by reference herein.
(19)	Filed with Amendment No. 279 on August 30, 2011, and incorporated by reference herein.
(20)	Filed with Post-Effective Amendment No. 222 on January 30, 2012, and incorporated by reference herein.
(21)	Filed with Post-Effective Amendment No. 226 on March 7, 2012, and incorporated by reference herein.
(22)	Filed with Post-Effective Amendment No. 228 on April 30, 2012, and incorporated by reference herein.
(23)	Filed with Post-Effective Amendment No. 229 on May 21, 2012, and incorporated by reference herein.
(24)	Filed with Post-Effective Amendment No. 230 on May 21, 2012, and incorporated by reference herein.
(25)	Filed with Amendment No. 304 on June 15, 2012, and incorporated by reference herein.
(26)	Filed with Post-Effective Amendment No. 236 on July 30, 2012, and incorporated by reference herein.
(27)	Filed with Post-Effective Amendment No. 238 on September 5, 2012, and incorporated by reference herein.
(28)	Filed with Post-Effective Amendment No. 243 on January 29, 2013, and incorporated by reference herein.
(29)	Filed with Post-Effective Amendment No. 245 on March 15, 2013, and incorporated by reference herein.
(30)	Filed with Post-Effective Amendment No. 246 on May 14, 2013, and incorporated by reference herein.
(31)	Filed with Post-Effective Amendment No. 248 on May 30, 2013, and incorporated by reference herein.
(32)	Filed with Post-Effective Amendment No. 249 on July 26, 2013, and incorporated by reference herein.
(33)	Filed with Post-Effective Amendment No. 253 on October 30, 2013, and incorporated by reference herein.
(34)	Filed with Post-Effective Amendment No. 255 on December 30, 2013, and incorporated by reference herein.
(35)	Filed with Post-Effective Amendment No. 257 on May 30, 2014, and incorporated by reference herein.
(36)	To be filed by amendment.

Item 29.	Persons Controlled by or Under Common Control with Registrant.

The Trust through the PIMCO CommodityRealReturn Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund I Ltd. (“CRRS Subsidiary”), a company organized under the laws of the Cayman Islands. The CRRS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommodityRealReturn Strategy Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Global Multi-Asset Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund II Ltd. (“GMA Subsidiary”), a company organized under the laws of the Cayman Islands. The GMA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Global Multi-Asset Fund’s annual and semi-annual reports to shareholders.

8

The Trust through the PIMCO CommoditiesPLUS Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund III Ltd. (“CPS Subsidiary”), a company organized under the laws of the Cayman Islands. The CPS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommoditiesPLUS Strategy Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO CommoditiesPLUS Short Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund IV Ltd. (“CPSS Subsidiary”), a company organized under the laws of the Cayman Islands. The CPSS Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO CommoditiesPLUS Short Strategy Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Inflation Response Multi-Asset Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund VII, Ltd. (“IRMA Subsidiary”), a company organized under the laws of the Cayman Islands. The IRMA Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Inflation Response Multi-Asset Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO TRENDS Managed Futures Strategy Fund, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Commodity Fund VIII, Ltd. (“MF Subsidiary”), a company organized under the laws of the Cayman Islands. The MF Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO TRENDS Managed Futures Strategy Fund’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Short-Term Floating NAV Portfolio III, a separate series of the Trust, wholly owns and controls the PIMCO Cayman Japan Fund I Ltd. (“Short-Term Floating NAV Subsidiary”), a company organized under the laws of the Cayman Islands. The Short-Term Floating NAV Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO Short-Term Floating NAV Portfolio III’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO Short-Term Floating NAV Portfolio III, a separate series of the Trust, wholly owns and controls the PIMCO ST Floating NAV III Subsidiary LLC (“Short-Term Floating NAV Subsidiary II”), a company organized under the laws of the state of Delaware. The Short-Term Floating NAV Subsidiary II’s financial statements will be included, on a consolidated basis, in the PIMCO Short-Term Floating NAV Portfolio III’s annual and semi-annual reports to shareholders.

The Trust through the PIMCO International Portfolio, a separate series of the Trust, wholly owns and controls the PIMCO International Portfolio Subsidiary LLC (“International Subsidiary”), a company organized under the laws of the state of Delaware. The International Subsidiary’s financial statements will be included, on a consolidated basis, in the PIMCO International Portfolio’s annual and semi-annual reports to shareholders.

Item 30.	Indemnification

Reference is made to Article IV of the Registrant’s Amended and Restated Declaration of Trust, which was filed with the Registrant’s Post-Effective Amendment No. 183 on February 11, 2011.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is

9

unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Item 31.	Business and Other Connections of the Investment Adviser

The directors and executive officers of PIMCO and their business and other connections are as follows:

Name	Business and Other Connections
Amey, Mike	Managing Director, PIMCO
Anderson, Joshua M.	Managing Director, PIMCO
Baker, Brian P.	Managing Director, PIMCO; Director, PIMCO Asia Pte Ltd. and PIMCO Asia Limited (Hong Kong).
Balls, Andrew Thomas	Managing Director and CIO Global, PIMCO
Benz II, William R.	Managing Director, PIMCO
Bhansali, Vineer	Managing Director, PIMCO
Blute, Ryan Patrick	Managing Director, PIMCO
Bodereau, Philippe	Managing Director, PIMCO
Bosomworth, Andrew	Managing Director, PIMCO
Bridwell, Jennifer S	Managing Director, PIMCO
Callin, Sabrina C.	Managing Director, PIMCO; Acting Head of PIMCO Advisory; and Vice President, StocksPLUS Management, Inc.
Cupps, Wendy W.	Managing Director, PIMCO
Dada, Suhail H.	Managing Director, PIMCO
Dawson, Craig A.	Managing Director, PIMCO; Director, PIMCO Europe Ltd.
De Leon, William G.	Managing Director, PIMCO
Devlin, Edward	Managing Director, PIMCO
Dialynas, Chris P.	Managing Director, PIMCO
Durham, Jennifer E.	Managing Director and Chief Compliance Officer, PIMCO. Chief Compliance Officer, the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT
Flattum, David C.	Managing Director, General Counsel, PIMCO. Chief Legal Officer, the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT
Gomez, Michael A.	Managing Director, PIMCO
Harris, Brent Richard	Managing Director and Executive Committee Member, PIMCO. Director and President, StocksPLUS Management, Inc. Trustee, Chairman and President of the Trust, PIMCO Variable Insurance Trust and PIMCO ETF Trust. Trustee, Chairman and Senior Vice President, PIMCO Equity Series and PIMCO Equity Series VIT. Director, PIMCO Luxembourg S.A. and PIMCO Luxembourg II

10

Name	Business and Other Connections
Hodge, Douglas M.	Managing Director and Chief Executive Officer, Elect, PIMCO. Trustee and Senior Vice President of the Trust, PIMCO Variable Insurance Trust, and PIMCO ETF Trust. Senior Vice President of PIMCO Equity Series and PIMCO Equity Series VIT. Director and Vice President, StocksPLUS Management Inc.; Director, PIMCO Europe Ltd., PIMCO Asia Pte Ltd., PIMCO Australia Pty Ltd, PIMCO Japan Ltd. and PIMCO Asia Limited (Hong Kong)
Holden, Brent L.	Managing Director, PIMCO
Horne, Jonathan Lane	Managing Director, PIMCO
Ivascyn, Daniel J.	Managing Director and Group Chief Investment Officer, PIMCO
Jacobs IV, Lew W.	Managing Director and President, PIMCO
Kiesel, Mark R.	Managing Director and CIO Global Credit, PIMCO
Louanges, Matthieu	Managing Director, PIMCO
Lown, David C.	Managing Director, PIMCO
Maisonneuve, Virginie	Managing Director and CIO Equities, PIMCO. Formerly Head of Global and International Equities/Director, North America at Schroders Plc.
Mariappa, Sudesh N.	Managing Director, PIMCO
Masanao, Tomoya	Managing Director, PIMCO
Mather, Scott A.	Managing Director and CIO U.S. Core Strategies, PIMCO
Matsui, Akinori	Managing Director, PIMCO
Mattu, Ravi K.	Managing Director, PIMCO. Formerly, Head of Research and Strategy, Citadel Securities.
McCulley, Paul A.	Managing Director and Chief Economist, PIMCO
Mead, Robert	Managing Director, PIMCO
Mewbourne, Curtis A.	Managing Director, PIMCO
Miller, John M.	Managing Director, PIMCO
Mittal, Mohit	Managing Director, PIMCO
Mogelof, Eric J.	Managing Director, PIMCO
Moore, James F.	Managing Director, PIMCO
Murata, Alfred T.	Managing Director, PIMCO
Ongaro, Douglas J.	Managing Director, PIMCO
Otterbein, Thomas J.	Managing Director, PIMCO
Pagani, Lorenzo P.	Managing Director, PIMCO
Parikh, Saumil H.	Managing Director, PIMCO
Ravano, Emanuele	Managing Director, PIMCO
Rodosky, Stephen A.	Managing Director, PIMCO
Schneider, Jerome M.	Managing Director, PIMCO
Short, Jonathan D.	Managing Director, PIMCO
Stracke, Christian	Managing Director, PIMCO
Strelow, Peter G.	Managing Director, PIMCO. Senior Vice President of the Trust, PIMCO Variable Insurance Trust and PIMCO ETF Trust. President of PIMCO Equity Series and PIMCO Equity Series VIT
Sutherland, Eric Michael	Managing Director, PIMCO; Head of Sales, PIMCO Investments. Formerly, Managing Director, Nuveen Investments
Thimons, Joshua	Managing Director, PIMCO
Vaden, Andrew Taylor	Managing Director, PIMCO
Wang, Qi	Managing Director, PIMCO
Whitten, Candice Stack	Managing Director, PIMCO
Wilson, Susan L.	Managing Director, PIMCO
Worah, Mihir P.	Managing Director and CIO Real Return and Asset Allocation, PIMCO
Young, Robert O.	Managing Director, PIMCO

11

The address of PIMCO is 650 Newport Center Drive, Newport Beach, CA 92660.

The directors and officers of Research Affiliates, LLC (“Research Affiliates”) and their business and other connections are as follows:

Name	Business and Other Connections
Arnott, Robert D.	Founder, Chairman, Chief Executive Officer
Hsu, Jason	Chief Investment Officer
Sherrerd, Katrina F.	Chief Operating Officer
Brightman, Christopher	Managing Director, Head of Investment Management
Hattesohl, Joseph	Chief Financial Officer
Harkins, Daniel M.	Chief Legal Officer
Larsen, Michael	Director, Global Head of Affiliate Relations
Li, Feifei	Director, Head of Research
Smith, Jeffrey	Chief Compliance Officer
West, John	Managing Director, GTAA Product Management
Wilson, Jeff	Director, Head of U.S. Institutional Group

The address of Research Affiliates, LLC is 620 Newport Center Drive, Newport Beach, California, 92660.

Item 32.	Principal Underwriter

(a)	PIMCO Investments LLC (the “Distributor”) serves as Distributor of Shares of the Trust.

(b)	The officers of the Distributor are:

Name and Principal Business Address*	Positions and Offices With Underwriter	Positions and Offices with Registrant
Short, Jonathan D.	Chairman	None
Sutherland, Eric M.	President	None
Martin, Colleen M.	Chief Financial Officer and Financial and Operations Principal	None
Froio, Richard F.	Chief Compliance Officer and Anti-Money Laundering Compliance Officer	None
Ratner, Joshua D.	Chief Legal Officer	Vice President – Senior Counsel and Secretary
Ongaro, Douglas J.	Senior Vice President	None
Wolf, Greggory S.	Vice President	Vice President
Plump, Steven B.	Vice President and Head of Business Management	None
Johnson, Eric D.	Vice President	Vice President
Harry, Seon L.	Vice President	None

12

*	The business address of all officers of the Distributor is 1633 Broadway, New York, NY 10019.

Item 33.	Location of Accounts and Records

The account books and other documents required to be maintained by Registrant pursuant to Section 22(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660, State Street Bank & Trust Co., 801 Pennsylvania Ave., Kansas City, Missouri 64105, State Street Investment Manager Solutions, 46 Discovery, Suite 150, Irvine, California 92618, State Street Bank & Trust Co. c/o Iron Mountain Information Management, Inc., 1000 Campus Boulevard, Collegeville, PA 19426, Boston Financial Data Services - Midwest, 330 W. 9th Street, Kansas City, Missouri 64105, Boston Financial Data Services, Inc., P.O. Box 55060, Boston, Massachusetts 02205-8050, Boston Financial Data Services, c/o Recall North America, 5 Beeman Road, Northborough, MA 01532, Boston Financial Data Services, c/o Iron Mountain, 175 Bearfoot Road, Northborough, MA 01532, Boston Financial Data Services, c/o Iron Mountain, 6119 Dermus, Kansas City, Missouri 64120, and Schick Databank, 2721 Michelle Drive, Tustin, California 92680.

Item 34.	Management Services

Not applicable

13

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington in the District of Columbia on the 14th day of October, 2014:

PIMCO FUNDS (Registrant)

By:
Brent R. Harris*, President

*By:	/s/ Douglas P. Dick
Douglas P. Dick
as attorney-in fact

*	Pursuant to power of attorney filed with Post-Effective Amendment No. 177 to Registration Statement No. 33-12113 on July 27, 2010.